As filed with the Securities and Exchange Commission on May 22, 2026.

Registration Statement No. 333-[      ]

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Kepler Group Limited

(Exact name of Registrant as specified in its charter)

Not Applicable

(Translation of Registrant’s name into English)

Cayman Islands	6411	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Suite 3902-03, 39/F

Tower 6, The Gateway

Harbour City, Tsim Sha Tsui

Hong Kong

852-2155 2889

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, NY 10168

Tel: (212) 947-7200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Lawrence S. Venick, Esq. Loeb & Loeb LLP 2206-19 Jardine House 1 Connaught Place, Central Hong Kong SAR Telephone: +852-3923-1111	Richard I. Anslow, Esq. Jonathan Deblinger, Esq. Ellenoff Grossman & Schole LLP 1345 Avenue of the Americas New York, NY 10105 Telephone: (212) 370-1300

Approximate date of commencement of proposed sale to public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act: Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to such Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the U.S. Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, DATED MAY 22, 2026

5,000,000 Ordinary Shares

Kepler Group Limited

We are offering 5,000,000 ordinary shares, par value $0.001 per share (“Ordinary Shares”). This is the initial public offering of Ordinary Shares of Kepler Group Limited (our “Company”). The offering price of our Ordinary Shares in this offering is expected to be between $6.00 and $8.00 per share. Prior to this offering, there has been no public market for our Ordinary Shares.

We have applied to list our Ordinary Shares on the Nasdaq Capital Market (“Nasdaq”) under the symbol “KPL”. We cannot guarantee that we will be successful in listing our ordinary shares on Nasdaq; however, we will not complete this offering unless we are so listed.

Our Company is a holding company incorporated in the Cayman Islands. As a holding company with no material operations of our own, we conduct our operations mainly in Hong Kong, through our operating subsidiaries, Equator Asset Protection Limited, Kepler Global Advisors Limited and Kepler Innovative Technology Limited (the “Operating Subsidiaries”).

This is an offering of the Ordinary Shares of our Company, the holding company in the Cayman Islands, instead of shares of our Operating Subsidiaries. You may never directly hold any equity interest in our Operating Subsidiaries. We are offering 5,000,000 Ordinary Shares of our Company, representing 20% of the Ordinary Shares following completion of the offering of our Company. Following the offering, 20% of the Ordinary Shares will be held by public shareholders, assuming the underwriters do not exercise their over-allotment option.

Following the completion of this offering, we will be a “controlled company” within the meaning of the rules and regulations of the Nasdaq Stock Market (“Nasdaq Rules”) and may rely on exemptions from certain corporate governance requirements. As at the date of this prospectus, 68.16% of the issued share capital of our Company is owned by Mr. KWOK Yu Hin, our Director. Mr. KWOK Yu Hin therefore owns 68.16% of our total voting power as at the date of this prospectus. Following completion of this offering, 54.53% of the issued share capital of our Company will be owned by Mr. KWOK Yu Hin and Mr. KWOK Yu Hin will own 54.53% of our total voting power. See “Management — Controlled Company Exception”.

As our Company is a holding company incorporated in the Cayman Islands and not a Chinese operating company, our operations in Hong Kong are conducted by our Operating Subsidiaries based in Hong Kong. The Ordinary Shares offered in this offering are shares of Kepler Group Limited, the Cayman Islands holding company, instead of shares of the Operating Subsidiaries. Investors in this offering are purchasing interests in the Cayman Islands holding company and will not directly hold equity interests in the Operating Subsidiaries. This structure involves unique risks to investors. See “Risk Factors” beginning on page 10 of this prospectus for a discussion of risks facing our Company and the offering as a result of this structure. We may be subject to unique risks due to uncertainty of the interpretation and the application of the laws and regulations in China (“PRC”), including but not limited to the cybersecurity review and regulatory review of oversea listing of our Ordinary Shares through an offshore holding company. We are also subject to the risks of uncertainty about any future actions of the Chinese government or authorities in Hong Kong in this regard.

Should the Chinese government choose to exercise significant oversight and discretion over the conduct of our business, they may intervene in or influence our operations. Such governmental actions:

●	could result in a material change in our operations;

●	could significantly limit or completely hinder our ability to continue our operations;

●	could hinder our ability to continue to offer securities to investors; and

●	may cause the value of our Ordinary Shares to significantly decline or be worthless.

Additionally, although we have direct ownership of our Operating Subsidiaries in Hong Kong and currently do not have or intend to have any contractual arrangement to establish a variable interest entity (“VIE”) structure with any entity in the China, we are still subject to certain legal and operational risks associated with our Operating Subsidiaries in Hong Kong.

In addition, our Ordinary Shares may be prohibited from trading on a national exchange or over-the-counter under the Holding Foreign Companies Accountable Act (the “HFCA Act”) (as amended by the Accelerating Holding Foreign Companies Accountable Act, which was enacted on December 29, 2022) if the Public Company Accounting Oversight Board (United States) (the “PCAOB”) is unable to inspect our auditors for two consecutive years.

The financial statements as of September 30, 2025 and for six months ended September 30, 2025 and September 30, 2024 have been reviewed and as of March 31, 2025 and 2024, and for each of the two years in the period ended March 31, 2025 included in this prospectus have been audited by Onestop Assurance PAC, an independent registered public accounting firm, as stated in their report appearing herein. The office of Onestop Assurance PAC is located at 10 Anson Road, #21-14 International Plaza, Singapore 079903.

Our auditor can be inspected by the PCAOB on a regular basis, and our auditor is not subject to the determinations announced by the PCAOB on December 16, 2021, which determinations were vacated on December 15, 2022. If trading in our Ordinary Shares is prohibited under the HFCA Act in the future because the PCAOB determines that it cannot inspect or fully investigate our auditor at such future time, Nasdaq may determine to delist our Ordinary Shares and trading in our Ordinary Shares could be prohibited. On August 26, 2022, the PCAOB signed the Statement of Protocol Agreements (the “SOP Agreements”) with the China Securities Regulatory Commission and China’s Ministry of Finance. The SOP Agreements established a specific, accountable framework to make possible complete inspections and investigations by the PCAOB of audit firms based in mainland China and Hong Kong, as required under U.S. law. On December 15, 2022, the PCAOB announced that it was able to secure complete access to inspect and investigate PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong completely in 2022. The PCAOB vacated its previous 2021 determinations that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong. However, whether the PCAOB will continue to be able to satisfactorily conduct inspections of PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong is subject to uncertainty and depends on a number of factors out of our, and our auditor’s, control. Should the PRC authorities fail to agree to the PCAOB’s access in the future, the PCAOB Board will consider the need to issue a new determination. Notwithstanding the foregoing, in the event it is later determined that the PCAOB is unable to inspect or investigate completely our auditor, then such lack of inspection could cause our securities to be delisted from a stock exchange. See “Risk Factors — Risks Related to Doing Business in Hong Kong — Although the audit report included in this prospectus is prepared by auditors who are currently inspected by the PCAOB, there is no guarantee that future audit reports will be prepared by auditors inspected by the PCAOB and, as such, in the future investors may be deprived of the benefits of such inspection. Furthermore, trading in our Ordinary Shares may be prohibited under the HFCA Act if the SEC subsequently determines our audit work is performed by auditors that the PCAOB is unable to inspect or investigate completely, and as a result, U.S. national securities exchanges, such as the Nasdaq, may determine to delist our securities. Furthermore, on December 29, 2022, the Accelerating Holding Foreign Companies Accountable Act was enacted, which amended the HFCA Act and requires the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, and thus, would reduce the time before our Ordinary Shares may be prohibited from trading or delisted.”

According to current PRC Law, PRC national laws relating to cash or assets transfer do not apply in Hong Kong. However, while there are currently no such restrictions on the ability of our Company and our Operating Subsidiaries to transfer cash and/or assets, we cannot assure you that the oversight of the PRC government will not be extended to companies operating in Hong Kong, if certain PRC laws and regulations, including existing laws and regulations and those enacted or promulgated in the future, were to become applicable to our Operating Subsidiaries in Hong Kong, and to the extent our cash and/or assets in the business is in Hong Kong or a Hong Kong entity, such funds or assets may not be available to fund operations or for other use outside of Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of our Company and our Operating Subsidiaries to transfer funds or assets by the PRC government. Any limitation on the ability of our Hong Kong subsidiaries to pay dividends or make other distributions to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends, or otherwise fund and conduct our business. See “Risk Factors – Risks Related to Doing Business in Hong Kong – In the event that we rely on dividends and other distributions on equity paid by our Hong Kong subsidiaries to fund any cash and financing requirements we may have, any limitation on the ability of our Hong Kong subsidiaries to make payments to us could have a material and adverse effect on our ability to conduct our business” and “Risk Factors – Risks Related to Doing Business in Hong Kong – To the extent cash or assets in our business is in Hong Kong or in our Hong Kong subsidiaries, the funds or assets may not be available to fund operations or for other use outside of Hong Kong due to interventions in or the imposition of restrictions and limitations on our ability or the ability of our subsidiary by the PRC government to transfer cash or assets”.

Our holding company, Kepler Group Limited, controls our Operating Subsidiaries. Within our holding structure, the cross-border transfer of funds within our corporate group is legal and compliant with the laws and regulations of the jurisdiction where our Operating Subsidiaries were established. After foreign investors’ funds enter our Company at the closing of this offering, the funds can be transferred directly to our Operating Subsidiaries. If our Company intends to distribute dividends in the future, the Operating Subsidiaries will transfer the dividends to our Company in accordance with the laws and regulations of Hong Kong, and the dividends will then be distributed from our Company to all shareholders respectively in proportion to the shares they hold, regardless of whether the shareholders are U.S. investors or investors in other countries or regions.

For the year ended March 31, 2024, one of our Operating Subsidiaries, Kepler Global Advisors Limited, has paid a dividend of HK$2,735,688, which is recognized as distribution, to Mr. KWOK Yu Hin. For the year ended March 31, 2025, we have paid an interim dividend of HK$365,300 and a special dividend of HK$2,912,162, which is recognized as distribution, to Mr. KWOK Yu Hin. See note 25 of the notes to the consolidated financial statements included elsewhere in this prospectus for a discussion of dividend. For the six months ended September 30, 2025 and up to the date of this prospectus, we did not declare any dividend. As at the date of this prospectus, dividend payables balance was nil. We do not have any current intentions to distribute further earnings. If we determine to pay dividends on any of our Ordinary Shares in the future, as a holding company, we will be dependent on receipt of funds from our subsidiary by way of dividend payments. See “Dividend Policy” and Summary Consolidated Financial Data and Consolidated Statements of Change in Shareholders’ Equity in the Report of Independent Registered Public Accounting Firm for further details.

We are aware that recently the PRC government initiated a series of regulatory actions and statements to regulate business operations in certain areas in China, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, expanding the efforts in anti-monopoly enforcement and regulating the overseas offering and listing activities involving PRC domestic companies. Since these statements and regulatory actions are new, it is uncertain how soon the legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any. It is also uncertain what the potential impact such modified or new laws and regulations will have on our daily business operation in Hong Kong, our ability to accept foreign investments and the listing of our Ordinary Shares on a U.S. or other foreign exchanges.

Investing in our Ordinary Shares is highly speculative and involves a high degree of risk. Before buying any shares, you should carefully read the discussion of material risks of investing in our Ordinary Shares in “Risk Factors” beginning on page 10 of this prospectus.

We are an “emerging growth company” as defined under the federal securities laws and, as such, will be subject to reduced public company reporting requirements. See “Prospectus Summary — Implications of Being an Emerging Growth Company and a Foreign Private Issuer” for additional information.

Neither the U.S. Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

	PER SHARE	TOTAL
Initial public offering price	$	$
Underwriting discounts(1)	$	$
Proceeds, before expenses, to us	$	$

(1)	We agree to pay the underwriters underwriting discounts equal to 7.0% of the gross proceeds of the offering. Does not include a non-accountable expense allowance equal to 1% of the gross proceeds of the offering and up to $270,000 for accountable out-of-pocket expenses payable to Cathay Securities, Inc., acting as the representative of the underwriters. The non-accountable expense allowance is intended to cover miscellaneous expenses incurred by the underwriters in connection with the offering, such as communication and other incidental costs that are not specifically itemized or reimbursed. For a description of the compensation to be received by the underwriters, see “Underwriting” beginning on page 106.

We expect our total cash expenses for this offering (including cash expenses payable to our underwriters for their out-of-pocket expenses) to be approximately $         , exclusive of the above underwriting discounts. In addition, we will pay additional items of value in connection with this offering that are viewed by the Financial Industry Regulatory Authority, or FINRA, as underwriting compensation. These payments will further reduce proceeds available to us before expenses. See “Underwriting.”

This offering is being conducted on a firm commitment basis. The underwriters are obligated to take and pay for all of the shares if any such shares are taken. We have granted the underwriters an option for a period of forty-five (45) days after the closing of this offering to purchase up to 15% of the total number of our Ordinary Shares to be offered by us pursuant to this offering (excluding shares subject to this option), solely for the purpose of covering over-allotments, at the initial public offering price less the underwriting discounts. If the underwriters exercise the option in full, the total underwriting discounts payable will be $            based on an assumed initial public offering price of $            per Ordinary Share (the midpoint of the price range set forth on the cover page of this prospectus), and the total gross proceeds to us, before underwriting discounts and expenses, will be $            . If we complete this offering, net proceeds will be delivered to us on the closing date.

The underwriters expect to deliver the Ordinary Shares against payment as set forth under “Underwriting,” on or about              , 2026.

The date of this prospectus is         , 2026.

We are responsible for the information contained in this prospectus and any free writing prospectus we prepare or authorize. We have not, and the underwriters have not, authorized anyone to provide you with different information, and we and the underwriters take no responsibility for any other information others may give you. We are not, and the underwriters are not, making an offer to sell our Ordinary Shares in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus, regardless of the time of delivery of this prospectus or the sale of any Ordinary Shares.

For investors outside the United States: Neither we nor the underwriters have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction, other than the United States, where action for that purpose is required. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the Ordinary Shares and the distribution of this prospectus outside the United States.

Our Company is incorporated under the laws of the Cayman Islands and a majority of our outstanding securities are owned by non-U.S. residents. Under the rules of the U.S. Securities and Exchange Commission, or the SEC, we currently qualify for treatment as a “foreign private issuer.” As a foreign private issuer, we will not be required to file periodic reports and financial statements with the Securities and Exchange Commission, or the SEC, as frequently or as promptly as domestic registrants whose securities are registered under the Securities Exchange Act of 1934, as amended, or the Exchange Act.

Until and including        , 2026 (twenty-five (25) days after the date of this prospectus), all dealers that buy, sell or trade our Ordinary Shares, whether or not participating in this offering, may be required to deliver a prospectus. This delivery requirement is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

i

CONVENTIONS THAT APPLY TO THIS PROSPECTUS

Unless otherwise indicated or the context otherwise requires, all references in this prospectus to:

●	“BVI” are to the British Virgin Islands;

●	“HKD” or “HK$” are to the legal currency of Hong Kong;

●	“Hong Kong” are to the Hong Kong Special Administrative Region in China;

●	“Ordinary Shares” or “Shares” are the ordinary shares of our Company, par value of $0.001 per share;

●	“our Company” are to Kepler Group Limited, the holding company incorporated in the Cayman Islands that will issue the Ordinary Shares being offered in this offering;

●	“our Director(s)” are to the director(s) of our Company;

●	“our Group”, “we”, “us” and “our” are to our Company and its subsidiaries, as the context requires;

●	“our Operating Subsidiaries” are Equator Asset Protection Limited, Kepler Global Advisors Limited and Kepler Innovative Technology Limited;

●	“PRC” or “China” are to the People’s Republic of China, excluding Hong Kong and Macau for the purposes of this prospectus; and

●	“$”, “USD”, “US$” or “U.S. dollars” are to the legal currency of the United States.

We have made rounding adjustments to some of the figures included in this prospectus. Accordingly, numerical figures shown as totals in some tables may not be an arithmetic aggregation of the figures that preceded them.

Unless the context indicates otherwise, all information in this prospectus assumes no exercise by the underwriters of their over-allotment option.

The functional currency of our entities located in Hong Kong is HKD. Our consolidated financial statements are presented in HKD. We use HKD as reporting currency in our consolidated financial statements and in this prospectus. Assets and liabilities are translated at the exchange rates on the date of consolidated statements of financial position, equity amounts are translated at historical exchange rates, and revenues, expenses, gains and losses are translated using the average rate for the period. Gains or losses resulting from foreign currency transactions are included in the accompanying consolidated statements of profit or loss and other comprehensive (loss)/income.

Translations of balances in the consolidated statements of financial position, consolidated statements of profit or loss and other comprehensive (loss)/income and consolidated statements of cash flows from HKD into USD as of and for the year ended March 31, 2025 and as of and for the six months ended September 30, 2025 are solely for the convenience of the reader and were calculated at the rate of HKD 7.75 to USD 1. No representation is made that the HKD amounts represent or could have been, or could be, converted, realized or settled into USD at that rate, or at any other rate.

ii

PROSPECTUS SUMMARY

The following summary highlights information contained elsewhere in this prospectus and does not contain all of the information you should consider before investing in our Ordinary Shares. You should read the entire prospectus carefully, including “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and our consolidated financial statements and the related notes thereto, in each case included in this prospectus. You should carefully consider, among other things, the matters discussed in the section of this prospectus titled “Business” before making an investment decision.

Overview

Our Group is principally engaged in the insurance brokerage business in Hong Kong. We act on behalf of our policyholders seeking insurance coverage from companies which are authorized insurers under the Insurance Ordinance in Hong Kong that provide the insurance products, including, among others, AXA China Region Insurance Company Limited, Prudential Hong Kong Limited and Manulife (International) Limited, etc. (the “Insurance Companies”) and take pride in our premium brokerage service. According to relevant industry data prepared by China Insights Consultancy, we ranked around 5th in the 2nd Tier among all insurance brokerage company in Hong Kong in terms of revenue in 2024.

Founded by Mr. Kwok Yu Hin, our business commenced in 2016. Since then, our Group has grown throughout the years in terms of revenue generated from our insurance brokerage services based in Hong Kong. For the years ended March 31, 2025 and 2024 and the six months ended September 30, 2025, we generated revenue of approximately HK$157.4 million, HK$143.6 million and HK$191.6 million, respectively. The major contracts of insurance that our Group provides brokerage services for are life, saving and health insurance products, which accounted for approximately 95.0%, 95.7% and 97.9% of our total revenue for the years ended March 31, 2025 and 2024 and for the six months ended September 30, 2025, respectively. We also provide brokerage services for other general insurance including travel insurance and car insurance. Besides insurance brokerage services, we also generated revenue from other services, such as immigration services and software upgrade and maintenance service, for the years ended March 31, 2025 and 2024 and the six months ended September 30, 2025.

We currently operate all of our insurance brokerage business in Hong Kong and generated all of our revenue from insurance brokerage services within Hong Kong. All documents with our policyholders were executed in Hong Kong. As part of our business strategies, we plan to expand our insurance brokerage distribution network in Southeast Asia, such as Malaysia, Singapore, Thailand, Vietnam, Japan and Taiwan, within three to five years in the future. As first step, we plan to open up a branch office in Singapore, obtain the requisite insurance brokerage license and to develop and establish relationships and enter into broker agreements with local Insurance Companies in Singapore, including the local branches of the Insurance Companies currently cooperating with us in Hong Kong and also new Insurance Companies in Singapore, in order to conduct insurance brokerage business and act for potential policyholders in Singapore.

Industry Background

As an important part of Hong Kong’s financial market, the insurance brokerage industry in Hong Kong has remained stable over the past five years, marked by a consistent market size in terms of gross insurance brokerage income. The figures fluctuated from HKD21.0 billion in 2020 to HKD36.3 billion in 2024, representing a compound annual growth rate (CAGR) of 14.6%. The outbreak of the COVID-19 pandemic in 2020 had a notable impact, leading to a decline in the commission fee of brokerage business in Hong Kong compared to the preceding year. Subsequent years witnessed slight fluctuations. Post-pandemic, a strong rebound is anticipated in Hong Kong’s insurance brokerage industry. Projections indicate growth to HKD59.0 billion in 2029, reflecting a substantial CAGR of 10.2%. This optimistic outlook underscores the resilience of the industry and its capacity to recover from external disruptions.

Competitive Strengths

We believe the following competitive strengths differentiate us from our competitors:

●	Premium brokerage service experience;

●	Experienced management team;

●	Stable relationship with Insurance Companies; and

●	Strong commitment to rigorous training and development.

Our Strategy

We intend to pursue the following strategies to further expand our business:

●	Develop new geographic markets in the United States and Southeast Asia;

●	Expand our product offerings to meet potential policyholders’ needs; and

●	Enhance the efficiency of the document signing process for our customers through the implementation of an integrated digital platform.

Our Corporate History

Our Group’s operations in the insurance industry commenced in 2016 when Mr. KWOK Yu Hin, our Director and Chief Executive Officer, as a co-founder, established Kepler Global Advisors Limited (formerly known as Kepler Group Limited), our first Operating Subsidiary, to provide insurance brokerage service to customers in Hong Kong.

In 2019, our Group expanded its business operations to provide insurance brokerage service when Mr. KWOK Yu Hin acquired Equator Asset Protection Limited (formerly known as Jinjia (Hong Kong) Wealth Management Limited), a licensed insurance broker company in Hong Kong, which became the second Operating Subsidiary of our Group.

Over the years, our Group has grown from a small team to become a company with a large network of channels (the “Channels”), which consist of (i) individuals or firms who possess well-established business networks and effectively utilize those connections to introduce and connect potential policyholders to our Group as our referrers (the “Referrers”), allowing us to offer insurance products and brokerage services to those referred customers; and (ii) individuals registered with the Hong Kong Insurance Authority as licensed technical representatives and accredited to our Group, and engaged by our Group as external technical representatives (the “Consultants”) which provide services directly on our Group’s behalf to customers and potential customers in negotiating contracts of insurance. As of September 30, 2025, we had built a network of 227 Channels, including 198 Referrers and 29 Consultants. Our Group has entered into contracts for services with all of our Channels who provide insurance brokerage or referral services to our Company. For our Referrers, we pay referral fees to them in accordance with the terms and conditions stipulated in the contracts for services entered into between our Group and our Referrers for each policyholders they successfully introduce who completes a purchase of insurance products through us. The relationship between our Group and our Referrers are on non-exclusive basis, permitting our Referrers to engage in collaboration with other insurance brokerage service providers. For our Consultants, our Group pay commissions to them in accordance with the terms and conditions stipulated in the contracts for services entered into between our Group and our Consultants when they accomplish new business and produce broker commission income for our Group through the sale of various insurance products to the policyholders who in turn enter into insurance policy contracts with the Insurance Companies. The relationship between our Group and our Consultants are on exclusive basis, whereby our Consultants are only permitted to represent or promote products offered by our Group under the terms of the contracts for services.

Our business activities have diversified significantly since its inception. Initially focused on small personal insurance policies, our Group insurance products have expanded into various areas throughout the years, including life, saving and health insurance and other general insurance products. We also provide other ancillary services including immigration services and software upgrade and maintenance service to our customers.

1

Our Corporate Structure

The following diagram illustrates our corporate structure as of the date of this prospectus.

The entities held by our Group below are direct subsidiaries of our Company.

Note:

Wong Lap Ip Alan, Shin Yick Fabian, Ng Lee Fan, Xu Ying, Choi Man Hin, Yang Liu, Wu Wenda and Chen Yanjun held as to 1.00%, 1.00%, 0.22% and 0.20%, 0.11%, 0.10%, 0.08% and 0.08% of the issued share capital of our Company, respectively.

Transfers of Cash to and From Our Subsidiaries

Our Company is permitted under the laws of the Cayman Islands to provide funding to our subsidiaries through loans or capital contributions without restrictions on the amount of the funds. Our Hong Kong subsidiaries are permitted under the laws of their respective jurisdictions to provide funding to our Company through dividend distribution without restrictions on the amount of the funds.

We currently intend to retain all available funds and future earnings, if any, for the operation and expansion of our business and do not anticipate declaring or paying any dividends in the foreseeable future. Any future determination related to our dividend policy will be made at the discretion of our board of Directors after considering our financial condition, results of operations, capital requirements, contractual requirements, business prospects and other factors the board of directors deems relevant, and subject to the restrictions contained in any future financing instruments.

Subject to the Cayman Islands laws and our memorandum and articles of association as may be amended from time to time (each the “Memorandum” and the “Articles”, and collectively, the “Memorandum and Articles”), our Company may only pay dividends out of profits or share premium and, our board of Directors may authorize and declare a dividend to shareholders at such time and of such an amount as they think fit if they are satisfied, on reasonable grounds, that immediately following payment of the dividend we will be able to pay our debts as they become due in the ordinary course of business. In addition, our shareholders may by ordinary resolution declare a dividend, but no dividend may exceed the amount recommended by our board of Directors. There is no further Cayman Islands statutory restriction on the amount of funds which may be distributed by us by dividend.

For our Company and our subsidiaries located in Hong Kong, there is no restrictions on foreign exchange for such entities and they are able to transfer cash among these entities, across borders and to U.S. investors without any restriction. Also, there is no restrictions and limitations on the abilities of non-PRC subsidiary to distribute earnings from their businesses, including from subsidiary to the parent company or from the holding company to the U.S. investors as well as the abilities to settle amounts owed.

For the years ended March 31, 2024, one of our Operating Subsidiaries, Kepler Global Advisors Limited, has paid a dividend of HK$2,735,688, which is recognized as distribution, to Mr. KWOK Yu Hin. For the year ended March 31, 2025, we have paid an interim dividend of HK$365,300 and special dividend of HK$2,921,162, totaling of HK$3,277,462, which is recognized as distribution, to Mr. KWOK Yu Hin. See note 25 of the notes to the consolidated financial statements included elsewhere in this prospectus for a discussion of dividend. For the six months ended September 30, 2025 and up to the date of this prospectus, we did not declare any dividend. If we determine to pay dividends on any of our Ordinary Shares in the future, as a holding company, we will be dependent on receipt of funds from our subsidiaries by way of dividend payments.

See “Dividend Policy”, “Risk Factors — We rely on dividends and other distributions on equity paid by our subsidiary to fund any cash and financing requirements we may have, and any limitation on the ability of our subsidiary to make payments to us could have a material adverse effect on our ability to conduct our business”, Summary Consolidated Financial Data and Consolidated Statements of Change in Shareholders’ Equity in the Report of Independent Registered Public Accounting Firm for more information.

Risks Related to Our Business and Industry (beginning on page 10 of this prospectus)

Our business is subject to a number of risks, including risks that may prevent us from achieving our business objectives or may materially and adversely affect our business, financial condition, results of operations, cash flows and prospects that you should consider before making a decision to invest in our Ordinary Shares. These risks are discussed more fully in “Risk Factors” set out in page 10 to page 26. These risks include, but are not limited to, the following:

●	Fluctuations in our operating results may occur due to the level of acceptance of our Group’s services in the market.

●	We rely on our management team and our Channels for carrying on our operations.

●	We rely on business relationships with Insurance Companies.

●	We rely on our top five insurance product providers for a significant portion of our revenue.

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●	Our Channels may lack the necessary financial resources to offer indemnification to our Group in the event that actions are taken against our Group by policyholders or potential policyholders regarding the services provided by our Channels.

●	Our Group is exposed to risks associated with compliance standards in Hong Kong.

●	There is a possibility that our Group may face challenges in successfully implementing our future plans.

●	We operate in a highly competitive industry.

●	The performance of our business is closely tied to the macro-economic situation in Hong Kong.

●	Our historical dividends may not be indicative of our future dividends.

●	Our risk management governance structures, especially our corporate governance required for a U.S. stock exchange listing, will be untested at the time of listing.

Risks Related to Our Corporate Structure (beginning on page 13 of this prospectus)

●	We rely on dividends and other distributions on equity paid by our subsidiary to fund any cash and financing requirements we may have, and any limitation on the ability of our subsidiary to make payments to us could have a material adverse effect on our ability to conduct our business.

Risks Related to Doing Business in Hong Kong (beginning on page 13 of this prospectus)

●	Due to the long arm provisions under the current PRC laws and regulations, if Chinese government exercises any significant oversight and discretion over the conduct of our business and intervenes in or influences our operations at any time our operations and/or the value of our Ordinary Shares could be affected. The policies, regulations, rules, and the enforcement of laws of the Chinese government may also be changed or amended and our assertions and beliefs of the risk imposed by the PRC legal and regulatory system could be uncertain.

●	The enactment of Law of the PRC on Safeguarding National Security in the Hong Kong Special Administrative Region (the “Hong Kong National Security Law”) could impact our Hong Kong subsidiaries.

●	A downturn in the Hong Kong, China or global economy, and economic and political policies of China could materially and adversely affect our business and financial condition.

●	The Hong Kong legal system embodies uncertainties which could limit the legal protections available to our Company.

●	Changes, application and interpretation with respect to the PRC legal system could result in a material change in our operations and/or the value of the securities we are registering for sale.

●	Changes in international trade policies, trade disputes, barriers to trade, or the emergence of a trade war may dampen growth in China and other markets where the majority of our clients reside.

●	Fluctuations in exchange rates could have a material and adverse effect on our results of operations and the value of your investment.

Risks Related to our Ordinary Shares (beginning on page 19 of this prospectus)

●	There has been no public market for our Ordinary Shares prior to this offering, and you may not be able to resell our Shares at or above the price you pay for them, or at all.

●	We will incur increased costs as a result of being a public company, particularly after we cease to qualify as an “emerging growth company.”

●	Recent joint statement by the SEC and PCAOB, proposed rule changes submitted by Nasdaq, and the HFCA Act all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to our offering.

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●	If we fail to meet applicable listing requirements, Nasdaq may delist our Ordinary Shares from trading, in which case the liquidity and market price of our Ordinary Shares could decline.

●	Volatility in our Ordinary Shares price may subject us to securities litigation.

●	The price and the trading volume of our Ordinary Shares may be volatile which could result in substantial losses for investors purchasing our Shares under this offering.

●	Our pre-initial public offering (“IPO”) shareholders will be able to sell their shares after completion of this offering subject to restrictions under the Rule 144.

●	If you purchase our Ordinary Shares in this offering, you will incur immediate and substantial dilution in the book value of your shares.

●	We will be a “controlled company” within the meaning of Nasdaq Rules and we will qualify for and may rely on exemptions from certain corporate governance requirements.

Regulatory Permission

We are currently not required to obtain approval from PRC authorities to list on U.S. exchanges; however, if our subsidiaries or the holding company were required to obtain approval in the future and were denied permission from Chinese authorities to list on U.S. exchanges, we will not be able to continue listing on a U.S. exchange, which would materially affect the interest of the investors. It is uncertain when and whether our Company will be required to obtain permission from the PRC government to list on U.S. exchanges in the future, and when such permission is obtained, whether it will be rescinded. Although our Company is currently not required to obtain permission from any of the PRC federal or local government to list on U.S. exchanges and has not received any denial to list on a U.S. exchange, our operations could be adversely affected, directly or indirectly, by existing or future laws and regulations relating to its business or industry. If we are subsequently advised by any Chinese authorities that permission for this offering and/or listing on the Nasdaq Stock Market was required, we may not be able to obtain such permission in a timely manner, if at all. If this risk occurs, our ability to offer securities to investors could be significantly limited or completely hindered and the securities currently being offered may substantially decline in value or become worthless.

Recently, the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly issued the Opinions on Strictly Cracking Down on Illegal Securities Activities, which were made available to the public on July 6, 2021. The Opinions on Strictly Cracking Down on Illegal Securities Activities emphasized the need to strengthen the administration over illegal securities activities, and the need to strengthen the supervision over overseas listings by Chinese companies. Pursuant to the Opinions, Chinese regulators are required to accelerate rulemaking related to the overseas offering and listing of securities, and update the existing laws and regulations related to data security, cross-border data flow, and management of confidential information. Numerous regulations, guidelines and other measures are expected to be adopted under the umbrella of or in addition to the Cybersecurity Law and Data Security Law.

On February 17, 2023, the China Securities Regulatory Commission (the “CSRC”) issued the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies (“Overseas Listing Measures”), which became effective on March 31, 2023. The Overseas Listing Measures requires that a PRC domestic enterprise seeking to issue and list its securities overseas (“Overseas Offering and Listing”) shall complete the filing procedures and submit the relevant information to CSRC. The Overseas Offering and Listing includes direct and indirect issuance and listing. The recognition of overseas indirect issuance and listing of PRC domestic enterprises shall follow the principle of substance over form. If the issuer meets both of the following circumstances, it shall be deemed an overseas indirect issuance and listing: (1) 50% or more of the issuer’s operating revenue, total profit, total assets or net assets as documented in its audited consolidated financial statements for the most recent accounting year is accounted for by domestic companies; and (2) the main parts of the issuer’s business activities are conducted in mainland China, or its main places of business are located in mainland China, or the senior managers in charge of its business operation and management are mostly Chinese citizens or domiciled in mainland China.

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We understand that the Overseas Listing Measures apply to overseas offerings and listings of companies mainly operating in China, which is not the case for us. Legally, Hong Kong, as a special administrative region of China, exercises a high degree of autonomy and enjoys executive, legislative and independent judicial power, including that of final adjudication, authorized by the National People’s Congress of PRC, in accordance with the provisions of the Basic Law of Hong Kong. Considering that (i) our Company’s business activities are conducted outside mainland China; (ii) our principal executive office is located in Hong Kong, and (iii) most of our senior managers responsible for business operations and management are permanent residents of Hong Kong or their habitual residence is located in Hong Kong, based on our understanding of the conditions of overseas indirect issuance and listing, we believe that this proposed offering will not be identified as an overseas indirect offering and listing of PRC domestic enterprises and that therefore we will not be required to file with the CSRC.

Regarding Hong Kong, we are not required to obtain any prior approval or material regulatory permissions from authorities in Hong Kong to proceed with this offering. Our Hong Kong subsidiary, Equator Asset Protection Limited, is an insurance broker licensed and regulated by the Insurance Authority under the Insurance Ordinance. In connection with the regulated status of Equator Asset Protection Limited, should this offering result in any person becoming its controller who acquires 15% or more of its share capital or voting rights, or exercises ultimate control over its management, a written notification shall be submitted to the Insurance Authority pursuant to section 64ZZD of the Insurance Ordinance. We do not currently anticipate this post-offering notification regulatory requirement in Hong Kong will materially impede the completion of this offering.

However, the Chinese authorities may ultimately take a view contrary to or otherwise different from ours and if so our Company will be required to obtain permission from or file with the PRC government to list on a U.S. stock exchange now or in the future. If we are subsequently notified by any Chinese authorities that permission/filing for this offering and/or listing on the Nasdaq Stock Market was required, we may not be able to obtain such permission or complete such filing in a timely manner, if at all. Any failure to obtain such permission or complete such filing in a timely manner may restrict our ability to complete the proposed offering or any future equity capital raising activities and may subject us or relevant persons to certain penalties, which would have a material adverse effect on our business and financial position. However, as the Overseas Listing Measures was recently promulgated, there remain substantial uncertainties as to its interpretation, application and enforcement and how it may impact our ability to complete this offering or to raise or utilize fund.

On December 28, 2021, the Cyberspace Administration of China (the “CAC”) jointly with the relevant authorities formally published Measures for Cybersecurity Review (2021) which took effect on February 15, 2022 and replaced the former Measures for Cybersecurity Review (2020). Measures for Cybersecurity Review (2021) stipulates that operators of critical information infrastructure purchasing network products and services, and online platform operator carrying out data processing activities that affect or may affect national security shall conduct a cybersecurity review, and any online platform operator who controls more than one million users’ personal information must go through a cybersecurity review by the cybersecurity review office if it seeks to be listed in a foreign country. On July 7, 2022, the CAC released the Measures for the Security Assessment of Cross-Border Data, which becomes effective on September 1, 2022. According to the Measures for the Security Assessment of Cross-Border Data, where a data processor provides data abroad under any of the following circumstances, it shall apply for exit security assessment of data to the national cyberspace administration through the local provincial cyberspace administration: (1) the data processor provides important data abroad; (2) the operators of key information infrastructure and data processors that process the personal information of more than 1 million people provide personal information abroad; (3) data processors who have provided 100,000 personal information or 10,000 sensitive personal information abroad in aggregate since January 1 of last year provide personal information abroad; and (4) other situations required for security assessment as stipulated by the state cyberspace administration.

We provide insurance brokerage service in Hong Kong. Our subsidiaries in Hong Kong have not collected or stored any data (including certain personal information) from PRC individuals. As a result, the likelihood of us being subject to the review of the CAC is remote.

However, if the Chinese government chooses to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers and extend to issuers based in Hong Kong, we may be unable to obtain such approvals and we may face sanctions by the CSRC, CAC or other PRC regulatory agencies for failure to seek their approval which could significantly limit or completely hinder our ability to offer or continue to offer securities to our investors and the securities currently being offered may substantially decline in value and be worthless. For more details, see “Risk Factors — Risks Related to Doing Business in Hong Kong — If the Chinese government chooses to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers, such action may significantly limit or completely hinder our ability to offer or continue to offer Ordinary Shares to investors and cause the value of our Ordinary Shares to significantly decline or be worthless.”

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PCAOB Developments

Our Ordinary Shares may be prohibited from trading on a national exchange under the HFCA Act (as amended by the Accelerating Holding Foreign Companies Accountable Act, which was enacted on December 29, 2022) if the PCAOB is unable to inspect our auditors for two consecutive years. The delisting of our Ordinary Shares, or the threat of their being delisted, may materially and adversely affect the value of your investment.

Our auditor, Onestop Assurance PAC, the independent registered public accounting firm that issues the audit report included elsewhere in this prospectus, as an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, is subject to laws in the United States pursuant to which the PCAOB can conduct regular inspections to assess our auditor’s compliance with the applicable professional standards.

On December 16, 2021, the PCAOB issued a report on its determinations that it was unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in Mainland China and in Hong Kong, because of positions taken by PRC authorities in those jurisdictions, which determinations were vacated on December 15, 2022. The PCAOB made its determinations pursuant to PCAOB Rule 6100, which provides a framework for how the PCAOB fulfills its responsibilities under the HFCA Act, which determinations were vacated on December 15, 2022. As of the date of this prospectus, our auditor, headquartered in Singapore, is not subject to the any of the PCAOB determinations.

On August 26, 2022, the PCAOB signed SOP Agreements with the CRSC and China’s Ministry of Finance. The SOP Agreements established a specific, accountable framework to make possible complete inspections and investigations by the PCAOB of audit firms based in mainland China and Hong Kong, as required under U.S. law. On December 15, 2022, the PCAOB announced that it was able to secure complete access to inspect and investigate PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong completely in 2022. The PCAOB vacated its previous 2021 determinations that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong. However, whether the PCAOB will continue to be able to satisfactorily conduct inspections of PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong is subject to uncertainty and depends on a number of factors out of our, and our auditor’s control. Should the PRC authorities fail to agree to the PCAOB’s access in the future, the PCAOB Board will consider the need to issue a new determination. Notwithstanding the foregoing, in the event it is later determined that the PCAOB is unable to inspect or investigate completely our auditor, then such lack of inspection could cause our securities to be delisted from a stock exchange.

For more detailed information, see “Risk Factors — Risks Related to Doing Business in Hong Kong — Although the audit report included in this prospectus is prepared by auditors who are currently inspected by the PCAOB, there is no guarantee that future audit reports will be prepared by auditors inspected by the PCAOB and, as such, in the future investors may be deprived of the benefits of such inspection. Furthermore, trading in our Ordinary Shares may be prohibited under the HFCA Act if the SEC subsequently determines our audit work is performed by auditors that the PCAOB is unable to inspect or investigate completely, and as a result, U.S. national securities exchanges, such as the Nasdaq, may determine to delist our securities. Furthermore, on December 29, 2022, the Accelerating Holding Foreign Companies Accountable Act was enacted, which amended the HFCA Act and requires the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, and thus reducing the time before our Ordinary Shares may be prohibited from trading or delisted.”

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Implications of Being an Emerging Growth Company and a Foreign Private Issuer

As a company with less than $1.235 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act, or JOBS Act, enacted in April 2012, and may take advantage of reduced reporting requirements that are otherwise applicable to public companies. These provisions include, but are not limited to:

●	being permitted to present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations in our filings with the SEC;

●	not being required to comply with the auditor attestation requirements in the assessment of our internal control over financial reporting;

●	reduced disclosure obligations regarding executive compensation in periodic reports, proxy statements and registration statements; and

●	exemptions from the requirements of holding a nonbinding brokerage vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

We may take advantage of these provisions until the last day of our fiscal year following the fifth anniversary of the date of the first sale of our Ordinary Shares pursuant to this offering. However, if certain events occur before the end of such five-year period, including if we become a “large accelerated filer,” our annual gross revenues exceed $1.235 billion or we issue more than $1.0 billion of non-convertible debt in any three-year period, we will cease to be an emerging growth company before the end of such five-year period.

In addition, Section 107 of the JOBS Act provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended, or the Securities Act, for complying with new or revised accounting standards. We have elected to take advantage of the extended transition period for complying with new or revised accounting standards and acknowledge such election is irrevocable pursuant to Section 107 of the JOBS Act.

We are a “foreign private issuer,” as defined by the SEC. As a result, in accordance with the Nasdaq Rules, we may comply with home country governance requirements and certain exemptions thereunder rather than complying with Nasdaq corporate governance standards. We may choose to take advantage of the following exemptions afforded to foreign private issuers:

●	Exemption from filing quarterly reports on Form 10-Q or provide current reports on Form 8-K disclosing significant events within four (4) days of their occurrence.

●	Exemption from Section 16 rules regarding sales of Ordinary Shares by insiders, which will provide less data in this regard than shareholders of U.S. companies that are subject to the Exchange Act.

●	Exemption from the Nasdaq Rules applicable to domestic issuers requiring disclosure within four (4) business days of any determination to grant a waiver of the code of business conduct and ethics to directors and officers. Although we will require board approval of any such waiver, we may choose not to disclose the waiver in the manner set forth in the Nasdaq Rules, as permitted by the foreign private issuer exemption.

●	Exemption from the requirement that our board of Directors have a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities.

●	Exemption from the requirements that director nominees are selected, or recommended for selection by our board of directors, either by (i) independent directors constituting a majority of our board of Directors’ independent directors in a vote in which only independent directors participate, or (ii) a committee comprised solely of independent directors, and that a formal written charter or board resolution, as applicable, addressing the nominations process is adopted.

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Furthermore, Nasdaq Rule 5615(a)(3) provides that a foreign private issuer, such as us, may rely on our home country corporate governance practices in lieu of certain of the rules in the Nasdaq Rule 5600 Series and Rule 5250(d), provided that we nevertheless comply with Nasdaq’s Notification of Noncompliance requirement (Rule 5625), the Voting Rights requirement (Rule 5640) and that we have an audit committee that satisfies Rule 5605(c)(3), consisting of committee members that meet the independence requirements of Rule 5605(c)(2)(A)(ii). If we rely on our home country corporate governance practices in lieu of certain of the rules of Nasdaq, our shareholders may not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of Nasdaq. If we choose to do so, we may utilize these exemptions for as long as we continue to qualify as a foreign private issuer.

Currently, we plan to rely on home country practices with respect to our corporate governance after we complete this offering.

Implication of Being a Controlled Company

We are and will continue, following this offering, to be a “controlled company” within the meaning of the Nasdaq Rules and, as a result, may rely on exemptions from certain corporate governance requirements that provide protection to shareholders of other companies.

We are, and will remain, a “controlled company” as defined under the Nasdaq Rules. As at the date of this prospectus, 68.16% of the issued share capital of our Company is owned by Mr. KWOK Yu Hin, our Director. Mr. KWOK Yu Hin therefore owns 68.16% of our total voting power as at the date of this prospectus. Following completion of this offering, 54.53% of the issued share capital of our Company will be owned by Mr. KWOK Yu Hin and Mr. KWOK Yu Hin will own 54.53% of our total voting power. For so long as we are a controlled company, we are permitted to elect not to comply with certain stock exchange rules regarding corporate governance, including the following requirements:

–	that a majority of its board of directors consist of independent directors;

–	that its director nominees be selected or recommended for the board’s selection by a majority of the board’s independent directors in a vote in which only independent directors participate or by a nominating committee comprised solely of independent directors, in either case, with a formal written charter or board resolutions, as applicable, addressing the nominations process and such related matters as may be required under the federal securities laws; and

–	that its compensation committee be composed solely of independent directors with a written charter addressing the committee’s purpose and responsibilities.

As a result, you will not have the same protection afforded to shareholders of companies that are subject to these corporate governance requirements.

Although we do not intend to rely on the “controlled company” exemption under the Nasdaq listing rules, we could elect to rely on this exemption after we complete this offering. If we elected to rely on the “controlled company” exemption, a majority of the members of our board of Directors might not be independent directors and our nominating and corporate governance and compensation committees might not consist entirely of independent directors after we complete this offering. See “Risk Factors — Risks Related to Our Ordinary Shares — We will be a “controlled company” within the meaning of Nasdaq Rules and we will qualify for and may rely on exemptions from certain corporate governance requirements.”

Corporate Information

Our principal executive office is located at Suite 3902-03, 39/F, Tower 6, The Gateway, Harbour City, Tsim Sha Tsui, Hong Kong. Our telephone number is (+852) 2155 2889. Our registered office in the Cayman Islands is located at the office of Ogier Global (Cayman) Limited, 89 Nexus Way, Camana Bay, Grand Cayman, KY1-9009, Cayman Islands.

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Our agent for service of process in the United States is Cogency Global Inc., located at 122 East 42nd Street, 18th Floor, New York, NY10168. Our website is located at www.kplga.com. Information contained on, or that can be accessed through, our website is not a part of, and shall not be incorporated by reference into, this prospectus.

The Offering

Securities being offered:	5,000,000 Ordinary Shares on a firm commitment basis.

Initial public offering price:	We estimate the initial public offering price will be between $6.00 and $8.00 per Ordinary Share.

Over-allotment option:	We have granted the underwriters an option for a period of up to 45 days from the closing of this offering to purchase up to 750,000 additional Ordinary Shares (equal to the 15% of the total number of shares to be offered in this offering).

Number of Ordinary Shares outstanding before this offering:	20,000,000 Ordinary Shares.

Number of Ordinary Shares outstanding after this offering:	25,000,000 Ordinary Shares.

Use of proceeds:

Based upon an initial public offering price of $7.00 per Share (the midpoint of the price range set forth on the cover page of this prospectus), we estimate that we will receive net proceeds from this offering of approximately $[30.5] million if the underwriters do not exercise their over-allotment option, and $[35.3] million if the underwriters exercise their over-allotment option in full, after deducting the underwriting discounts, non-accountable expense allowance and estimated offering expenses payable by us.

We plan to use the net proceeds of this offering as follows:

●	Approximately 30% for expansion of business in the United States;

●	Approximately 10% for expansion of business to Southeast Asia regions;

●	Approximately 15% for expanding product offerings, marketing and promotional expenses;

●	Approximately 15% for the development of integrated digital platform to improve business efficiency and customer service quality, and effectively analyze customer and partner data;

●	Approximately 15% for recruitment of personals for the expansion of operations; and

●	The balance to fund working capital and for other general corporate purposes.

For more information on the use of proceeds, see “Use of Proceeds” on page 38.

Lock-up:

We and each of our Directors, officers and holders of more than 5% of our securities (including warrants, options, convertible securities and Ordinary Shares) have agreed with the underwriters, for a period of six (6) months from the closing of this offering, subject to certain exceptions, not to (i) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, or file with the SEC a registration statement under the Securities Act relating to, any Ordinary Share or any securities convertible into or exercisable or exchangeable for Ordinary Shares, or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Ordinary Shares or any such other securities.

See “Shares Eligible for Future Sale” and “Underwriting” for more information.

Proposed Nasdaq symbol:	We have applied to have our Ordinary Shares listed on the Nasdaq Capital Market under the symbol “KPL”.

Risk factors:	Investing in our Ordinary Shares is highly speculative and involves a high degree of risk. As an investor you should be able to bear a complete loss of your investment. You should carefully consider the information set forth in the “Risk Factors” section beginning on page 10.

Unless otherwise indicated, all information contained in this prospectus assumes no exercise of the underwriters’ over-allotment option and is based on 20,000,000 Ordinary Shares outstanding as of the date of this prospectus.

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RISK FACTORS

An investment in our Ordinary Shares involves a high degree of risk. You should carefully consider the following information about these risks, together with the other information appearing elsewhere in this prospectus, before deciding to invest in our Ordinary Shares. The occurrence of any of the following risks could have a material adverse effect on our business, financial condition, results of operations and future growth prospects. In these circumstances, the market price of our Ordinary Shares could decline, and you may lose all or part of your investment.

Risks Related to Our Business and Industry

Fluctuations in our operating results may occur due to the level of acceptance of our Group’s services in the market.

The future success of our Group’s business is closely tied to our ability to achieve market acceptance for our existing services and successfully introduce new services to the market. To ensure that we continue to achieve market acceptance, we need to stay informed about market trends, emerging customer needs, and the competitive landscape. We must also be proactive in adapting our services to meet these evolving demands and preferences. While our Directors are confident in our ability to continue achieving market acceptance, failing to do so could adversely affect our operations and financial performance.

We rely on our management team and our Channels for carrying on our operations.

The success of our Group can be largely attributed to the ongoing dedication of our Directors, senior management, and teams of Channel, including our Referrers and Consultants. Our Directors and senior management possess extensive experience in the insurance brokerage industry and have been instrumental in driving the development and day-to-day operations of our Group. We cannot guarantee the retention of our Directors or other key personnel and the departure of any Director or senior management member could have a material adverse effect on our Group’s management and operations. The absence of suitable replacements for our Directors and key personnel could also have a significant negative impact on our Group’s operations and future profitability.

Moreover, our Group has significantly relied on our Channels, including our Referrers and our Consultants, to generate income from our policyholders. We have entered into contracts for services with our Channels on the basis that they are providing insurance brokerage or referral services to our Group in Hong Kong as opposed to employer-employee relationships. Competition for Channels is fierce, and there is no guarantee that our Group will be able to attract, integrate, or retain such personnel. Therefore, we cannot assure the continuous presence of our Channels. If we fail to maintain relationships with our Channels and are unable to secure replacements, it may have an adverse impact on our Group’s business, operations, and financial position.

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We rely on business relationships with Insurance Companies.

Our Group’s success is partly attributable to the establishment of business relationships with major Insurance Companies such as, among others, AXA China Region Insurance Company Limited, Prudential Hong Kong Limited and Manulife (International) Limited, etc. These relationships allow our Group to provide a diverse range of products to meet the needs of our policyholders and also enable us to negotiate more favorable terms with these Insurance Companies for the benefit of our policyholders as customers.

We have been working with major Insurance Companies for more than 5 years, and these business relationships are formed based on the terms and conditions set forth by the Insurance Companies for accepting business referred or introduced by our Group. These relationships have been a key factor in our Group’s ability to provide high-quality services and products to our policyholders, and we will continue to prioritize these relationships going forward. Nonetheless, there is no assurance that our Group will succeed in maintaining existing and/or establishing new, strategic relationships with the Insurance Companies. If our Group cannot maintain and/or establish such relationships, our Group’s business, operations and financial position may be adversely affected.

We rely on our top five insurance product providers for a significant portion of our revenue.

We offer independent insurance services to policyholders as our customers, who then enter into insurance policies with the Insurance Companies. In exchange, we receive income in the form of broker commissions from various Insurance Companies with whom our customers purchase insurance policies from. We depend on a select group of Insurance Companies, who are independent of us, for a significant portion of our total revenue. In addition, for customers who wish to purchase specific insurance products that are not offered by our collaborating Insurance Companies, we may refer them to other insurance brokers that partner with Insurance Companies providing those products and we would receive commission income from the referred insurance brokers. During the years ended March 31, 2025 and 2024 and the six months ended September 30, 2025, the top five insurance product providers of our Group, including Insurance Companies and the referred insurance brokers, in terms of commission income, accounted for approximately 74.7%, 70.7% and 73.6% of our Group’s revenue, respectively. We cannot guarantee that our Group will continue to receive commission income from these insurance product providers in the future, nor can we ensure that we will secure similar levels of income from other insurance product providers to compensate for any potential loss of revenue from these insurance product providers. If any of these insurance product providers significantly reduce or delay payments, or terminate their business relationship with us, it may adversely affect our cash flow and profitability.

Our Group is exposed to risks associated with compliance standards in Hong Kong.

Insurance brokerage services provided by our Group are characterized by and subject to regulations and regulatory approvals of government and regulatory bodies in Hong Kong such as the Insurance Authority. Compliance standards in relation to approvals or regulatory requirements may also change from time to time. New laws and regulations and/or changes in the interpretation of existing laws and regulations may escalate the compliance costs for our Group or limit our Group’s ability to provide these services such that our Group’s profitability in the provisions of insurance brokerage services may be affected.

Our Group and our Consultants are obligated to obtain registrations and/or licenses from the Insurance Authority, in order to offer services to policyholders. These registrations and approvals need to be renewed once they expire. The regulatory framework set by the relevant authorities is described in the “Regulations” section of this prospectus.

To date, our Group and our Consultants have not encountered any instances where the relevant authorities declined to renew their registrations and/or licenses upon expiration. However, if these registrations and approvals are not renewed, our Group may be unable to continue providing services to policyholders, resulting in potential adverse effects on our financial performance and business operations. Additionally, if the relevant authorities introduce new regulations or modify existing laws and regulations, our Group may be required to incur additional compliance costs, which could negatively impact our financial condition.

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There is a possibility that our Group may face challenges in successfully implementing our future plans.

The successful implementation of our future plans relies heavily on the expansion of our teams of Channels and business operations. To achieve this expansion, it is crucial for us to identify suitable personnel and target markets. However, even if we are able to identify the aforementioned factors, our ability to expand our business may be hindered if we cannot effectively compete in the market.

In particular, there is no guarantee that our Group will successfully develop new geographic markets in Southeast Asia. Although our management maintains connections with Insurance Companies in various Asian countries, our management and existing Channels currently lack experience operating in Southeast Asian markets, which may hinder our ability to effectively navigate local regulations, market dynamics, and consumer preferences. This deficiency poses a risk to our expansion strategy, as challenges in establishing a successful presence in these regions could adversely impact our overall business performance. Additionally, adapting our business model and product offerings to meet the specific needs of consumers in these markets may prove difficult, leading to suboptimal product performance and potential customer dissatisfaction.

Moreover, our expansion plan in the United States is subject to compliance with a complex array of federal and state laws and regulations governing insurance brokerage activities. We will be required to obtain the appropriate insurance brokerage licenses in each state where we intend to operate, and the process for obtaining such licenses may be time-consuming, costly, and subject to various uncertainties, including changes in regulatory requirements and potential delays in approval. There is no assurance that we will be able to obtain the necessary licenses in a timely manner, or at all. We may also encounter difficulties in establishing relationships with local branches or affiliates of Insurance Companies, including those with whom we currently cooperate in Hong Kong, as well as with new partners in the United States.

While we plan to recruit local Channels in the new geographic markets to support our business expansion, there are inherent risks associated with this strategy. The effectiveness of these local partners may vary, and their alignment with our business objectives cannot be guaranteed. Furthermore, the process of identifying and integrating local Channels may require substantial time and resources, potentially delaying our market entry and affecting our competitive position. Any disruptions or failures on the local partners could significantly hinder our ability to achieve our business goals in these regions.

We operate in a highly competitive industry.

Our Group operates in a competitive landscape where we face competition from established competitors, including banks, insurance companies, and insurance brokerage firms. These competitors have developed and provided brokerage services similar to those offered by our Group. In this industry, competition is primarily based on factors such as the quality and scope of services, market reputation, business networks, and pricing.

While there may be certain entry barriers in the independent brokerage industry, there is no guarantee that our Group will be able to sustain a competitive advantage over our rivals or seize perceived or emerging market opportunities. Increased competition can lead to price reductions, which may erode our Group’s market share and have a negative impact on our operations and profitability.

It is important for our Group to continually assess and adapt to the competitive environment, striving to differentiate ourselves through the quality of our services, building a strong market reputation, expanding our business networks, and effectively managing pricing strategies. This will help us navigate the challenges posed by competition and maintain a favorable position in the market.

The performance of our business is closely tied to the macro-economic situation in Hong Kong.

As all of our Group’s earnings are currently generated in Hong Kong, our business and financial performance are highly influenced by the overall state of the Hong Kong economy. The performance of the Hong Kong economy, in turn, can be influenced by a wide range of unpredictable factors, including local and international economic and political conditions, general market sentiment, regulatory changes, and fluctuations in interest rates. Furthermore, it is important to recognize that the future prospects of Hong Kong are closely intertwined with the economic, social, and political development of the PRC. Any unfavorable disruptions to this development may have corresponding effects on the Hong Kong economy. Therefore, our business and results of operations are susceptible to the dynamics and uncertainties of the Hong Kong and PRC economic landscape, necessitating careful monitoring and adaptation to potential changes in the macroeconomic environment.

Our historical dividends may not be indicative of our future dividends.

Dividends may be paid out of our distributable profits in accordance with applicable laws. The ability to pay dividends is contingent upon our capacity to generate sufficient distributable profits. For the years ended March 31, 2024, one of our Operating Subsidiaries, Kepler Global Advisors Limited, has paid a dividend of HK$2,735,688, which is recognized as distribution, to Mr. KWOK Yu Hin. For the year ended March 31, 2025, we have paid an interim dividend of HK$365,300, and special dividend of HK$2,921,162 totaling of HK$3,277,462, which is recognized as distribution, to Mr. KWOK Yu Hin. See note 25 of the notes to the consolidated financial statements included elsewhere in this prospectus for a discussion of dividend. However, it is important to note that past dividend payments should not be used as a benchmark for future dividends.

There is no guarantee that we will pay dividends in the future, and if dividends are declared, the amount can vary. The decision to declare dividends depends on several factors, including our operational results, cash flows, financial position, statutory and regulatory restrictions, and future prospects. Furthermore, distributing profits as dividends reduces the amount available for reinvestment in our operations, potentially limiting our future development.

Ultimately, the declaration of future dividends, if any, rests with our Board and is subject to considerations such as our future operational performance, capital requirements, financial position, legal and contractual restrictions, and other relevant factors.

Our risk management governance structures, especially our corporate governance required for a U.S. stock exchange listing, will be untested at the time of listing.

We are in the process of developing significant policies and governance procedures related to risk management, such as related party transactions policy and framework and enterprise risk management framework, primarily under the direction of our Chief Executive Officer, Mr. KWOK Yu Hin. As we transition to a public company, many of these governance structures will be untested at the time of listing of our Company on the Nasdaq Capital Market, which may expose us to unforeseen risks. The lack of a fully developed and documented related party transaction policy could lead to potential conflicts of interest, compliance issues, or reputational damage if not properly managed. This uncertainty may affect our ability to effectively navigate the complexities of being a publicly traded company.

Moreover, the absence of established risk management practices may hinder our ability to identify, assess, and mitigate risks in a timely manner. As we implement these new governance structures, there is a possibility that they may not function as intended, leading to gaps in oversight or inadequate responses to emerging challenges. This could impact our operational effectiveness and overall financial performance. The evolving nature of our risk management framework necessitates vigilance and ongoing evaluation to ensure that we can adequately protect our interests and those of our stakeholders as we adapt to the heightened scrutiny and regulatory requirements of the public marketplace.

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Risks Related to Our Corporate Structure

We rely on dividends and other distributions on equity paid by our subsidiary to fund any cash and financing requirements we may have, and any limitation on the ability of our subsidiary to make payments to us could have a material adverse effect on our ability to conduct our business.

Our Company is a holding company, and we rely on dividends and other distributions on equity paid by our subsidiary for our cash and financing requirements, including the funds necessary to pay dividends and other cash distributions to our shareholders and service any debt we may incur. If any of our subsidiaries incurs debt on its own behalf in the future, the instruments governing the debt may restrict its ability to pay dividends or make other distributions to us. Any limitation on the ability of our Operating Subsidiaries to pay dividends or make other distributions to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends, or otherwise fund and conduct our business.

Risks Related to Doing Business in Hong Kong

Our operations are based in Hong Kong. Although we have equity ownership in our Hong Kong subsidiaries and currently do not have or intend to have any contractual arrangement to establish a variable interest entity structure with any entity in China, we may still be subject to unique risks due to uncertainty about any future actions of the Chinese government or authorities in Hong Kong in relation to business operations in Hong Kong, or regulatory oversight of overseas listing of companies with operations in Hong Kong.

Although Hong Kong has their own governmental and legal system that is independent of the PRC, it is uncertain whether in the future the Hong Kong government will implement regulations and policies of the Chinese government, or adopt regulations and policies of its own that are substantially the same as those of the Chinese government. Moreover, given that policies, regulations, rules, and the enforcement of laws of the Chinese government may be changed, it is also uncertain in the future whether our operations in Hong Kong will be subject to the oversight of the Chinese authorities. We may be subject to the risks that are specific to doing business in the PRC. Nevertheless, we believe that the effect of the risks below on our Group would not be material.

Due to the long arm provisions under the current PRC laws and regulations, if the Chinese government exercises any significant oversight and discretion over the conduct of our business and intervenes in or influences our operations, our operations and/or the value of our Ordinary Shares could be affected. The policies, regulations, rules, and the enforcement of laws of the Chinese government may also be changed or amended with little advance notice and our assertions and beliefs of the risk imposed by the PRC legal and regulatory system could be uncertain.

Our Company is a holding company and we conduct our operations through our Operating Subsidiaries in Hong Kong. As at the date of this prospectus, we are not materially affected by recent statements by the Chinese government indicating an extent to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers. However, due to long arm provisions under the current PRC laws and regulations, there remains regulatory uncertainty with respect to the implementation and interpretation of laws in China. The PRC government may choose to exercise significant oversight and discretion, and the policies, regulations, rules, and enforcement of laws of the Chinese government to which we are subject may change from time to time. As a result, the application, interpretation, and enforcement of new and existing laws and regulations in the PRC and our assertions and beliefs of the risk imposed by the PRC legal and regulatory system could also be uncertain. In addition, these laws and regulations may be interpreted and applied inconsistently by different agencies or authorities, and inconsistently with our current policies and practices. New laws, regulations, and other government directives in the PRC may also be costly to comply with, and such compliance or any associated inquiries or investigations or any other government actions may:

●	delay or impede our development;

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●	result in negative publicity or increase our operating costs;

●	require significant management time and attention; and

●	subject us to remedies, administrative penalties and even criminal liabilities that may harm our business, including fines assessed for our current or historical operations, or demands or orders that we modify or even cease our business practices.

We are aware that recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in certain areas in China, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. Since these statements and regulatory actions are new, it is highly uncertain how soon legislative or administrative regulation-making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any, and the potential impact such modified or new laws and regulations will have on our daily business operation, the ability to accept foreign investments and list on a U.S. or other foreign exchange.

The Chinese government may intervene or influence our operations at any time or may exert more control over offerings conducted overseas and foreign investment in China-based issuers, which may affect our operations and/or the value of our Ordinary Shares. The promulgation of new laws or regulations, or the new interpretation of existing laws and regulations, in each case that restricts or otherwise unfavorably impacts the ability or way we conduct our business and could require us to change certain aspects of our business to ensure compliance, which could decrease demand for our services, reduce revenues, increase costs, require us to obtain more licenses, permits, approvals or certificates, or subject us to additional liabilities. To the extent any new or more stringent measures are required to be implemented, our business, financial condition and results of operations could be adversely affected as well as materially decrease the value of our Ordinary Shares, potentially rendering them worthless.

If the Chinese government chooses to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers, such action may significantly limit or completely hinder our ability to offer or continue to offer Ordinary Shares to investors and cause the value of our Ordinary Shares to significantly decline or be worthless.

Recent statements by the Chinese government have indicated an intent to exert more oversight and control over offerings that are conducted overseas and/or foreign investments in China-based issuers. On July 6, 2021, the General Office of the Communist Party of China Central Committee and the General Office of the State Council jointly issued a document to crack down on illegal activities in the securities market and promote the high-quality development of the capital market, which, among other things, requires the relevant governmental authorities to strengthen cross-border oversight of law-enforcement and judicial cooperation, to enhance supervision over China-based companies listed overseas, and to establish and improve the system of extraterritorial application of the PRC securities laws. On December 24, 2021, the CSRC published the drafts of the Provisions of the State Council on the Administration of Overseas Securities Offering and Listing by Domestic Companies, and the Administrative Measures for the Filing of Overseas Securities Offering and Listing by Domestic Companies for public comment. On February 17, 2023, the CSRC published the formal Overseas Listing Measures to regulate overseas securities offering and listing activities by domestic companies. For more details, see “Prospectus Summary - Regulatory Permission”.

Furthermore, on December 28, 2021, the CAC, the National Development and Reform Commission, and several other administrations jointly issued the revised Measures for Cybersecurity Review, or the “Revised Review Measures”, which became effective on February 15, 2022 and replaced the existing Measures for Cybersecurity Review. According to the Revised Review Measures, if an “online platform operator” that is in possession of the personal data of more than one million users intends to list in a foreign country, it must apply for a cybersecurity review. Moreover, the CAC released the draft of the Regulations on Network Data Security Management in November 2021 for public consultation, which among other things, stipulates that a data processor listed overseas must conduct an annual data security review by itself or by engaging a data security service provider and submit the annual data security review report for a given year to the municipal cybersecurity department before January 31 of the following year. On July 7, 2022, the CAC released the Measures for the Security Assessment of Cross-Border Data, which becomes effective on September 1, 2022. According to the Measures for the Security Assessment of Cross-Border Data, where a data processor provides data abroad under any of the following circumstances, it shall apply for exit security assessment of data to the national cyberspace administration through the local provincial cyberspace administration: (1) the data processor provides important data abroad; (2) the operators of key information infrastructure and data processors that process the personal information of more than 1 million people provide personal information abroad; (3) data processors who have provided 100,000 personal information or 10,000 sensitive personal information abroad in aggregate since January 1 of last year provide personal information abroad; and (4) other situations required for security assessment as stipulated by the state cyberspace administration. Given the recency of the issuance of the Measures for the Security Assessment of Cross-Border Data, no guidance on the interpretation or implementation of such Measures has been published.

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We provide insurance brokerage service in Hong Kong. Our subsidiaries in Hong Kong have not collected or stored any data (including certain personal information) from PRC individuals. As a result, the likelihood of us being subject to the review of the CAC is remote. However, if the Chinese government chooses to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers and extend to issuers based in Hong Kong, such action may significantly limit or completely hinder our ability to offer or continue to offer Ordinary Shares to investors and cause the value of our Ordinary Shares to significantly decline or be worthless.

In the event that we rely on dividends and other distributions on equity paid by our Hong Kong subsidiaries to fund any cash and financing requirements, we may have, any limitation on the ability of our Hong Kong subsidiaries to make payments to us could have a material and adverse effect on our ability to conduct our business.

Under Hong Kong law, dividends could only be distributed out of profits available for distribution (that is, accumulated realized profits less accumulated realized losses). Dividends cannot be paid out of share capital. Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong in respect of dividends paid by us.

Any limitation on the ability of our Hong Kong subsidiaries to pay dividends or make other distributions to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends, or otherwise fund and conduct our business.

To the extent cash or assets in our business is in Hong Kong or in our Hong Kong subsidiaries, the funds or assets may not be available to fund operations or for other use outside of Hong Kong due to interventions in or the imposition of restrictions and limitations on our ability or the ability of our subsidiary by the PRC government to transfer cash or assets.

We may in the future depend on dividends and other distributions on equity paid by our Hong Kong subsidiaries or depend on our assets located in Hong Kong for our cash and financing requirements.

The PRC government imposes controls on the convertibility of the Renminbi into foreign currencies and, in certain cases, the remittance of currency out of China. Shortages in the availability of foreign currency may then restrict the ability of any PRC entities to remit sufficient foreign currency to our offshore entities for our offshore entities to pay dividends or make other payments or otherwise to satisfy our foreign-currency-denominated obligations.

According to current PRC Law, PRC national laws relating to cash or assets transfer do not apply in Hong Kong. However, while there are currently no such restrictions on the ability of our Company and our Operating Subsidiaries to transfer cash and/or assets, we cannot assure you that the oversight of the PRC government will not be extended to companies operating in Hong Kong, if certain PRC laws and regulations, including existing laws and regulations and those enacted or promulgated in the future, were to become applicable to our Operating Subsidiaries in Hong Kong, and to the extent cash or assets in our business is in Hong Kong or in our Hong Kong subsidiaries, the funds or assets may not be available to fund operations or for other use outside of Hong Kong due to interventions in or the imposition of restrictions and limitations on our ability or the ability of our subsidiary by the PRC government to transfer cash or assets.

The PRC government may continue to strengthen its capital controls, and more restrictions and substantial vetting processes may be put forward by the State Administration of Foreign Exchange of the PRC for cross-border transactions. Any limitation on the ability of our Hong Kong subsidiaries to pay dividends or make other kinds of payments to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends or otherwise fund and conduct our business.

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Although the audit report included in this prospectus is prepared by auditors who are currently inspected by the PCAOB, there is no guarantee that future audit reports will be prepared by auditors inspected by the PCAOB and, as such, in the future investors may be deprived of the benefits of such inspection. Furthermore, trading in our Ordinary Shares may be prohibited under the HFCA Act if the SEC subsequently determines our audit work is performed by auditors that the PCAOB is unable to inspect or investigate completely, and as a result, U.S. national securities exchanges, such as the Nasdaq, may determine to delist our securities. Furthermore, on December 29, 2022, the Accelerating Holding Foreign Companies Accountable Act was enacted, which amended the HFCA Act and requires the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, and thus reducing the time before our Ordinary Shares may be prohibited from trading or delisted.

As an auditor of companies that are registered with the SEC and publicly traded in the United States and a firm registered with the PCAOB, our auditor is required under the laws of the United States to undergo regular inspections by the PCAOB to assess their compliance with the laws of the United States and professional standards. The PCAOB is currently unable to conduct inspections without the approval of the Chinese government authorities. Inspections of other auditors conducted by the PCAOB outside mainland China have at times identified deficiencies in those auditors’ audit procedures and quality control procedures, which may be addressed as part of the inspection process to improve future audit quality. The lack of PCAOB inspections of audit work undertaken in mainland China prevents the PCAOB from regularly evaluating auditors’ audits and their quality control procedures. As a result, if there is any component of our auditor’s work papers become located in mainland China in the future, such work papers will not be subject to inspection by the PCAOB. As a result, investors would be deprived of such PCAOB inspections, which could result in limitations or restrictions on our access to the U.S. capital markets.

On May 20, 2020, the U.S. Senate passed the HFCA Act, which includes requirements for the SEC to identify issuers whose audit work is performed by auditors that the PCAOB is unable to inspect or investigate completely because of a restriction imposed by a non-U.S. authority in the auditor’s local jurisdiction. The U.S. House of Representatives passed the HFCA Act on December 2, 2020, and the HFCA Act was signed into law on December 18, 2020. Additionally, in July 2020, the U.S. President’s Working Group on Financial Markets issued recommendations for actions that can be taken by the executive branch, the SEC, the PCAOB or other federal agencies and departments with respect to Chinese companies listed on U.S. stock exchanges and their audit firms, in an effort to protect investors in the United States. In response, on November 23, 2020, the SEC issued guidance highlighting certain risks (and their implications to U.S. investors) associated with investments in China-based issuers and summarizing enhanced disclosures the SEC recommends China-based issuers make regarding such risks.

On March 24, 2021, the SEC adopted interim final rules relating to the implementation of certain disclosure and documentation requirements in the HFCA Act. On December 2, 2021, the SEC adopted amendments to finalize rules implementing the submission and disclosure requirements in the HFCA Act. The rules apply to registrants that the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that PCAOB is unable to inspect or investigate. We will be required to comply with these rules if the SEC identifies us as having a “non-inspection” year under a process to be subsequently established by the SEC. The final amendments require any identified registrant to submit documentation to the SEC establishing that the registrant is not owned or controlled by a government entity in the public accounting firm’s foreign jurisdiction, and also require, among other things, disclosure in the registrant’s annual report regarding the audit arrangements of, and government influence on, such registrants. Under the HFCA Act (as amended by the Accelerating Holding Foreign Companies Accountable Act, which was enacted on December 29, 2022), our securities may be prohibited from trading on the Nasdaq or other U.S. stock exchanges if our auditor is not inspected by the PCAOB for two consecutive years, and this ultimately could result in our Ordinary Shares being delisted.

On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, which, if enacted, would amend the HFCA Act and require the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, and thus, would reduce the time before our Ordinary Shares may be prohibited from trading or delisted.

On September 22, 2021, the PCAOB adopted a final rule implementing the HFCA Act, which provides a framework for the PCAOB to use when determining, as contemplated under the HFCA Act, whether the Board is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction.

On November 5, 2021, the SEC approved the PCAOB’s Rule 6100, Board Determinations Under the Holding Foreign Companies Accountable Act. Rule 6100 provides a framework for the PCAOB to use when determining, as contemplated under the HFCA Act, whether it is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction.

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On December 16, 2021, the PCAOB issued a report on its determinations that it was unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in Mainland China and in Hong Kong, because of positions taken by PRC authorities in those jurisdictions, which determinations were vacated on December 15, 2022. The PCAOB made its determinations pursuant to PCAOB Rule 6100, which provides a framework for how the PCAOB fulfills its responsibilities under the HFCA Act, which determinations were vacated on December 15, 2022. As of the date of this prospectus, our auditor, headquartered in Singapore, is not subject to the any of the PCAOB determinations.

On August 26, 2022, the PCAOB signed SOP Agreements with the CSRC and China’s Ministry of Finance. The SOP Agreements established a specific, accountable framework to make possible complete inspections and investigations by the PCAOB of audit firms based in mainland China and Hong Kong, as required under U.S. law. On December 15, 2022, the PCAOB announced that it was able to secure complete access to inspect and investigate PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong completely in 2022. The PCAOB vacated its previous 2021 determinations that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong. However, whether the PCAOB will continue to be able to satisfactorily conduct inspections of PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong is subject to uncertainty and depends on a number of factors out of our, and our auditor’s control. Should the PRC authorities fail to agree to the PCAOB’s access in the future, the PCAOB Board will consider the need to issue a new determination. Notwithstanding the foregoing, in the event it is later determined that the PCAOB is unable to inspect or investigate completely our auditor, then such lack of inspection could cause our securities to be delisted from a stock exchange.

The SEC is assessing how to implement other requirements of the HFCA Act, including the listing and trading prohibition requirements described above. Future developments in respect of increasing U.S. regulatory access to audit information are uncertain, as the legislative developments are subject to the legislative process and the regulatory developments are subject to the rule-making process and other administrative procedures.

While we understand that there has been dialogue among the CSRC, the SEC and the PCAOB regarding the inspection of PCAOB-registered accounting firms in mainland China, there can be no assurance that we will be able to comply with requirements imposed by U.S. regulators if there is significant change to current political arrangements between mainland China Hong Kong, or if any component of our auditor’s work papers become located in mainland China in the future. Delisting of our Ordinary Shares would force holders of our Ordinary Shares to sell their Ordinary Shares. The market price of our Ordinary Shares could be adversely affected as a result of anticipated negative impacts of these executive or legislative actions upon, regardless of whether these executive or legislative actions are implemented and regardless of our actual operating performance.

The enactment of Law of the PRC on Safeguarding National Security in the Hong Kong Special Administrative Region (the “Hong Kong National Security Law”) and the Safeguarding National Security Ordinance could impact our Hong Kong subsidiaries.

On June 30, 2020, the Standing Committee of the PRC National People’s Congress adopted the Hong Kong National Security Law. This law defines the duties and government bodies of the Hong Kong National Security Law for safeguarding national security and four categories of offences — secession, subversion, terrorist activities, and collusion with a foreign country or external elements to endanger national security — and their corresponding penalties. Furthermore, on March 23, 2024, the Safeguarding National Security Ordinance was enacted in Hong Kong, which introduces additional offences relating to treason; insurrection, incitement to mutiny and disaffection, and acts with seditious intention; state secrets and espionage; sabotage endangering national security; and external interference endangering national security. On July 14, 2020, the then U.S. President Donald Trump signed the Hong Kong Autonomy Act, or HKAA, into law, authorizing the U.S. administration to impose blocking sanctions against individuals and entities who are determined to have materially contributed to the erosion of Hong Kong’s autonomy. On August 7, 2020, the U.S. government imposed HKAA-authorized sanctions on eleven individuals, including HKSAR chief executive Carrie Lam. On October 14, 2020, the U.S. State Department submitted to relevant committees of Congress the report required under HKAA, identifying persons materially contributing to “the failure of the Government of China to meet its obligations under the Joint Declaration or the Basic Law.” The HKAA further authorizes secondary sanctions, including the imposition of blocking sanctions, against foreign financial institutions that knowingly conduct a significant transaction with foreign persons sanctioned under this authority. The imposition of sanctions may directly affect the foreign financial institutions as well as any third parties or customers dealing with any foreign financial institution that is targeted. It is difficult to predict the full impact of the Hong Kong National Security Law, the Safeguarding National Security Ordinance, and HKAA on Hong Kong and companies located in Hong Kong. If our subsidiaries in Hong Kong are determined to be in violation of the Hong Kong National Security Law or the HKAA by competent authorities, our business operations, financial position and results of operations could be materially and adversely affected.

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A downturn in the Hong Kong, China or global economy, and economic and political policies of China could materially and adversely affect our business and financial condition.

We conduct our operation through our Operating Subsidiaries in Hong Kong. Accordingly, our business, prospects, financial condition and results of operations may be influenced to a significant degree by political, economic and social conditions in Hong Kong and China generally and by continued economic growth in Hong Kong and China as a whole. The Chinese economy differs from the economies of most developed countries in many respects, including the amount of government involvement, level of development, growth rate, control of foreign exchange and allocation of resources. While the Chinese economy has experienced significant growth over the past decades, growth has been uneven, both geographically and among various sectors of the economy. The Chinese government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures may benefit the overall Chinese economy, but may have a negative effect on us.

Economic conditions in Hong Kong and China are sensitive to global economic conditions. Any prolonged slowdown in the global or Chinese economy may affect potential clients’ confidence in financial market as a whole and have a negative impact on our business, results of operations and financial condition. Additionally, continued turbulence in the international markets may adversely affect our ability to access the capital markets to meet liquidity needs.

The Hong Kong legal system embodies uncertainties which could limit the legal protections available to our Company.

Hong Kong is a Special Administrative Region of the PRC and enjoys a high degree of autonomy under the “one country, two systems” principle. The Hong Kong Special Administrative Region’s constitutional document, the Basic Law, ensures that the current political situation will remain in effect for 50 years. Hong Kong has enjoyed the freedom to function in a high degree of autonomy for its affairs, including currencies, immigration and custom, independent judiciary system and parliamentary system. However, we are not in any position to guarantee the implementation of the “one country, two systems” principle and the level of autonomy as currently in place at the moment. Any changes in the state of political environment in Hong Kong may materially and adversely affect our business and operation. Additionally, intellectual property rights and confidentiality protections in Hong Kong may not be as effective as in the United States or other countries. These uncertainties could limit the legal protections available to us, including our ability to enforce our agreements with our clients.

Changes, application and interpretation with respect to the PRC legal system could result in a material change in our operations and/or the value of the securities we are registering for sale.

Although our operations are based in Hong Kong and Hong Kong has their own governmental and legal system that is independent of the PRC, it is uncertain in the future whether our operations in Hong Kong will be subject to the oversight of the Chinese authorities.

The PRC legal system is based on written statutes and their legal interpretations by the Standing Committee of the National People’s Congress. Previous court decisions may be cited for reference but have limited precedential value. Since 1979, the PRC government has been developing a comprehensive system of commercial laws, and considerable progress has been made in introducing laws and regulations dealing with economic matters such as foreign investment, corporate organization and governance, commerce, taxation and trade.

The PRC legal system is constantly evolving and may change quickly with little advance notice, and the PRC government may promulgate new laws and regulations in the future that may cover operations in Hong Kong. If we are deemed not to comply with these requirements, we may be subject to fines and other administrative penalties imposed by relevant PRC authorities. Any change in foreign investment regulations, and other laws, regulations and policies in China or any punishment imposed or actions taken by the PRC government for our violation of such regulations or policies could result in a material change in our operations and/or the value of the securities we are registering for sale and could significantly limit or completely hinder our ability to offer or continue to offer our securities to investors or cause the value of our Ordinary Shares to significantly decline or be worthless.

Any failure to respond to changes in the regulatory environment in China could materially and adversely affect our business and impede our ability to continue our operations.

Changes in international trade policies, trade disputes, barriers to trade, or the emergence of a trade war may dampen growth in China and other markets where the majority of our clients reside.

Political events, international trade disputes, and other business interruptions could harm or disrupt international commerce and the global economy, and could have a material adverse effect on us and our customers, service providers, and other partners. International trade disputes could result in tariffs and other protectionist measures which may materially and adversely affect our business.

Tariffs could increase the cost of the goods and products which could affect customers’ investment decisions. In addition, political uncertainty surrounding international trade disputes and the potential of the escalation to trade war and global recession could have a negative effect on customer confidence, which could materially and adversely affect our business. We may have also access to fewer business opportunities, and our operations may be negatively impacted as a result. In addition, the current and future actions or escalations by either the United States or China that affect trade relations may cause global economic turmoil and potentially have a negative impact on our markets, our business, or our results of operations, as well as the financial condition of our clients. and we cannot provide any assurances as to whether such actions will occur or the form that they may take.

Under the Basic Law of the Hong Kong Special Administrative Region of the People’s Republic of China, Hong Kong is exclusively in charge of its internal affairs and external relations, while the government of the PRC is responsible for its foreign affairs and defense. As a separate customs territory, Hong Kong maintains and develops relations with foreign states and regions. However, based on recent political development, the U.S. State Department has indicated that the United States no longer considers Hong Kong to have significant autonomy from China. The Hong Kong’s preferential trade status was removed by the United States government and the United States may impose the same tariffs and other trade restrictions on exports from Hong Kong that it places on goods from mainland China. These and other recent actions may represent an escalation in political and trade tensions involving the U.S., China and Hong Kong, which could potentially harm our business.

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Fluctuations in exchange rates could have a material and adverse effect on our results of operations and the value of your investment.

Our revenues and expenses will be denominated in Hong Kong dollars. Although the exchange rate between the Hong Kong dollar to the U.S. dollar has been pegged since 1983, we cannot assure you that the Hong Kong dollar will remain pegged to the U.S. dollar. Any significant fluctuations in the exchange rates between Hong Kong dollars to U.S. dollars may have a material adverse effect on our revenue and financial condition. For example, to the extent that we are required to convert U.S. dollars we receive from this offering into Hong Kong dollars for our operations, fluctuations in the exchange rates between Hong Kong dollars against the U.S. dollar would have an adverse effect on the amounts we receive from the conversion. We have not used any forward contracts, futures, swaps or currency borrowings to hedge our exposure to foreign currency risk.

Risks Related to our Ordinary Shares

There has been no public market for our Ordinary Shares prior to this offering, and you may not be able to resell our Shares at or above the price you pay for them, or at all.

Prior to this offering, there has not been a public market for our Ordinary Shares. We have applied for the listing of our Ordinary Shares on the Nasdaq Capital Market. An active public market for our Ordinary Shares, however, may not develop or be sustained after the offering, in which case the market price and liquidity of our Ordinary Shares will be materially and adversely affected.

In recent years, the stock markets generally have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of those companies. Broad market and industry factors may significantly affect the market price of our Ordinary Shares, regardless of our actual operating performance. These fluctuations may be even more pronounced in the trading market for our Ordinary Shares shortly following this offering. If the market price of our Ordinary Shares after this offering does not ever exceed the initial public offering price, you may not realize any return on your investment in us and may lose some or all of your investment.

In addition, in the past, class action litigation has often been instituted against companies whose securities have experienced periods of volatility in market price. Securities litigation brought against us following volatility in our share price, regardless of the merit or ultimate results of such litigation, could result in substantial costs, which would hurt our financial condition and operating results and divert management’s attention and resources from our business.

We will incur increased costs as a result of being a public company, particularly after we cease to qualify as an “emerging growth company.”

Upon consummation of this offering, we will incur significant legal, accounting and other expenses as a public company that we did not incur as a private company. The Sarbanes-Oxley Act of 2002, as well as rules subsequently implemented by the SEC, impose various requirements on the corporate governance practices of public companies. We are an “emerging growth company,” as defined in the JOBS Act and will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of this offering, (b) in which we have total annual gross revenue of at least $1.235 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our Ordinary Shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period. An emerging growth company may take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to public companies. These provisions include exemption from the auditor attestation requirement under Section 404 in the assessment of the emerging growth company’s internal control over financial reporting and permission to delay adopting new or revised accounting standards until such time as those standards apply to private companies.

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Compliance with these rules and regulations increases our legal and financial compliance costs and makes some corporate activities more time-consuming and costly. After we are no longer an “emerging growth company,” or until five years following the completion of our initial public offering, whichever is earlier, we expect to incur significant expenses and devote substantial management effort toward ensuring compliance with the requirements of Section 404 and the other rules and regulations of the SEC. For example, as a public company, we have been required to increase the number of independent directors and adopt policies regarding internal controls and disclosure controls and procedures. We have incurred additional costs in obtaining director and officer liability insurance. In addition, we incur additional costs associated with our public company reporting requirements. It may also be more difficult for us to find qualified persons to serve on our board of Directors or as executive officers. We are currently evaluating and monitoring developments with respect to these rules and regulations, and we cannot predict or estimate with any degree of certainty the amount of additional costs we may incur or the timing of such costs.

Recent joint statement by the SEC and PCAOB, proposed rule changes submitted by Nasdaq, and the HFCA Act all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to our offering.

U.S. public companies that have substantially all of their operations in China (including in Hong Kong) have been the subject of intense scrutiny, criticism and negative publicity by investors, financial commentators and regulatory agencies, such as the SEC. Much of the scrutiny, criticism and negative publicity has centered on financial and accounting irregularities and mistakes, a lack of effective internal controls over financial accounting, inadequate corporate governance policies or a lack of adherence thereto and, in many cases, allegations of fraud.

On December 7, 2018, the SEC and the PCAOB issued a joint statement highlighting continued challenges faced by the U.S. regulators in their oversight of financial statement audits of U.S.-listed companies with significant operations in China. On April 21, 2020, SEC Chairman Jay Clayton and PCAOB Chairman William D. Duhnke III, along with other senior SEC staff, released a joint statement highlighting the risks associated with investing in companies based in or have substantial operations in emerging markets including China, reiterating past SEC and PCAOB statements on matters including the difficulty associated with inspecting accounting firms and audit work papers in China and higher risks of fraud in emerging markets and the difficulty of bringing and enforcing SEC, Department of Justice and other U.S. regulatory actions, including in instances of fraud, in emerging markets generally.

On May 20, 2020, the U.S. Senate passed the HFCA Act requiring a foreign company to certify it is not owned or controlled by a foreign government if the PCAOB is unable to audit specified reports because the company uses a foreign auditor not subject to PCAOB inspection. If the PCAOB is unable to inspect the company’s auditors for three consecutive years, the issuer’s securities are prohibited to trade on a national exchange. On December 2, 2020, the U.S. House of Representatives approved the Holding Foreign Companies Accountable Act.

On May 21, 2021, Nasdaq filed three proposals with the SEC to (i) apply minimum offering size requirement for companies primarily operating in a “Restrictive Market”, (ii) prohibit Restrictive Market companies from directly listing on Nasdaq Capital Market, and only permit them to list on Nasdaq Global Select or Nasdaq Global Market in connection with a direct listing and (iii) apply additional and more stringent criteria to an applicant or listed company based on the qualifications of the company’s auditors.

On August 26, 2022, the PCAOB signed SOP Agreements with the China Securities Regulatory Commission and China’s Ministry of Finance. The SOP Agreements established a specific, accountable framework to make possible complete inspections and investigations by the PCAOB of audit firms based in mainland China and Hong Kong, as required under U.S. law. On December 15, 2022, the PCAOB announced that it was able to secure complete access to inspect and investigate PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong completely in 2022. The PCAOB vacated its previous 2021 determinations that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong. However, whether the PCAOB will continue to be able to satisfactorily conduct inspections of PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong is subject to uncertainty and depends on a number of factors out of our, and our auditor’s control. Should the PRC authorities fail to agree to the PCAOB’s access in the future, the PCAOB Board will consider the need to issue a new determination. Notwithstanding the foregoing, in the event it is later determined that the PCAOB is unable to inspect or investigate completely our auditor, then such lack of inspection could cause our securities to be delisted from a stock exchange.

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On December 29, 2022, the Accelerating Holding Foreign Companies Accountable Act was enacted, which reduces the period of time for foreign companies to comply with PCAOB audits to two consecutive years instead of three, thus reducing the time period for triggering the prohibition on trading.

As a result of these scrutiny, criticism and negative publicity, the publicly traded stock of many U.S. listed Chinese companies sharply decreased in value and, in some cases, has become virtually worthless. Many of these companies are now subject to shareholder lawsuits and SEC enforcement actions and are conducting internal and external investigations into the allegations. It is not clear what effect this sector-wide scrutiny, criticism and negative publicity will have on us, our offering, business and our share price. If we become the subject of any unfavorable allegations, whether such allegations are proven to be true or untrue, we will have to expend significant resources to investigate such allegations and/or defend our Company. This situation will be costly and time consuming and distract our management from developing our growth. If such allegations are not proven to be groundless, we and our business operations will be severely affected and you could sustain a significant decline in the value of our share.

If we fail to meet applicable listing requirements, Nasdaq may delist our Ordinary Shares from trading, in which case the liquidity and market price of our Ordinary Shares could decline.

Assuming our Ordinary Shares are listed on Nasdaq, we cannot assure you that we will be able to meet the continued listing standards of Nasdaq in the future. If we fail to comply with the applicable listing standards and Nasdaq delists our Ordinary Shares, we and our shareholders could face significant material adverse consequences, including:

●	a limited availability of market quotations for our Ordinary Shares;

●	reduced liquidity for our Ordinary Shares;

●	a determination that our Ordinary Shares are “penny stock”, which would require brokers trading in our Ordinary Shares to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our Ordinary Shares;

●	a limited amount of news about us and analyst coverage of us; and

●	a decreased ability for us to issue additional equity securities or obtain additional equity or debt financing in the future.

The National Securities Markets Improvement Act of 1996, which is a federal statute, prevents or preempts the states from regulating the sale of certain securities, which are referred to as “covered securities.” Because we expect that our Ordinary Shares will be listed on Nasdaq, such securities will be covered securities. Although the states are preempted from regulating the sale of our securities, the federal statute does allow the states to investigate companies if there is a suspicion of fraud, and, if there is a finding of fraudulent activity, then the states can regulate or bar the sale of covered securities in a particular case. Further, if we were no longer listed on Nasdaq, our securities would not be covered securities and we would be subject to regulations in each state in which we offer our securities.

Volatility in our Ordinary Shares price may subject us to securities litigation.

The market for our Ordinary Shares may have, when compared to seasoned issuers, significant price volatility and we expect that our Ordinary Share price may continue to be more volatile than that of a seasoned issuer for the indefinite future. In the past, plaintiffs have often initiated securities class action litigation against a company following periods of volatility in the market price of its securities. We may, in the future, be the target of similar litigation. Securities litigation could result in substantial costs and liabilities and could divert management’s attention and resources.

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The price and the trading volume of our Ordinary Shares may be volatile which could result in substantial losses for investors purchasing our Shares under this offering.

The price and trading volume of our Ordinary Shares may be volatile. The market price of our Ordinary Shares may fluctuate significantly and rapidly as a result of the following factors, among others, some of which are beyond our control:

●	fluctuations in stock market price and volume;

●	depth and liquidity of the market for our Ordinary Shares;

●	investors’ perceptions of us and our business;

●	actions by institutional shareholders;

●	changes in accounting standards, policies, guidance, interpretations and principles;

●	additions or departures of our key personnel;

●	regulatory or legal developments, including involvement in litigation; and

●	general global economic, political and stock market conditions.

As at the date of this prospectus, we have 20,000,000 Ordinary Shares outstanding, representing our total outstanding securities. We are offering 5,000,000 Ordinary Shares, representing 20% of the Ordinary Shares following completion of the offering of our Company, assuming no exercise of the underwriters’ over-allotment option. As a result, our public float after this offering may be limited, which could exacerbate volatility in the price and trading volume of our Ordinary Shares.

There were instances of extreme stock price run-ups followed by rapid price declines and stock price volatility seemingly unrelated to company performance following a number of recent initial public offerings, particularly among companies with relatively smaller public floats. Such volatility, including stock run-up, may be unrelated or disproportionate to the actual or expected operating performance and financial condition or prospects of such companies, making it difficult for investors to assess the rapidly changing value of our Ordinary Shares.

In addition, if the trading volumes of our Ordinary Shares are low, persons buying or selling in relatively small quantities may easily influence prices of our Ordinary Shares. This low volume of trades could also cause the price of our Ordinary Shares to fluctuate greatly, with large percentage changes in price occurring in any trading day session. Holders of our Ordinary Shares may also not be able to readily liquidate their investment or may be forced to sell at depressed prices due to low volume trading. Broad market fluctuations and general economic and political conditions may also adversely affect the market price of our Ordinary Shares. As a result of this volatility, investors may experience losses on their investment in our Ordinary Shares. A decline in the market price of our Ordinary Shares also could adversely affect our ability to issue additional shares of ordinary shares and our ability to obtain additional financing in the future. No assurance can be given that an active market in our ordinary shares will develop or be sustained. If an active market does not develop, holders of our ordinary shares may be unable to readily sell the shares they hold or may not be able to sell their shares at all.

Our pre-IPO shareholders will be able to sell their shares after completion of this offering subject to restrictions under the Rule 144.

Our pre-IPO shareholders may be able to sell their Ordinary Shares under Rule 144 after completion of this offering (subject to the lock-up agreements relevant to our Directors, officers and holders of more than 5% of our securities, see “Underwriting” for details). Because these shareholders have paid a lower price per Ordinary Share than participants in this offering, when they are able to sell their pre-IPO shares under Rule 144, they may be more willing to accept a lower sales price than the IPO price. This fact could impact the trading price of the stock following completion of the offering, to the detriment of participants in this offering. Under Rule 144, before our pre-IPO shareholders can sell their shares, in addition to meeting other requirements, they must meet the required holding period. We do not expect any of the Ordinary Shares to be sold pursuant to Rule 144 during the pendency of this offering.

The potential resale of these significant outstanding Ordinary Shares could cause material dilution to new investors by increasing the supply of shares available in the market, potentially depressing our share price and reducing the value of investments made in this offering. Non-affiliates holding restricted securities may sell an unlimited number of restricted securities under Rule 144 once the required conditions are met (See “Shares Eligible for Future Sale - Rule 144” for details), which could flood the market and lead to heightened volatility or reduced liquidity. As at the date of this prospectus, a total of 4,280,437 Ordinary Shares, i.e. approximately 21.4% of our total outstanding Ordinary Shares, are held by individuals holding less than 5% of equity interests in our Company who are not our directors or officers, and will be considered non-affiliates. Such resales may hinder our ability to maintain a stable market for our securities, potentially jeopardizing our listing on the Nasdaq Capital Market. The maintenance criteria under the Nasdaq Capital Market include requirements for minimum bid price, public float, and number of shareholders; increased selling pressure from these securities could cause non-compliance, leading to delisting risks that would further impair market access and liquidity for all shareholders.

If you purchase our Ordinary Shares in this offering, you will incur immediate and substantial dilution in the book value of your shares.

Investors purchasing our Ordinary Shares in this offering will pay a price per share that substantially exceeds the pro forma as adjusted net tangible book value per Ordinary Share. As a result, investors purchasing Ordinary Shares in this offering will incur immediate dilution. For more information on the dilution you may experience as a result of investing in this offering, see “Dilution”.

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The sale or availability for sale of substantial amounts of our Ordinary Shares held by shareholders who individually hold less than 5% of equity interests in our Company could adversely affect their market price.

As of the date of this prospectus, a total of 4,280,437 Ordinary Shares, or approximately 21.4% of our total outstanding Ordinary Shares, are held by individuals each holding less than 5% of our equity interests and who are not our directors or officers (the “Minority Individuals”). These Ordinary Shares are not subject to the lock-up agreements with the underwriter. The median price paid by several Minority Individuals including Ng Lee Fan, Choi Man Hin, Chen Yanjun, Xu Ying and Yang Liu as investors for their Ordinary Shares was $1.62 per share, which was significantly lower than the IPO price. The Ordinary Shares held by the remaining Minority Individuals were transferred to them by Mr. KWOK Yu Hin with nil consideration as recognition of their contributions to the development of our Group over the years. These Minority Individuals may sell their Ordinary Shares under Rule 144 once the required conditions, including the applicable holding period, are met (see “Shares Eligible for Future Sale – Rule 144” for details). Because these Minority Individuals acquired their shares at a substantially lower price than the IPO price, they may be more willing to accept a lower sales price than the IPO price, which could create downward pressure on the market price of our Ordinary Shares and result in substantial losses for investors in this offering.

We cannot predict the effect, if any, that sales of these securities or the availability of these securities for future sale will have on the market price of our Ordinary Shares. However, the potential for such sales could increase selling pressure, reduce liquidity in the market for our Ordinary Shares, and exacerbate price volatility, particularly given the relatively small size of this offering compared to our total outstanding shares.

We will be a “controlled company” within the meaning of Nasdaq Rules and we will qualify for and may rely on exemptions from certain corporate governance requirements.

We will be a “controlled company” within the meaning of Nasdaq Rules. As at the date of this prospectus, 68.16% of the issued share capital of our Company is owned by Mr. KWOK Yu Hin, our Director. Mr. KWOK Yu Hin therefore owns 68.16% of our total voting power as at the date of this prospectus. Following completion of this offering, 54.53% of the issued share capital of our Company will be owned by Mr. KWOK Yu Hin and Mr. KWOK Yu Hin will own 54.53% of our total voting power. Under the Nasdaq Rules, a company of which more than 50% of the voting power with respect to the election of directors is held by an individual, a company or a group of persons acting together is a “controlled company” and may elect not to comply with certain stock exchange rules regarding corporate governance, including the following requirements:

●	that a majority of its board of directors consist of independent directors;

●	that its director nominees be selected or recommended for the board’s selection by a majority of the board’s independent directors in a vote in which only independent directors participate or by a nominating committee comprised solely of independent directors, in either case, with a formal written charter or board resolutions, as applicable, addressing the nominations process and such related matters as may be required under the federal securities laws; and

●	that its compensation committee be composed solely of independent directors with a written charter addressing the committee’s purpose and responsibilities.

If we elect to be treated as a controlled company and use these exemptions, you may not have the same protections afforded to stockholders of companies that are subject to all of Nasdaq Rules regarding corporate governance, which could make our Ordinary Shares less attractive to investors or otherwise harm our stock price.

Our management has broad discretion to determine how to use the funds raised in the offering and may use them in ways that may not enhance our results of operations or the price of our Ordinary Shares.

We anticipate that we will use the net proceeds from this offering for our insurance brokerage business and other corporate purposes. Our management will have significant discretion as to the use of the net proceeds to us from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the market price of our Ordinary Shares.

Our disclosure controls and procedures may not prevent or detect all errors or acts of fraud.

Upon the closing of this offering, we will become subject to the periodic reporting requirements of the Exchange Act. We will design our disclosure controls and procedures to provide reasonable assurance that information we must disclose in reports we file or submit under the Exchange Act is accumulated and communicated to management, and recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC. We believe that any disclosure controls and procedures, no matter how well-conceived and operated, can provide only reasonable, not absolute, assurance that the objectives of the control system are met.

These inherent limitations include the realities that judgments in decision-making can be faulty, and that breakdowns can occur because of simple error or mistake. Additionally, controls can be circumvented by the individual acts of some persons, by collusion of two or more people or by an unauthorized override of the controls. Accordingly, because of the inherent limitations in our control system, misstatements due to error or fraud may occur and not be detected.

We do not intend to pay dividends for the foreseeable future.

We currently intend to retain any future earnings to finance the operation and expansion of our business, and we do not expect to declare or pay any dividends in the foreseeable future. As a result, you may only receive a return on your investment in our Ordinary Shares if the market price of our Ordinary Shares increases. Under Cayman Islands law, we may pay a dividend out of either profit or share premium account, provided that in no circumstances may a dividend be paid if this would result our Company being unable to pay its debts as they become due in the ordinary course of business.

There is no guarantee that we will pay dividends in the future, and if dividends are declared, the amount can vary. The decision to declare dividends depends on several factors, including our operational results, cash flows, financial position, statutory and regulatory restrictions, and future prospects. Furthermore, distributing profits as dividends reduces the amount available for reinvestment in our operations, potentially limiting our future development.

Ultimately, the declaration of future dividends, if any, rests with our board of Directors and is subject to considerations such as our future operational performance, capital requirements, financial position, legal and contractual restrictions, and other relevant factors.

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Securities analysts may not publish favorable research or reports about our business or may publish no information at all, which could cause our share price or trading volume to decline.

If a trading market for our Ordinary Shares develops, the trading market will be influenced to some extent by the research and reports that industry or financial analysts publish about us and our business. We do not control these analysts. As a newly public company, we may be slow to attract research coverage and the analysts who publish information about our Ordinary Shares will have had relatively little experience with us or our industry, which could affect their ability to accurately forecast our results and could make it more likely that we fail to meet their estimates. In the event we obtain securities or industry analyst coverage, if any of the analysts who cover us provide inaccurate or unfavorable research or issue an adverse opinion regarding our share price, our share price could decline. If one or more of these analysts cease coverage of us or fail to publish reports covering us regularly, we could lose visibility in the market, which in turn could cause our share price or trading volume to decline and result in the loss of all or a part of your investment in us.

Investors may have difficulty enforcing judgments against us, our Directors and management.

We are incorporated under the laws of the Cayman Islands and all of our Directors and officers reside outside the United States. Moreover, many of these persons do not have significant assets in the United States. As a result, it may be difficult or impossible to effect service of process within the United States upon these persons, or to recover against us or them on judgments of U.S. courts, including judgments predicated upon the civil liability provisions of the U.S. federal securities laws. Even if you are successful in bringing an action of this kind, the laws of the Cayman Islands could render you unable to enforce a judgment against our assets or the assets of our Directors and officers.

There is uncertainty as to whether the courts of the Cayman Islands would (i) recognize or enforce judgments of U.S. courts obtained against us or our Directors or officers predicated upon the civil liability provisions of the securities laws of the U.S. or any state in the U.S. or (ii) entertain original actions brought in the Cayman Islands against us or our Directors or officers predicated upon the securities laws of the U.S. or any state in the U.S.

The U.S. and the Cayman Islands do not have a treaty providing for reciprocal recognition and enforcement of judgments of courts of the U.S. in civil and commercial matters and that a final judgment for the payment of money rendered by any general or state court in the U.S. based on civil liability, whether or not predicated solely upon the U.S. federal securities laws would not be enforceable in the Cayman Islands, however, the courts of the Cayman Islands will in certain circumstances recognize and enforce a foreign judgment, without any re-examination or re-litigation of matters adjudicated upon, provided such judgment:

(a) is given by a foreign court of competent jurisdiction;

(b) imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given;

(c) is final;

(d) is not in respect of taxes, a fine or a penalty;

(e) was not obtained by fraud; and

(f) is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands.

Subject to the above limitations, in appropriate circumstances, a Cayman Islands court may give effect in the Cayman Islands to other kinds of final foreign judgments such as declaratory orders, orders for performance of contracts and injunctions.

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The laws of the Cayman Islands relating to the protection of the interest of minority shareholders are different from those in the United States.

We are an exempted company incorporated under the laws of the Cayman Islands. Our corporate affairs are governed by our memorandum and articles of association, as may be amended from time to time, and by the Companies Act (Revised) of the Cayman Islands (the “Companies Act”) and common law of Cayman Islands. The rights of shareholders to take action against our Directors, action by minority shareholders and the fiduciary responsibilities of our Directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands and our Articles. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from English common law, the decisions of whose courts are of persuasive authority, but are not binding, on a court in the Cayman Islands.

The laws of the Cayman Islands relating to the protection of the interests of minority shareholders differ in certain respects from those established under statutes or judicial precedent in existence in the United States and other jurisdictions. In addition, shareholders of Cayman Islands exempted companies like us have no general rights under Cayman Islands law to inspect corporate records (other than the memorandum and articles of association and any special resolutions passed by such companies, and the register of mortgages and charges of such companies) or to obtain copies of lists of shareholders of these companies. Our Directors have discretion under our post-offering memorandum and articles of association that will become effective immediately prior to completion of this offering to determine whether or not, and under what conditions, our corporate records may be inspected by our shareholders, but are not obliged to make them available to our shareholders. This may make it more difficult for you to obtain the information needed to establish any facts necessary for a shareholder motion or to solicit proxies from other shareholders in connection with a proxy contest.

Such differences may mean that the remedies available to our minority shareholders may be different from those they would have under the laws of other jurisdictions, including the United States. Potential investors should be aware that there is a risk that provisions of the Companies Act may not offer the same protection as the relevant laws and regulations in the United States may offer, and should consider obtaining independent legal advice on the implications of investing in foreign-incorporated companies.

We qualify as a foreign private issuer and, as a result, we will not be subject to U.S. proxy rules and will be subject to Exchange Act reporting obligations that permit less detailed and less frequent reporting than that of a U.S. domestic public company.

Upon the closing of this offering, we will report under the Exchange Act as a non-U.S. company with foreign private issuer status. Because we qualify as a foreign private issuer under the Exchange Act, we are exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including (i) the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; (ii) the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and (iii) the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial and other specified information, or current reports on Form 8-K upon the occurrence of specified significant events. In addition, our officers, directors and principal shareholders are exempt from the reporting and “short-swing” profit recovery provisions of Section 16 of the Exchange Act and the rules thereunder. Therefore, our shareholders may not know on a timely basis when our officers, directors and principal shareholders purchase or sell our shares. In addition, foreign private issuers are not required to file their annual report on Form 20-F until one hundred twenty (120) days after the end of each fiscal year, while U.S. domestic issuers that are accelerated filers are required to file their annual report on Form 10-K within seventy-five (75) days after the end of each fiscal year. Foreign private issuers also are exempt from Regulation Fair Disclosure, aimed at preventing issuers from making selective disclosures of material information. As a result of the above, you may not have the same protections afforded to shareholders of companies that are not foreign private issuers.

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If we lose our status as a foreign private issuer, we would be required to comply with the Exchange Act reporting and other requirements applicable to U.S. domestic issuers, which are more detailed and extensive than the requirements for foreign private issuers. We may also be required to make changes in our corporate governance practices in accordance with various SEC and Nasdaq Rules. The regulatory and compliance costs to us under U.S. securities laws if we are required to comply with the reporting requirements applicable to a U.S. domestic issuer may be significantly higher than the cost we would incur as a foreign private issuer. As a result, we expect that a loss of foreign private issuer status would increase our legal and financial compliance costs and would make some activities highly time consuming and costly. We also expect that if we were required to comply with the rules and regulations applicable to U.S. domestic issuers, it would make it more difficult and expensive for us to obtain and maintain directors’ and officers’ liability insurance, and we may be required to accept reduced coverage or incur substantially higher costs to obtain coverage. These rules and regulations could also make it more difficult for us to attract and retain qualified members of our board of Directors.

As a foreign private issuer, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from Nasdaq corporate governance listing standards. These practices may afford less protection to shareholders than they would enjoy if we complied fully with corporate governance listing standards.

As a foreign private issuer, we are permitted to take advantage of certain provisions in the Nasdaq Rules that allow us to follow our home country law for certain governance matters. Certain corporate governance practices in our home country, the Cayman Islands, may differ significantly from Nasdaq corporate governance listing standards. Currently, we do not plan to rely on some home country practices with respect to our corporate governance after we complete this offering. However, if we choose to follow home country practices in the future, our shareholders may be afforded less protection than they would otherwise enjoy under the Nasdaq corporate governance listing standards applicable to U.S. domestic issuers.

There can be no assurance that we will not be a passive foreign investment company, or PFIC, for U.S. federal income tax purposes for any taxable year, which could result in adverse U.S. federal income tax consequences to U.S. holders of our Ordinary Shares.

A non-U.S. corporation will be a PFIC for any taxable year if either (i) at least 75% of its gross income for such year consists of certain types of “passive” income; or (ii) at least 50% of the value of its assets (based on an average of the quarterly values of the assets) during such year is attributable to assets that produce passive income or are held for the production of passive income, or the asset test. Based on our current and expected income and assets (taking into account the expected cash proceeds and our anticipated market capitalization following this offering), we do not presently expect to be a PFIC for the current taxable year or the foreseeable future. However, no assurance can be given in this regard because the determination of whether we are or will become a PFIC is a fact-intensive inquiry made on an annual basis that depends, in part, upon the composition of our income and assets. In addition, there can be no assurance that the Internal Revenue Service, or IRS, will agree with our conclusion or that the IRS would not successfully challenge our position. Fluctuations in the market price of our Ordinary Shares may cause us to become a PFIC for the current or subsequent taxable years because the value of our assets for the purpose of the asset test may be determined by reference to the market price of our Ordinary Shares. The composition of our income and assets may also be affected by how, and how quickly, we use our liquid assets and the cash raised in this offering. If we were to be or become a PFIC for any taxable year during which a U.S. Holder holds our Ordinary Shares, certain adverse U.S. federal income tax consequences could apply to such U.S. Holder. See “Taxation — Passive Foreign Investment Company Consequences”.

We are an emerging growth company within the meaning of the Securities Act and may take advantage of certain reduced reporting requirements.

We are an emerging growth company, as defined in the JOBS Act, and we may take advantage of certain exemptions from requirements applicable to other public companies that are not emerging growth companies, including, most significantly, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 for so long as we remain an emerging growth company. As a result, if we elect not to comply with such auditor attestation requirements, our investors may not have access to certain information they may deem important.

The JOBS Act also provides that an emerging growth company does not need to comply with any new or revised financial accounting standards until such date that a private company is otherwise required to comply with such new or revised accounting standards. We do not plan to opt out of such exemptions afforded to an emerging growth company. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective data.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve substantial risks and uncertainties. In some cases, you can identify forward-looking statements by the words “may,” “might,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “goal,” “objective,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue” and “ongoing,” or the negative of these terms, or other comparable terminology intended to identify statements about the future. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. The forward-looking statements and opinions contained in this prospectus are based upon information available to us as of the date of this prospectus and, while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. Forward-looking statements include statements about:

●	timing of the development of future business;

●	capabilities of our business operations;

●	expected future economic performance;

●	competition in our market;

●	continued market acceptance of our products;

●	protection of our intellectual property rights;

●	changes in the laws that affect our operations;

●	inflation and fluctuations in foreign currency exchange rates;

●	our ability to obtain and maintain all necessary government certifications, approvals, and/or licenses to conduct our business;

●	continued development of a public trading market for our securities;

●	the cost of complying with current and future governmental regulations and the impact of any changes in the regulations on our operations;

●	managing our growth effectively;

●	projections of revenue, earnings, capital structure and other financial items;

●	fluctuations in operating results;

●	health crisis, including due to pandemics such as the COVID-19 pandemic and government measures taken in response thereto; and

●	other factors set forth under “Risk Factors.”

You should refer to the section titled “Risk Factors” for a discussion of important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements. As a result of these factors, we cannot assure you that the forward-looking statements in this prospectus will prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

You should read this prospectus and the documents that we reference in this prospectus and have filed as exhibits to the registration statement, of which this prospectus forms a part, completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

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INDUSTRY AND MARKET DATA

This prospectus includes statistical and other industry and market data that we obtained from industry publications and research, surveys and studies conducted by third parties, as well estimates by our management based on such data. The market data and estimates used in this prospectus involve a number of assumptions and limitations, and you are cautioned not to give undue weight to such data and estimates. While we believe that the information from these industry publications, surveys and studies is reliable, the industry in which we operate is subject to a high degree of uncertainty and risk due to a variety of important factors, including those described in the section titled “Risk Factors.” These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us. This section contains information from industry data and research commissioned by us and prepared by China Insights Consultancy, an independent research firm, to provide information regarding our industry and our market position globally.

OVERVIEW OF THE INSURANCE INDUSTRY IN HONG KONG

Overview of the Insurance Industry in Hong Kong

As an international financial center, Hong Kong’s insurance industry holds a leading position globally. In fact, the insurance penetration in Hong Kong ranked first in Asia and second worldwide in 2023 compared to other developed countries and regions. At the same time, the insurance density in Hong Kong ranked third in the world with a value of USD9.0 thousand in 2023.

Source: OECD, China Insights Consultancy

In the midstream industry chain of the Hong Kong insurance market, the primary market players are insurance intermediaries, including insurance brokers, insurance agents, and bancassurance. These intermediaries serve as the connection between downstream customers and upstream insurance companies. Generally, insurance companies issue insurance products to intermediaries as sales channels. The intermediaries, in turn, sell these products to customers, earning a commission as their revenue. Additionally, insurance companies have the option to sell insurance products directly to customers without the need for intermediaries.

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Source: China Insights Consultancy

As of March 31, 2025, Hong Kong boasted 118.4 thousand licensed insurance intermediaries, comprising 80.9 thousand licensed individual insurance agents, 23.7 thousand licensed technical representatives (agent), 11.4 thousand licensed technical representatives (broker), 1.6 thousand licensed insurance agencies, and 0.8 thousand licensed insurance broker companies. The growth trajectory of the Hong Kong insurance industry is evident, with a projected increase in the total number of licensed insurance intermediaries to 123.5 thousand units by 2029. This expansion is forecasted to occur at a CAGR of 0.8% from 2024 to 2029, reflecting the industry’s ongoing development and overall vitality.

Source: Insurance Authority, China Insights Consultancy

Note: In accordance with the information disclosed by the Hong Kong Insurance Authority, the closing date for the statistics cited herein is March 31 of the corresponding year.

The Market Size of the Insurance Industry in Hong Kong

From 2020 to 2022, Hong Kong’s insurance industry remained under significant pressure from the pandemic, with growth momentum steadily weakening. The market recorded a decline of 7.5% from 2021 to 2022, in terms of gross premium, reflecting the prolonged impact of the challenging environment.

Since 2022, Hong Kong’s insurance market has experienced a robust rebound, supported by the gradual fading of pandemic-related impacts, the continued expansion of the city’s financial sector, and deeper integration within the Greater Bay Area in China (which includes nine cities and two special administrative regions in China). This favorable environment has accelerated market recovery, with premium growth reaching 17.7% during 2023–2024. Total premiums amounted to HKD 637.8 billion in 2024, not only restoring but surpassing pre-pandemic levels, underscoring Hong Kong’s position as a leading insurance hub in the region.

Factors such as the development of the Greater Bay Area in China, technological innovation, and heightened awareness of health insurance are poised to drive steady growth in the Hong Kong insurance market in the future. Projections suggest an increase to HKD859.9 billion by 2029, with an estimated CAGR of 6.2% from 2024 to 2029.

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In the Hong Kong insurance market, products are broadly categorized into two main types: long term insurance and general insurance. The graph below illustrates the market size of Hong Kong’s insurance industry in terms of gross premiums, spanning the period from 2020 to 2029:

Source: Insurance Authority, China Insights Consultancy

Among the various distribution channels in 2024, bancassurance remains the dominant force, securing about 50% of the market share. Simultaneously, insurance brokers claimed a substantial share, exceeding 20% and contributing to a gross premium of HKD132.7 billion in the same year. This reflects the significant role played by insurance brokers in facilitating transactions and providing expert advice within the industry.

Driven by the growth of the Hong Kong insurance brokerage sector and the increasing recognition of the value of professional insurance brokerage services, the gross insurance premium distributed through insurance brokers is projected to reach HKD195.3 billion by 2029. This trajectory indicates a robust CAGR of 8.0% from 2024 to 2029, underscoring the anticipated growth and influence of insurance brokers in the Hong Kong market.

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Source: Insurance Authority, China Insights Consultancy

Market Drivers of the Insurance Industry in Hong Kong

●	Application of advanced technology. Advanced technologies such as AI and Big Data Analytics are poised to be pivotal in the evolution of the insurance industry in Hong Kong. These technologies empower insurance companies to assess customer risks with greater precision, resulting in more accurate pricing of insurance products. Additionally, integrating IoT devices enables real-time monitoring of insured objects, enhancing risk assessment. For instance, in auto insurance, vehicle sensors can monitor driving behavior, contributing to a more nuanced understanding of risks.

●	Widespread adoption of mobile apps. The pervasive use of mobile applications is reshaping how customers interact with insurance services. The development of mobile apps allows customers to manage their insurance affairs conveniently, from purchasing policies to claiming and checking policy information. Digital platforms facilitate seamless transactions, enabling insurance companies to sell products, offer online services, and streamline policy management and claims processes.

●	Increasing demand from Mainland Chinese customers. The rapid economic growth in the Greater Bay Area has elevated the affluence levels of its residents, leading to a surge in demand for insurance among individuals and businesses seeking comprehensive coverage and investment opportunities. Hong Kong’s well-established and sophisticated insurance market makes it an attractive option for mainland Chinese customers, particularly in investment-linked insurance.

●	Rising health awareness. The heightened awareness of health risks, exacerbated by the COVID-19 pandemic, has underscored the importance of comprehensive health insurance coverage. This awareness, coupled with an aging population and advancements in medical techniques, has made healthcare costs a critical concern in Hong Kong. This environment creates significant growth potential for the health insurance industry as individuals seek comprehensive coverage for unforeseen health challenges.

The Challenges of the Insurance Industry in Hong Kong

●	Global economic downturn. The occurrence of a global economic downturn induces a low-interest-rate environment, presenting challenges to traditional savings and investment-linked insurance products. The potential impact on returns from these products may diminish the appeal of insurance purchases, subsequently affecting the revenue of insurance companies.

●	Increased regulatory compliance requirements. Escalating regulatory compliance requirements imposes additional burdens on insurance companies. Stringent policies may necessitate companies to adhere to stricter regulatory standards, leading to heightened reporting and review obligations to ensure alignment with regulatory norms. The regulatory landscape regarding Mainland Chinese customers purchasing insurance in Hong Kong may also become more stringent, potentially limiting the expansion of Hong Kong insurance companies to Mainland customers.

●	Population aging. Hong Kong is experiencing rapid population aging. With an aging demographic, insurance companies face longevity risks associated with life insurance and annuity products. This demographic shift may result in higher pay-out ratios than initially anticipated, posing challenges to the financial sustainability of insurance companies.

●	Operating cost pressures. Rising operating costs, including healthcare, claims expenses, and marketing expenditures, contribute to an overall increase in operational expenses for insurance companies. This fiercely competitive landscape, coupled with the proliferation of various marketing channels, further intensifies marketing costs. These cost pressures may exert a negative impact on the pricing and profitability of insurance products, requiring strategic management to maintain financial viability.

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OVERVIEW OF THE INSURANCE BROKERAGE SECTOR IN HONG KONG

Overview of the Insurance Brokerage Sector in Hong Kong

The insurance brokerage sector in Hong Kong involves facilitating negotiations and arrangements for insurance contracts, acting as intermediaries on behalf of policyholders or potential policyholders. Under the Hong Kong Insurance Ordinance, licensed insurance brokerage firms engage in regulated activities across various business lines. Their primary role is to represent policyholders in identifying the most suitable and optimal insurance plans available in the market, with gross insurance brokerage income serving as their principal source of revenue.

As per data from the Insurance Authority, the number of licensed insurance broker companies in Hong Kong stabilized around 800 during 2020-2024. Given the relatively mature nature of Hong Kong’s insurance brokerage market, the number of brokerage firms is not expected to fluctuate significantly in the future, projecting the total number to remain 830 by 2029, reaching a CAGR of 0.7% from 2024-2029.

Source: Insurance Authority, China Insights Consultancy

The insurance brokerage business in Hong Kong holds three key advantages over traditional insurance agencies. First, as independent entities, brokers provide unbiased advice by assessing a diverse array of insurance products from various insurance companies. Secondly, brokers have extensive market intelligence that allows them to navigate regulatory complexities, ensuring clients receive optimal coverage with favorable terms. Thirdly, brokers adopt a client-centric approach, tailoring solutions to individual needs and providing ongoing support, particularly in claims processing. Overall, these factors highlight the personalized, informed, and advocacy-driven nature of the insurance brokerage business, therefore indicating a broad growth space for insurance brokers in Hong Kong.

The Market Size of the Insurance Brokerage Industry in Hong Kong

The insurance brokerage industry in Hong Kong has demonstrated remarkable growth over the past five years, following the impact of the COVID-19 pandemic. Total revenue increased from HKD 21.0 billion in 2020 to HKD 36.3 billion in 2024, representing a CAGR of 14.6%. The outbreak of COVID-19 in 2020 had a significant impact, resulting in a decline in brokerage commissions compared with the previous year. However, the market rebounded strongly in the subsequent years, notably an accelerated CAGR of 24.9% in the last two years. Looking ahead, the market is projected to reach HKD 59.0 billion by 2029, reflecting a solid CAGR of 10.2% during 2024-2029. This outlook highlights the industry’s resilience and its strong capacity to recover from external shocks.

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In terms of insurance product types, Hong Kong insurance brokers predominantly engage with three main categories: long term insurance (excluding Investment-Linked Assurance Schemes, or ILAS), long term insurance (ILAS only), and general insurance. During the period from 2020 to 2024, the total revenue of Hong Kong’s insurance brokerage market recorded strong growth, rising from HKD 21.0 billion to HKD 36.3 billion, with a CAGR of 14.6%. Long-term insurance excluding ILAS: This was the fastest-growing segment, with revenue increasing from HKD 15.9 billion to HKD 30.2 billion, achieving an impressive CAGR of 17.3%. Long-term insurance (ILAS only): This segment experienced more moderate growth, rising from HKD 1.7 billion to HKD 2.3 billion, with a CAGR of 7.2%. General insurance: The market size remained relatively stable with slight growth, increasing from HKD 3.4 billion to HKD 3.8 billion, representing a CAGR of 3.2%.

The graph below presents the market size of Hong Kong’s insurance brokerage industry in terms of gross insurance brokerage income from 2020 to 2029:

Source: Insurance Authority, China Insights Consultancy

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The Market Size of the Long-Term Insurance (excluding ILAS) Brokerage Industry in Hong Kong

In the Hong Kong insurance brokerage industry, long term insurance (excluding ILAS) brokerage stands out as the dominant sector, maintaining a consistent estimated market share of approximately 83.2% in 2024. This segment encompasses various forms of long-term insurance, including life insurance, savings insurance, and other categories, sans ILAS. The graph below illustrates the market size of Hong Kong’s long-term insurance (excluding ILAS) brokerage industry in terms of gross insurance brokerage income from 2020 to 2029:

Source: Insurance Authority, China Insights Consultancy

●	Life insurance

Life insurance represented 45.2% of Hong Kong’s insurance market in 2024, based on contribution payments. The sector is broadly divided into whole life insurance and term insurance. Over the past five years, term insurance recorded robust growth but experienced a notable decline in 2024, whereas whole life insurance maintained a relatively stable performance.

Despite the decline in total life insurance premiums during 2020–2024, premiums from new business exhibited a strong upward trajectory, achieving a CAGR of 22.8%. This growth fully offset the contraction in renewal business. In addition, the brokerage underwriting ratio for new business was slightly higher than that for renewal business. Consequently, life insurance brokerage premiums during the reporting period trended in the opposite direction of total premiums.

Fueled by an aging population, high savings rate, sustained economic development, increased household income, government support, regulatory initiatives, and heightened awareness of risk protection, the life insurance brokerage market is anticipated to experience faster growth than the overall insurance sectors. The market size of the life insurance brokerage industry in Hong Kong, measured in terms of gross insurance brokerage income, increased from HKD10.5 billion in 2020 to HKD23.7 billion in 2024, representing a CAGR of 22.5%. Rapid growth is expected, reaching HKD40.6 billion in 2029, with a five-year CAGR of 11.3%.

●	Saving insurance

Saving insurance is an insurance product designed to help save, invest, and accumulate funds for various life goals. These saving insurance products are highly regarded due to their versatility in catering to diverse financial objectives, including funding children’s education, home purchases, retirement planning, and other major expenditures individuals may encounter across different life stages. Saving insurance is broadly categorized into two main types: endowment insurance and annuity individual insurance. Over the past few years, there has been a contrasting trend in the growth rates of these categories.

Over the past five years, the premium scale of savings insurance has exhibited a V-shaped trajectory under the impact of the COVID-19 pandemic. The market reached its lowest point in 2022 and gradually recovered over the following two years. Although premiums have not yet returned to pre-pandemic levels, they have clearly moved away from the adverse effects, rebounding from a decline of more than 30% between 2021 and 2022. As a result, the five-year negative CAGR narrowed to -1.5%. In line with this trend, the brokerage commission scale of the savings insurance market also rebounded sharply from the 2022 trough, recording a CAGR of 22.7% between 2022 and 2024 and reaching HKD 5.4 billion.

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The Market Size of the General Insurance Brokerage Industry in Hong Kong

In the Hong Kong insurance brokerage industry, general insurance brokerage stands out as another dominant sector, which encompasses mainly two parts: Direct business and reinsurance inward business.

Source: Insurance Authority, China Insights Consultancy

The market expanded from HKD 59.9 billion in 2020 to HKD 100.5 billion in 2024, representing a CAGR of 13.8%. This growth was primarily driven by the rapid expansion of reinsurance inward business, which grew at a remarkable CAGR of 33.1% during 2020–2024, compared with only 3.8% for direct business. Looking ahead, the market is projected to continue its upward trajectory, reaching HKD 152.5 billion by 2029. While growth is expected to moderate, the overall CAGR for 2024–2029E remains robust at 11.6%, with reinsurance inward business (18.2%) outpacing direct business (3.3%). This trend highlights the increasing importance of reinsurance as a key growth driver in Hong Kong’s general insurance brokerage market and serves as a strong indicator of the sustained prosperity of Hong Kong’s financial sector, particularly its insurance industry.

Market Drivers of the Insurance Brokerage Industry in Hong Kong

●	Rapidly aging population. The demographic trend of a rapidly aging population in Hong Kong is a significant driver for the insurance brokerage industry. As the population ages, there is an increasing demand for customized insurance solutions. Insurance brokers play a pivotal role in addressing the evolving risk and coverage needs of this demographic, offering specialized products such as healthcare plans tailored to the requirements of an older clientele.

●	High savings rate. Hong Kong’s robust savings culture contributes to a favorable environment for the insurance industry. With a strong inclination towards wealth preservation and growth strategies, individuals seek insurance products that align with their financial planning goals. Insurance brokers are well-positioned to provide tailored solutions to cater to the population’s focus on asset protection and financial planning.

●	Rising per capita income. The continual rise in per capita income in Hong Kong is driving demand for sophisticated and personalized insurance solutions. Individuals with higher incomes are increasingly seeking comprehensive coverage and specialized products. Insurance brokers leverage their expertise and diverse product offerings to meet the evolving needs of a wealthier population, offering solutions that go beyond standard coverage.

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●	Increased awareness of personal protection. Growing awareness of the importance of personal protection is a key driver for the insurance brokerage industry. Individuals are becoming more conscious of the need for comprehensive risk management and insurance coverage. With their ability to provide tailored solutions, insurance brokers are well-suited to address specific protection requirements and guide clients in navigating the intricacies of personal risk management.

●	Favorable policies and regulations. In recent years, Hong Kong has issued a series of favorable policies related to the insurance industry. Initiatives such as the Development Roadmap for the Insurance Sector and the Hong Kong Insurance Ordinance provide clear guidelines, facilitating entry into the industry and ensuring long-term planning. These policies serve as a guiding framework, promoting stability and growth within the insurance brokerage sector in Hong Kong.

Market Trends of the Insurance Brokerage Industry in Hong Kong

●	Digital transformation and technological integration. The insurance brokerage industry in Hong Kong is undergoing a significant transformation driven by digitalization and technological integration. Brokers increasingly leverage digital tools and platforms to streamline their processes, improve customer experiences, and facilitate more efficient communication. This shift towards digital solutions not only enhances operational efficiency but also allows insurance brokers to adapt to changing consumer expectations in an evolving digital landscape.

●	Diversification of product offerings and services. Beyond traditional insurance products, brokers are expanding their offerings to provide a broader range of risk management solutions. This includes specialized coverage for emerging risks, innovative investment-linked products, and comprehensive financial planning services. The trend towards diversification reflects a proactive approach by brokers to meet their clients’ diverse and evolving needs, positioning them as holistic financial advisors.

●	Enhanced regulatory compliance and ethical standards. Adhering to strict regulatory guidelines and upholding the highest ethical principles in daily operations have become paramount. This commitment aligns with global regulatory changes and builds trust and credibility in the market. As a result, insurance brokers are viewed as dependable and responsible partners by both clients and regulatory authorities alike.

Market Opportunities of the Insurance Industry in Southeast Asia

The Southeast Asian insurance industry is experiencing a transformative phase marked by substantial growth opportunities. The region’s expanding middle class and rising incomes drive a heightened demand for insurance products, particularly in life, health, and property-related coverage. Concurrently, people recognize the importance of risk management and financial protection, fostering a growing insurance culture.

Furthermore, Southeast Asia’s rapid digitization and technological advancements are reshaping the industry, offering opportunities for innovation and improved customer engagement. Overall, the confluence of a burgeoning middle class, increasing risk awareness, and technological advancements positions the Southeast Asian insurance sector for dynamic and promising development.

The market size of the insurance industry in Southeast Asia, as measured by gross premium, has grown at a CAGR of 10.2% in the past five years, from HKD698.6 billion in 2020 to HKD1,029.0 billion in 2024, and is expected to continue its strong growth trajectory, reaching HKD1,547.7 billion in 2029, with a CAGR of 8.5%.

COMPETITIVE LANDSCAPE OF THE INSURANCE BROKERAGE INDUSTRY IN HONG KONG

Competitive Landscape of the Insurance Brokerage Industry in Hong Kong

There are three types of players in Hong Kong’s insurance brokerage industry. The first type is insurance broker companies backed by insurance companies that have a strong relationship with their Insurance Companies. The second type is international insurance broker companies affiliated with large global insurance brokerage groups that mainly focus on international general business and institutional customers. The final type is wealth management companies, which have the advantages of a comprehensive investment portfolio and customized consulting services.

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Insurance broker companies in Hong Kong operate in segments of either long term business, general business, or both. While most engage in both segments, they often specialize in or exhibit competitive strengths in either long term or general business. The industry is largely composed of small and medium-sized businesses, with the majority having fewer than 20 technical representatives. In 2024, only 10% to 15% of insurance broker companies employed more than 25 technical representatives. This decentralized structure fosters a competitive landscape, with the top 20 companies collectively holding a market share of approximately 40% in terms of gross insurance brokerage income in 2024.

Based on the gross insurance brokerage income, the insurance broker companies in Hong Kong could be divided into three tiers in 2024:

●	1st Tier: Gross insurance brokerage income exceeding HKD300 million, there are approximately 25 broker companies in 1st Tier ranking 1st-25th.

●	2nd Tier: Gross insurance brokerage income ranging between HKD10 million and HKD300 million, there are 45 broker companies in 2nd Tier ranking 26th-70th.

●	3rd Tier: Gross insurance brokerage income below HKD10 million, there are more than 700 broker companies in 3rd Tier ranking beyond 70th.

Our Company is in the 2nd Tier with a market share of around 0.5% in terms of gross insurance brokerage income in 2024. It is estimated that our Company is ranked around 5th in 2nd Tier.

Key Success Factors of the Insurance Brokerage Industry in Hong Kong

●	Strong relationship with Insurance Companies. Successful insurance brokers establish and maintain strong relationships with Insurance Companies. This is crucial as brokers derive profits from the commission rate spread between what they receive from Insurance Companies and what is paid to individual technical representatives. Brokers with a solid reputation, a sizable client base, and an extensive sales network will likely receive higher commission rates. This enhances their profitability and enables them to offer customers more competitive prices while maintaining their financial viability.

●	Diversified insurance product offerings. Policyholders typically require a range of insurance products to ensure comprehensive financial protection against potential losses, such as severe illness, physical injuries, or property damage. Brokers who offer a diversified portfolio of insurance products are more attractive to policyholders who are seeking one-stop solutions. Providing a broad spectrum of products positions insurance brokers to cater to evolving customer needs at different stages of life, thereby maximizing customer lifetime value.

●	Strong brand awareness and good reputation. Companies with strong brand awareness are more likely to capture the interest of potential policyholders. When choosing an insurance broker, consumers may prefer to work with familiar brands, associating them with higher reliability and service quality. Increased brand awareness encourages policyholders trust and facilitates more effective marketing promotions with reduced marketing costs.

Entry Barriers of the Insurance Brokerage Industry in Hong Kong

●	Application for broker license. Obtaining a valid insurance brokerage business license is a prerequisite for engaging in the insurance brokerage business in Hong Kong. The regulatory requirements set by the Hong Kong Insurance Authority encompass various aspects, including corporate governance, internal controls, risk management, and financial standards. The stringent application process acts as a barrier, ensuring that only entities meeting these criteria can operate as professional insurance brokers.

●	Knowledge and experience of the Hong Kong insurance industry. Success in the insurance brokerage industry requires a deep understanding of the Hong Kong insurance landscape. Market players need comprehensive industry knowledge, including regulatory frameworks, customer needs, and effective sales strategies. Existing players benefit from accumulated industry experience, established sales teams, and a nuanced understanding of clients’ protection needs. New entrants may find it challenging to quickly acquire comparable resources and market insights.

●	Well-trained employees. Insurance products are intricate financial instruments, and clients often rely on professional brokers to navigate complexities, compare products, and explain policy rules. Well-trained employees with a strong understanding of insurance intricacies are essential. However, building a specialized team with the necessary expertise is time-consuming and resource-intensive, presenting a barrier for new entrants aiming to establish themselves quickly in the market.

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USE OF PROCEEDS

Based upon an initial public offering price of $7.00 per Ordinary Share (the midpoint of the price range set forth on the cover page of this prospectus), we estimate that we will receive net proceeds from this offering, after deducting the estimated underwriting discounts, non-accountable expense allowance and the estimated offering expenses payable by us, of approximately $30.5 million if the underwriters do not exercise their over-allotment option, and $35.0 million if the underwriters exercise their over-allotment option in full.

Each $1.00 increase (decrease) in the assumed initial public offering price would increase (decrease) the net proceeds to us from this offering by $4.6 million, assuming that the number of Ordinary Shares offered by us, as set forth on the cover page of this prospectus, remains the same, and after deducting the underwriting discounts, non-accountable expense allowance and estimated offering expenses payable by us. An increase (decrease) of 1.0 million in the number of Ordinary Shares we are offering would increase (decrease) the net proceeds to us from this offering by $6.4 million, assuming the assumed initial public offering price remains the same, and after deducting the underwriting discounts, non-accountable expense allowance and estimated offering expenses payable by us.

The primary purposes of this offering are to create a public market for our shares for the benefit of all shareholders. We plan to use the net proceeds of this offering as follows:

●	Approximately 30% for expansion of business in the United States;

●	Approximately 10% for expansion of business to Southeast Asia regions;

●	Approximately 15% for expanding product offerings, marketing and promotional expenses;

●	Approximately 15% for the development of integrated digital platform to improve business efficiency and customer service quality, and effectively analyze customer and partner data;

●	Approximately 15% for recruitment of personals for the expansion of operations; and

●	The balance to fund working capital and for other general corporate purposes.

The foregoing represents our current intentions based upon our present plans and business conditions to use and allocate the net proceeds of this offering. Our management, however, will have significant flexibility and discretion to apply the net proceeds of this offering. If an unforeseen event occurs or business conditions change, we may use the proceeds of this offering differently than as described in this registration statement. We reserve the right to change the use of proceeds that we presently anticipate and describe herein.

To the extent that the net proceeds we receive from this offering are not immediately used for the above purposes, we intend to invest our net proceeds in short-term, interest-bearing bank deposits or debt instruments.

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DIVIDEND POLICY

We currently intend to retain all available funds and future earnings, if any, for the operation and expansion of our business and do not anticipate declaring or paying any dividends in the foreseeable future. Any future determination related to our dividend policy will be made at the discretion of our board of Directors after considering our financial condition, results of operations, capital requirements, contractual requirements, business prospects and other factors the board of directors deems relevant, and subject to the restrictions contained in any future financing instruments.

For the years ended March 31, 2024, one of our Operating Subsidiaries, Kepler Global Advisors Limited, has paid a dividend of HK$2,735,688, which is recognized as distribution, to Mr. KWOK Yu Hin. For the year ended March 31, 2025, we have paid an interim dividend of HK$365,300, and special dividend of HK$2,240,000, totaling of HK$3,277,462, which is recognized as distribution, to Mr. KWOK Yu Hin. See note 25 of the notes to the consolidated financial statements included elsewhere in this prospectus for a discussion of dividend. For the six months ended September 30, 2025 and up to the date of this prospectus, we did not declare any dividend. If we determine to pay dividends on any of our Ordinary Shares in the future, as a holding company, we will be dependent on receipt of funds from our subsidiaries by way of dividend payments.

The declaration, amount and payment of any future dividends will be at the sole discretion of our board of Directors, subject to compliance with applicable Cayman Islands laws regarding solvency. Our board of Directors will take into account general economic and business conditions, our financial condition and results of operations, our available cash and current and anticipated cash needs, capital requirements, contractual, legal, tax and regulatory restrictions and other implications on the payment of dividends by us to our shareholders or by our subsidiary to us, and such other factors as our board of Directors may deem relevant. In addition, our shareholders may by ordinary resolution declare a dividend, but no dividend may exceed the amount recommended by our board of Directors.

Under Cayman Islands laws and our memorandum and articles of association as may be amended from time to time, our Company may only pay dividends out of profits or share premium and our board of Directors may authorize payment of a dividend to shareholders at such time and of such an amount as they determine provided that they are satisfied on reasonable grounds that immediately following the payment of dividend we will be able to pay our debts as they become due in the ordinary course of business. There is no further Cayman Islands statutory restriction on the amount of funds which may be distributed by us by dividend.

As we are a holding company, we rely on dividends paid to us by our subsidiary for our cash requirements, including funds to pay any dividends and other cash distributions to our shareholders, service any debt we may incur and pay our operating expenses. Our ability to pay dividends to our shareholders will depend on, among other things, the availability of dividends from our Operating Subsidiaries.

Cash dividends, if any, on our Ordinary Shares will be paid in U.S. dollars.

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CAPITALIZATION

The following table sets forth our capitalization as of September 30, 2025 on:

●	an actual basis;

●	a pro forma basis to reflect the reorganization of the Company;

●	a pro forma as adjusted basis to give effect to the sale of Ordinary Shares in this offering at the assumed initial public offering price of $7.00 per ordinary share (the midpoint of the price range set forth on the cover page of this prospectus) after deducting the underwriting discounts, non-accountable expense allowance and estimated offering expenses payable by us, assuming the underwriters do not exercise the over-allotment option.

You should read this information together with our audited consolidated financial statements appearing elsewhere in this prospectus and the information set forth under the sections titled “Selected Consolidated Financial Data,” “Exchange Rate Information,” “Use of Proceeds” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

	As of September, 2025
	Actual	Pro Forma As Adjusted (1)
	HK$	HK$
Ordinary shares, $0.001 par value per share: 100,000,000 shares authorized; 20,000,000 shares issued and outstanding as at September 30, 2025 (2) ; and 5,000,000 shares to be issued and outstanding pro forma	156,000	194,750
Additional paid-in capital	-	236,010,750
Merged reserves	1,663,491	1,663,491
Retained earnings	14,278,423	14,278,423
Total equity/capitalization	16,097,914	252,147,414

	As of September, 2025
	Actual	Pro Forma As Adjusted (1)
	$	$
Ordinary shares, $0.001 par value per share: 100,000,000 shares authorized; 20,000,000 shares issued and outstanding as at September 30, 2025 (2); and 5,000,000 shares to be issued and outstanding pro forma	20,129	25,129
Additional paid-in capital	-	30,453,000
Merged reserves	214,644	214,644
Retained earnings	1,842,377	1,842,377
Total equity/capitalization	2,077,150	32,535,150

(1)

Reflects the sale of Ordinary Shares in this offering at an assumed initial public offering price of $7.00 per share (the midpoint of the price range set forth on the cover page of this prospectus), and after deducting the underwriting discounts, non-accountable expense allowance and estimated offering expenses payable by us. The pro forma as adjusted information is illustrative only, and we will adjust this information based on the actual initial public offering price and other terms of this offering determined at pricing. Additional paid-in capital reflects the net proceeds we expect to receive, after deducting the underwriting discounts (7.0%), non-accountable allowance and estimated offering expenses payable by us ($2.10 million). We estimate that such net proceeds will be approximately HK$236 million ($30.4 million). For an itemization of an estimation of the total offering expenses payable by us, see “Expenses Related to this Offering”.

(2)	Gives retroactive effect to reflect the reorganization in September 2025.

Each $1.00 increase (decrease) in the assumed initial public offering price would increase (decrease) the pro forma as adjusted amount of total capitalization by $1.40, assuming that the number of Ordinary Shares offered by us, as set forth on the cover page of this prospectus, remains the same, and after deducting underwriting discounts, non-accountable expense allowance and estimated offering expenses payable by us. An increase (decrease) of 1.0 million in the number of Ordinary Shares offered by us, as set forth on the cover page of this prospectus, would increase (decrease) the pro forma as adjusted amount of total capitalization by $1.42, assuming no change in the assumed initial public offering price per ordinary share as set forth on the cover page of this prospectus.

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DILUTION

If you invest in our Ordinary Shares in this offering, your interest will be immediately diluted to the extent of the difference between the initial public offering price per Ordinary Share in this offering and the net tangible book value per ordinary share after this offering. Dilution results from the fact that the initial public offering price per ordinary share is substantially in excess of the net tangible book value per ordinary share. As of September 30, 2025, we had a historical net tangible book value of HK$16.1 million ($2.1 million), or $0.08 per ordinary share. Our net tangible book value per share represents total tangible assets less total liabilities, all divided by the number of Ordinary Shares outstanding as of September 30, 2025.

After giving effect to the sale of Ordinary Shares in this offering at the assumed initial public offering price of $7.00 per Ordinary Share (the midpoint of the price range set forth on the cover page of this prospectus), we will have 25,000,000 Ordinary Shares outstanding, and after deducting the underwriting discounts, non-accountable expense allowance and estimated offering expenses payable by us, our pro forma as adjusted net tangible book value at September 30, 2025 would have been HK$252.1 million ($32.5 million), or $1.30 per ordinary share before Over-allotment Option. This represents an immediate increase in pro forma as adjusted net tangible book value of $1.22 per ordinary share to existing investors and immediate dilution of $5.70 per ordinary share to new investors. The following table illustrates this dilution to new investors purchasing Ordinary Shares in this offering:

	US$ Post-Offering (1)	US$ Full Exercise of Over-allotment Option(2)
Assumed initial public offering price per ordinary share	$7	$7
Net tangible book value per ordinary share as of September 30, 2025	$0.08	$0.08
Increase in pro forma as adjusted net tangible book value per ordinary share attributable to new investors purchasing Ordinary Shares in this offering	$1.22	$1.37
Pro forma as adjusted net tangible book value per ordinary share after this offering	$1.30	$1.45
Dilution per ordinary share to new investors in this offering	$5.70	$5.55

(1)	Assumes gross proceeds from the offering of 5,000,000 Ordinary Shares, and assumes that the underwriters’ over-allotment option has not been exercised.

(2)	Assumes gross proceeds from the offering of 5,750,000 Ordinary Shares, and assumes that the underwriters’ over-allotment option has been exercised in full.

Each $1.00 increase (decrease) in the assumed initial public offering price of $7.00 per ordinary share (the midpoint of the price range set forth on the cover page of this prospectus) would increase (decrease) our pro forma as adjusted net tangible book value as of September 30, 2025 after this offering by approximately $1.40 per ordinary share, and would increase (decrease) dilution to new investors by $6.51 per ordinary share, assuming that the number of Ordinary Shares offered by us, as set forth on the cover page of this prospectus, remains the same, and after deducting the underwriting discounts, non-accountable expense allowance and estimated offering expenses payable by us. An increase (decrease) of 1.0 million Ordinary Shares in the number of Ordinary Shares we are offering would increase (decrease) our pro forma as adjusted net tangible book value as of September 30, 2025 after this offering by approximately $1.42 per ordinary share, and would increase (decrease) dilution to new investors by approximately $5.54 per ordinary share, assuming the assumed initial public offering price per ordinary share, as set forth on the cover page of this prospectus remains the same, and after deducting the underwriting discounts, non-accountable expense allowance and estimated offering expenses payable by us. The pro forma as adjusted information is illustrative only, and we will adjust this information based on the actual initial public offering price and other terms of this offering determined at pricing.

If the underwriters exercise their over-allotment option in full, the pro forma as adjusted net tangible book value per ordinary share after this offering would be $1.45, the increase in net tangible book value per ordinary share to existing shareholders would be $1.37, and the immediate dilution in net tangible book value per ordinary share to new investors in this offering would be $5.55.

To the extent that we issue additional Ordinary Shares in the future, there will be further dilution to new investors participating in this offering.

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EXCHANGE RATE INFORMATION

The functional currency of our entities located in Hong Kong is HKD. Our consolidated financial statements are presented in HKD. We use HKD as reporting currency in our consolidated financial statements and in this prospectus. Assets and liabilities are translated at the exchange rates on the date of consolidated statements of financial position, equity amounts are translated at historical exchange rates, and revenues, expenses, gains and losses are translated using the average rate for the period. Gains or losses resulting from foreign currency transactions are included in the accompanying consolidated statements of profit or loss and other comprehensive (loss)/income.

Translations of balances in the consolidated statements of financial position, consolidated statements of profit or loss and other comprehensive income/(loss) and consolidated statements of cash flows from HKD into USD as of and for the year ended March 31, 2025 and as of and for the six months ended September 30, 2025 are solely for the convenience of the reader and were calculated at the rate of HKD 7.75 to USD 1.

42

CORPORATE HISTORY AND STRUCTURE

Our Corporate History

Our Group’s operations in the insurance industry commenced in 2016 when Mr. KWOK Yu Hin, our Director and Chief Executive Officer, as a co-founder, established Kepler Global Advisors Limited (formerly known as Kepler Group Limited), our first Operating Subsidiary, to provide insurance brokerage service to customers in Hong Kong.

In 2019, our Group expanded its business operations to provide insurance brokerage service when Mr. KWOK Yu Hin acquired Equator Asset Protection Limited (formerly known as Jinjia (Hong Kong) Wealth Management Limited), a licensed insurance broker company in Hong Kong, which became the second Operating Subsidiary of our Group.

Over the years, our Group has grown from a small team to become a company with a network of 227 Channels, including 198 Referrers and 29 Consultants. Our business activities have diversified significantly since its inception. Initially focused on small personal insurance policies, our Group insurance products have expanded into various areas throughout the years, including life insurance and other general insurance products. We also provide other ancillary services including immigration services and software upgrade and maintenance service to our customers.

Our Corporate Structure

The following diagram illustrates our corporate structure as of the date of this prospectus.

The entities held by our Group below are direct subsidiaries of our Company and that none are of contractual arrangements with our Group using variable interest entity agreements.

Note:

Wong Lap Ip Alan, Shin Yick Fabian, Ng Lee Fan, Xu Ying, Choi Man Hin, Yang Liu, Wu Wenda and Chen Yanjun held as to 1.00%, 1.00%, 0.22% and 0.20%, 0.11%, 0.10%, 0.08% and 0.08% of the issued share capital of our Company, respectively.

Our Company

Our Company, Kepler Group Limited, was incorporated under the laws of the Cayman Islands on October 3, 2023. Our principal executive office is located at Suite 3902-03, 39/F, Tower 6, The Gateway, Harbour City, Tsim Sha Tsui, Hong Kong. Our registered office in the Cayman Islands is located at the office of Ogier Global (Cayman) Limited, 89 Nexus Way, Camana Bay, Grand Cayman, KY1-9009, Cayman Islands.

We are offering 5,000,000 Ordinary Shares, representing 20% of the Ordinary Shares following completion of the offering of our Company, assuming no exercise of the underwriters’ over-allotment option. Upon closing of this offering, our Directors, officers and principal shareholders will hold in aggregate, approximately 62.88% of our Ordinary Shares.

At each general meeting, each shareholder who is present in person or by proxy (or, in the case of a shareholder being a corporation, by its duly authorized representative) will have one vote for each Ordinary Share which such shareholder holds. There are no prohibitions to cumulative voting under the laws of the Cayman Islands, but our Memorandum and Articles do not provide for cumulative voting.

The authorized share capital of our Company is US$100,000 divided into 100,000,000 shares of US$0.001 each.

On September 2, 2025, the sole director of our Company resolved, approved and ratified share swap between the Company and three Hong Kong companies, namely Equator Asset Protection Limited, Kepler Global Advisors Limited and Kepler Innovative Technology Limited (the “Share Swap”) as part of our Company’s recapitalization prior to the listing. Pursuant to the Share Swap, the Company acquired the entire share capital of (i) Equator Asset Protection Limited (the “Equator”) jointly held by Mr. KWOK Yu Hin, Ms. Zhu Meizhen and Mr. Tam King Yeung Alvin, being all of the then shareholders of Equator; (ii) Kepler Global Advisors Limited (the “Kepler Global”) held by Mr. KWOK Yu Hin being the then sole shareholder of Kepler Global and (iii) Kepler Innovative Technology Limited (the “Kepler Innovation”) held by Mr. KWOK Yu Hin being the then sole shareholder of Kepler Innovation; and in consideration therefor, the Company issued an aggregate of 2,499,999 Ordinary Shares to the shareholders of Equator, Kepler Global and Kepler Innovation, among which (i) 2,237,859 Ordinary Shares were issued to Mr. KWOK Yu Hin, (ii) 155,000 Ordinary Shares were issued to Ms. Zhu Meizhen and (iii) 107,140 Ordinary Shares were issued to Mr. TAM King Yeung Alvin (the “Share Swap Allotments”).

On the same day, the Company further issued an aggregate of 12,500 Ordinary Shares to Mr. KWOK Yu Hin at par value per share (together with the Share Swap Allotments, the “Share Allotments”). Upon completion of the Share Allotments, our Company had 2,512,500 Ordinary Shares in issue and outstanding.

Immediately following the Share Allotments, Mr. KWOK Yu Hin transferred a portion of the shareholding held by him in our Company to various parties as recognition of their contributions to the development of our Group over the years and to several investors of our Company. On September 2, 2025, Mr. KWOK Yu Hin transferred an aggregate of 537,730 Ordinary Shares, among which (i) 2,730 Ordinary Shares were transferred to Mr. Yang Liu; (ii) 120,000 Ordinary Shares were transferred to Ms. Sun Xiaodi; (iii) 124,000 Ordinary Shares were transferred to Mr. Kwok Yu Fung; (iv) 123,500 Ordinary Shares were transferred to Mr. Luo Sen; (v) 25,000 Ordinary Shares were transferred to Mr. Wong Lap Ip Alan; (vi) 25,000 Ordinary Shares were transferred to Mr. Shin Yick Fabian; (vii) 3,000 Ordinary Shares were transferred to Choi Man Hin; (viii) 100,000 Ordinary Shars were transferred to Yang Boyi, (ix) 2,000 Ordinary Shares were transferred to Wu Wenda; (x) 5,500 Ordinary Shares were transferred to Ng Lee Fan; (xi) 2,000 Ordinary Shares were transferred to Chen Yanjun; and (xii) 5,000 Ordinary Shares were transferred to Xu Ying (the “Share Transfers”). Following the completion of the Share Transfers, the Company had 2,512,500 Ordinary Shares in issue and outstanding, 1,712,630 of which were held Mr. KWOK Yu Hin and the remaining 799,870 Ordinary Shares were held by the remaining 11 shareholders.

On September 19, 2025, our Company further issued an aggregate of 17,487,500 Ordinary Shares to our shareholders at par value per share (the “Capitalization Issue”). Upon completion of the Capitalization Issue, our Company has in total 20,000,000 Ordinary Shares in issue and outstanding, 13,632,876 of which are held by Mr. KWOK Yu Hin and the remaining 6,367,124 are held by the remaining 11 shareholders. The difference between the estimated IPO price range and the fair value of the Ordinary Shares will be recorded in share premium.

Our Subsidiaries

Branching from our corporate structure above, our subsidiaries as of the date of this prospectus is set forth in the table below.

Name	Background	Ownership	Principal Activities
Kepler Global Advisors Limited	A Hong Kong company incorporated on August 1, 2016	100% owned by our Company	Provision of insurance brokerage service and immigration services

Equator Asset Protection Limited	A Hong Kong company incorporated on January 8, 2015	100% owned by our Company	Provision of insurance brokerage service

Kepler Innovative Technology Limited	A Hong Kong company incorporated on September 17, 2019	100% owned by our Company	Provision of technology brokerage services and development of software

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SELECTED CONSOLIDATED FINANCIAL DATA

The following tables summarize our selected consolidated financial data for the periods and as of the dates indicated. The summary consolidated statements of profit or loss and other comprehensive income for the six months ended September 30, 2025 and 2024 and for the years ended March 31, 2025 and 2024, and the summary consolidated statement of financial position as of September 30, 2025, March 31, 2025 and March 31, 2024 are derived from our consolidated financial statements, which have been prepared in accordance with International Financial Reporting Standards (“IFRS”) and audited in accordance with the standards of the PCAOB, and included elsewhere in this prospectus. The condensed financial statements include all adjustments, consisting only of normal and recurring adjustments, that we consider necessary for a fair representation of our financial position and operating results for the periods presented. Our consolidated financial statements are prepared and presented in accordance with IFRS. Our historical results do not necessarily indicate results expected for any future periods. Our historical results are not necessarily indicative of the results that may be expected in the future. The following summary consolidated financial data should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements included elsewhere in this prospectus.

For the figures in this selected consolidated financial data, we have used the figures in the unaudited financial statements and made necessary minor rounding on the numbers for easy reference.

	For the Six Months Ended September 30,
	2024	2025	2025
	HK$’000	HK$’000	US$’000
CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
Revenues	71,867	191,642	24,728
Cost of revenues	(59,977)	(167,945)	(21,670)
Gross profits	11,890	23,697	3,058
Other Income	2,397	688	89
Other gains and (loss)	(1)	21	3
Administrative expenses	(9,594)	(13,348)	(1,722)
Finance costs	(141)	(108)	(14)
Profit before tax	4,551	10,950	1,4137
Income tax expenses	(895)	(2,527)	(326)
Profit for the year	3,656	8,422	1,087
Earnings per share, basic and diluted	3,656	8,422	1,087
Weighted average number of Ordinary Shares outstanding*	3,659,221	2,512,500	2,512,500

* Shares and per share data are presented on a retroactive basis to reflect the nominal share issuance on September 22, 2025.

	Audited March 31, 2025	Unaudited September 30, 2025	Unaudited September 30, 2025
CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION	HK$	HK$	US$
Current assets	35,917	85,491	11,031
Total assets	41,652	89,414	11,537
Current liabilities	30,319	71,384	9,211
Total liabilities	34,133	73,316	9,460
Total equity	7,519	16,098	2,077

	For the Year Ended March 31,
	2024	2025	2025
	HK$’000	HK$’000	US$’000
CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
Revenues	143,583	157,367	20,305
Cost of revenues	(126,332)	(136,259)	(17,582)
Gross profits	17,251	21,108	2,723
Other Income	5,450	5,789	747
Other gains and (loss)	753	(11)	(1)
Administrative expenses	(13,697)	(18,104)	(2,336)
Finance costs	(196)	(244)	(31)
Profit before tax	9,561	8,538	1,102
Income tax expenses	(1,597)	(1,949)	(251)
Profit for the year	7,964	6,589	851
Earnings per share, basic and diluted	7,964	6,589	851
Weighted average number of Ordinary Shares outstanding*	1	1	1

* Shares and per share data are presented on a retroactive basis to reflect the nominal share issuance on March 31, 2025.

	March 31, 2024	March 31, 2025	March 31, 2025
CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION	HK$’000	HK$’000	US$’000
Current assets	36,697	40,943	5,283
Total assets	43,503	45,774	5,906
Current liabilities	34,546	35,352	4,562
Total liabilities	39,275	38,235	4,934
Total equity	4,228	7,539	972

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MANAGEMENT DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our unaudited condensed consolidated financial statements and the related notes included elsewhere in this prospectus. In addition to historical consolidated financial information, the following discussion contains forward-looking statements that could reflect our current expectations and plans. See “Special Note Regarding Forward-Looking Statements” for a discussion of the uncertainties, risks and assumptions associated with these statements. Actual results and the timing of events could differ materially from those discussed in our forward-looking statements as a result of many factors, including those set forth under “Risk Factors” and elsewhere in this prospectus.

All figures for the six months ended September 30, 2025 are derived from the unaudited financial statements included elsewhere in this prospectus. All figures for the fiscal years ended March 31, 2025 and 2024 (“Annual Financial Statements”) are derived from our audited consolidated financial statements included elsewhere in this prospectus. The Annual Financial Statements have been prepared in accordance with International Financial Reporting Standards (“IFRS”).

Unless otherwise indicated, all share amounts and per share amounts in this prospectus have been presented giving effect to the issuance of Ordinary Shares prior to this offering.

For the figures in this management discussion and analysis, we have adopted the figures in the audited financial statements provided to us and we have made necessary minor rounding on the numbers for easy reference.

Holding Company Structure

Our Company is a holding company with no material operations of its own other than investment holding. We conduct our operations primarily through our direct operating subsidiaries. As a result, our Company’s ability to pay dividends depends upon dividends paid by our subsidiaries. Some of our subsidiaries have debt on their own with instruments governing their debt that may restrict their ability to pay dividend to us, unless those debts are settled. The same restrictions may apply if they incur any new debt on their own in the future.

Our Company is a restructured group of companies, focusing on provision of insurance brokerage service, as well as other services including immigration services and software upgrade and maintenance service. Being as Hong Kong companies, the financial records and statements are stated in its domestic currency, Hong Kong Dollars (HKD). Upon its intended application to seek a listing approval from Nasdaq, our Company will be looking into possibilities of expanding its operation regionally out of Hong Kong. In conjunction with this, it would be more appropriate for our Company to change the functional currency of its subsidiaries where relevant, to USD to better reflect its business and operation activities and the insurance brokerage, immigration services and software development service that we are in. At the same time, we have commenced discussions with our existing and new financiers to obtain and/or convert our existing banking facilities into foreign currency denominated.

Our Competitive Advantages

We have been continuously strengthening our capability to capture business opportunities and expanding our project portfolio.

Our management team has extensive industry knowledge and project experience in insurance brokerage service, immigration services and software upgrade and maintenance service.

We have established a stable customer base comprising private high worth networks and individuals that require tailor-made insurance products and/or other insurance products or services. Our established working relationships with our major customers have enhanced our market recognition and enabled us to attract more business opportunities. Furthermore, we have established long-standing and close working relationships with our major insurance companies.

Critical Accounting Policies

We prepare our unaudited condensed consolidated financial statement in accordance with IFRS, which requires us to make judgement, estimation and assumptions that affect the reported amounts of assets and liabilities and the reported amounts of revenue and expenses during each reporting period. We continually evaluate these judgements, estimates and assumptions based on our own historical experience, knowledge and assessment of current business and other conditions and our expectations regarding the future based on available information, which together form our basis for making judgements about matters that are not readily apparent from other sources. Since the use of estimates is an integral component of the financial reporting process, our actual results could differ from these estimates. Some of our accounting policies require a higher degree of judgment than others in their application.

The selection of critical accounting policies, the judgment and other uncertainties affecting of those policies and the sensitivity of reported results to changes in conditions and assumptions are factors that should be considered when reviewing our financial statements. You should read the accounting policies outlined in our unaudited condensed consolidated financial statements within this prospectus, along with the accompanying disclosures and statements.

Our Company generates revenue primarily by providing insurance brokerage services, immigration services and software upgrade and maintenance service in Hong Kong.

Our major revenue is broker commission income generated from the insurance brokerage services. Our Company sells insurance products underwritten by insurance companies operating in Hong Kong to its policyholders and is compensated for our services by commissions paid by insurance companies, typically based on a percentage of the premium paid by the policyholder to the insurance companies.

Our Group recognizes revenue from various streams based on the principles of IFRS 15, applying the 5-step process:

(i)	Identifying the contract with a customer
(ii)	Identifying the performance obligations
(iii)	Determining the transaction price
(iv)	Allocating the transaction price to the performance obligations
(v)	Recognizing revenue when/as performance obligation(s) are satisfied

Our Company recognizes revenue when (or as) a performance obligation is satisfied, i.e. when “control” of the goods or services underlying the particular performance obligation is transferred to the customer.

A performance obligation represents a good or service (or a bundle of goods or services) that is distinct or a series of distinct goods or services that are substantially the same.

Control is transferred over time and revenue is recognized over time by reference to the progress towards complete satisfaction of the relevant performance obligation if one of the following criteria is met:

●	the customer simultaneously receives and consumes the benefits provided by the Company’s performance as the Company performs;
●	the Company’s performance creates or enhances an asset that the customer controls as the Company performs; or
●	the Company’s performance does not create an asset with an alternative use to the Company and the Company has an enforceable right to payment for performance completed to date.

Otherwise, revenue is recognized at a point in time when the customer obtains control of the distinct good or service.

Our Group recognizes revenue with the principles in IFRS 15 for the following major business lines:

Revenue Recognition by Product Type

1. Broker commission income

1.1 Life and Health Insurance (Including Savings and Investment-Linked Insurance)

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Revenue from broker commission income is recognized at the point in time when the performance obligation is satisfied, specifically upon the completion of the insurance underwriting process by the insurance companies and satisfied twenty-one days cooling off period for the insurance policy.

Broker commission income is determined based on predefined agreements with insurance companies, typically as a percentage of the premium paid by the policyholder. These commissions for life and health insurance include First-Year Commission, which is a percentage of the first-year premium for the corresponding period, and Renewal Commission, which is a percentage of premiums paid upon policy renewal in subsequent years for the corresponding periods. Commissions are generally paid by insurance companies in 30 days after the policy becomes effective and satisfies twenty-one days cooling-off period. However, the timing of payments does not impact the recognition of revenue, as revenue is recognized when the performance obligation is satisfied, rather than upon receipt of payment.

1.2 General Insurance (e.g., Motor, Home, and Travel Insurance)

Revenue from broker commission income is recognized at the point in time when the performance obligation is satisfied, specifically upon the completion of the insurance underwriting process by the insurance companies.

Broker commission income is determined based on predefined agreements with insurance companies, typically as a percentage of the premium paid by the policyholder. These commissions for general insurance are based on a percentage of the insurance premium. Commissions are generally paid by insurance companies in 30 days after the policy becomes effective. However, the timing of payments does not impact the recognition of revenue, as revenue is recognized when the performance obligation is satisfied, rather than upon receipt of payment.

2.	Immigration service income

Our Company has entered into an immigration service agreement with customers and pre-determined the transaction price through mutual agreement. Revenue from immigration services is recognized at the point in time when the performance obligation is satisfied. The only performance obligation of the services for Our Company is to provide immigration service that assist customers to obtain the right of abode. Our Company recognized the revenue at the point of customers successfully obtained the right of abode. The timing of payments does not impact the recognition of revenue, as revenue is recognized when the performance obligation is satisfied, rather than upon receipt of payment.

3.	Software upgrade and maintenance service income

Our Company provides software upgrade and maintenance service income to customers.

Software Upgrade Revenue

Revenue from software upgrade services is recognized over time because the Group’s performance does not create an asset with an alternative use, and the Group has an enforceable right to payment for performance completed to date. Progress towards satisfaction of these performance obligations is measured using the input method, based on man hours incurred relative to the total estimated man hours.

IT Maintenance Service Revenue

Revenue from IT maintenance services is recognized at a point in time when the maintenance service is completed and delivered to the customer. The Group recognizes revenue upon completion of the service, as this is the point at which the customer has received and accepted the maintenance service performed.

Preparation of unaudited condensed consolidated financial statements

The unaudited condensed consolidated financial statements have been prepared as if the reorganization have been completed for all the periods.

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Related party policy

Kepler Group Limited is a newly incorporated holding company meant as a special purpose vehicle for the proposed listing of an insurance brokerage segment on the Nasdaq Capital Market, and as such it has yet to develop any Related Party Transactions Policy and Framework (“RPT Policy and Framework”) and Enterprise Risk Management Framework (“ERM Framework”).

As part of our effort to develop good corporate governance practice and culture, our Company will at such appropriate and reasonable time in the future initiate to develop a set of policies and procedures to comply and meet the requirements of the Nasdaq Rules.

Internal Control Over Financial Reporting

Our Company is an investment holding company that holds equity interest in its subsidiary companies that operates as small medium enterprise (“SME”) entities in Hong Kong. So, focusing on growing the business which is in its infancy stage through expansion of its marketplace and customer base has every priority over other corporate governance and compliance matters, including internal control.

Without any specific nor written policies for its financial reporting, the chief executive officer conducts weekly meetings with the subsidiaries operations and finance departments where he will be briefed on the financial and operation results, as well as the business overall development to mitigate and overcome any internal control risk over its financial reporting.

The chief executive officer and the chief financial officer of our Company are responsible for establishing and maintaining internal controls over financial reporting. Our Company’s internal controls over financial reporting are designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with IFRS. The chief executive officer and the chief financial officer have evaluated, or caused to be evaluated under their supervision, whether or not there were changes to its internal controls over financial reporting during the years ended March 31, 2025 or the six months ended September 30, 2025 that have materially affected, or are reasonably likely to materially affect our Company’s internal controls over financial reporting.

Our Company acknowledges that it may have shortcomings in its internal control over the past years for the past financial reporting due to the insufficient resources.

Our Company has appointed an experienced chief financial officer and an experienced Finance Manager to strengthen the segregation of duties in finance and accounting. As of the date of this prospectus, the finance and accounting team has increased to a total of four members and oversight by the chief financial officer.

Having considered the above, we do not expect that the current internal control system of our Company will result in a material weakness in our internal control over financial reporting. The Company will add on resources to solidify the internal control system to provide reasonable assurance from 2025.

Our Company will ensure that it will have sufficient and adequate resources to ascertain proper and adequate internal control procedures and policies after listing.

The chief executive officer is making sure that the insurance broker’s business and procedures taken in insurance activity are consistent with the provisions of the laws issued and with the laws, regulations and instructions issued by the Hong Kong Insurance Authority in particular. He is also responsible for providing information, data and documents required by the Hong Kong Insurance Authority in respect of those fields. The chief executive officer and chief financial officer have defined the guidelines regarding roles, responsibilities and processes that are vital in maintaining good internal control.

Key Factors that Affect Results of Operations

As our Company grapples with multifaceted challenges, the Company has been identifying and understanding the following risk factors:

1.	Compliance changes

Regulatory dynamics in the Company are never static. With Hong Kong presenting its unique set of rules and guidelines, the Company often find navigating a labyrinth of compliance mandates.

This ever-changing nature of regulations necessitates that insurers both keep up with the latest updates and also forecast potential shifts to pre-emptively address them. Failing to do so can expose firms to hefty fines, legal action and an unwanted reputation.

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2.	Cybersecurity threats

The digital age, while bringing convenience, also brings significant cybersecurity vulnerabilities. Given that insurance firms hold sensitive client data, they are lucrative targets for cybercriminals.

This not only pose a threat to the data itself, but a breach can erode client trust and create long-term reputation damages. As cyber threats become more sophisticated, insurers must remain a step ahead, investing in robust cyber defenses and promoting a culture of security.

3.	Technology changes

Technology’s rapid evolution is both a boon and a bone. On one hand , the emergence of IoT (Internet of Things) devices and AI systems offer innovative ways to assess and manage risks.

On the other, they usher in uncharted territories of potential claims and data security concerns. As tech continues its relentless march forward, the Company must stay updated on the latest trends, ensuring that they harness technology’s potential without falling victim to its pitfalls.

4.	Talent shortage

High-performing talent remains the backbone of the insurance industry. Despite technological advancements, it’s still the human touch that discerns nuances and makes strategic decisions. Talent, especially senior talent, shapes businesses, deals with risks and drives companies forward.

For our Company, attracting and retaining talent is more than an HR task and it is a strategic imperative that influences the staff’s ability to meet industry challenges head-on. The chief executive officer is recruiting for highly experienced sales head and sales team members to further the growth of the Company.

Market demand

The demand for our services is driven by the demand of customers who are looking for protection of wealth by takeout of insurance products especially life and saving insurance products, which would be affected by economic changes, self-protection alertness, interest rate changes as well as opportunity for various kind of different investment opportunity.

Political condition and laws and regulations in Hong Kong

Our key operations are in Hong Kong. However, due to the long-arm provisions under the current PRC laws and regulations, the PRC government may exercise significant oversight and discretion over the conduct of our business and may intervene in or influence our operations at any time, which could result in a material change in our operations and/or the value of our Ordinary Shares. Accordingly, our business, prospects, financial condition, and results of operations may be influenced to a significant degree by the political, economic, and social conditions in the PRC generally and by the continued economic growth in China as a whole. Accordingly, our results of operations and prospects are, to a significant degree, subject to economic, political, and legal developments in the PRC.

Hong Kong is a Special Administrative Region of the PRC, and the basic policies of the PRC regarding Hong Kong are reflected in the Basic Law, namely the Hong Kong’s constitutional document, which provides Hong Kong with a high degree of autonomy and executive, legislative, and independent judicial powers, including that of final adjudication under the principle of “one country, two systems.” However, there is no assurance that there will not be any changes in the economic, political, and legal environment in Hong Kong in the future. Since our operations are based in Hong Kong, any change of such political arrangements may pose immediate threat to the stability of the economy in Hong Kong, thereby directly and adversely affecting our results of operations and financial positions.

Competition from other players in the market

The insurance agency industry in Hong Kong is highly competitive, and it is often the case that multiple of our competitors are involved in marketing and distribution of similar products.

48

Our ability to attract new customers

Our success depends in large part upon the widespread adoption of our services and timeliness response and follow up services by our customers. In order to attract new customers and continue to expand our customer base, we must appeal to and attract customers who identify with our product management expertise. If we are unable to timely secure new customers, our turnover and, hence, results of operations may have a material setback and we may also suffer from higher staffing turnover.

Cost control and management

Our cost of sales is mainly comprised of commission payout, staff cost and other administration expenses. Therefore, any failure to control and manage the cost and time involved in a project or excessive payout of commission expenses or wrong assessment of such may give rise to cost overruns, which in turn may materially and adversely affect our financial condition, profitability, and liquidity.

Key drivers for business model integration

Our Company has increasingly seen significant integration and an institutional focus on the bottom-line as a requisite for a high-quality insurance brokerage platform for the future. Through the work with a broad spectrum of brokers and their third-party service providers in the insurance ecosystem, our Company has identified the following four key drivers of tangible results from greater integration.

1.	Tech and operational model optimization: Focus should be placed on establishing an integrated technology stack, standardization and centralization of corporate services, process re-engineering to expand automation and self-service, and organizational streamlining.

2.	Effective use of third-party vendors: Optimizing procurement and vendor management can help extract savings in third-party expenses.

3.	Pricing effectiveness: Focus should be placed on ensuring commission alignment and driving yield optimization via standardizing commissions, optimizing performance commissions, and reducing commissions leakage.

4.	Salesforce effectiveness: Key focus areas include optimizing the front-office organization, implementing productivity management (for example, aligning incentives to metrics, centralizing support teams), analyzing customer profitability, and ensuring a structured coverage model.

The right combination of the drivers listed above (amongst others) will vary broker-to-broker. Nonetheless, the Company sees universal value for brokers investing in these areas in the lockstep with ongoing acquisition strategies. The Company sees universal value for brokers investing in these areas and generally recommends a staged approach, starting with levers that have the broadest level of organizational buy-in and are expected to deliver the greatest upside.

49

Financial Results For The Six Months Ended September 30, 2025 and 2024

The following table summarizes our consolidated results of operations for the six months ended September 30, 2025 and 2024. This information should be read together with our unaudited condensed consolidated financial statements and related notes included elsewhere in this prospectus.

For the six months ended September 30,
	2024	2025	2025	Changed
	HK$’000	HK$’000	US$’000	HK$’000%

Revenue	71,867	191,642	24,728	119,775	166.66%
Cost of revenue	(59,977)	(167,945)	(21,670)	(107,968)	180.02%

Gross profit	11,890	23,697	3,058	11,807	99.30%

Other income	2.397	688	89	(1,709)	(71.30)%
Other gains and losses	(1)	21	3	21	2,100%
Administrative expenses	(9,594)	(13,348)	(1,722)	(3,754)	39.13%
Finance costs	(141)	(108)	(14)	33	(23.40)%

Income before income tax	4,551	10,950	1,413	6,398	140.58%
Income tax expenses	(895)	(2,527)	(326)	(1,632)	182.35%

Income for the year	3,656	8,422	1,087	4,766	130.36%

Other comprehensive income
Currency translation differences rising from consolidation	-	-	-	-	-

Total comprehensive income	3,656	8,422	1,087	4,766	130.36%

Revenue

Revenue increased from HK$71.9 million for the six months ended September 30, 2024 to HK$191.6 million (US$24.7 million) for the six months ended September 30, 2025, reflecting an 166.66% growth between 2025 and 2024. The growth was attributable to a combination of factors, including an expansion in commission income generated by an increase in premiums paid under life insurance policies by policyholders.

Our Group’s revenue comprises of commission income from insurance brokerage services, services income from immigration services and software upgrade and maintenance service as tabulated below:

For the six months ended September 30,
	2024	2025		2025	Changed
	HK$’000	HK$’000		US$’000	HK$’000%

Analysis by Segment
Broker commission income	67,095	190,989		24,644	123,894	184.65%

Immigration services income	4,772	653		84	(4,119)	(86.32)%

Software upgrade and maintenance service income	-		_	-	-	N/A

Total Revenue	71,867	191,642		24,728	119,775	166.66%

Broker commission income

The increase in the broker commission income by HK$123.9 million to HK$191.0 million (US$24.6 million) in the six months ended September 30, 2025 from HK$67.1 million in the six months ended September 30, 2024 was attributable to the continuing effort of management and channels to attract additional and new policyholders, which resulted in an increase in premiums paid for life and health insurance policies by both existing and new policyholders of our Group.

Immigration services income

The decrease in the immigration services revenue by HK$4.1 million to HK$0.7 million (US$84,000) in the six months ended September 30, 2025 from HK$4.8 million in the six months ended September 30, 2025 was mainly due to the fact that approval of immigration by various government was slower during such period.

Software upgrade and maintenance service income

There was no such income for both six months ended September 30, 2025 and September 30, 2024.

Cost of Revenue

Our cost of revenue represents direct expenses incurred to generate revenue. Such costs incurred are recorded and accrued at the time they incurred. Cost of revenue comprises of insurance brokage commission expenses paid to different Channels, direct expenses incurred for immigration and Software upgrade and maintenance service.

Our major cost components are as follows:

For the six months ended September 30,
	2024	2025	2025	Changed
	HK$’000	HK$’000	US$’000	HK$’000%

Insurance brokerage commission expense (including related party, HK$169,693 and HK$442,480)	58,040	167,553	21,620	109,513	188.69%

Agencies’ expenses for Immigration Services	1,937	392	51	(1,545)	(79.76)%

Software upgrade and maintenance expenses	-	-	-	-	N/A

Total Cost of revenue	59,977	167,945	21,670	107,968	180.02%

50

Insurance brokerage commission expense represents the commissions paid to channels, including payments made to referrers and consultants. The commission expense is recognized based on the contracted percentage of the insurance premium for confirmed policies referred by referrers and/or consultants. This recognition occurs at the same time as the corresponding broker commission income from the insurance company to our Company is recognized. The insurance brokerage commission expenses was increased from HK$58.0 million for the six months ended September 30, 2024 to HK$167.6 million for the six months ended September 30, 2025 by HK$109.5 million or 188.69%. The increase was in line the growth in revenue for broker commission income due to combined effect on (i) increase in commission paid to channels for life and health insurance policy as well as the Company recruited additional marketing staffs to expand the sources of potential policyholders.

For the six months ended September 30, 2025, an amount of HK$0.2 million was paid to Mr. TAM King Yeung Alvin, our director as insurance brokerage expenses. For the six months ended September 30, 2024, an amount of HK$0.4 million was paid to Yean Limited, a company controlled by the spouse of Mr. TAM King Yeung Alvin, our director, as an insurance brokerage commission expense.

Agencies expenses for immigration services was decreased from HK$1.9 million for the six months ended September 30, 2024 to HK$0.4 million for the six months ended September 30, 2025 by 79.76%. The decrease of cost of revenue in immigration service income was in line with the decrease in such revenue due to slower in approval of immigration from various government.

There was no software upgrade and maintenance expenses income for both six months ended September 30, 2025 and September 30, 2024.

For the six months ended September 30,
	2024	2025	2025	Changed
	HK$’000	HK$’000	US$	HK$’000%

Revenue	71,867	191,642	24,728	119,775	166.66%
Cost of revenue	59,977	167,945	21,670	107,969	180.02%

Gross Profit	11,890	23,697	3.058	11,807	99.30%

Gross Profit Margin - %	16.54%	12.37%		9.86%

Gross profit increased from HK$11.9 million for the six months ended September 30, 2024, to HK$23.7 million for the six months ended September 30, 2025, representing an increase of HK$11.8 million or 99.30%. Additionally, the gross profit margin decreased from 16.54% for the six months ended September 30, 2024, to 12.37% for the six months ended September 30, 2025. This decrease in gross profit margin was primarily due to increase in payout rate on commission expenses to channels. On the other hand, increase in gross profit was in line with the increase in revenue.

Other Income

This comprises of:

For the six months ended September 30,
	2024	2025	2025	Changed
	HK$’000	HK$’000	US$’000	HK$’000%

Bank interest income	13	1	1	(12)	(92.31)%
Imputed interest income	9	10	1	1	11.11%
Sponsorship income	124	-	-	(124)	(100.00)%
Consultancy fee income	789	-	-	(789)	(100.00)%
Management fee income	1,358	558	72	(800)	(58.91)%
Sundry income	104	119	15	15	14.42%
Total Other Income	2,397	688	89	1,709	(71.30)%

Other income has decreased from HK$2.4 million for the six months ended September 30, 2024 to HK$0.7 million (US$89,000) for the six months ended September 30, 2025 for HK$1.7 million mainly due to the following:

1.	There was no consultancy fee income for the six months ended September 30, 2025. Consultancy income for the six months ended September 30, 2024 represents tutor fee of training seminar as guest speaker which organized by independent third parties and consultancy service to immigration agency.

2.	Management fee income represents provision of marketing and related administrative services to independent third parties. There was a decrease from HK$1.4 million during for the six months ended September 30, 2024 to HK$0.6 million (US$72,000) during the six months ended September 30, 2025, representing a decrease of 58.91%. The management fee is based on time costs of the staffs and their related office expenses incurred for the services provided.

Administrative Expenses

The administrative expenses which increased by 26.77% from HK$9.6 million for the six months ended September 30, 2024 to HK$ 13.1 million for the six months ended September 30, 2025 comprise of the following:

	For the six months ended September 30,
	2024	2025	2025	Changed
	HK$’000	HK$’000	US$’000	HK$’000%

Staff cost and MPF contributions	3,983	6,730	868	2,747	68.97%
Director’s remuneration	1,400	1,479	191	79	5.64%
Depreciation	1,097	957	124	(140)	(12.76)%
Professional expenses	23	25	3	2	8.70%
Rental related expenses	221	228	29	7	3.17%
Others	978	1,356	175	378	38.65%
Listing expenses	1,892	2,573	332	681	35.99%

Total Administrative Expenses	9,594	13,348	1,722	3,754	39.13%

51

The increase in administrative expenses was mainly due to:

1.	The increase in staff cost by HK$2.7 million from HK$ 4.0 million for the six months ended September 30, 2024 to HK$6.7 million (US$0.8 million) from for the six months ended September 30, 2025 was contributed by the increase in number of staff in sales and marketing department and accounting department.

2.	Depreciation represents the annual depreciation on the cost of Group’s leasehold improvement, office equipment, computer hardware and software, furniture and fittings and right-of-use of assets. Depreciation decreased of HK$0.1 million for six months ended September 30, 2025 due to the leasehold improvement was fully depreciated during the period.

Provision For Income Taxes

Cayman Islands

Our Company was incorporated in Cayman Islands. Under the current tax laws of Cayman Islands, we are not subject to income, corporation or capital gains tax, and no withholding tax is imposed upon the payment of dividends.

Hong Kong

We are subject to income tax on an entity basis on profit arising in or derived from the jurisdiction in which our Company and its subsidiaries domicile or operate. Income tax expense is comprised mainly of Hong Kong profits tax. Hong Kong profits tax is calculated at 16.5% of the estimated assessable profit for both periods.

Under the two-tiered profits tax rates regime, the first HK$2 million of profits of the qualifying group entity will be taxed at 8.25%, and profits above HK$2 million will be taxed at 16.5%. The profits of group entities not qualifying for the two-tiered profits tax rates regime will continue to be taxed at a flat rate of 16.5%.

With the aforementioned, our Group’s effective tax rate for the six months ended September 30, 2024 was 20% due to that listing expenses are non-tax deductible.

For the six months ended September 30,
	2024	2025	2025	Changed
	HK$’000	HK$’000	US$000	HK$’000%

Current Income Tax based on results for the period	895	2,527	326	1,632	182.35

Income tax was provided for the six months ended September 30, 2025 of approximately HK$2.5 million (US$0.3 million) as there was assessable profits generated for the subsidiaries of our Group during such period.

Financial Results For the Years Ended March 31, 2025 and 2024

The following table summarizes our consolidated results of operations for the years ended March 31, 2025 and 2024. This information should be read together with our consolidated financial statements and related notes included elsewhere in this prospectus.

	For the year ended March 31,
	2024	2025	2025	Changed
	HK$’000	HK$’000	US$’000	HK$’000%

Revenue	143,583	157,367	20,305	13,784	9.60%
Cost of revenue	(126,332)	(136,259)	(17,582)	(9,927)	7.86%

Gross profit	17,251	21,108	2,723	3,857	22.36%

Other income	5,450	5,789	747	339	6.22%
Other gains and losses	753	(11)	(1)	(764)	(101.52)%
Administrative expenses	(13,697)	(18,104)	(2,336)	(4,407)	32.19%
Finance costs	(196)	(244)	(31)	(48)	24.16%

Income before income tax	9,561	8,538	1,102	(1,023)	(10.71)%
Income tax expenses	(1,597)	(1,949)	(251)	(352)	22.00%

Income for the year	7,964	6,589	851	(1,375)	(17.27)%

Other comprehensive income
Currency translation differences rising from consolidation	7	-	-	(7)	(100.00)%
Release of translation reserve upon disposal of a subsidiary	(11)	-		11	(100.00)%

Total comprehensive income	7,960	6,589	851	(1,371)	(17.23)%

Revenue

Revenue increased from HK$143.6 million for the year ended March 31, 2024 to HK$157.4 million for the year ended March 31, 2025, reflecting an 9.60% growth between 2025 and 2024. The growth was attributable to a combination of factors, including an expansion in commission income generated by an increase in premiums paid under life insurance policies by policyholders and a surge in demand for immigration-related services following the COVID-19 pandemic.

Our Group’s revenue comprises of commission income from insurance brokerage services, services income from immigration services and software upgrade and maintenance service as tabulated below:

	For the year ended March 31,
	2024	2025	2025	Changed
	HK$’000	HK$’000	US$’000	HK$’000%

Analysis By Segment
Broker commission income	137,638	149,640	19,308	12,002	8.72%

Immigration services income	5,550	7,403	955	1,853	33.39%

Software upgrade and maintenance service income	395	324	42	(71)	(18.07)%

Total Revenue	143,583	157,367	20,305	13,784	9.60%

Broker commission income

These revenues are sourced through our extensive network of Channels, which include two primary components: Referrers and Consultants. The levels of revenues recognized through and from each of these components for each period presented are addressed as follows:

1. Revenues Recognized Through Referrers

Referrers are individuals or firms that possess well-established business networks. They leverage their connections to introduce potential policyholders to our Group. Upon they sourced potential policyholders, our Group’s licensed technical representatives (either employees of the Group or Consultants) provide insurance brokerage services to those referred customers.

The revenue attributed to Referrers is recognized as commission income generated from customers sourced by them. This income is dependent on the Referrers’ ability to attract and connect potential policyholders to our Group. Accordingly, for each period presented, the level of revenue recognized through Referrers reflects the effectiveness of their network and their contribution to introducing policyholders to the Group.

52

2. Revenues Recognized Through Consultants

Consultants are individuals who are registered with the Hong Kong Insurance Authority as licensed technical representatives. They are accredited to our Group and directly represent the Group in providing insurance brokerage services to customers and potential customers. Consultants actively engage in negotiating and facilitating insurance contracts, thereby contributing directly to the revenue generation process.

The revenue attributed to Consultants is recognized as commission income derived from the insurance services they provide directly to customers. For each period presented, the level of revenue recognized through Consultants reflects their contribution to the Group’s operations, based on their ability to provide professional insurance brokerage services and secure contracts.

3. Revenues Recognized Through a Combination of Referrers and Consultants

In certain cases, Referrers introduce potential policyholders to the Group, and the Group subsequently engages Consultants (rather than its own staff) to provide insurance brokerage services to those referred customers. In such cases, the Referrers act as the sourcing channel for the policyholders, while the Consultants serve as the licensed representatives who directly provide the services.

The revenue generated in these scenarios is a combination of contributions from both Referrers and Consultants. However, the Group considers this revenue to be commission income resulting from its overall channel network, and the distinction between Referrers and Consultants is primarily a matter of income sourcing rather than a difference in the principles of revenue recognition.

While the sources of revenue differ between Referrers and Consultants, the Group’s revenue recognition principles remain consistent across these channels.

The slight increase in the broker commission income by HK$12.0 million to HK$149.4 million (US$19.3 million) in the year ended March 31, 2025 from HK$137.6 million in the year ended March 31, 2024 was attributable to the continuing effort of management and channels to attract additional and new policyholders, which resulted in an increase in premiums paid for life and health insurance policies by both existing and new policyholders of our Group.

Immigration services income

The increase in the immigration services revenue by HK$1.9 million to HK$7.4 million (US$0.96 million) in the year ended March 31, 2025 from HK$5.6 million in the year ended March 31, 2024 was mainly due to our Company completed immigration services cases from 6 cases for the year ended March 31, 2024 to 23 cases for the year ended March 31, 2025. As a result, immigration services income was increased by 33.4%.

Software upgrade and maintenance service income

In November 2023, our Company entered into agreements for software upgrade and maintenance service with two customers. Our Company continues the existing contracts for software maintenance service to customers and generated revenue amounted to HK$0.3 million for the year ended March 31, 2025 and HK$0.4 million the year ended March 31, 2024.

Cost of Revenue

Our cost of revenue represents direct expenses incurred to generate revenue. Such costs incurred are recorded and accrued at the time they incurred. Cost of revenue comprises of insurance brokerage commission expenses paid to different Channels, direct expenses incurred for immigration and Software upgrade and maintenance service.

Our major cost components are as follows:

	For the year ended March 31,
	2024	2025	2025	Changed
	HK$’000	HK$’000	US$’000	HK$’000%

Insurance brokerage commission expense (including related party, HK9.0 million and HK0.7 million for the year ended March 31, 2024 and 2025, respectively)	124,915	133,092	17,173	8,177	6.5%

Agencies’ expenses for Immigration Services	1,041	2,876	371	1,835	176.27%

Software upgrade and maintenance expenses	376	291	38	(85)	(22.61)%

Total Cost of revenue	126,332	136,259	17,582	9,927	7.86%

Insurance brokerage commission expense represents the commissions paid to Channels, including payments made to referrers and consultants. The commission expense is recognized based on the contracted percentage of the insurance premium for confirmed policies referred by referrers and/or consultants. This recognition occurs at the same time as the corresponding broker commission income from the insurance company to our Company is recognized. The insurance brokerage commission expenses were increased from HK$124.9 million for the year ended March 31, 2024 to HK$133.1 million for the year ended March 31, 2025 for HK$8.2 million or 6.5%. The increase was relatively lower than the growth in revenue for broker commission income due to combined effect on (i) increase in commission paid to Channels for life and health insurance policy; offset by (ii) the Company recruited additional marketing staffs to expand the sources of potential policyholders result in reduce reliance on external Channels and their associated average commission expenses.

53

For the year ended March 31, 2025, no commission was paid to Mr. KWOK Yu Hin, our director, and HK$ 0.7 million was paid to Mr. TAM King Yeung Alvin, our director, as insurance brokerage commission expense. For the year ended March 31, 2024, no commission was paid to Mr. KWOK Yu Hin, our director, and insurance brokerage commission expense was paid to Yean Limited, a company controlled by the spouse of Mr. TAM King Yeung Alvin, our director amounted to HK$9.0 million.

Agency expenses represent payments made to third-party agencies that assist in providing immigration services to customers. These payments are determined based on agreements with the agencies, which outline the scope of services provided and the corresponding payment terms. The agency expenses are recognized at the same time the related revenue from immigration services is recognized, ensuring alignment with the Group’s revenue recognition policies. Payments to agencies are typically structured based on the terms of their agreements. Agencies expenses for immigration services was significantly increased from HK$1.04 million for the year ended March 31 , 2024 to HK$2.88 million for the year ended March 31, 2025 or 176.27%. The increase of cost of revenue in immigration service income due to an increase in number of successful immigration cases and relative payment to agencies in relation to immigration services.

Software upgrade and maintenance expenses represent payments made to third-party service providers that assist in delivering software upgrade and maintenance services. These payments are determined based on agreements with the service providers, which outline the scope of services and the corresponding payment terms. The software upgrade and maintenance expenses are recognized at the same time as the related revenue from software upgrade and maintenance, ensuring alignment with the Group’s revenue recognition policies. Payments to service providers are typically structured according to the terms of their service agreements. Software upgrade and maintenance expenses decreased by HK$0.08 million for the year ended March 31, 2025. The decrease of cost of revenue in software upgrade and maintenance service because of the Company paid to service providers in relation to software upgrade and maintenance service.

	For the year ended March 31,
	2024	2025	2025	Changed
	HK$’000	HK$’000	US$’000	HK$’000%

Revenue	143,583	157,367	20,305	13,784	9.60%
Cost of revenue	126,332	136,259	17,582	9,927	7.86%

Gross Profit	17,251	21,108	2,723	3,857	22.36%

Gross Profit Margin - %	12.01%	13.41%		11.66%

Gross profit increased from HK$17.2 million for the year ended March 31, 2024, to HK$21.1 million for the year ended March 31, 2025, representing an increase of HK$3.9 million or 22.36%. Additionally, the gross profit margin increased from 12.01% for the year ended March 31, 2024, to 13.41% for the year ended March 31, 2025. This improvement was primarily due to: (i) our Company increase in revenue from broker commission income with a cost control on commission expenses paid to channels, which resulted in an increase in gross profits of HK$3.8 million for the year ended March 31, 2025; and (ii) the slight increase in gross profits amounting to HK$0.1 million, generated from immigration service income for the year ended March 31, 2025.

Other Income

This comprises of:

	For the year ended March 31,
	2024	2025	2025	Changed
	HK$’000	HK$’000	US$’000	HK$’000%

Government grant	1,203	-	-	(1,203)	(100)%
Bank interest income	13	17	2	4	34.41%
Imputed interest income	22	19	3	(3)	(13.64)%
Sponsorship income	48	632	82	584	1,222.15%
Consultancy fee income	1,194	1,250	161	56	4.69%
Handling fee income	-	240	31	240	N/A
Referral fee income	-	846	109	846	N/A
Management fee income	2,970	2,766	357	(204)	(6.86)%
Sundry income	-	19	3	19	N/A
Total Other Income	5,450	5,789	748	339	6.22%

Other income has increased from HK$5.5 million for the year ended March 31, 2024 to HK$5.8 million (US$0.7 million) for the year ended March 31, 2025 for HK$0.3 million mainly due to the following:

1.

Consultancy fee income represents tutor fee of training seminar as guest speaker which organized by independent third parties and consultancy service to immigration agency. It increased from HK$1.2 million for the year ended March 31, 2024 to HK$1.25 million for the year ended March 31, 2025 or 4.69% mainly due to increase in the consultancy service to immigration agency.

2.

Management fee income represents provision of marketing and related administrative services to independent third parties. There is a decrease of HK$0.2 million to HK$2.8 million (US$0.4 million) or 6.86%. The management fee is based on time costs of the staffs and their related office expenses incurred for the services provided.

3.	Referral fee income for the year ended March 31, 2025 represented income arising from referring business other than insurance brokerage business to third party. Such income was HK$0.8 million while no such income for the year ended March 31, 2024.

4.	Increase from above (1) to (3) was offset by no government grant income was recorded for the year ended March 31, 2025 while there was such amount of HK$1.2 million during the year ended March 31, 2024.

Administrative Expenses

The administrative expenses which increased by 32.18% from HK$13.7 million for the year ended March 31, 2024 to HK$18.1 million for the year ended March 31, 2025 and comprise of the following:

	For the year ended March 31,
	2024	2025	2025	Changed
	HK$’000	HK$’000	US$’000	HK$’000%

Staff cost and MPF contributions	7,013	8,489	1,095	1,476	21.05%
Key management personnel salaries and MPF contributions	205	1,164	150	959	467.80%
Depreciation	3,019	2,056	265	(963)	(31.89)%
Professional expenses	531	280	36	(251)	(47.26)%
Rental related expenses	451	434	56	(17)	(3.77)%
Others	1,160	1,849	239	689	59.40%
Listing expenses	1,317	3,832	495	2,515	191.96%

Total Administrative Expenses	13,696	18,104	2,336	4,408	32.18%

54

The increase in administrative expenses was mainly due to:

1.

The increase in staff cost by HK$1.5 million from HK$7.0 million to HK$8.5 million (US$1.1 million) from for the year ended March 31, 2024 to year ended March 31, 2025 was contributed by the increase in number of staff in sales and marketing department and accounting department.

2.

The increase in key management personnel salaries (“KMPS”) by HK$1.2 million (US$154,839) for year ended March 31, 2025 was mainly due to our Company paying director’s fee and commission to key management personnel, effective from April 2024.

3.	Depreciation represents the annual depreciation on the cost of Group’s leasehold improvement, office equipment, computer hardware and software, furniture and fittings and right-of-use of assets. Depreciation decreased for HK$0.9 million year ended March 31, 2025 due to the leasehold improvement was fully depreciated during the period.

Provision For Income Taxes

Cayman Islands

Our Company was incorporated in Cayman Islands. Under the current tax laws of Cayman Islands, we are not subject to income, corporation or capital gains tax, and no withholding tax is imposed upon the payment of dividends.

Hong Kong

We are subject to income tax on an entity basis on profit arising in or derived from the jurisdiction in which our Company and its subsidiaries domicile or operate. Income tax expense is comprised mainly of Hong Kong profits tax. Hong Kong profits tax is calculated at 16.5% of the estimated assessable profit for both periods.

Under the two-tiered profits tax rates regime, the first HK$2 million of profits of the qualifying group entity will be taxed at 8.25%, and profits above HK$2 million will be taxed at 16.5%. The profits of group entities not qualifying for the two-tiered profits tax rates regime will continue to be taxed at a flat rate of 16.5%.

With the aforementioned, our Group’s effective tax rate for the year ended March 31, 2025 was 22.70% due to that listing expenses are non-tax deductible.

	For the year ended March 31,
	2024	2025	2025	Changed
	HK$’000	HK$’000	US$000	HK$’000%

Current Income Tax based on results for the period	1,597	1,949	251	352	22.03

Income tax was provided for the year ended March 31, 2025 of approximately HK$1.9 million (US$0.3 million) as there were assessable profits generated for the subsidiaries of our Group during such year.

Liquidity & Capital Resources

We believe that our existing cash resources, anticipated cashflow from operations, together with this offering will be sufficient to meet and fund our anticipated operational working capital and expansion requirements for the next 12 months from the date of this prospectus.

The amount of proceeds to be utilized for our operation and expansion plans will also depend on the amount of cash generated from our operation and strategic decisions we may make that could alter our expansion plans and the amount of funding required for such plans.

As at September 30, 2025, March 31, 2025 and March 31, 2024, our cash and cash equivalents were approximately HK$64.1 million (US$8.3 million), HK$28.2 million (US$3.6 million) and HK$24.1 million (US$3.1 million), respectively, comprising primarily of cash and bank balances.

As at September 30, 2025 and March 31, 2025, there was nil amount due to director. During the year ended March 31, 2024, the amount due to the director was fully settled through cash generated from the operating activities as at March 31, 2024. Our Group does not expect this incident to continue.

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Cash Flows & Working Capital

Cash Flows

The consolidated cash flows data for the six months ended September 30, 2025 and 2024 are as follows:

For the Six Months Ended September 30,
	2024	2025	2025
	HK$’000	HK$’000	US$’000

Net cash generated from operating activities	963	37,211	4,801
Net cash (used in)/ generated from investing activities	13	(53)	(7)
Net cash used in financing activities	(1,638)	(1,271)	(164)
Net increase/(decrease) of cash & cash equivalents	(662)	35,887	4,631
Effect of foreign exchange rate	-	-	-
Cash at beginning of year	24,102	28,247	3,645
Cash at end of year	23,440	64,134	8,275

Operating Activities

Our cash inflow from operating activities was principally from collections of revenue. Our cash outflows used in operating activities was principally for payment of commission expenses, staff cost and administrative expenses.

Net cash provided by operating activities amounting to HK$37.2 million for the six months ended September 30, 2025, mainly derived from (i) increase in net income of HK$4.7 million; (ii) depreciation of right-of-use assets of HK$1.0 million; (iii) decrease in accounts receivable of HK$5.9 million; (iv) decrease in accrued expenses of HK$1.5 million partially and by the effect of (v) increase in commission payables of HK$36.0 million; and (vi) increase in deferred listing expenses of HK$0.7 million.

Net cash provided by operating activities amounting to HK$0.1 million for the six months ended September 30, 2024, mainly derived from (i) increase in net income of HK$4.5 million; (ii) depreciation of right-of-use assets of HK$0.9 million; (iii) decrease in accounts receivable of HK$0.9 million; (iv) increase in accrued expenses of HK$0.1 million partially offset by the effect of (v) decrease in commission payables of HK$5.0 million; and (vi) increase in deferred listing expenses of HK$0.5 million.

Investing Activities

Net cash used in investing activities amounted to HK$53,000 for the six months ended September 30, 2025 from HK$13,000 generated for the year ended September 30, 2024, mainly due to purchase of property, plant and equipment.

Financing Activities

Our net cash used in financing activities amounted to HK$1.3 million for the year ended September 30, 2025, which was mainly attributable to (i) repayment of lease liabilities of HK$1.0 million; and (ii) repayment of bank borrowings of HK$0.3 million.

Our net cash from financing activities amounted to HK$1.6 million for the year ended September 30, 2024, which was mainly attributable to (i) repayment of lease liabilities of HK$1.0 million; (ii) dividend paid of HK$0.4 million; and (iii) repayment of bank borrowings of HK$0.3 million.

56

The consolidated cash flows data for the years ended March 31, 2025 and 2024 are as follows:

	For the year ended March 31,
	2024	2025	2025
	HK$’000	HK$’000	US$’000

Net cash generated from operating activities	31,190	10,012	1,292
Net cash generated from/(used in) investing activities	456	(45)	(6)
Net cash used in financing activities	(8,254)	(5,822)	(751)
Net increase of cash & cash equivalents	23,392	4,145	535
Effect of foreign exchange rate	13	(1)	(1)
Cash at beginning of year	698	24,103	3,110
Cash at end of year	24,103	28,247	3,644

Operating Activities

Our cash inflow from operating activities was principally from collections of revenue. Our cash outflows used in operating activities was principally for payment of commission expenses, staff cost and administrative expenses.

Net cash provided by operating activities amounting to HK$10.0 million for the year ended March 31, 2025, mainly derived from (i) profit before tax of HK$8.5 million; (ii) depreciation of property, plant and equipment of HK$0.2 million; (iii) depreciation of right-of-use assets of HK$1.9 million; (iv) decrease in trade receivable of HK$2.4 million and increase in others receivables, deposits and prepayment of HK$1.6 million; (v) decrease in accrued expenses of HK$1.0 million partially offset by the effect of (vi) increase in commission payables of HK$0.3 million; and (vii) increase in deferred listing expenses of HK$0.98 million.

Net cash provided by operating activities amounting to HK$31.2 million for the year ended March 31, 2024, mainly derived from (i) net income of HK$9.6 million; (ii) depreciation of property, plant and equipment of HK$0.8 million; (iii) depreciation of right-of-use assets of HK$2.2 million; (iv) increase in commission payable of HK$20.2 million; (v) increase in accrued charges and other payables of HK$1.8 million; by partial offsetting by (vi) gain on disposal of a subsidiary of HK$0.7 million; (vii) increase in trade receivables of HK$1.6 million; (viii) deposit, prepayment, and other receivables of HK$0.7 million; and (ix) deferred expenses of HK$0.5 million.

Investing Activities

Net cash used in investing activities decreased to HK$44,438.00 for the year ended March 31, 2025 from HK$0.5 million for the year ended March 31, 2024, mainly due to purchase of property, plant and equipment offset by interest received from bank balances.

Financing Activities

Our net cash from financing activities amounted to HK$5.8 million for the year ended March 31, 2025, which was mainly attributable to (i) repayment of lease liabilities of HK$2.0 million; (ii) repayment to directors of HK$3.3 million; and (iii) repayment of bank borrowings of HK$0.5 million.

Our net cash from financing activities amounted to HK$8.3 million year ended March 31, 2024, which was mainly attributable to (i) repayment of lease liabilities of HK$2.1 million; (ii) repayment of amount due to the director of HK$2.7 million; (iii) dividend paid of HK$2.7 million, and partially offset by (iii) repayment of bank borrowings of HK$0.7 million.

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Analysis of Items with Major Changes on the Consolidated Statements of Financial Position as at September 30, 2025 and March 31, 2025

	March 31, 2025	September 30, 2025	September 30, 2025
	HK$’000	HK$’000	US$’000

ASSETS
Current Assets
Cash & cash balances	28,247	64,134	8,275
Trade receivables, prepayment and deposits	11,198	19,165	2,473
Deferred offering expenses	1,498	2,192	283

Total Current Assets	40,943	85,491	11,031
Non-Current Assets
Property, plant and equipment	3,950	3,046	393
Deposit	556	566	73
Deferred tax assets	325	311	40
Total Non-Current Assets	4,831	3,922	506
TOTAL ASSETS	45,774	89,414	11,537

LIABILITIES
Current Liabilities
Commission and other payables	29,720	66,468	8,577
Lease liabilities	1,878	1,913	247
Taxes payable	3,344	2,865	370
Bank borrowings	409	137	18

Total Current Liabilities	35,351	71,384	9,212
Non-Current Liabilities
Lease liabilities	1,953	985	127
Provision for reinstatement cost	930	946	122
Total Non-Current Liabilities	2,883	1,932	249
Total Liabilities	38,234	73,316	9,461

Capital and reserves
Share capital	-	156	20
Merger reserves	1,683	1,663	214
Retained profits	5,857	14,278	1,842
Equity Attributable to owners of our Company	7,540	16,098	2,077
Non-controlling Interest	-	-	-
Total equity	7,540	16,098	2,077
TOTAL LIABILITIES AND EQUITY	45,774	89,414	11,537

Cash & Cash Balances

This represents cash on hand and cash held at banks. The balance has significantly increased from HK$28.2 million as of March 31, 2025 to HK$64.1 million as of September 30, 2025. The growth was primarily driven by increased premium payments for life and health insurance policies from both existing and new policyholders during the six months ended September 30, 2025.

Trade Receivables, Prepayment and Deposits

The amounts comprise receivables from commission and immigration service income, as well as other prepayments and deposits. The trade receivables primarily represent one month of trade receivables on commission income of insurance brokage business as of September 30, 2025 of approximately HK$15.3 million due to increase in revenue.

We generally conduct our business with creditworthy third parties, with credit terms of 30 days to insurance companies in the ordinary course of business. We determine, on a continuing basis, the probable losses and an allowance for estimated credit losses, based on several factors including internal risk ratings, customer credit quality, payment history, historical bad debt/write-off experience and forecasted economic and market conditions. Trade receivables are written off after exhaustive collection efforts occur and the receivable is deemed uncollectible. In addition, receivable balances are monitored on an ongoing basis and its exposure to bad debts is not significant.

We have not experienced any significant bad debt or write-offs of accounts receivable in the past.

Up to the date of this prospectus, we subsequently collected 100% of accounts receivable as of September 30, 2025.

Property, Plant and Equipment

This included the right-of-use assets, office equipment, furniture and fixtures and leasehold improvement. The amount dropped from HK$4.0 million to HK$3.0 million, reflecting a decrease of HK$1.0 million, or 33.33%, which was primarily due to the depreciation expense recognized in accordance with accounting policies.

Commission and Other Payables

These represented mainly:

	March 31, 2025	September 30, 2025	September 30, 2025
	HK$’000	HK$’000	US$’000

Commission payables (a)	27,976	64,907	8,375
Contract liabilities (b)	-	1,298	168
Accrued charges and other payables (c)	1,744	263	34

	29,720	66,468	3,288

a)	Our company conducts insurance brokerage business with Channels, offering credit terms of 60 days in the ordinary course of business. Commission payables represent the outstanding amounts for the last two months of insurance brokerage commission expenses incurred for the period ended September 30, 2025, payable to Channels. The commission payables increase from HK$22.6 million to HK$64.9 million was mainly due efficient payment of commission based on the credit terms, of which HK$64.8 million has been paid up as of the date of this prospectus.

b)	Contract liabilities represented fee received for immigration services, such fee will be recognized as revenue upon completion of such services. As at September 30, 2025, services for several immigration cases were yet to complete.

c)	Accrued charges and other payables of HK$1.7 million and HK$0.3 million as at September 30 2025 and as at March 31, 2025, respectively. Accrued charges and other payables as at September 30, 2025 included accrued employee’s salaries and other administrative expenses, such as auditor’s remuneration and utilities expenses.

58

Lease Liabilities

Our lease liabilities represented the lease of our office in Hong Kong. The decrease in lease liabilities was mainly attributable to the scheduled repayments of the remaining lease obligations over time.

Analysis of Items with Major Changes on the Consolidated Statements of Financial Position as at March 31, 2025 and March 31, 2024

	March 31, 2024	March 31, 2025	March 31, 2025
	HK$’000	HK$’000	US$’000

ASSETS
Current Assets
Cash & cash balances	24,102	28,247	3,645
Trade receivables, prepayment and deposits	12,032	11,198	1,445
Deferred offering expenses	518	1,498	193
Amount due to related companies	45	-	-
Amount due from directors	-	-	-
Total Current Assets	36,697	40,943	5,283
Non-Current Assets
Property, plant and equipment	5,945	3,950	510
Deposit	537	556	72
Deferred tax assets	324	325	42
Total Non-Current Assets	6,806	4,831	624
TOTAL ASSETS	43,503	45,774	5,907

LIABILITIES
Current Liabilities
Commission and other payables	30,398	29,720	3,835
Lease liabilities	1,816	1,878	242
Amount due to a director	-	-	-
Taxes payable	1,394	3,344	432
Bank borrowings	938	409	53
Provision for reinstatement cost	-	-	-
Total Current Liabilities	34,546	35,351	4,562
Non-Current Liabilities
Lease liabilities	3,832	1,953	252
Provision for reinstatement cost	897	930	120
Total Non-Current Liabilities	4,729	2,883	372
Total Liabilities	39,275	38,234	4,934

Capital and reserves
Share capital	-	-	-
Merger reserves	1,683	1,683	217
Exchange reserve	-	-	-
Accumulated profits	2,545	5,857	756
Equity Attributable to owners of our Company	4,228	7,540	973
Non-controlling Interest	-	-	-
Total equity	4,228	7,540	973
TOTAL LIABILITIES AND EQUITY	43,503	45,774	5,907

Cash & Cash Balances

This represents cash on hand and cash held at banks. The balance remained relatively stable, increasing slightly from HK$24.1 million as of March 31, 2024 to HK$28.2 million as of March 31, 2025.

Trade Receivables, Prepayment and Deposits

The amounts comprise of receivables from commission and immigration service income, as well as other prepayments and deposits. The trade receivables primarily represent one month of trade receivables on commission income of insurance brokerage business as of March 31, 2025 of approximately HK$9.5 million.

We generally conduct our business with creditworthy third parties, with credit terms of 30 days to insurance companies in the ordinary course of business. We determine, on a continuing basis, the probable losses and an allowance for estimated credit losses, based on several factors including internal risk ratings, customer credit quality, payment history, historical bad debt/write-off experience and forecasted economic and market conditions. Trade receivables are written off after exhaustive collection efforts occur and the receivable is deemed uncollectible. In addition, receivable balances are monitored on an ongoing basis and its exposure to bad debts is not significant.

For year ended March 31, 2025, we had not experienced any significant bad debt or write-offs of accounts receivable in the past.

Up to the date of this prospectus, we subsequently collected 100% of accounts receivable as of March 31, 2025.

Property, Plant and Equipment

This included the right-of-use assets, office equipment, furniture and fixtures and leasehold improvement. The amount dropped from HK$5.9 million as at March 31, 2024 to HK$4.0 million as at March 31, 2025, which represents a decrease of HK$1.99 million or 33.5% that was primarily due to the depreciation expense recognized in accordance with accounting policies.

Commission and Other Payables

These represented mainly:

	March 31, 2024	March 31, 2025	March 31, 2025
	HK$’000	HK$’000	US$’000

Commission payables (a)	27,644	27,976	3,610
Other payables (b)	1,264	1,265	163
Accrued charges (c)	1,490	479	62

Total	30,398	29,720	3,835

a)

Our Company conducts insurance brokerage business with channels, offering credit terms of 60 days in the ordinary course of business. Commission payables represent the outstanding amounts for the last two months of insurance brokerage commission expenses incurred for the year ended March 31, 2025, payable to Channels. The commission payables remain stable from HK$27.7 million to HK$28 million was mainly due efficient payment of commission based on the credit terms, HK$26.0 million has been paid up the date of this statement.

b)

The money advance from third parties of HK$0.8 million as at March 31, 2025 and HK$1.3 million as at March 31, 2024, the amounts were interest-bearing at 3.375% to 3.5 % and 1% per annum respectively for year ended March 31, 2025 and for the year ended March 31, 2024, and repayable in one year. Furthermore, we confirmed that our Company does not intend to extend these money advances from third parties beyond their respective maturity dates. In the month of August 2025, such money advance from third parties was fully repaid.

For the year ended March 31, 2024, the money advance from third parties represented additional funding from independent third parties for the development of our Group and the further funding for listing expenses. With the view that the funding cost was 1% per annum during such instances, the management of the Group considered that such costs were lower than available alternative ways of funding including loans from bank. This approach was taken to minimize the additional cash needs associated with the listing process while ensuring the Company’s operations were not unduly affected. For the year ended March 31, 2025, given the funding cost was still lower than that could be obtained from other financial institution including bank, such money advance were still in place as at March 31, 2025. In the month of August 2025, such money advance from third parties was fully repaid as management considered that no such additional funding was necessary.

c)

Accrued charges of HK$0.5 million as at March 31, 2025 and HK$0.9 million as at March 31, 2024, included accrued employee’s salaries and other administrative expenses, such as auditor’s remuneration and utilities expenses.

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Lease Liabilities

Our lease liabilities represented the lease of our office in Hong Kong. The decrease of HK$1.8 million in lease liabilities from the year ended March 31, 2024, to the year ended March 31, 2025, was mainly attributable to the scheduled repayments of the remaining lease obligations over time.

Forward-Looking Information

This section contains “forward-looking information” and “forward-looking statements” (collectively, “forward-looking information”) within the meaning of applicable securities laws. Forward-looking information may relate to our financial outlook and anticipated events or results and may include information regarding our financial position, business strategy, growth strategies, addressable markets, budgets, operations, financial results, taxes, dividend policy, plans and objectives. Particularly, information regarding our expectations of future results, performance, achievements, prospects or opportunities or the markets in which we operate.

The forward-looking information and other forward-looking information are based on our opinions, estimates and assumptions in light of our experience and perception of historical trends, current conditions and expected future developments, as well as other factors that we currently believe are appropriate and reasonable in the circumstances as at the date of the forward-looking information. Despite a careful process to prepare and review the forward-looking information, there can be no assurance that the underlying opinions, estimates and assumptions will prove to be correct. Certain assumptions made in respect of our ability to build our market share and enter new markets and industry verticals; our ability to attract, develop and retain key personnel; our ability to maintain and expand geographic scope; our ability to execute on our expansion plans; our ability to continue investing in infrastructure and implement scalable controls, systems and processes to support our growth; the pricing of our offerings; our ability to successfully integrate the companies we have acquired and to derive the benefits we expect from the acquisition thereof; our ability to obtain and maintain existing financing on acceptable terms; currency exchange and interest rates; seasonality in our business and in the business of our customers; the impact of competition; the changes and trends in our industry or the global economy; and the changes in laws, rules, regulations, and global standards are material factors in preparing forward-looking information and management’s expectations.

If any of these risks or uncertainties materialize, or if the opinions, estimates or assumptions underlying the forward-looking information prove incorrect, actual results or future events might vary materially from those anticipated in the forward-looking information. The opinions, estimates or assumptions referred to above and described in greater detail in this section should be considered carefully by prospective investors.

Related Party Transactions

See “Related Party Transactions” section of this prospectus.

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BUSINESS

OVERVIEW

Our Group is principally engaged in the insurance brokerage business in Hong Kong. We act on behalf of our customers seeking insurance coverage from companies which are authorized insurers under the Insurance Ordinance in Hong Kong that provide the insurance products, including, among others, AXA China Region Insurance Company Limited, Prudential Hong Kong Limited, Manulife (International) Limited, etc. (the “Insurance Companies”) and take pride in our premium brokerage service. According to relevant industry data prepared by China Insights Consultancy, we ranked around 5th in the 2nd Tier among all insurance brokerage company in Hong Kong in terms of revenue in 2024.

Founded by Mr. Kwok Yu Hin, our business commenced in 2016. Since then, our Group has grown throughout the years in terms of revenue generated from our insurance brokerage services based in Hong Kong. For the years ended March 31, 2025 and 2024 and the six months ended September 30, 2025, we generated revenue of approximately HK$157.4 million, HK$143.6 million and HK$191.6 million, respectively. The major contracts of insurance that our Group provides brokerage services for are life, saving and health insurance products, which accounted for approximately 95.0%, 95.7% and 97.9% of our total revenue for the years ended March 31, 2025 and 2024 and for the six months ended September 30, 2025, respectively. We also provide brokerage services for other general insurance including travel insurance and car insurance. Besides insurance brokerage services, we also generated revenue from other services, such as immigration services and software upgrade and maintenance service, for the years ended March 31, 2025 and 2024 and the six months ended September 30, 2025.

OUR COMPETITIVE STRENGTHS

We believe that the following competitive strengths contribute to our success and differentiate us from our competitors:

Premium brokerage service experience

We believe providing superior brokerage service to our existing and potential policyholders as customers is the most important aspect of our business in terms of brand building and product differentiation. We have designed our services to provide personalized brokerage service throughout the whole process of purchasing insurance, which include in-depth customer needs analysis, product and plan customization, product evaluation and selection, and claim settlement related assistance.

Experienced management team

Our Director and chief executive officer, Mr. KWOK Yu Hin, has more than 20 years of experience serving as a senior executive in the insurance industry. Our chief financial officer, Dr. CHENG Chak Ho Tony, has 33 years of experience in valuation and financial management and accounting, and other core members of our management team have on average over 13 years of experience in the insurance industry and are familiar with the insurance intermediary industry in Hong Kong. In addition, we are always recruiting experienced insurance professionals to join our management team and providing training to our managerial staff, who support our senior management in expanding our operations.

Stable relationship with Insurance Companies

As of September 30, 2025, our Group had built up a network with 22 Insurance Companies. We have fostered collaborative partnerships with many key Insurance Companies in Hong Kong, 19 out of our network of 22 Insurance Companies have been collaborating with us for over four years. This long-term engagement has allowed us to gain valuable insights into market trends and customer needs, enabling us to offer tailored solutions to our clients.

Our partnerships are built on trust and mutual benefit, leading to a consistent flow of business opportunities. By working closely with these Insurance Companies, we ensure that potential policyholders as our customers receive high-quality and competitive product offerings. This strategic alignment not only enhances our service capabilities but also strengthens our position in the insurance market, allowing us to adapt to changing industry dynamics effectively.

Strong commitment to rigorous training and development

Given the rapid development of new insurance products and the heavy reliance on face-to-face sales efforts in Hong Kong’s insurance industry, we believe that our strong in-house training program, which covers both product knowledge and sales skills, gives us a competitive edge over the other professional insurance intermediaries and helps us retain our sales force and improve our sales.

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OUR BUSINESS STRATEGIES

Develop new geographic markets in Southeast Asia and the United States

We currently operate all of our insurance brokerage business in Hong Kong and generated all of our revenue from insurance brokerage services within Hong Kong. All documents with our customers, i.e., the policyholders, were executed in Hong Kong.

According to relevant industry data prepared by China Insights Consultancy, the market size of the insurance industry in Southeast Asia, as measured by gross premium, has grown at a CAGR of 10.2% in the past five years, from HKD698.6 billion in 2020 to HKD1,029.0 billion in 2024, and is expected to continue its strong growth trajectory, reaching HKD1,547.7 billion in 2029, with a CAGR of 8.5%. Therefore, we believe we need to expand our distribution network to reach untapped customer bases and grow our business. While we will continue to develop and expand our existing markets, we also intend to develop new geographic markets in Southeast Asia within three to five years, such as Malaysia, Singapore, Thailand, Vietnam, Japan and Taiwan, by opening new offices and obtaining requisite licenses for insurance brokerage services in selective cities that have the potential of generating large contribution payments in sales. As first step, in the next 12 months, we plan to open up a branch office in Singapore, apply and obtain the necessary insurance brokerage license and to develop and establish relationships and enter into broker agreements with local Insurance Companies in Singapore, including the local branches of the Insurance Companies currently cooperating with us in Hong Kong and also new Insurance Companies in Singapore, in order to conduct insurance brokerage business and act for potential policyholders in Singapore.

We also intend to establish new service centers in countries such as Vietnam and Thailand, subject to the relevant local regulations, to reach out and serve potential policyholders in those regions for insurance products offered in Singapore and in Hong Kong. We believe that expanding our distribution network will help us generate more business and grow our sales.

We currently establish and maintain all of our business relationships with Insurance Companies at a local level with local branches of these Insurance Companies in Hong Kong. As we plan to expand our distribution network through opening up new offices in Southeast Asia in the future, we believe that opportunities exist for us to develop and establish relationships with the local branches of Insurance Companies in those countries where we plan to establish such new offices. Although our management and existing Channels do not have experience operating in other Southeast Asian markets, our management maintains connections with Insurance Companies in various Asian countries. We also plan to recruit local Channels in those regions to support our business expansion. If we are able to increase our sales volumes in the future, we hope to obtain favorable commission rates and exclusive rights to distribute high-margin products or collaborate with the insurance companies partners to custom-develop products to suit the needs of our prospective customers.

Our Directors anticipate that the expenditure required for establishing our business presence in Singapore will be approximately US$500,000. Additionally, the estimated cost for setting up new service centers in countries such as Vietnam and Thailand will be approximately US$250,000.

In addition to our expansion plans in Southeast Asia, we are also preparing to develop our business in the United States, which aligns with our listing on the Nasdaq Capital Market in the U.S. The listing will provide us with increased visibility, credibility, and access to capital, which we believe will facilitate our entry and growth in the U.S. insurance brokerage industry. By establishing a presence in the U.S. market as a Nasdaq-listed company, we will be well-positioned to develop new business relationships, attract high-quality talent, and strengthen our partnerships with leading insurance companies.

Our approach in the U.S. will mirror our Singapore strategy. In the next 12 to 24 months, subject to applicable state and federal regulations, we plan to open a branch office in a U.S. city, such as New York or Los Angeles. We will apply for and obtain the necessary insurance brokerage licenses at the state level, and establish and develop relationships with local branches or affiliates of Insurance Companies, including those with whom we currently cooperate in Hong Kong, as well as new partners in the U.S. This will enable us to conduct insurance brokerage business and act for policyholders in the U.S. market. We also intend to recruit local Channels and professionals to support our U.S., operations and to ensure compliance with all regulatory requirements. The anticipated expenditure for establishing our business presence in the U.S. for the next two years is approximately US$9 million, reflecting higher regulatory and operational costs, with US$500,000 for the initial setting up costs for the new branch office.

We believe that leveraging our status as a U.S. listed company on Nasdaq will not only facilitate our market entry by enhancing credibility and transparency, but also provide us with a competitive advantage in building trust with customers and insurance partners. This strategic expansion is expected to unlock substantial growth opportunities and further diversify our revenue streams.

Expand our product offerings to meet customer needs

As the insurance market constantly evolves around the changing needs of consumers, we believe it is necessary for us to continuously expand our product offerings in order to attract new policyholders as our customers and remain competitive. As such, we intend to also provide investment and asset management services and obtain necessary licenses in the future. As China’s economy continues to experience rapid growth, the internationalization of Renminbi is becoming an undeniable trend in the future. In light of the new trend, we intend to capture this opportunity by expanding our range of products by offering offshore Renminbi products and services to meet the evolving market demand. We believe that our long-term success and growth will largely depend on our ability to provide products and services that meet our customers’ needs in the existing and new market.

Our Directors anticipate that the costs for expanding our product offerings as discussed above will be approximately US$4.6 million, including approximately US$4.0 million on developing our investment and asset management services and obtain necessary licenses and approximately US$600,000 on developing offshore Renminbi products and services.

Enhance the efficiency of the document signing process for our customers through the implementation of an integrated digital platform

Insurance products have traditionally involved a cumbersome document signing process by individual customers, i.e. the policyholders, which often required multiple physical documents and in-person meetings. This process not only slowed down transactions but also increased the potential for errors and misunderstandings. Customers had to navigate through various forms and signatures, making the experience less efficient and more time-consuming. As a result, both agents and customers faced challenges in completing transactions smoothly. This outdated method highlighted the need for more streamlined and efficient solutions in the insurance industry. We intend to apply the use of proceeds to develop and build a new integrated digital platform that will streamline the contract and document signing process using a computerized system. We also intend to prepare a marketing plan promoting the integrated digital platform. While we recognize that face-to-face sales efforts and detailed explanations of insurance products will remain essential for specific insurance products, such as life insurance, we anticipate that the integrated digital platform will assist customers more broadly in the insurance purchasing process. This platform is expected to enhance our operational efficiency and generate additional sales revenue in the coming years.

Our current plan is to launch the integrated digital platform in approximately six months. Additionally, we intend to minimize our reliance on open source code in developing the platform based on our in-house development capability, ensuring that we maintain full control over our technology and processes.

Our Group has actively engaged in research and development within the information technology sector, primarily through our subsidiary, Kepler Innovative Technology Limited. We have commenced to engage in the development of business-related software for our customer since November 2023. Leveraging on our experience in information technology development, we believe we possess the necessary capabilities to effectively execute the aforementioned strategy to develop and build our own integrated digital platform.

Our Directors anticipate that the costs for developing and launching the platform as discussed above will be approximately US$4.6 million, including approximately US$2.0 million on developing the platform, approximately US$50,000 on getting relevant approval from the Hong Kong Insurance Authority, and approximately US$500,000 on launching and promoting the platform and US$2.1 million for rolling out of such platform to U.S. and South east Asia.

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OUR BUSINESS MODEL

The diagram below illustrates our existing business model:

Our Group acts as an intermediary between insurance policyholders as our customers and the Insurance Companies by facilitating the purchase and management of insurance policies. Our Group establishes business relationships with the Insurance Companies by entering into the broker agreements. We provide services through our Channels, which consist of (i) Referrers which are individuals or firms who possess well-established business networks and effectively utilize those connections to introduce and connect potential customers to our Group, allowing us to offer insurance products and provide insurance brokerage services to those referred customers. When our Referrers introduce potential customers to our Group, our internal licensed technical representatives, registered with the Hong Kong Insurance Authority and employed by our Group, will provide services to these customers; and (ii) Consultants which are individuals registered with the Hong Kong Insurance Authority as licensed technical representatives and accredited to our Group, and engaged by our Group as external technical representatives to seek and identify potential customers and to provide services directly on our Group’s behalf to customers and potential customers in negotiating contracts of insurance, and play a pivotal role in providing advice and guidance to our customers, helping them to understand their insurance needs and select appropriate insurance products. Occasionally, our Consultants will provide services on our Group’s behalf to customers referred to us by our Referrers. Although our Group delivers our services to the customers through our Channels, we believe that it is the industry norm that the independent insurance brokers treat the policyholders as their customers.

During the course of our business operations, we will conduct financial needs analysis for customers who need long term insurance products and schemes and make recommendations to the customers concerning the selection by them. Our customers will enter into the product purchase contracts with the Insurance Companies and pay contributions to the Insurance Companies directly. The Insurance Companies, which develop the insurance products, would remunerate our Group on a commission fee basis for services provided by our Group to the customers. Although broker commission income are paid to us by the Insurance Companies, the policyholders are our customers whom we provide services to. We consider that the arrangement (as described in the above diagram) will not lead to conflicts despite commission income is paid by the Insurance Companies based on that our primary focus is to provide advice and information to our customers based on their specific objectives, needs, and concerns and our Group is committed to offering customers a wide range of comprehensive and high-quality product options by establishing strong business relationships with multiple Insurance Companies and conducting thorough due diligence on their products. This enables our customers to make informed decisions when selecting the most suitable products for their individual requirements.

The aforementioned relationships among the policyholders as customers, authorized insurers as Insurance Companies, insurance brokers and Channels are common across the insurance brokerage industry in Hong Kong. Our customers directly enter into product purchase contracts with the Insurance Companies, and our Group is not a party to these contracts. We would enter into a Master Client Agreement with our customers setting out the terms and conditions for providing insurance brokerage services to our customers. Our customers would also sign, among others, a Master Client Agreement, Financial Needs Analysis Form, a Suitability Questionnaire and certain Applicant’s Declarations to ensure that the insurance products our customers purchased are suitable for them and consistent with their requirements and risk preferences. If inappropriate products are recommended by us or by our Consultants to and purchased by the customers, our Group will need to bear the liabilities, subject to the indemnity provided by the relevant Consultants under the contracts for services. On the other hand, if the products themselves have defects or if there are misrepresentations in the Insurance Companies’ documentations, the Insurance Companies would bear the liabilities. They are responsible for the quality and accuracy of their products and the information provided to customers. In summary, our Group assumes liability for the recommendations made by our us or by our Consultants, while the Insurance Companies are accountable for any defects or misrepresentations in their products and accompanying documentation.

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As of September 30, 2025, we had collaborated with 22 Insurance Companies in Hong Kong, including, among others, AIA Group Limited, AXA China Region Insurance Company Limited, Prudential Hong Kong Limited and Manulife (International) Limited, and are working with 227 Channels, including 198 Referrers and 29 Consultants, to offer a comprehensive portfolio of insurance products to our customers. Our customers will have access to a diverse range of insurance products tailored to their specific requirements.

OUR PRODUCTS AND SERVICES

Our Group is principally engaged in the insurance brokerage business in Hong Kong. We also provide other ancillary services, including the provision of immigration services and software upgrade and maintenance services.

Insurance Brokerage Services

We market and sell insurance products to potential policyholders as our customers which focus on meeting the insurance needs of institutions and individuals, and are responsible for the after-sale services of our customers such as policy review and claims assistance. Our Group is entitled to receive broker commission income from Insurance Companies for brokering the sale of their products. The insurance products we sell are underwritten by Insurance Companies in Hong Kong.

Our main products are life, saving and health insurance products. Revenue generated from broker commission income from life, saving and health insurance products accounted to approximately HK$150.6 million, HK$137.4 million and HK$190.8 million, or approximately 95.0%, 95.7% and 97.9% of our total revenue for the years ended March 31, 2025 and 2024 and the six months ended September 30, 2025, respectively.

In addition, we also offer other general insurance products including travel insurance and car insurance.

Life, saving and health insurance products

Life insurance is a major component of Hong Kong’s insurance market. According to relevant industry data prepared by China Insights Consultancy, life insurance accounted for 45.2% of the insurance market in Hong Kong based on contribution payments in 2024. Life insurance is primarily structured to mitigate the financial risk associated with the death of insured individuals. Its purpose is to minimize the impact of their demise on their dependents, particularly if the insured individuals serve as the main income providers for their families. By offering a death benefit, life insurance provides financial support to dependents, helping to cover their ongoing expenses and financial needs.

Due to Hong Kong’s rapidly aging population, high savings rate, sustained economic development, rising household income, strong support from government policies and regulations, and enhanced risk protection awareness, we expect that Hong Kong’s life insurance sector will experience faster growth than the most of other insurance sectors.

Saving insurance in Hong Kong provides individuals or families with a structured way to accumulate savings while enjoying insurance protection. It typically involves regular premium payments that help policyholders build up a cash value over time, which can be accessed through withdrawals or loans. Key features often include guaranteed returns, annual bonuses, and maturity benefits, making it suitable for long-term financial planning, such as funding education, retirement, or other major life goals. Savings insurance in Hong Kong is commonly bundled with life insurance coverage.

Health insurance products includes types of medical insurance and accident insurance. These products in Hong Kong provides coverage for hospital stays, outpatient treatments, and other healthcare expenses. It can cover both public and private healthcare services, with varying levels of coverage and premium costs. Many employers in Hong Kong provide basic medical insurance as part of their employee benefits package.

General insurance products

Our general insurance products include products such as travel insurance and car insurance.

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Travel insurance in Hong Kong offers protection for individuals or families during their trips, both within and outside of Hong Kong. It typically covers expenses related to trip cancellation or interruption, medical emergencies, lost or stolen luggage, and other travel-related issues.

Car insurance in Hong Kong is mandatory for all vehicle owners, as required by law. The minimum coverage includes third-party liability, which covers damages or injuries caused to other parties in an accident. Drivers can also opt for additional coverage, such as comprehensive insurance, which includes protection for their own vehicle, as well as personal accident and medical coverage.

Other services

Immigration services

Complementary to our insurance brokerage services, we also provide immigration services to our customers, where we offer guidance to our customers on the most suitable visa or immigration option based on their individual circumstances and objectives, as well as assist with the preparation and submission of visa application. The immigration services are provided through dedicated personnel which act as our agents with specific knowledge and experience in the field. Distinct from our Channels, these personnel specialize solely in immigration services and do not operate in the insurance sector. This approach ensures that our customers receive expert guidance and support tailored to their immigration needs.

We currently collaborate with two dedicated personnel specializing in immigration services. When our customers engage us for immigration services, we would work with these personnel to provide specialized advice and services to them. Upon receiving service fees from our customers, we would remit a specified percentage to these personnel as agency fees determined based on the scope of work and the time required for the personnel to deliver services to the customers.

Software Upgrade and Maintenance Service

In addition, since November 2023, through our subsidiary, Kepler Innovative Technology Limited, we have also commenced to engage in the development of business-related software for our customers. The workflow involves (i) receiving a specific software upgrade or maintenance order from our customers; (ii) collaborating with a third-party development company for the upgrade or maintenance company for the development of the software, where project specifications, timelines, and deliverables were discussed; (iii) monitoring the progress and communicating with the third-party development company on any feedback from our customers during the software upgrade and development phase; and (iv) receiving payment from the customer and disbursing a portion of that payment as commission to the third-party development company.

The following table illustrates the breakdown of our revenue by segment for the years ended March 31, 2025 and 2024 and the six months ended September 30, 2025.

	For the year ended March 31				For the six months ended 30 September
	2025		2024		2025
	HK$’000%		HK$’000%		HK$’000%
Insurance products

Life, saving and health insurance	149,401	95.0	137,399	95.7	187,692	97.9
General insurance	240	0.2	239	0.2	3,297	1.7

Immigration services	7,403	4.7	5,550	3.9	653	0.4
Software upgrade and maintenance service	324	0.2	395	0.2	-	-

Total	157,368	100	143,583	100	191,642	100

COLLABORATION WITH INSURANCE COMPANIES

Insurance Companies are authorized insurers under the Insurance Ordinance in Hong Kong that provide different insurance products. As of September 30, 2025, we had built a network with 22 Insurance Companies in Hong Kong and established strategic partnerships in promotion, marketing and sale of insurance products.

We typically enter into broker agreements with the Insurance Companies, which shall remain in effect unless terminated by either party in accordance with the terms and conditions thereof. Pursuant to the terms of such broker agreements, we market and present the insurance products underwritten by the Insurance Companies, and the Insurance Companies issue policies and provide settlement, and pay us broker commission based on a percentage of the contribution payments we facilitate.

In general, the major terms of the broker agreements entered into between our Group and the Insurance Companies include, inter alia, the following:

(i)	our Group shall introduce business to the Insurance Companies and in return the Insurance Companies shall pay commission to our Group at a specified rate on a regular basis;

(ii)	the Insurance Companies reserve the rights not to accept the business introduced by our Group;

(iii)	in the event of an insurance policy being terminated by the relevant customer during the insured period, our Group may be required to refund to the Insurance Companies the relevant commission which it has received on a pro-rata basis;

(iv)	the agreements have no expiry date and can be terminated subject to 15 days to one month’s advance notice and/or under certain circumstances, such as:

(a)	winding up proceedings being instituted against our Group;

(b)	our Group committing any act of misconduct which is or likely to be prejudicial to its interest; or

(c)	any breach of conditions under the broker agreements.

In addition, if potential policyholders express interest in purchasing specific insurance products that are not offered by our collaborating Insurance Companies, we may refer them to other insurance brokers that partner with Insurance Companies providing those products. In such cases, we would receive commission income from the referred insurance brokers.

Our Group has cooperated with each of the top five insurance product providers, including Insurance Companies and the referred insurance brokers, in terms of broker commission income generated for the years ended March 31, 2025 and 2024 and the six months ended September 30, 2025, for over four years. Our five largest insurance product providers for the years ended March 31, 2025 and 2024 and for the six months ended September 30, 2025 accounted for approximately 74.7%, 70.7% and 73.6% of our total revenue in the respective period.

Examples of our top five insurance product providers for the years ended March 31, 2025 and 2024 and for the six months ended September 30, 2025 include reputable Insurance Companies that we collaborated with such as AIA Group Limited, AXA China Region Insurance Company Limited, FWD Life Insurance Company (Bermuda) Limited, Chow Tai Fook Life Insurance Limited, Prudential Hong Kong Limited and Manulife (International) Limited, all of which are well-regarded in Hong Kong’s insurance market.

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OUR CHANNELS

As of September 30, 2025, we had built a network of 227 Channels, including 198 Referrers and 29 Consultants. Our Channels are not employed by our Group but our Group has entered into contracts for services with our Channels who provide insurance brokerage or referral services to our Company.

Referrers

Our Referrers are responsible for utilizing their established business network to connect potential customers to us and we will provide tailored services directly to the customers they refer. By tapping into their networks, referrers play a crucial role in expanding our customer base. We pay referral fees to the Referrers in accordance with the terms and conditions stipulated in the contracts for services entered into between our Group and our Referrers for each customer they successfully introduce who completes a purchase of insurance products through us. The relationship between our Group and our Referrers are on non-exclusive basis, permitting our Referrers to engage in collaboration with other insurance brokerage service providers.

For the six months ended September 2025, one of our Referrers contributed over 10% of our total revenue in the year, being 24.4%. For the year ended March 31, 2025, one of our Referrers contributed over 10% of our total revenue in the year, being 11.1%. For the year ended March 31, 2024, two of our Referrers contributed over 10% of our total revenue in that period, being 13% and 12%, respectively.

In general, the major terms of the contracts entered into between our Group and the Referrers include, inter alia, the following:

(i)	the Referrer refers potential policyholders to our Group. If the insurance application of the potential policyholders is accepted, and the premium is paid, the Referrer will receive a referral fee. Our Group are not responsible for any costs incurred by the Referrers, including travel or accommodation fee;

(ii)	the Referrer must ensure that potential policyholders understand that insurance contracts are handled by our Group. The Referrer must comply with all applicable laws and cannot sell, explain, negotiate, or arrange contracts without proper authorization or licenses;

(iii)	our Group will not be liable if relevant insurance application of the potential policyholder is rejected. the Referrers cannot collect premiums, contributions, or deposits from potential policyholders and must be handled by our Group. If premiums are unpaid, our Group or the Insurance Companies may cancel the policy;

(iv)	referral fees are calculated based on a specified fee’s schedule of our Group currently in force and the policies selected by the potential policyholders. Referral fees are settled monthly. Referral fees are paid to the Referrer by the end of the month, provided our Group receives confirmation of the commission payment from the Insurance Companies by the 15th of that month;

(v)	the Referrers must indemnify and compensate our Group for any losses or costs (including legal fees) arising from the Referrers’ breach of the contract or applicable laws; and

(vi)	either party can terminate the agreement with seven days prior notice. Immediate termination may occur in situations such as material breaches of the agreement, non-compliance with regulatory requirements, or other specified circumstances. Referral fees are paid only for premiums received before the termination of the contracts.

Consultants

Our Consultants are responsible for promoting, arranging and negotiating contracts of insurance on our behalf with our customers in accordance with all applicable codes, rules, laws and regulations of the relevant regulatory bodies and government authorities in Hong Kong and are remunerated on a commission basis by our Group for the insurance products they have successfully arranged. Our Consultants are registered with the Hong Kong Insurance Authority as licensed technical representatives. Acting as agents of our Group, they rely on our license as insurance broker company in order to engage in brokerage activities with our customers. When our Consultants accomplish new business and produce broker commission income for our Group through the sale of various insurance products in the course of provision of brokerage services to our customers who in turn enter into insurance policy contracts with the Insurance Companies, our Group pay commissions to our Consultants in accordance with the terms and conditions stipulated in the contracts for services entered into between our Group and our Consultants. The relationship between our Group and our Consultants are on exclusive basis, whereby our Consultants are only permitted to represent or promote products offered by our Group under the terms of the contracts for services.

In general, the major terms of the contracts entered into between our Group and the Consultants include, inter alia, the following:

(i)	the Consultants are entitled to solicit proposals or applications for insurance products to be issued and published by Insurance Companies;

(ii)	the Consultants are required to participate in meeting and activities of our Group so as to equip themselves with the necessary knowledge to perform his duties;

(iii)	the Consultants shall comply with all legislation, statutory rules and regulations of Hong Kong;

(iv)	during the term of the contracts, and for a period of 24 months after termination, the Consultant shall not represent, promote or otherwise try to sell in Hong Kong any lines or products that compete with our products;

(v)	the commission rates payable to Consultants are specified in a commission’s schedule of our Group currently in force, which are typically structured as a percentage of the commissions earned by the Group from Insurance Companies for the policies facilitated by the Consultants. These rates may vary depending on the type of insurance product and the volume of business generated by the Consultant;

(vi)	payments to Consultants are typically made after the Group receives the corresponding commission income from the Insurance Companies. In most cases, the payment to Consultants occurs one month after the Group receives the commission income; and

(vii)

either party can terminate the agreement with seven days prior notice. Immediate termination may occur in situations such as material breaches of the agreement, non-compliance with regulatory requirements, or other specified circumstances.

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CUSTOMERS

We sell insurance products to both individuals and institutional policyholders as our customers through our Channels. As an insurance broker in Hong Kong, our Group is required under the Insurance Ordinance in Hong Kong to act for the interest of policyholders and potential policyholders. All documents with our customers were executed in Hong Kong. Through provision of relevant advices, our Group is entitled to receive broker commission income from Insurance Companies as a result of arrangement of insurance products to our customers. Upon engagement with our customers to provide insurance brokerage services, we would enter into a Master Client Agreement with our customers setting out the terms and conditions for providing services to our customers. Our customers would also sign, among others, a Financial Needs Analysis Form, a Suitability Questionnaire and certain Applicant’s Declarations to ensure that the insurance products our customers purchased are suitable for them and consistent with their requirements and risk preferences.

For the years ended March 31, 2025 and 2024 and for the six months ended September 30, 2025, we had engaged with more than 2,800, 1,700 and 2,116 policyholders, respectively. By providing premium services to our customers, we strive to build a loyal customer base that generates referral and cross-selling opportunities, and that become returning customers.

SALES AND MARKETING

We believe that based on our proven track record, our relationships with our Channels and policyholders, our extensive supply network, our reputation and our years of experience in insurance brokerage, we do not rely heavily on marketing and promotional activities. Our sales and marketing channels include seminars, exhibitions and surveys.

Our sales and marketing team (including our internal technical representatives and salesman) are generally responsible for liaising and maintaining our relationships with existing Channels and sourcing new Channels and keeping abreast of market developments and potential business opportunities. Our internal technical representatives provide services to policyholders as our customers and follow-up administrative works.

QUALITY CONTROL

We believe that the quality of our services is essential to the success of our business and place great emphasis on quality control. To monitor and further improve the quality of the brokerage services we offer, we proactively collect feedback from our customers and make adjustments and improvement accordingly.

In addition, we actively conduct due diligence on new products facilitated by our Group. This involves preparing comprehensive due diligence reports and gathering relevant information and materials pertaining to the new products offered by the Insurance Companies through our Group. We undertake thorough research to understand the features of different products and produce reports for product comparison and analysis. These reports serve as valuable resources for us and also our Consultants, enabling us to make informed decisions and provide better guidance to our customers. By conducting diligent research and analysis, we aim to ensure that the products we offer align with our customers’ needs and meet our stringent quality standards.

In addition, our Group conducts a review of the suitability analysis signed by each customer before making any insurance recommendations either by our Consultants or directly by our Group’s internal technical representatives. This review is primarily carried out by our management team, which assess the individual needs and circumstances of each customer to ensure that the proposed insurance solutions are appropriate.

In addition to this internal review, we also maintain oversight of the actions taken by our Referrers throughout the referral process. We enforce a strict guideline for our Referrers regarding their conduct during the referral process. Referrers should, among others, clarify to potential policyholders that they are acting solely as referrers, provide our Group’s contact details to potential customers for services, and notify the potential customers that they are entitled to referral fees payable by our Group for successful referrals. On the other hand, they are prohibited from offering any insurance advice or recommendations or persuading potential customers to purchase any insurance products. They are also prohibited from collecting any premium or fees directly from the potential customers. This oversight ensures that all referrals made align with regulatory requirements and best practices.

We monitor the performance of our Channels to verify compliance and effectiveness in serving our customers, thereby maintaining the integrity of our brokerage process and protecting the interests of our customers as policyholders.

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COMPETITION

We believe that our Group’s major competitors are private companies providing insurance brokerage services in Hong Kong with different scales of operation. According to relevant industry data prepared by China Insights Consultancy, the insurance broker companies in Hong Kong could be divided into three tiers based on the gross insurance brokerage income. Our Group is in the 2nd Tier with income ranging between HKD10 million and HKD300 million. In 2024, there were a total of 45 companies in the category of 2nd Tier insurance broker companies in Hong Kong. Our Group ranked around 5th among all 2nd Tier insurance broker companies in Hong Kong in terms of gross insurance brokerage income in 2024.

INSURANCE

Our Group maintains insurance coverage for, among other things, professional indemnity liability for insurance broker insurance, employees’ compensation, employees’ hospitalization and damage to property.

EMPLOYEES

The following table sets forth a breakdown of our employees categorized by function as of the date of this prospectus.

Function	Number of Employees
Management	3
Accounting	6
Sales and marketing	25 (including 6 licensed technical representatives	)
Administration	13
Information technology	1
Total	48

Remuneration policy

The remuneration package of our Group offered to our employees includes salary, discretionary bonuses and other allowances. In general, our Group determines employees’ salaries based on each employee’s qualifications, position and seniority. Our Group has designed an annual review system to assess the performance of our employees, which forms the basis of our decisions with respect to salary raises, bonuses and promotions. We give preferences to internal promotion should opportunities arise.

Our Group provides a Mandatory Provident Fund plan for all qualifying employees in Hong Kong.

PROPERTIES

We do not own any property and we rent the following leased property from independent third parties for our operations:

Property address	Use of the property	Term
Suits 3902-3, 39th Floor, Tower 6, The Gateway, Harbour City, Kowloon, Hong Kong	Office	April 19, 2024 to April 18, 2027

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INTELLECTUAL PROPERTY

As of the date of this prospectus, we have registered the following trademarks in Hong Kong:

Trademark	Registration number	Name of applicant	Class	Place of registration	Date of registration	Expiry date
	305241375	Kepler Global Advisors Limited	35, 36, 41	Hong Kong	April 7, 2020	April 6, 2030
	305241384	Kepler Global Advisors Limited	35	Hong Kong	April 7, 2020	April 6, 2030
	305241401	Kepler Global Advisors Limited	36, 41	Hong Kong	April 7, 2020	April 6, 2030
	306283053	Kepler Global Advisors Limited	35, 36, 41	Hong Kong	June 29, 2023	June 28, 2033

As of the date of this prospectus, we have registered the following domain names:

Domain name	Registered owner	Registration date	Expiry date
kplga.com	KWOK Yu Hin	October 31, 2023	October 31, 2028
equator-ap.com	KWOK Yu Hin	May 20, 2019	May 20, 2028

LEGAL AND REGULATORY COMPLIANCE

During the years ended March 31, 2025 and 2024 and the six months ended September 30, 2025, and up to the date of this prospectus, we have obtained the licenses, approvals and permits that are required and material for our business and operations. Further, we have complied in all material aspects with the relevant laws and regulations and there was no incident relating to our material licenses that are material to our business and operations which constitutes non-compliance during the years ended March 31, 2025 and 2024 and the six months ended September 30, 2025. The following table sets out the details of the material license held by our Group as of the date of this prospectus:

License	Holding entity	Issuing authority	Date of grant	Date of expiry
Insurance Broker Company	Equator Asset Protection Limited	Insurance Authority	December 10, 2021	November 20, 2026

We have not experienced any refusal of the renewal application of any material licenses for our operations and business. For details on the approval, permits, consents, and licenses for our business and operations, see “Regulations” in this prospectus.

LITIGATION AND POTENTIAL CLAIMS

From time to time, we may become a party to various legal or administrative proceedings arising in the ordinary course of our business, including actions with respect to intellectual property infringement, violation of third-party licenses or other rights, breach of contract and labor and employment claims. We are currently not a party to, and we are not aware of any threat of, any legal or administrative proceedings that, in the opinion of our management, are likely to have any material adverse effect on our business, financial condition, cash-flow or results of operations. We may periodically be subject to legal proceedings, investigations and claims relating to our business. We may also initiate legal proceedings to protect our rights and interests.

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REGULATION

The following sets forth a summary of the major laws and regulations applicable to our business in Hong Kong.

GENERAL

Occupational Safety and Health Ordinance

The Occupational Safety and Health Ordinance (Chapter 509 of the Laws of Hong Kong) provides for the safety and health of employees and improves the safety and health standards applicable to certain hazardous processes, plant and substances used or kept in workplaces.

Employers shall as far as reasonably practicable ensure the safety and health of their employees in their workplaces by:

●	providing and maintaining plant and work systems that do not endanger safety or health;

●	making arrangement for ensuring safety and absence of risks to health in connection with the use, handling, storage or transport of plants or substances;

●	providing all necessary information, instruction, training and supervision for ensuring safety and health at work;

●	providing and maintaining safe access to and egress from the workplaces; and

●	providing and maintaining a safe and healthy work environment.

Failure to comply with the above provisions constitutes an offence and the employer is liable on summary conviction to a fine of HK$3,000,000 and on conviction on indictment to a fine of HK$10,000,000. An employer who fails to comply with the above provisions intentionally, knowingly or recklessly commits an offence and is liable on summary conviction to a fine of HK$3,000,000 and to imprisonment for six months, and on conviction on indictment to a fine of HK$10,000,000 and to imprisonment for two years.

The Commissioner for Labour may serve an improvement notice on an employer or occupier if the Commissioner is of the opinion that they are contravening, or likely to continue or repeat a contravention of, this Ordinance or the Factories and Industrial Undertakings Ordinance (Chapter 59 of the Laws of Hong Kong). Failure to comply with an improvement notice without reasonable excuse constitutes an offence punishable by a fine of HK$400,000 and imprisonment for 12 months. Furthermore, the Commissioner may serve a suspension notice directing an activity not to be undertaken, or premises, plant, or substances not to be used, if there is an imminent risk of death or serious bodily injury. Contravening a suspension notice without reasonable excuse constitutes an offence punishable by a fine of HK$1,000,000 and imprisonment for 12 months, together with a further fine of HK$100,000 for each day during which the offender knowingly and intentionally continues the contravention.

Employees’ Compensation Ordinance

The Employees’ Compensation Ordinance (Chapter 282 of the Laws of Hong Kong) establishes a no-fault and non-contributory employee compensation system for work injuries and lays down the rights and obligations of employers and employees in respect of injuries or death caused by accidents arising out of and in the course of employment, or by prescribed occupational diseases. The Employees’ Compensation Ordinance applies equally to full-time and part-time employees who are employed under service agreements or apprenticeships.

If an employee sustains an injury or dies as a result of an accident arising out of and in the course of his employment, his employer is generally liable to pay compensation under the Employees’ Compensation Ordinance even if the employee might have contributed to the accident that occurred.

Pursuant to the Employees’ Compensation Ordinance, all employers (including contractors and subcontractors) are obliged to take out insurance policies to cover their liabilities arising from the Employees’ Compensation Ordinance and the common law as a result of injuries sustained by their employees in the course of their employments. Similarly, under section 32 of the Employees’ Compensation Ordinance, an employee who suffers incapacity or dies arising from an occupational disease is entitled to receive the same compensation as that payable to employees injured in occupational accidents. Further, section 40 of the Employees’ Compensation Ordinance provides that an employer is not permitted to employ any employee in any employment unless there is in force in relation to such employee a policy of insurance issued by an insurer for an amount not less than that specified in the Employees’ Compensation Ordinance.

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Minimum Wage Ordinance

With effect from May 1, 2026, the Minimum Wage Ordinance (Chapter 608 of the Laws of Hong Kong) provides for a statutory minimum wage level at HK$43.1 per hour for every employee employed under the Employment Ordinance (Chapter 57 of the Laws of Hong Kong). Any provision of the employment contract which purports to extinguish or reduce the right, benefit or protection conferred on the employee by the Minimum Wage Ordinance is void.

Mandatory Provident Fund Schemes Ordinance

The Mandatory Provident Fund Schemes (the “MPF”) are defined contribution retirement scheme managed by authorized independent trustees. The Mandatory Provident Fund Schemes Ordinance (Chapter 485 of the Laws of Hong Kong) provides that an employer shall participate in a MPF scheme and make contributions for its employee who is aged between 18 to 65. Under the MPF scheme, an employer and its employee are both required to contribute 5% of the employee’s monthly relevant income as mandatory contribution for and in respect of the employee, subject to the minimum and maximum relevant income levels for contribution purposes. The maximum level of relevant income for contribution purpose is currently HK$30,000 per month or HK$360,000 per year, and the maximum amount of contribution payable by the employer to the MPF is HK$1,500 per month. Any employer who, without reasonable cause, contravenes this requirement commits a criminal offence and is liable on conviction to a fine of HK$350,000 and imprisonment for three years, and to a daily penalty of HK$500 for each day on which the offence is continued.

Occupiers Liability Ordinance

The Occupiers Liability Ordinance (Chapter 314 of the Laws of Hong Kong) regulates the obligations of a person occupying or having control of premises on injury resulting to persons or damage caused to goods or other property lawfully on the land.

The Occupiers Liability Ordinance imposes a common duty of care on an occupier of premises to take reasonable care of the premises in all circumstances so as to ensure that his visitor will be reasonably safe in using the premises for the purposes for which he is invited or permitted by the occupier to be there.

INDUSTRY SPECIFIC

Our Group is principally engaged in provision of insurance brokerage services in Hong Kong with the main products covering life, saving and health insurance products and other general insurance products.

Regulatory landscape of the insurance business

Insurers and insurance intermediaries are regulated by the Hong Kong Insurance Authority (the “IA”) with effect from September 23, 2019. Equator, one of our operating subsidiaries, is approved as a licensed insurance broker company by the IA as a body of insurance brokers, to carry out both long-term (including linked long-term) and general business, and is required to act in accordance with the Insurance Ordinance (Chapter 41 of the Laws of Hong Kong). Whilst our Group maintains in strict compliance with all of the requirements imposed on our insurance brokerage business, in the event that we failed to do so this could impact our regulatory position and ability to operate our business.

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The Insurance Ordinance (along with its subsidiary legislation) provides the regulatory framework for the business of insurers and insurance intermediaries (covering insurance agents and brokers) in Hong Kong. The Insurance Ordinance provides that a person must not carry on a regulated activity, or must not hold out that the person is carrying on a regulated activity, in the course of business or employment, or for reward unless the person holds an appropriate type of insurance intermediary license or is exempt under the Insurance Ordinance. Regulated activities include (i) negotiating or arranging a contract of insurance; (ii) inviting or inducing a person to enter into a contract of insurance (or attempting to do so); (iii) inviting or inducing a person to make a material decision in relation to a contract of insurance (or attempting to do so); and (iv) giving regulated advice.

Types of Licensed Insurance Brokers

The licensing regime under the Insurance Ordinance prescribes two types of licensed insurance brokers:

(i)	licensed insurance broker companies, which are companies that are granted a license to carry out regulated activities and to perform the act of negotiating or arranging an insurance contract as an agent of any policy holder or potential policy holder; and

(ii)	licensed technical representatives (broker), which are individuals who are granted a license to carry on regulated activities, as an agent of any licensed insurance broker company.

Application for licensing

A license granted to a licensed insurance broker company or licensed technical representative by the IA is generally valid for three years or, if the IA considers it appropriate in a particular case, another period determined by the IA. The IA maintains a register of licensed intermediaries on its website.

Requirements for Insurance Broker Companies

Under the Insurance Ordinance, an applicant who is, is applying to be, or is applying for a renewal of a license to be, a licensed insurance broker company is required to satisfy the IA that it is a fit and proper person. In addition, the responsible officer(s), controller(s), and director(s) (where applicable) of a licensed insurance broker company are also required to be fit and proper persons. These “fit and proper” requirements aim at ensuring that the licensed insurance brokers are competent, reliable and financially sound, and have integrity.

Under the Insurance Ordinance, a licensed insurance broker company is required to have a responsible officer approved by the IA. If the licensed insurance broker company ceases to have a responsible officer, the IA may suspend the license of the licensed insurance broker company and ultimately revoke the license if no application for the approval of an individual as a responsible officer is made within 90 days or if such application is rejected. On the other hand, if a licensed insurance broker company appoints or terminates a licensed technical representative (broker) or terminates a responsible officer, it is required to notify the IA in writing at least 14 days before such appointment or 14 days after such termination.

The Insurance Ordinance also imposes conduct requirements for licensed insurance broker companies in relation to its appointed licensed technical representatives (broker). In particular, a license insurance broker company must establish and maintain proper controls and procedures for securing compliance with the conduct requirements in the Insurance Ordinance (section 90) by the company and the licensed technical representatives (broker) appointed by the company.

The Insurance Ordinance also imposes requirements on the licensed insurance broker companies in relation to the following aspects:

●	Share capital: it must always maintain a paid-up share capital of not less than HKD500,000;

●	Net assets: it must always maintain net assets of not less than HKD500,000;

●	Professional indemnity (“PI”) insurance: it must have PI insurance with a minimum limit of indemnity for any one claim and in any one insurance period of 12 months of not less than, broadly speaking, the greater of either HKD3 million or two times its aggregate insurance brokerage income in the previous 12 months (up to a maximum of HKD75 million)

●	Client accounts: it must keep separate client accounts and handle client monies in compliance with section 71 of the Insurance Ordinance; and

●	Proper books and accounts: it must keep proper books and accounts to ensure compliance with the Broker Rules and section 71 of the Insurance Ordinance and facilitate audit under sections 72 to 73 of the Insurance Ordinance.

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As at the date of this prospectus, Equator Asset Protection Limited, as a licensed insurance broker company in Hong Kong, is in compliance with the above requirements.

The IA has also issued other codes and guidelines (the “IA Guidelines”) pursuant to section 133 of the Insurance Ordinance to be read collectively and in alignment with the Code of Conduct for Licensed Insurance Brokers published by the IA in September 2019 pursuant to section 95 of the Insurance Ordinance (the “IA Code”). The IA Code also suggested the controls, procedures and supervisions which the licensed insurance broker company should have towards its licensed technical representatives (broker).

The Insurance Ordinance (and rules, regulations, codes and guidelines administered or issued by the IA) also includes requirements, which focus on the interactions which licensed insurance brokers have with policyholders and potential policyholders when carrying on regulated activities. These requirements include: (i) the statutory conduct requirements, with which licensed insurance brokers must comply in carrying on regulated activities, in sections 90 and 92 of the Insurance Ordinance; (ii) the relevant requirements set out in the rules, regulations, codes and guidelines made or issued under the Insurance Ordinance; and (iii) the general principles, standards and practices set out in the IA Code.

Regulation Related to Personal Data

The nature of our business inevitably requires that it collects, keeps, and makes use of our policyholders’ and potential customers’ personal data on a frequent and regular basis. As a result, we have to follow the data protection principles of the Personal Data Privacy Ordinance (Chapter 486 of the Laws of Hong Kong) (the “PDPO”). We inform our policyholders of their rights under the PDPO and the purpose for which their data may be used.

Although we owe a duty of confidentiality to our customers under the relevant laws and regulations on protection of data privacy as well as under the general law of confidentiality, it is required, and is entitled to report any suspicious cases to the relevant authorities. Legislation in Hong Kong, such as the Anti-Money Laundering and Counter-Terrorist Financing Ordinance (Chapter 615 of the Laws of Hong Kong), the Drug Trafficking (Recovery of Proceeds) Ordinance (Chapter 405 of the Laws of Hong Kong), the Organized and Serious Crimes Ordinance (Chapter 455 of the Laws of Hong Kong), and the United Nations (Anti-Terrorism Measures) Ordinance (Chapter 575 of the Laws of Hong Kong) require that disclosure of certain suspicious transactions be made under the legislation. Such disclosures are not to be treated as a breach of any restriction upon the disclosure of information imposed by contract or by any enactment, rule of conduct or other legislation provision, and any person making such disclosure shall not be liable in damages for any loss which may arise out of such disclosure.

Further, section 58 of the PDPO provides that if personal data is used for any of the purposes referred to in section 58(1) of the PDPO (which includes but is not limited to prevention or detection of crime, prosecution or detention of offenders, and prevention, preclusion or remedying of unlawful or seriously improper conduct or dishonesty or malpractice by persons, etc.) (“Exempted Matters”) and the application of the personal data protection principle in relation to such use would likely prejudice any of the Exempted Matters, then: (i) such personal data is exempted from the provisions of such data protection principle; and (ii) if there are proceedings against any person for a contravention of any of those provisions of the PDPO, it shall be a defense if that person can show that they have reasonable grounds for believing that failure to so use the data would have been likely to prejudice any of the Exempted Matters.

Part 6A of the PDPO imposes regulations on the use and provision of personal data in direct marketing. Under Part 6A, if customers’ personal data is intended to be used in direct marketing, customers must be notified and their consent must be obtained before using or transferring any of their personal data to another person. Furthermore, customers must be notified of their opt-out right when using their personal data in direct marketing for the first time. Customers are entitled to require us to cease using their personal data at any time. Customers shall not be charged for compliance with Part 6A of the PDPO.

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MANAGEMENT

Our current directors and executive officers, their ages and positions are as follows:

Directors and Executive officers	Age	Position
Mr. KWOK Yu Hin	42	Chairman of the Board, Director and Chief Executive Officer
Mr. TAM King Yeung Alvin	39	Director
Dr. CHENG Chak Ho Tony	55	Chief Financial Officer
Mr. AU YEUNG Po Fung	58	Independent Director
Mr. CHUNG Kwok Mo John	57	Independent Director
Mr. TSE Kwok On Ernest	59	Independent Director
Mr. ZHU James	35	Independent Director Nominee

Below is a summary of the business experience of each our executive officers and directors:

Mr. KWOK Yu Hin, aged 42, is the chairman of our Board, Director and Chief Executive Officer, and is primarily responsible for overseeing the strategy and decision making of our Group. He has over 20 years of experience in the insurance industry. Before founding our Group, he was employed by Convoy Financial Services Limited from July 2005 to December 2015 with his last position as associate director. He received a bachelor of arts in accountancy degree from The Hong Kong Polytechnic University in December 2005.

We believe Mr. Kwok is well qualified to serve on our board of Directors based on his extensive operating and management experience and knowledge within our industry.

Mr. TAM King Yeung Alvin, aged 39, is our Director and he is responsible for the overall strategic direction and development of our Group. Mr. Tam has over 13 years of finance performance control, multi-location finance team management and fund-raising. Prior to joining our Group in May 2019, from April 2012 to May 2016, Mr. Tam served as a financial consultant of Convoy Financial Services Limited, a financial brokerage company in the Hong Kong and South China region. From June 2016 to May 2019, Mr. Tam served as an operation manager of Asia One Asset Management Limited, a professional asset management company in Hong Kong. Mr. Tam obtained a bachelor’s degree in commerce (Honors), majoring in accountancy from The Hong Kong Baptist University in November 2010.

We believe Mr. Tam is well qualified to serve on board of Directors based on his extensive work experience in finance.

Dr. CHENG Chak Ho Tony, aged 55, is our Chief Financial Officer, and is primarily responsible for formulating corporate strategies, overall management of financial, mergers and acquisitions and capital market affairs of our Group. He has 33 years of experience in valuation and financial management and accounting. Prior to joining our Group in July 2024, Dr. Cheng has been the founder of BMI Group and the managing director of BMI Appraisals Limited since 2000.

Dr. Cheng graduated from the University of Hong Kong with a Master degree in Urban Design in 1994, and obtained an Honorary Doctorate of Philosophy from the Queen’s University of Brighton in 2003. He is a Fellow of Chartered Institute of Management Accountants (FCIMA), Association of International Accountants (FAIA), Institute of Public Accountants (FIPA) and Institute of Financial Accountants (FFA). He is elected as President of Institute of Public Accountants Hong Kong on July 1, 2024.

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Mr. AU YEUNG Po Fung, aged 58, is our independent Director, the chairman of the audit committee, and a member of each of the compensation committee and nominating and corporate governance committee. He has more than 23 years of experience in managing Hong Kong listed companies’ financial control/treasury and investments functions for leading PRC/Hong Kong property developers. From January 2001 to January 2005, Mr. Au Yeung was a senior manager of corporate strategy department of the Hong Kong Exchanges and Clearing Limited, and was primarily responsible for leading business development projects, evaluating mergers & acquisitions proposals and conducting financial analysis. From 2005 to 2021, he held senior positions in various property development companies, many of which are listed on the Hong Kong Stock Exchange. From 2005 to 2006, Mr. Au Yeung served as the chief financial officer of the Nanjing Landsea Properties. From 2006 to 2007, Mr. Au Yeung was employed by Greenland Hong Kong Holdings Limited (stock code: 337), with his last position as financial controller. From 2007 to 2011, Mr. Au Yeung served as the vice president and the chief financial officer of Powerlong Real Estate Holdings Limited (stock code: 1238). From October 2011 to December 2013, Mr. Au Yeung served as the chief executive officer of Sun Hung Kai Properties Limited (stock code: 16). From February 2014 to August 2014, Mr. Au Yeung served as a vice president and the chief financial officer of the Fosun Properties Holdings (stock code: 656). From October 2014 to July 2015, Mr. Au Yeung served as a vice president and the chief financial officer of TenReal Cultural Tourism Property Group, a hotel property developer in the PRC. From July 2016 to August 2017, Mr. Au Yeung served as the chief financial officer of South China Holdings Limited (stock code: 413). From August 2017 to January 2018, Mr. Au Yeung served as a vice president and the chief financial officer of Sansheng Holdings (Group) Limited (stock code: 2183). From March to October 2018, Mr. Au Yeung served as a vice president and the chief financial officer of Beijing Hua Group Co., Ltd. From February 2019 to January 2021, Mr. Au Yeung served as a vice president and general manager of Hua Dong (China) Holdings Group, a residential property developer in the PRC.

He has been an independent non-executive director of eBroker Group Limited (stock code: 8036) since June 2018, Redsun Properties Group Limited (stock code: 1996) since June 2018, Zhongliang Holdings Group Company Limited (stock code: 2772) since June 2019, ZhengYe International Holdings Limited (stock code: 3363) since July 2025, Powerlong Real Estste Holding Limited (stock code: 1238) since August 2025, Sunkwan Properties Group Limited (stock code: 6900) from October 2020 to July 2024, Zhenro Services Group Limited (stock code: 6958) from June 2020 to January 2026 each a listed company in Hong Kong.

Mr. Au Yeung obtained a bachelor’s degree in business studies, majoring in Finance from the Hong Kong Polytechnic University in November 1990. He was admitted as fellow of the Association of Chartered Certified Accountants in November 2000, a fellow of the Hong Kong Institute of Certified Public Accountants in May 2003, a chartered financial analyst of the CFA Institute in September 2006, and a fellow of the Institute of Chartered Accountants in England and Wales in July 2015.

We believe Mr. Au Yeung is well qualified to serve on our board of Directors as an independent Director based on his extensive operating and management experience and knowledge in the industry.

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Mr. CHUNG Kwok Mo John, aged 57, is our independent Director, the chairman of the nominating and corporate governance committee, and a member of each of the audit committee and compensation committee. Mr. Chung has over 20 years of experience in auditing, financial management and corporate finance. Mr. Chung was an auditor in an international accounting firm from 1992 to 1999. From 2000, Mr. Chung had held several senior management positions, including chief financial officer, executive director and independent non-executive director, in a number of listed companies in Hong Kong. Mr. Chung is an independent non-executive director of Zhengye International Holdings Company Limited (a listed company on the Hong Kong stock exchange with stock code: 3363), BYD Electronic (International) Company Limited (a listed company on the Hong Kong stock exchange with stock code: 285), YTO International Express and Supply Chain Technology Limited (a listed company on the Hong Kong stock exchange with stock code: 6123), B & S International Holdings Ltd. (a listed company on the Hong Kong stock exchange with stock code: 1705) since March 2011, June 2013, December 2017 and February 2018, respectively, and was an independent non-executive director of Tokyo Chuo Auction Holdings Limited (a listed company on the Hong Kong stock exchange with stock code: 1939) from September 2018 to June 2025.

Mr. Chung graduated from Macquarie University, Australia in 1992 with a Bachelor of Economics degree, then became a member of CPA Australia in 1995 and that of Hong Kong Institute of Certified Public Accountants in 1996.

We believe Mr. Chung is well qualified to serve on our board of Directors as an independent Director based on his extensive financial management and corporate finance experience and knowledge in the finance industry.

Mr. TSE Kwok On Ernest, aged 59, is our independent Director, the chairman of the compensation committee, and a member of each of the audit committee and nominating and corporate governance committee. Mr. Tse has over 26 years experiences in corporate finance in Hong Kong and throughout the asia-pacific region, with experience in IPO issuance, secondary market placement, equity issuance and convertible bonds. Mr. Tse is currently the deputy chief executive officer, managing director and head of global capital market at SBI China Capital Financial Services Limited. Prior to joining SBI China Capital, Mr. Tse worked in CIMB (Malaysia State Investment Bank Hong Kong Branch), CMBI, Ping An China and Southwest Securities served as senior management and managing director, responsible for the development of capital market business in Hong Kong, Greater China and Southeast Asia. In addition, Mr. Tse worked in CLSA Asia for 10 years. Mr. Tse actively involved in asia-pacific markets, including a number of global capital markets lead roles in his track record. Mr. Tse obtained a Master of Business Administration degree from University of Northern Virginia in June 2007. Mr. Tse is an independent director of TMD Energy Limited , a company listed on NYSE (Amex).

We believe Mr. Tse is well qualified to serve on our board of Directors as an independent Director based on his extensive corporate finance experience.

Mr. ZHU James, aged 35, will immediately upon the effectiveness of our registration statement on Form F-1, of which this prospectus is a part, be appointed as our independent Director, and a member of the audit committee, compensation committee and nominating and corporate governance committee. Mr. Zhu has over 10 years of experience in legal practice, specializing in real estate finance, corporate governance, securities law, and bankruptcy matters in the United States.

Mr. Zhu has served as vice president and general counsel of XIN Development Group International, Inc. (a subsidiary of Xinyuan Real Estate, Co. Ltd., previously listed on NYSE) in New York since July 2023, and as secretary to the board of directors of Xinyuan Real Estate Co. Ltd. since February 2026, where he is responsible for overseeing daily legal operations, ensuring compliance with industry regulations and securities laws, and advising senior management on capital markets and corporate finance matters. Mr. Zhu has handled and facilitated a wide range of commercial and residential real estate transactions, including acquisitions, sales, senior and mezzanine financings, and retail leasing for anchor tenants. He has played a key role in various corporate transactions, such as spin-offs and private issuances under Regulation S and Regulation D. Mr. Zhu has also been involved in drafting and negotiating complex agreements, forbearance arrangements, and condominium offering plans, as well as leading property management and litigation strategies.

Prior to joining XIN Development Group International, Inc., Mr. Zhu was an associate attorney at Romer Debbas, LLP (formerly Katz and Matz, PC) in New York from May 2020 to July 2023, where he focused on real estate finance and transactions, advising institutional lenders on agency lending guidelines and affordable housing transactions, and handling all aspects of real estate purchase and financing transactions. From March 2016 to May 2020, Mr. Zhu served as a paralegal at the same firm, collaborating with major lending institutions and preparing closing documents for residential and commercial transactions.

Mr. Zhu received his Juris Doctor from New York Law School in 2020 and holds a Bachelor of Science in Applied Mathematics and Statistics and a Bachelor of Arts in Economics from Stony Brook University, obtained in 2012. He is admitted to practice law in the State of New York, the State of New Jersey, and before the United States District Courts for the Eastern and Southern Districts of New York.

We believe Mr. Zhu is well qualified to serve on our Board of Directors based on his extensive legal expertise and practical experience in capital markets and corporate governance.

Family Relationships

None of our Directors or executive officers has a family relationship as defined in Item 401 of Regulation S-K.

Employment Agreements

We have entered into employment agreements with each of our executive officers. The executive officers are entitled to a fixed salary and other company benefits, each as determined by the Board from time to time. We may terminate an executive officer’s employment under applicable laws and regulations.

Each executive officer has agreed during and after the termination or expiry of his or her employment agreement, not to reveal to any person or use all information, know-how and records that is confidential or not, which may come to their knowledge during their employment, except as authorized or required by their duties to do so. The restriction shall cease to apply to information or knowledge which may come into the public domain.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our Directors or executive officers has, during the past 10 years, been involved in any legal proceedings described in subparagraph (f) of Item 401 of Regulation S-K.

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Board of Directors

Our board of Directors consists of five Directors, comprising two Directors and four independent Directors (with Mr. Zhu James being an independent director nominee as of the date of this prospectus). A director is not required to hold any shares in our Company to qualify to serve as a director. Subject to the Nasdaq Stock Market Listing Rules and disqualification by the chairman of the relevant board meeting, after making appropriate disclosures on the nature of the interest of any directors in such contract or transaction at or prior to its consideration and any vote in that matter to the board of directors in accordance with our post-offering amended and restated Memorandum and Articles, a director may vote with respect to any contract or transaction, or proposed contract or transaction, in which he or she is interested, and in voting in respect of any such matter, such director should take into account his or her directors duties. A director may exercise all the powers of the company to borrow money, mortgage its business, property and uncalled capital, and issue debentures or other securities whenever money is borrowed or as security for any obligation of the company or of any third party.

Board Diversity

We seek to achieve board diversity through the consideration of a number of factors when selecting the candidates to our Board, including but not limited to gender, skills, age, professional experience, knowledge, cultural, education background, ethnicity and length of service. The ultimate decision of the appointment will be based on merit and the contribution which the selected candidates will bring to our Board.

Our Directors have a balanced mix of knowledge and skills. We have four independent Directors (with Mr. Zhu James being an independent director nominee as of the date of this prospectus) with different industry backgrounds, representing a majority of the members of our Board. Our Board is well balanced and diversified in alignment with the business development and strategy of our Group.

Committees of the Board of Directors

We have established an audit committee, a compensation committee and a nominating and corporate governance committee under the board of directors. We have adopted a charter for each of the three committees. Each committee’s members and functions are described below.

Audit Committee

Our audit committee consists of Mr. AU YEUNG Po Fung, Mr. TSE Kwok On Ernest, Mr. CHUNG Kwok Mo John and Mr. ZHU James (upon his appointment) and is chaired by Mr. AU YEUNG Po Fung. We have determined that each of these four director nominees satisfies the “independence” requirements of the Nasdaq Rules and meet the independence standards under Rule 10A-3 under the Exchange Act. We have determined that Mr. AU YEUNG Po Fung qualifies as an “audit committee financial expert.” The audit committee oversees our accounting and financial reporting processes and the audits of our financial statements. The audit committee is responsible for, among other things:

●	selecting the independent registered public accounting firm and pre-approving all auditing and non-auditing services permitted to be performed by the independent registered public accounting firm;

●	reviewing with the independent registered public accounting firm any audit problems or difficulties and management’s responses;

●	reviewing and approving all proposed related party transactions, as defined in Item 404 of Regulation S-K under the Securities Act;

●	discussing the annual audited financial statements with management and the independent registered public accounting firm;

●	reviewing the adequacy and effectiveness of our accounting and internal control policies and procedures and any special steps taken to monitor and control major financial risk exposures;

●	annually reviewing and reassessing the adequacy of our audit committee charter;

●	meeting separately and periodically with management and the independent registered public accounting firm;

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●	monitoring compliance with our code of business conduct and ethics, including reviewing the adequacy and effectiveness of our procedures to ensure proper compliance; and

●	reporting regularly to the board.

Compensation Committee

Our compensation committee consists of Mr. TSE Kwok On Ernest, Mr. AU YEUNG Po Fung, Mr. CHUNG Kwok Mo John and Mr. ZHU James (upon his appointment), and is chaired by Mr. TSE Kwok On Ernest. We have determined that each of these four directors satisfies the “independence” requirements of the Nasdaq Listing Rules. The compensation committee assists the board in reviewing and approving the compensation structure, including all forms of compensation, relating to our Directors and executive officers. Our chief executive officer may not be present at any committee meeting during which their compensation is deliberated upon. The compensation committee is responsible for, among other things:

●	reviewing and approving, or recommending to the board for its approval, the compensation for our chief executive officer and other executive officers;

●	reviewing and recommending to the board for determination with respect to the compensation of our non-employee directors;

●	reviewing periodically and approving any incentive compensation or equity plans, programs or other similar arrangements; and

●	selecting compensation consultant, legal counsel or other adviser only after taking into consideration all factors relevant to that person’s independence from management.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee consists of Mr. CHUNG Kwok Mo John, Mr. AU YEUNG Po Fung, Mr. TSE Kwok On Ernest and Mr. ZHU James (upon his appointment), and is chaired by Mr. CHUNG Kwok Mo John. We have determined that each of these four directors satisfies the “independence” requirements of the Nasdaq Listing Rules. The nominating and corporate governance committee assists the board in selecting individuals qualified to become our Directors and in determining the composition of the board and its committees. The nominating and corporate governance committee is responsible for, among other things:

●	recommending nominees to the board for election or re-election to the board, or for appointment to fill any vacancy on the board;

●	reviewing annually with the board the current composition of the board with regards to characteristics such as independence, knowledge, skills, experience, expertise, diversity and availability of service to us;

●	selecting and recommending to the board the names of directors to serve as members of the audit committee and the compensation committee, as well as of the nominating and corporate governance committee itself;

●	developing and reviewing the corporate governance principles adopted by the board and advising the board with respect to significant developments in the law and practice of corporate governance and our compliance with such laws and practices; and

●	evaluating the performance and effectiveness of the board as a whole.

Foreign Private Issuer Exemption

We are a “foreign private issuer,” as defined by the SEC. As a result, in accordance with the Nasdaq Rules, we may choose to comply with home country governance requirements and certain exemptions thereunder rather than complying with Nasdaq corporate governance standards. We may choose to take advantage of the following exemptions afforded to foreign private issuers:

●	Exemption from filing quarterly reports on Form 10-Q, from filing proxy solicitation materials on Schedule 14A or 14C in connection with annual or special meetings of shareholders, or from providing current reports on Form 8-K disclosing significant events within four (4) days of their occurrence, and from the disclosure requirements of Regulation FD.

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●	Exemption from Section 16 rules regarding sales of Ordinary Shares by insiders, which will provide less data in this regard than shareholders of U.S. companies that are subject to the Exchange Act.

●	Exemption from the Nasdaq Rules applicable to domestic issuers requiring disclosure within four (4) business days of any determination to grant a waiver of the code of business conduct and ethics to directors and officers. Although we will require board approval of any such waiver, we may choose not to disclose the waiver in the manner set forth in the Nasdaq Rules, as permitted by the foreign private issuer exemption.

●	Exemption from the requirement that our board of Directors have a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities.

●	Exemption from the requirements that director nominees are selected, or recommended for selection by our board of Directors, either by (i) independent directors constituting a majority of our board of Directors’ independent directors in a vote in which only independent directors participate, or (ii) a committee comprised solely of independent directors, and that a formal written charter or board resolution, as applicable, addressing the nominations process is adopted.

Furthermore, Nasdaq Rule 5615(a)(3) provides that a foreign private issuer, such as us, may rely on our home country corporate governance practices in lieu of certain of the rules in the Nasdaq Rule 5600 Series and Rule 5250(d), provided that we nevertheless comply with Nasdaq’s Notification of Noncompliance requirement (Rule 5625), the Voting Rights requirement (Rule 5640) and that we have an audit committee that satisfies Rule 5605(c)(3), consisting of committee members that meet the independence requirements of Rule 5605(c)(2)(A)(ii). If we rely on our home country corporate governance practices in lieu of certain of the rules of Nasdaq, our shareholders may not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of Nasdaq. If we choose to do so, we may utilize these exemptions for as long as we continue to qualify as a foreign private issuer.

Currently, we plan to rely on home country practices with respect to our corporate governance after we complete this offering.

Controlled Company Exception

We may also be eligible to utilize the controlled company exemptions under the Nasdaq corporate governance rules. We will be a “controlled company” within the meaning of Nasdaq Rules. As at the date of this prospectus, 68.16% of the issued share capital of our Company is owned by Mr. KWOK Yu Hin, our Director. Mr. KWOK Yu Hin therefore owns 68.16% of our total voting power as at the date of this prospectus. Following completion of this offering, 54.53% of the issued share capital of our Company will be owned by Mr. KWOK Yu Hin and Mr. KWOK Yu Hin will own 54.53% of our total voting power. Under the Nasdaq Rules, a company of which more than 50% of the voting power with respect to the election of directors is held by an individual, a company or a group of persons acting together is a “controlled company” and may elect not to comply with certain stock exchange rules regarding corporate governance, including the following requirements:

–	that a majority of its board of directors consist of independent directors;

–	that its director nominees be selected or recommended for the board’s selection by a majority of the board’s independent directors in a vote in which only independent directors participate or by a nominating committee comprised solely of independent directors, in either case, with a formal written charter or board resolutions, as applicable, addressing the nominations process and such related matters as may be required under the federal securities laws; and

–	that its compensation committee be composed solely of independent directors with a written charter addressing the committee’s purpose and responsibilities.

Duties of Directors

Under Cayman Islands law, our Directors owe fiduciary duties at both common law and under statute, including a statutory duty to act honestly, in good faith and with a view to our best interests. When exercising powers or performing duties as a director, the director is required to exercise the care, diligence and skill that a reasonable director would exercise in the circumstances taking into account, without limitation, the nature of the company, the nature of the decision and the position of the director and the nature of the responsibilities undertaken by him and to exercise the skill they actually possess. In exercising the powers of a director, the directors must exercise their powers for a proper purpose and shall not act or agree to act in a manner that contravenes our Memorandum and Articles or the Companies Act. You should refer to “Description of Securities — Differences in Corporate Law” for additional information on our standard of corporate governance under Cayman Islands law.

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Compensation of Directors and Executive Officers

For the year ended March 31, 2024, we paid an aggregate of nil and HKD$204,750 in cash (including remuneration, salaries and mandatory provident fund) to Mr. KWOK Yu Hin and Mr. TAM King Yeung Alvin, respectively. For the year ended March 31, 2025, we paid an aggregate of HK$0.4 million and HK$1.0 million in cash (including remuneration, salaries and mandatory provident fund) to Mr. KWOK Yu Hin and Mr. TAM King Yeung Alvin, respectively. For the six months ended September 30, 2025, we paid an aggregate of HK$[1.2] million and HK$[0.4] million in cash (including remuneration, salaries and mandatory provident fund) to Mr. KWOK Yu Hin and Mr. TAM King Yeung Alvin, respectively. We have not entered into any agreements with our Directors to provide benefits upon termination of employment.

Term of Directors

Pursuant to our post-offering amended and restated Memorandum and Articles, an appointment of a Director may be on terms that the Director shall automatically retire from office (unless he has sooner vacated office) at the next or a subsequent annual general meeting or upon any specified event or after any specified period in a written agreement between our Company and the Director, if any; but no such term shall be implied in the absence of express provision.

Mr. KWOK Yu Hin has served the office as our Director since October 10, 2023, Mr. TAM King Yeung Alvin has served the office as our Director since September 3, 2025. All independent Directors have served the office since December 31, 2025. No fixed term was stipulated for all Directors when they were appointed as Directors.

Equity Compensation Plan Information

We have not adopted any equity compensation plans.

Outstanding Equity Awards at Fiscal Year-End

As of March 31, 2025 and 2024 and September 30, 2025, we had no outstanding equity awards.

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RELATED PARTY TRANSACTIONS

Set forth below are the related party transactions of our Group that occurred during the past three fiscal years up to the date of this prospectus.

					For the year ended March 31,
Party	Relationship	Nature of transaction	From September 30, 2025 up to the date of this prospectus	For the six months ended September 30, 2025	2025	2024	2023
			HK$ (unaudited)	HK$	HK$	HK$	HK$
Yean Limited	A company controlled by the spouse of TAM King Yeung Alvin, our Director	This amount represents the commission expenses paid to a related company.	-	-	-	8,982,807	-

TAM King Yeung Alvin	Director	This amount represents the commission expenses paid	-	169,693	661,514	-	-

The Company entered into channels agreements with Yean Limited, a related party, under which Yean Limited leverages its connections to introduce potential policyholders to our Group. These agreements are based on commercial terms, whereby the Company pays a commission to Yean Limited calculated as a contracted percentage of the insurance premiums paid by policyholders.

The commission expenses incurred under these agreements are recognized by the Company at the time the corresponding commission income is recognized, in accordance with the Group’s revenue recognition policy. The transactions with Yean Limited are conducted on an arm’s-length basis and under normal commercial terms.

Set forth below are the amounts due from/to related companies and our Director as at March 31, 2023, March 31, 2024, March 31, 2025 and the date of this prospectus.

				As at March 31
Party	Nature of Transaction	Relationship	As at the date of this prospectus	2025	2024	2023
			HK$ (unaudited)	HK$	HK$	HK$

Amount due from related companies
Kepler Group Limited (BVI)	This amount represents the advances to the company for its company secretary expenses.	KWOK Yu Hin is sole shareholder and director of the company	-	-	42,300	31,300
Kepler Galaxy Culture and Entertainment Media Co. Limited	This amount represents the advances to the company for its company secretary expenses.	KWOK Yu Hin is sole shareholder and director of the company	-	-	2,505	-

			-	-	44,805	31,300

Commission payables
Yean Limited	This amount represents the accrued commission payable to a related company.	A company controlled by the spouse of Mr. TAM King Yeung Alvin	-	-	333,378	-

Amount due to a director
KWOK Yu Hin	This amount represents the non-interest bearing advances from director.	Director of the Group	-	-	-	(3,526,336)

See Note 17 of the notes to the consolidated financial statements included elsewhere in this prospectus for a discussion of related party transactions and balances.

Policies and Procedures for Related Party Transactions

Our board of Directors has established an audit committee in connection with this offering which will be tasked with review and approval of all related party transactions.

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PRINCIPAL SHAREHOLDERS

The following table sets forth information regarding the beneficial ownership of our Ordinary Shares as of the date of this prospectus by our officers, directors, and 5% or greater beneficial owners of Ordinary Shares. There is no other person or group of affiliated persons known by us to beneficially own more than 5% of our Ordinary Shares. The following table assumes that none of our officers, directors or 5% or greater beneficial owners of our Ordinary Shares will purchase shares in this offering. In addition, the following table assumes that the over-allotment option has not been exercised. Holders of our Ordinary Shares are entitled to one (1) vote per share and vote on all matters submitted to a vote of our shareholders, except as may otherwise be required by law.

We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Unless otherwise indicated, the person identified in this table has sole voting and investment power with respect to all shares shown as beneficially owned by him/her, subject to applicable community property laws.

	Ordinary Shares beneficially owned prior to this offering		Ordinary Shares beneficially held immediately after this offering
Name of Beneficial Owners	Number of Ordinary Shares	Approximate percentage of outstanding Ordinary Shares	Number of Ordinary Shares	Approximate percentage of outstanding Ordinary Shares
5% or greater shareholders
ZHU Meizhen	1,233,831	6.17%	1,233,831	4.94%

Directors and executive officers
Mr. KWOK Yu Hin	13,632,876	68.16%	13,632,876	54.53%
Mr. TAM King Yeung Alvin	852,856	4.26%	852,856	3.41%
Dr. CHENG Chak Ho Tony	-	-	-	-
Mr. AU YEUNG Po Fung	-	-	-	-
Mr. CHUNG Kwok Mo John	-	-	-	-
Mr. TSE Kwok On Ernest	-	-	-	-
Mr. ZHU James	-	-	-	-
Directors and executive officers as a group (seven individuals)	14,485,732	72.42%	14,485,732	57.94%

Note:	the business address of ZHU Meizhen, KWOK Yu Hin and TAM King Yeung Alvin is located at the principal executive office of our Company.

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DESCRIPTION OF SECURITIES

We are an exempted company with limited liability incorporated under the laws of the Cayman Islands and our affairs are governed by our Memorandum and Articles, as amended from time to time and the Companies Act, and the common law of the Cayman Islands.

The share capital of our Company consists of Ordinary Shares. As of the date hereof, our authorized share capital is US$100,000 divided into 100,000,000 Ordinary Shares of par value US$0.001 each. As of the date of this prospectus, 20,000,000 Ordinary Shares were issued and outstanding. We will issue 5,000,000 Ordinary Shares in this offering, assuming no exercise of the underwriters’ over-allotment option. The following are summaries of material provisions of our post-offering amended and restated Memorandum and Articles (which will become effective immediately prior to completion of this offering) and the Companies Act insofar as they relate to the material terms of our Ordinary Shares.

Ordinary Shares

All of our issued and outstanding ordinary shares are fully paid and non-assessable. Our Ordinary Shares are issued in registered form, and are issued when registered in our register of members. Unless the board of directors determine otherwise, each holder of our ordinary shares will not receive a certificate in respect of such ordinary shares. Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their ordinary shares. We may not issue shares or warrants to bearer.

Subject to the provisions of the Companies Act and the Articles regarding redemption and purchase of the shares, the directors have general and unconditional authority to allot (with or without confirming rights of renunciation), grant options over or otherwise deal with any unissued shares to such persons, at such times and on such terms and conditions as they may decide. The directors may deal with unissued shares either at a premium or at par, or with or without preferred, deferred or other special rights or restrictions, whether in regard to dividend, voting, return of capital or otherwise. No share may be issued at a discount except in accordance with the provisions of the Companies Act. The directors may refuse to accept any application for shares, and may accept any application in whole or in part, for any reason or for no reason.

Listing

We have applied to list the ordinary shares on the Nasdaq Capital Market under the symbol “KPL.”

Transfer Agent and Registrar

The transfer agent and registrar for the ordinary shares is VStock Transfer, LLC, at 18 Lafayette Place, Woodmere, NY 11598.

Dividends

Subject to the provisions of the Companies Act and any rights attaching to any class or classes of shares under and in accordance with the Articles:

●	the directors may declare dividends or distributions out of our funds which are lawfully available for that purpose; and

●	our shareholders may, by ordinary resolution, declare dividends but no such dividend shall exceed the amount recommended by the directors.

Subject to the requirements of the Companies Act regarding the application of a company’s share premium account and with the sanction of an ordinary resolution, dividends may also be declared and paid out of any share premium account. The directors when paying dividends to shareholders may make such payment either in cash or in specie.

Unless provided by the rights attached to a share, no dividend shall bear interest.

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Voting Rights

Subject to any rights or restrictions as to voting attached to any shares, unless any share carries special voting rights, on a poll, every shareholder who is present in person and every person representing a shareholder by proxy shall have one vote for each share of which he or the person represented by proxy is the holder. In addition, all shareholders holding shares of a particular class are entitled to vote at a meeting of the holders of that class of shares. Votes may be given either personally or by proxy.

Variation of Rights of Shares

Whenever our capital is divided into different classes of shares, the rights attaching to any class of share (unless otherwise provided by the terms of issue of the shares of that class) may be varied either with the consent in writing of the holders of not less than two-thirds of the issued shares of that class, or with the sanction of a resolution passed by a majority of not less than two-thirds of the votes by the holders of shares of the class present in person or by proxy at a separate general meeting of the holders of shares of that class.

Unless the terms on which a class of shares was issued state otherwise, the rights conferred on the shareholders holding shares of any class shall not be deemed to be varied by the creation or issue of further shares ranking pari passu with the existing shares of that class.

Alteration of Share Capital

Subject to the Companies Act, our shareholders may, by ordinary resolution:

●	increase our share capital by new shares of the amount fixed by that ordinary resolution and with the attached rights, priorities and privileges set out in that ordinary resolution;

●	consolidate and divide all or any of our share capital into shares of larger amount than our existing shares;

●	convert all or any of our paid-up shares into stock, and reconvert that stock into paid up shares of any denomination;

●	sub-divide our shares or any of them into shares of an amount smaller than that fixed by the memorandum, so, however, that in the sub-division, the proportion between the amount paid and the amount, if any, unpaid on each reduced share shall be the same as it was in case of the share from which the reduced share is derived; and

●	cancel shares which, at the date of the passing of that ordinary resolution, have not been taken or agreed to be taken by any person and diminish the amount of our share capital by the amount of the shares so cancelled or, in the case of shares without nominal par value, diminish the number of shares into which our capital is divided.

Subject to the Companies Act and to any rights for the time being conferred on the shareholders holding a particular class of shares, our shareholders may, by special resolution, reduce its share capital in any way.

Calls on Shares and Lien on Shares

Subject to the terms of allotment, the directors may make calls on the shareholders in respect of any monies unpaid on their shares including any premium and each shareholder shall (subject to receiving at least 14 clear days’ notice specifying when and where payment is to be made), pay to us the amount called on his shares. Shareholders registered as the joint holders of a share shall be jointly and severally liable to pay all calls in respect of the share. If a call remains unpaid after it has become due and payable the person from whom it is due and payable shall pay interest on the amount unpaid from the day it became due and payable until it is paid at the rate fixed by the terms of allotment of the share or in the notice of the call or if no rate is fixed, at the rate of ten percent per annum. The directors may waive payment of the interest wholly or in part. The ordinary shares being registered and offered in this offering will be fully paid and non-assessable and therefore, our directors may not make calls on such ordinary shares.

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We have a first and paramount lien on all shares (whether fully paid up or not) registered in the name of a shareholder (whether solely or jointly with others). The lien is for all monies payable to us by the shareholder or the shareholder’s estate:

●	either alone or jointly with any other person, whether or not that other person is a shareholder; and

●	whether or not those monies are presently payable.

At any time the directors may declare any share to be wholly or partly exempt from the lien on shares provisions of the Articles.

We may sell any ordinary share over which it has a lien if all of the following conditions are met:

(a)	the sum in respect of which the lien exists is presently payable;

(b)	we give notice to the shareholder holding the ordinary share (or to the person entitled to it in consequence of the death or bankruptcy of that shareholder) demanding payment and stating that if the notice is not complied with the ordinary share may be sold; and

(c)	that sum is not paid within 14 clear days after that notice is deemed to be given according to the articles of association.

Unclaimed Dividend

A dividend that remains unclaimed for a period of six years after it became due for payment shall be forfeited to, and shall cease to remain owing by, the company.

Forfeiture or Surrender of Shares

If a shareholder fails to pay any capital call, the directors may give to such shareholder not less than 14 clear days’ notice requiring payment and specifying the amount unpaid including any interest which may have accrued, any expenses which have been incurred by us due to that person’s default and the place where payment is to be made. The notice shall also contain a warning that if the notice is not complied with, the shares in respect of which the call is made will be liable to be forfeited.

If such notice is not complied with, the directors may, before the payment required by the notice has been received, resolve that any share being the subject of that notice be forfeited (which forfeiture shall include all dividends or other monies payable in respect of the forfeited share and not paid before such forfeiture).

A forfeited share may be sold, re-allotted or otherwise disposed of on such terms and in such manner as the directors determine and at any time before a sale, re-allotment or disposition the forfeiture may be cancelled on such terms as the directors think fit.

A person whose shares have been forfeited shall cease to be a shareholder in respect of the forfeited shares, but shall, notwithstanding such forfeiture, remain liable to pay to us all monies which at the date of forfeiture were payable by him to us in respect of the shares, together with all expenses and interest from the date of forfeiture or surrender until payment, but his liability shall cease if and when we receive payment in full of the unpaid amount.

A declaration, whether statutory or under oath, made by a director or the secretary shall be conclusive evidence that the person making the declaration is our Director or secretary and that the particular shares have been forfeited or surrendered on a particular date.

Share Premium Account

The directors shall establish a share premium account and shall carry the credit of such account from time to time to a sum equal to the amount or value of the premium paid on the issue of any share or capital contributed or such other amounts required by the Companies Act.

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Redemption and Purchase of Own Shares

Subject to the Companies Act and any rights for the time being conferred on the shareholders holding a particular class of shares, we may by action of our Directors:

●	issue shares that are to be redeemed or liable to be redeemed, at our option or the option of the shareholder holding those redeemable shares, on the terms and in the manner our Directors determine before the issue of those shares;

●	with the consent by special resolution of the shareholders holding shares of a particular class, vary the rights attaching to that class of shares so as to provide that those shares are to be redeemed or are liable to be redeemed at our option on the terms and in the manner which the directors determine at the time of such variation; and

●	purchase all or any of our own shares of any class including any redeemable shares on the terms and in the manner which the directors determine at the time of such purchase.

We may make a payment in respect of the redemption or purchase of our own shares in any manner authorized by the Companies Act, including out of any combination of capital, our profits and the proceeds of a fresh issue of shares.

When making a payment in respect of the redemption or purchase of shares, the directors may make the payment in cash or in specie (or partly in one and partly in the other) if so authorized by the terms of the allotment of those shares or by the terms applying to those shares, or otherwise by agreement with the shareholder holding those shares.

Transfer of Shares

Subject to any applicable requirements set forth in the Articles and provided that a transfer of ordinary shares complies with applicable rules of the Nasdaq Capital Market, a shareholder may transfer ordinary shares to another person by completing an instrument of transfer in a common form or in a form prescribed by the Nasdaq Capital Market (if the Ordinary Shares are listed) or in any other form approved by the directors, executed by or on behalf of:

●	where the ordinary shares are fully paid, that shareholder; and

●	where the ordinary shares are partly paid, that shareholder and the transferee.

The transferor shall be deemed to remain the holder of an ordinary share until the name of the transferee is entered into our register of members.

Where the ordinary shares in question are not listed on or subject to the rules of the Nasdaq Capital Market, our board of Directors may, in its absolute discretion, decline to register any transfer of any ordinary share that has not been fully paid up or is subject to a company lien. Our board of Directors may also decline to register any transfer of such ordinary share unless:

●	the instrument of transfer is lodged with us, accompanied by the certificate for the ordinary shares to which it relates and such other evidence as our board of Directors may reasonably require to show the right of the transferor to make the transfer;

●	the instrument of transfer is in respect of only one class of ordinary shares;

●	the instrument of transfer is properly stamped, if required

●	the ordinary share transferred is fully paid and free of any lien in favor of us;

●	any fee related to the transfer has been paid to us; and

●	in the case of a transfer to joint holders, the number of joint holders to whom the ordinary share is to be transferred does not exceed four.

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If our Directors refuse to register a transfer, they are required, within one month after the date on which the instrument of transfer was lodged, to send to each of the transferor and the transferee notice of such refusal.

The registration of transfers may, on 14 clear days’ notice being given by advertisement in such one or more newspapers or by electronic means, be suspended and our register of members closed at such times and for such periods as our board of Directors may, in their absolute discretion, from time to time determine. The registration of transfers, however, may not be suspended, and the register may not be closed, for more than 30 clear days in any year.

Inspection of Books and Records

Holders of our ordinary shares will have no general right under the Companies Act to inspect or obtain copies of our register of members or our corporate records.

General Meetings

As a Cayman Islands exempted company, we are not obligated by the Companies Act to call shareholders’ annual general meetings; accordingly, we may, but shall not be obliged to, in each year hold a general meeting as an annual general meeting. Any annual general meeting held shall be held at such time and place as may be determined by our board of Directors. All general meetings other than annual general meetings shall be called extraordinary general meetings.

The directors may convene general meetings whenever they think fit. General meetings shall also be convened on the written requisition of one or more of the shareholders entitled to attend and vote at our general meetings who (together) hold not less than ten percent of the rights to vote at such general meeting in accordance with the notice provisions in the Articles, specifying the purpose of the meeting and signed by or on behalf of each of the shareholders making the requisition. If the directors do not convene such meeting within 21 clear days’ from the date of receipt of the written requisition, those shareholders who requested the meeting or any of them may convene the general meeting themselves within three months after the end of such period of 21 clear days in which case reasonable expenses incurred by them as a result of the directors failing to convene a meeting shall be reimbursed by us.

At least 5 clear days’ notice of any general meeting (including an annual general meeting) shall be given to shareholders entitled to attend and vote at such meeting. The notice shall specify each of the following:

(i)	the place, the day and the hour of the meeting;
(ii)	whether the meeting will be held virtually, at a physical place or both;
(iii)	if the meeting is to be held in any part at a physical place, the address of such place;
(iv)	if the meeting is to be held in two or more places, or in any part virtually, the electronic communication facilities that will be used to facilitate the meeting, including the procedures to be followed by any shareholder or other participant of the meeting who wishes to utilize such electronic communication facilities for the purposes of attending and participating in such meeting;
(v)	subject to paragraph (vi) in below and the requirements of (to the extent applicable) the Nasdaq listing rules, the general nature of that business to be transacted; and
(vi)	if a resolution is proposed as a special resolution, the text of that resolution.

Notice of every general meeting shall also be given to the directors and our auditors.

Subject to the Companies Act and with the consent of the shareholders who, individually or collectively, hold at least 90 percent of the voting rights of all those who have a right to vote at a general meeting, a general meeting may be convened on shorter notice.

A quorum shall consist of the presence (whether in person or represented by proxy) of one or more shareholders holding shares that represent not less than one-third of the outstanding shares carrying the right to vote at such general meeting.

If, within 15 minutes from the time appointed for the general meeting, or at any time during the meeting, a quorum is not present, the meeting, if convened upon the requisition of shareholders, shall be cancelled. In any other case it shall stand adjourned to the same time and place seven days hence or to such other time or place as is determined by the directors.

The chairman may, with the consent of a meeting at which a quorum is present, adjourn the meeting. When a meeting is adjourned for more than seven clear days, notice of the adjourned meeting shall be given in accordance with the Articles.

At any general meeting a resolution put to the vote of the meeting shall be decided on a poll.

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A poll shall be taken in such manner as the chairman directs.

In the case of an equality of votes, whether on a show of hands or on a poll, the chairman of the meeting at which the show of hands takes place or at which the poll is demanded, shall not be entitled to a second or casting vote.

Directors

We may by ordinary resolution, from time to time, fix the maximum and minimum number of directors to be appointed. Under the Articles, we are required to have a minimum of one director and the maximum number of directors shall be unlimited.

A director may be appointed by ordinary resolution or by the directors. Any appointment may be to fill a vacancy or as an additional director.

Unless the remuneration of the directors is determined by the shareholders by ordinary resolution, the directors shall be entitled to such remuneration as the directors may determine.

The shareholding qualification for directors may be fixed by our shareholders by ordinary resolution and unless and until so fixed no share qualification shall be required.

A director may be removed by ordinary resolution.

A director may at any time resign from office by giving us notice in writing. Unless the notice specifies a different date, the director shall be deemed to have resigned on the date that the notice is delivered to us.

Subject to the provisions of the Articles, the office of a director may be terminated forthwith if:

●	he is prohibited by the law of the Cayman Islands from acting as a director;

●	he is made bankrupt or makes an arrangement or composition with his creditors generally;

●	he resigns his office by notice to us;

●	he only held office as a director for a fixed term and such term expires;

●	in the opinion of a registered medical practitioner by whom he is being treated he becomes physically or mentally incapable of acting as a director;

●	he is given notice by the majority of the other directors (not being less than two in number) to vacate office (without prejudice to any claim for damages for breach of any agreement relating to the provision of the services of such director);

●	he is made subject to any law relating to mental health or incompetence, whether by court order or otherwise; or

●	without the consent of the other directors, he is absent from meetings of directors for continuous period of six months.

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Each of the compensation committee and the nominating and corporate governance committee shall consist of at least three directors and the majority of the committee members shall be independent within the meaning of Section 5605(a)(2) of the Nasdaq listing rules. The audit committee shall consist of at least three directors, all of whom shall be independent within the meaning of Section 5605(a)(2) of the Nasdaq Rules and will meet the criteria for independence set forth in Rule 10A-3 or Rule 10C-1 of the Exchange Act.

Powers and Duties of Directors

Subject to the provisions of the Companies Act and the Memorandum and Articles, our business shall be managed by the directors, who may exercise all our powers. No prior act of the directors shall be invalidated by any subsequent alteration of the Memorandum and Articles. To the extent allowed by the Companies Act, however, shareholders may by special resolution validate any prior or future act of the directors which would otherwise be in breach of their duties.

The directors may delegate any of their powers to any committee consisting of one or more persons who need not be shareholders and may include non-directors so long as the majority of those persons are directors; any committee so formed shall in the exercise of the powers so delegated conform to any regulations that may be imposed on it by the directors. Upon the initial closing of this offering, our board of Directors will have established an audit committee, compensation committee, and nominating and corporate governance committee.

The board of directors may establish any local or divisional board of directors or agency and delegate to it its powers and authorities (with power to sub-delegate) for managing any of our affairs whether in the Cayman Islands or elsewhere and may appoint any persons to be members of a local or divisional board of directors, or to be managers or agents, and may fix their remuneration.

The directors may from time to time and at any time by power of attorney or in any other manner determine whether they appoint any person, either generally or in respect of any specific matter, to be our agent with or without authority for that person to delegate all or any of that person’s powers.

The directors may from time to time and at any time by power of attorney or in any other manner they determine to appoint any person, whether nominated directly or indirectly by the directors, to be our attorney or our authorized signatory and for such period and subject to such conditions as they may think fit. The powers, authorities and discretions, however, must not exceed those vested in, or exercisable, by the directors under the Articles.

The board of directors may remove any person so appointed and may revoke or vary the delegation.

The directors may exercise all of our powers to borrow money and to mortgage or charge our undertaking, property and assets both present and future and uncalled capital or any part thereof, to issue debentures and other securities whether outright or as collateral security for any debt, liability or obligation of ours or our parent undertaking (if any) or any subsidiary undertaking of us or of any third party.

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A director who is in any way, whether directly or indirectly, interested in a contract or transaction or proposed contract or transaction with the Company shall declare the nature of his interest at a meeting of the directors. A general notice given to the directors by any director to the effect that he is a member of any specified company or firm and is to be regarded as interested in any contract or transaction which may thereafter be made with that company or firm shall be deemed a sufficient declaration of interest in regard to any contract so made or transaction so consummated. Subject to the Nasdaq Rules and disqualification by the chairman of the relevant board meeting, a director may vote in respect of any contract or transaction or proposed contract or transaction notwithstanding that he may be interested therein provided the director discloses to his fellow directors the nature and extent of any material interests in respect of any contract or transaction or proposed contract or transaction and if he does so his vote shall be counted and he may be counted in the quorum at any meeting of the directors at which any such contract or transaction or proposed contract or transaction shall come before the meeting for consideration.

Capitalization of Profits

The directors may resolve to capitalize:

●	any part of our profits not required for paying any preferential dividend (whether or not those profits are available for distribution); or

●	any sum standing to the credit of our share premium account or capital redemption reserve, if any.

The amount resolved to be capitalized must be appropriated to the shareholders who would have been entitled to it had it been distributed by way of dividend and in the same proportions.

Liquidation Rights

If we are wound up, the shareholders may, subject to the Articles and any other sanction required by the Companies Act, pass a special resolution allowing the liquidator to do either or both of the following:

●	to divide in specie among the shareholders the whole or any part of our assets and, for that purpose, to value any assets and to determine how the division shall be carried out as between the shareholders or different classes of shareholders; and

●	to vest the whole or any part of the assets in trustees for the benefit of shareholders and those liable to contribute to the winding up.

Register of Members

Under the Companies Act, we must keep a register of members and there should be entered therein:

●	the names and addresses of our shareholders, and, a statement of the shares held by each member, which:

distinguishes each share by its number (so long as the share has a number);

confirms the amount paid, or agreed to be considered as paid, on the shares of each member;

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confirms the number and category of shares held by each member; and

confirms whether each relevant category of shares held by a member carries voting rights under the articles of association of the company, and if so, whether such voting rights are conditional;

●	the date on which the name of any person was entered on the register as a shareholder; and

●	the date on which any person ceased to be a shareholder.

Under the Companies Act, the register of members of our Company is prima facie evidence of the matters set out therein (that is, the register of members will raise a presumption of fact on the matters referred to above unless rebutted) and a shareholder registered in the register of members is deemed as a matter of the Companies Act to have legal title to the shares as set against its name in the register of members. Upon the completion of this offering, the shareholder list maintained by our Company and our transfer agent will be immediately updated to record and give effect to the issuance of shares by us to the custodian or its nominee. Once our shareholder list has been updated, the shareholders recorded in the shareholder list will be deemed to have legal title to the shares set against their name.

If the name of any person is incorrectly entered in or omitted from our register of members, or if there is any default or unnecessary delay in entering on the register the fact of any person having ceased to be a shareholder of our Company, the person or shareholder aggrieved (or any shareholder of our Company or our Company itself) may apply to the Grand Court of the Cayman Islands for an order that the register be rectified, and the Court may either refuse such application or it may, if satisfied of the justice of the case, make an order for the rectification of the register.

Differences in Corporate Law

The Companies Act is derived, to a large extent, from the older Companies Acts of England and Wales but does not follow recent United Kingdom statutory enactments, and accordingly there are significant differences between the Cayman Companies Act and the current Companies Act of the UK. In addition, the Cayman Companies Act differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of certain significant differences between the provisions of the Cayman Companies Act applicable to us and the comparable laws applicable to companies incorporated in the State of Delaware in the United States.

	Delaware	Cayman Islands
Title of Organizational Documents	Certificate of Incorporation and Bylaws	Certificate of Incorporation and Memorandum and Articles of Association

Duties of Directors	Under Delaware law, the business and affairs of a corporation are managed by or under the direction of its board of directors. In exercising their powers, directors are charged with a fiduciary duty of care to protect the interests of the corporation and a fiduciary duty of loyalty to act in the best interests of its shareholders. The duty of care requires that directors act in an informed and deliberative manner and inform themselves, prior to making a business decision, of all material information reasonably available to them. The duty of care also requires that directors exercise care in overseeing and investigating the conduct of the corporation’s employees. The duty of loyalty may be summarized as the duty to act in good faith, not out of self-interest, and in a manner which the director reasonably believes to be in the best interests of the shareholders.	As a matter of Cayman Islands law, a director owes three types of duties to the company: (i) statutory duties, (ii) fiduciary duties, and (iii) common law duties. The Companies Act imposes a number of statutory duties on a director. A Cayman Islands director’s fiduciary duties are not codified, however the courts of the Cayman Islands have held that a director owes the following fiduciary duties (a) a duty to act in what the director bona fide considers to be in the best interests of the company, (b) a duty to exercise their powers for the purposes they were conferred, (c) a duty to avoid fettering his or her discretion in the future and (d) a duty to avoid conflicts of interest and of duty. The common law duties owed by a director are those to act with skill, care and diligence that may reasonably be expected of a person carrying out the same functions as are carried out by that director in relation to the company and, also, to act with the skill, care and diligence in keeping with a standard of care commensurate with any particular skill they have which enables them to meet a higher standard than a director without those skills. In fulfilling their duty of care to us, our Directors must ensure compliance with our Memorandum and Articles, as amended and restated from time to time. We have the right to seek damages where certain duties owed by any of our Directors are breached.

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Limitations on Personal Liability of Directors	Subject to the limitations described below, a certificate of incorporation may provide for the elimination or limitation of the personal liability of a director to the corporation or its shareholders for monetary damages for a breach of fiduciary duty as a director. Such provision cannot limit liability for breach of loyalty, bad faith, intentional misconduct, unlawful payment of dividends or unlawful share purchase or redemption. In addition, the certificate of incorporation cannot limit liability for any act or omission occurring prior to the date when such provision becomes effective.	The Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime.

Indemnification of Directors, Officers, Agents, and Others	A corporation has the power to indemnify any director, officer, employee, or agent of corporation who was, is, or is threatened to be made a party who acted in good faith and in a manner he believed to be in the best interests of the corporation, and if with respect to a criminal proceeding, had no reasonable cause to believe his conduct would be unlawful, against amounts actually and reasonably incurred.

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of directors and officers, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against the consequences of committing a crime, or against the indemnified person’s own fraud or dishonesty.

Our post-offering amended and restated articles of association provide to the extent permitted by law, we shall indemnify each existing or former secretary, director (including alternate director), and any of our other officers (including an investment adviser or an administrator or liquidator) and their personal representatives against: (a) all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by the existing or former director (including alternate director), secretary or officer in or about the conduct of our business or affairs or in the execution or discharge of the existing or former director (including alternate director), secretary’s or officer’s duties, powers, authorities or discretions; and (b) without limitation to paragraph (a) above, all costs, expenses, losses or liabilities incurred by the existing or former director (including alternate director), secretary or officer in defending (whether successfully or otherwise) any civil, criminal, administrative or investigative proceedings (whether threatened, pending or completed) concerning us or our affairs in any court or tribunal, whether in the Cayman Islands or elsewhere.

No such existing or former director (including alternate director), secretary or officer, however, shall be indemnified in respect of any matter arising out of his own actual fraud, willful default or willful neglect.

To the extent permitted by law, we may make a payment, or agree to make a payment, whether by way of advance, loan or otherwise, for any legal costs incurred by an existing or former director (including alternate director), secretary or any of our officers in respect of any matter identified in above on condition that the director (including alternate director), secretary or officer must repay the amount paid by us to the extent that we are ultimately found not liable to indemnify the director (including alternate director), the secretary or that officer for those legal costs.

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Interested Directors	Under Delaware law, a transaction in which a director who has an interest in such transaction would not be voidable if (i) the material facts as to such interested director’s relationship or interests are disclosed or are known to the board of directors and the board in good faith authorizes the transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors are less than a quorum, (ii) such material facts are disclosed or are known to the shareholders entitled to vote on such transaction and the transaction is specifically approved in good faith by vote of the shareholders, or (iii) the transaction is fair as to the corporation as of the time it is authorized, approved or ratified. Under Delaware law, a director could be held liable for any transaction in which such director derived an improper personal benefit.	Interested director transactions are governed by the terms of a company’s memorandum and articles of association.

Voting Requirements

The certificate of incorporation may include a provision requiring supermajority approval by the directors or shareholders for any corporate action.

In addition, under Delaware law, certain business combinations involving interested shareholders require approval by a supermajority of the non-interested shareholders.

For the protection of shareholders, certain matters must be approved by special resolution of the shareholders as a matter of Cayman Islands law, including alteration of the memorandum or articles of association, appointment of inspectors to examine company affairs, reduction of share capital (subject, in relevant circumstances, to court approval), change of name, authorization of a plan of merger or transfer by way of continuation to another jurisdiction or consolidation or voluntary winding up of the company.

The Companies Act requires that a special resolution be passed by a majority of at least two-thirds or such higher percentage as set forth in the memorandum and articles of association, of shareholders being entitled to vote and vote in person or by proxy at a general meeting, or by unanimous written consent of shareholders entitled to vote at a general meeting.

The Companies Act defines “special resolutions” only. A company’s memorandum and articles of association can therefore tailor the definition of “ordinary resolutions” as a whole, or with respect to specific provisions.

Voting for Directors	Under Delaware law, unless otherwise specified in the certificate of incorporation or bylaws of the corporation, directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.	Director election is governed by the terms of the memorandum and articles of association of a company.

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Cumulative Voting	No cumulative voting for the election of directors unless so provided in the certificate of incorporation.	There are no prohibitions in relation to cumulative voting under the Cayman Companies Act but our post-offering amended and restated articles of association do not provide for cumulative voting.

Directors’ Powers Regarding Bylaws	The certificate of incorporation may grant the directors the power to adopt, amend or repeal bylaws.	The memorandum and articles of association may only be amended by a special resolution of the shareholders.

Nomination and Removal of Directors and Filling Vacancies on Board	Shareholders may generally nominate directors if they comply with advance notice provisions and other procedural requirements in company bylaws. Holders of a majority of the shares may remove a director with or without cause, except in certain cases involving a classified board or if the company uses cumulative voting. Unless otherwise provided for in the certificate of incorporation, directorship vacancies are filled by a majority of the directors elected or then in office.	Nomination and removal of directors and filling of board vacancies are governed by the terms of the memorandum and articles of association.

Mergers and Similar Arrangements	Under Delaware law, with certain exceptions, a merger, consolidation, or sale of all or substantially all of the assets of a corporation must be approved by the board of directors and by a majority of the outstanding voting power of the shares entitled to vote thereon. Under Delaware law, a shareholder of a corporation participating in certain mergers are entitled to appraisal rights pursuant to which such shareholder may receive cash in the amount of the fair value (as determined by the Delaware Court of Chancery) of the shares held by such shareholder in lieu of the consideration such shareholder would otherwise receive in the transaction.	The Companies Act provides for the merger or consolidation of two or more companies into a single entity. The legislation makes a distinction between a “consolidation” and a “merger.” In a consolidation, a new entity is formed from the combination of each participating company, and the separate consolidating parties, as a consequence, cease to exist and are each stricken off by the Registrar of Companies. In a merger, one company remains as the surviving entity, having in effect absorbed the other merging parties that are then stricken off and cease to exist.

Delaware law also provides that a parent entity, by resolution of its board of directors, may merge with any subsidiary corporation, of which it owns at least 90% of each class of capital stock without a vote by shareholders of such subsidiary. Upon any such merger, dissenting shareholders of the subsidiary would have appraisal rights unless the subsidiary is wholly owned.

Two or more Cayman-registered companies may merge or consolidate. Cayman-registered companies may also merge or consolidate with foreign companies provided that the laws of the foreign jurisdiction permit such merger or consolidation.

Under the Companies Act, a plan of merger or consolidation shall be authorized by each constituent company by way of (i) a special resolution of the members of each such constituent company; and (ii) such other authorization, if any, as may be specified in such constituent company’s memorandum and articles of association.

A merger between a Cayman parent company and its Cayman subsidiary or subsidiaries does not require authorization by a resolution of shareholders of that Cayman subsidiary if a copy of the plan of merger is given to every member of that Cayman subsidiary to be merged unless that member agrees otherwise. For this purpose a subsidiary is a company of which at least ninety percent (90%) of the votes are owned by the parent company.

The consent of each holder of a fixed or floating security interest over a constituent company is required unless this requirement is waived by a court in the Cayman Islands. Save in certain circumstances, a dissentient shareholder of a Cayman constituent company is entitled to payment of the fair value of his shares upon dissenting to a merger or consolidation. The exercise of appraisal rights will preclude the exercise of any other rights save for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

In addition, there are statutory provisions that facilitate the reconstruction and amalgamation of companies, provided that the arrangement is approved by seventy-five percent (75%) in value of the shareholders or class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

● the statutory provisions as to the required majority vote have been met;

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	●	the shareholders have been fairly represented at the meeting in question;

	●	the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

	●	the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act or that would amount to a “fraud on the minority”.

When a takeover offer is made and accepted by holders of not less than 90% of the shares affected within four (4) months, the offeror may, within a two (2) month period commencing on the expiration of such four (4) month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands, but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.

If an arrangement and reconstruction is thus approved, the dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Shareholder Suits

Class actions and derivative actions generally are available to shareholders under Delaware law for, among other things, breach of fiduciary duty, corporate waste and actions not taken in accordance with applicable law.

In such actions, the court generally has discretion to permit the winning party to recover attorneys’ fees incurred in connection with such action but such discretion is rarely used. Generally, Delaware follows the American rule under which each party bears its own costs.

In principle, we will normally be the proper plaintiff and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, there are exceptions to the foregoing principle, including when:
	●	a company acts or proposes to act illegally or ultra vires;

	●	the act complained of, although not ultra vires, could only be effected duly if authorized by more than a simple majority vote that has not been obtained; and

	●	those who control the company are perpetrating a “fraud on the minority.

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Inspection of Corporate Records	Under Delaware law, shareholders of a corporation, upon written demand under oath stating the purpose thereof, have the right during normal business hours to inspect for any proper purpose, and to make copies and extracts of list(s) of shareholders and other books and records of the corporation and its subsidiaries, if any, to the extent the books and records of such subsidiaries are available to the corporation.	Shareholders of a Cayman Islands exempted company have no general right under Cayman Islands law to inspect or obtain copies of a list of shareholders or other corporate records (other than copies of our memorandum and articles, the register of mortgages or charges, and any special resolutions passed by our shareholders) of the company. However, these rights may be provided in the company’s memorandum and articles of association.

Shareholder Proposals	Under Delaware law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the corporation’s governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the corporation’s governing documents, but shareholders may be precluded from calling special meetings.	The Companies Act does not provide shareholders any right to bring business before a meeting or requisition a general meeting. However, these rights may be provided in the company’s memorandum and articles of association.

Approval of Corporate Matters by Written Consent	Delaware law permits shareholders to take action by written consent signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting of shareholders unless otherwise provided in the corporation’s certificate of incorporation. A corporation must send prompt notice of the taking of the corporate action approved by shareholders without a meeting by less than unanimous written consent to those shareholders who have not consented in writing and who would have otherwise been entitled to notice of the meeting at which such action would have been taken.	The Companies Act allows a special resolution to be passed in writing if signed by all the voting shareholders (if authorized by the memorandum and articles of association).

Calling of Special Shareholders Meetings	Delaware law permits the board of directors or any person who is authorized under a corporation’s certificate of incorporation or bylaws to call a special meeting of shareholders.	The Companies Act does not have provisions governing the proceedings of shareholders meetings which are usually provided in the memorandum and articles of association.

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Anti-money Laundering — Cayman Islands

In order to comply with legislation or regulations aimed at the prevention of money laundering, we are required to adopt and maintain anti-money laundering procedures and may require subscribers to provide evidence to verify their identity and source of funds. Where permitted, and subject to certain conditions, we may also delegate the maintenance of our anti-money laundering procedures (including the acquisition of due diligence information) to a suitable person.

We reserve the right to request such information as is necessary to verify the identity of a subscriber. In some cases the directors may be satisfied that no further information is required since an exemption applies under the Anti-Money Laundering Regulations (Revised) of the Cayman Islands, as amended and revised from time to time (the “Regulations”). Depending on the circumstances of each application, a detailed verification of identity might not be required where:

●	the subscriber makes the payment for their investment from an account held in the subscriber’s name at a recognized financial institution; or

●	the subscriber is regulated by a recognized regulatory authority and is based or incorporated in, or formed under the law of, a recognized jurisdiction; or

●	the application is made through an intermediary which is regulated by a recognized regulatory authority and is based in or incorporated in, or formed under the law of a recognized jurisdiction and an assurance is provided in relation to the procedures undertaken on the underlying investors.

For the purposes of these exceptions, recognition of a financial institution, regulatory authority, or jurisdiction will be determined in accordance with the Regulations by reference to those jurisdictions recognized by the Cayman Islands Monetary Authority as having equivalent anti-money laundering regulations.

In the event of delay or failure on the part of the subscriber in producing any information required for verification purposes, we may refuse to accept the application, in which case any funds received will be returned without interest to the account from which they were originally debited.

We also reserve the right to refuse to make any redemption payment to a shareholder if our Directors or officers suspect or are advised that the payment of redemption proceeds to such shareholder might result in a breach of applicable anti-money laundering or other laws or regulations by any person in any relevant jurisdiction, or if such refusal is considered necessary or appropriate to ensure our compliance with any such laws or regulations in any applicable jurisdiction.

If any person resident in the Cayman Islands knows or suspects or has reason for knowing or suspecting that another person is engaged in criminal conduct or is involved with terrorism or terrorist property and the information for that knowledge or suspicion came to their attention in the course of their business in the regulated sector, or other trade, profession, business or employment, the person will be required to report such knowledge or suspicion to (i) a nominated officer (appointed in accordance with the Proceeds of Crime Act (Revised) of the Cayman Islands) or the Financial Reporting Authority of the Cayman Islands, pursuant to the Proceeds of Crime Act (Revised), if the disclosure relates to criminal conduct or money laundering or (ii) to a police constable or a nominated officer (pursuant to the Terrorism Act (Revised) of the Cayman Islands) or the Financial Reporting Authority, pursuant to the Terrorism Act (Revised), if the disclosure relates to involvement with terrorism or terrorist financing and terrorist property. Such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.

Data Protection in the Cayman Islands — Privacy Notice

This privacy notice explains the manner in which we collect, process, and maintain personal data about our investors pursuant to the Data Protection Act (Revised) of the Cayman Islands, as amended from time to time and any regulations, codes of practice, or orders promulgated pursuant thereto (the “DPA”).

We are committed to processing personal data in accordance with the DPA. In our use of personal data, we will be characterized under the DPA as a “data controller,” whilst certain of our service providers, affiliates, and delegates may act as “data processors” under the DPA. These service providers may process personal information for their own lawful purposes in connection with services provided to us.

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By virtue of your investment in our Company, we and certain of our service providers may collect, record, store, transfer, and otherwise process personal data by which individuals may be directly or indirectly identified.

Your personal data will be processed fairly and for lawful purposes, including (a) where the processing is necessary for us to perform a contract to which you are a party or for taking pre-contractual steps at your request, (b) where the processing is necessary for compliance with any legal, tax, or regulatory obligation to which we are subject, or (c) where the processing is for the purposes of legitimate interests pursued by us or by a service provider to whom the data are disclosed. As a data controller, we will only use your personal data for the purposes for which we collected it. If we need to use your personal data for an unrelated purpose, we will contact you.

We anticipate that we will share your personal data with our service providers for the purposes set out in this privacy notice. We may also share relevant personal data where it is lawful to do so and necessary to comply with our contractual obligations or your instructions or where it is necessary or desirable to do so in connection with any regulatory reporting obligations. In exceptional circumstances, we will share your personal data with regulatory, prosecuting, and other governmental agencies or departments, and parties to litigation (whether pending or threatened), in any country or territory including to any other person where we have a public or legal duty to do so (e.g. to assist with detecting and preventing fraud, tax evasion, and financial crime or compliance with a court order).

Your personal data shall not be held by our Company for longer than necessary with regard to the purposes of the data processing.

We will not sell your personal data. Any transfer of personal data outside of the Cayman Islands shall be in accordance with the requirements of the DPA. Where necessary, we will ensure that separate and appropriate legal agreements are put in place with the recipient of that data.

We will only transfer personal data in accordance with the requirements of the DPA, and will apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of the personal data and against the accidental loss, destruction, or damage to the personal data.

If you are a natural person, this will affect you directly. If you are a corporate investor (including, for these purposes, legal arrangements such as trusts or exempted limited partnerships) that provides us with personal data on individuals connected to you for any reason in relation to your investment into our Company, this will be relevant for those individuals and you should inform such individuals of the content.

You have certain rights under the DPA, including (a) the right to be informed as to how we collect and use your personal data (and this privacy notice fulfils our obligation in this respect), (b) the right to obtain a copy of your personal data, (c) the right to require us to stop direct marketing, (d) the right to have inaccurate or incomplete personal data corrected, (e) the right to withdraw your consent and require us to stop processing or restrict the processing, or not begin the processing of your personal data, (f) the right to be notified of a data breach (unless the breach is unlikely to be prejudicial), (g) the right to obtain information as to any countries or territories outside the Cayman Islands to which we, whether directly or indirectly, transfer, intend to transfer, or wish to transfer your personal data, general measures we take to ensure the security of personal data, and any information available to us as to the source of your personal data, (h) the right to complain to the Office of the Ombudsman of the Cayman Islands, and (i) the right to require us to delete your personal data in some limited circumstances.

If you consider that your personal data has not been handled correctly, or you are not satisfied with our responses to any requests you have made regarding the use of your personal data, you have the right to complain to the Cayman Islands’ Ombudsman. The Ombudsman can be contacted by calling +1 (345) 946-6283 or by email at info@ombudsman.ky.

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SHARES ELIGIBLE FOR FUTURE SALE

Before this offering, there was no established public market for our Ordinary Shares, and while we intend to apply for approval to have our Ordinary Shares listed on the Nasdaq Capital Market, we cannot assure you that a liquid trading market for the Ordinary Shares will develop or be sustained after this offering. Future sales of substantial amounts of our Ordinary Shares in the public markets after this offering, or the perception that such sales may occur, could adversely affect market prices prevailing from time to time. As described below, only a limited number of our Ordinary Shares currently outstanding will be available for sale immediately after this offering due to contractual and legal restrictions on resale. Nevertheless, after these restrictions lapse, future sales of substantial amounts of our Ordinary Shares, including Ordinary Shares issued upon exercise of outstanding options, in the public market in the United States, or the possibility of such sales, could negatively affect the market price in the United States of our Ordinary Shares and our ability to raise equity capital in the future.

Upon the closing of this offering, we will have 25,000,000 outstanding Ordinary Shares, assuming no exercise of the underwriters’ over-allotment option. Of that amount, 5,000,000 Ordinary Shares will be publicly held by investors participating in this offering, and 20,000,000 Ordinary Shares will be held by our existing shareholders, some of whom may be our “affiliates” as that term is defined in Rule 144 under the Securities Act. As defined in Rule 144, an “affiliate” of an issuer is a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the issuer.

All of the Ordinary Shares sold in this offering will be freely transferable by persons other than our “affiliates” in the United States without restriction or further registration under the Securities Act. Ordinary shares purchased by one of our “affiliates” may not be resold, except pursuant to an effective registration statement or an exemption from registration, including an exemption under Rule 144 under the Securities Act described below.

The Ordinary Shares held by existing shareholders are, and any Ordinary Shares issuable upon exercise of options outstanding following the completion of this offering will be, “restricted securities,” as that term is defined in Rule 144 under the Securities Act. These restricted securities may be sold in the United States only if they are registered or if they qualify for an exemption from registration under Rule 144 or Rule 701 under the Securities Act. These rules are described below.

Rule 144

In general, persons who have beneficially owned restricted Ordinary Shares for at least six (6) months, and any affiliate of the company who owns either restricted or unrestricted securities, are entitled to sell their securities without registration with the SEC under an exemption from registration provided by Rule 144 under the Securities Act.

Non-Affiliates

Any person who is not deemed to have been one of our affiliates at the time of, or at any time during the three (3) months preceding, a sale may sell an unlimited number of restricted securities under Rule 144 if:

●	the restricted securities have been held for at least six (6) months, including the holding period of any prior owner other than one of our affiliates;

●	we have been subject to the Exchange Act periodic reporting requirements for at least ninety (90) days before the sale; and

●	we are current in our Exchange Act reporting at the time of sale.

Any person who is not deemed to have been an affiliate of ours at the time of, or at any time during the three (3) months preceding, a sale and has held the restricted securities for at least one year, including the holding period of any prior owner other than one of our affiliates, will be entitled to sell an unlimited number of restricted securities without regard to the length of time we have been subject to Exchange Act periodic reporting or whether we are current in our Exchange Act reporting.

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Affiliates

Persons seeking to sell restricted securities who are our affiliates at the time of, or any time during the three (3) months preceding, a sale, would be subject to the restrictions described above. They are also subject to additional restrictions, by which such person would be required to comply with the manner of sale and notice provisions of Rule 144 and would be entitled to sell within any three (3) month period only that number of securities that does not exceed the greater of either of the following:

●	1% of the number of Ordinary Shares then outstanding, which will equal approximately 214,000 shares immediately after the closing of this offering; or

●	the average weekly trading volume of our Ordinary Shares in the form of Ordinary Shares on the Nasdaq Capital Market during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Additionally, persons who are our affiliates at the time of, or any time during the three (3) months preceding, a sale may sell unrestricted securities under the requirements of Rule 144 described above, without regard to the six (6) month holding period of Rule 144, which does not apply to sales of unrestricted securities.

Rule 701

Rule 701 under the Securities Act, as in effect on the date of this prospectus, permits resales of shares in reliance upon Rule 144 but without compliance with certain restrictions of Rule 144, including the holding period requirement. If any of our employees, executive officers or directors purchase shares under a written compensatory plan or contract, they may be entitled to rely on the resale provisions of Rule 701, but all holders of Rule 701 shares would be required to wait until ninety (90) days after the date of this prospectus before selling any such shares.

Regulation S

Regulation S under the Securities Act provides an exemption from registration requirements in the United States for offers and sales of securities that occur outside the United States. Rule 903 of Regulation S provides the conditions to the exemption for a sale by an issuer, a distributor, their respective affiliates or anyone acting on their behalf. Rule 904 of Regulation S provides the conditions to the exemption for a resale by persons other than those covered by Rule 903. In each case, any sale must be completed in an offshore transaction, as that term is defined in Regulation S, and no directed selling efforts, as that term is defined in Regulation S, may be made in the United States.

We are a foreign issuer as defined in Regulation S. As a foreign issuer, securities that we sell outside the United States pursuant to Regulation S are not considered to be restricted securities under the Securities Act, and, subject to the offering restrictions imposed by Rule 903, are freely tradable without registration or restrictions under the Securities Act, unless the securities are held by our affiliates. We are not claiming the potential exemption offered by Regulation S in connection with the offering of newly issued shares outside the United States and will register all of the newly issued shares under the Securities Act.

Subject to certain limitations, holders of our restricted shares who are not our affiliates or who are our affiliates by virtue of their status as our officer or director may resell their restricted shares in an “offshore transaction” under Regulation S if:

●	none of the shareholder, its affiliate nor any person acting on their behalf engages in directed selling efforts in the United States, and

●	in the case of a sale of our restricted shares by an officer or director who is our affiliate solely by virtue of holding such position, no selling commission, fee or other remuneration is paid in connection with the offer or sale other than the usual and customary broker’s commission that would be received by a person executing such transaction as agent.

Additional restrictions are applicable to a holder of our restricted shares who will be our affiliate other than by virtue of his or her status as our officer or director.

Lock-up Agreements

We and each of our Directors, officers and holders of more than 5% of our securities (including warrants, options, convertible securities and Ordinary Shares) have agreed with the underwriters, for a period of six (6) months from the closing of this offering, subject to certain exceptions, not to (i) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, or file with the SEC a registration statement under the Securities Act relating to, any Ordinary Share or any securities convertible into or exercisable or exchangeable for Ordinary Shares, or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Ordinary Shares or any such other securities. See “Underwriting.”

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MATERIAL INCOME TAX CONSIDERATIONS

Cayman Islands Taxation

The following is a discussion on certain Cayman Islands income tax consequences of an investment in our securities. The discussion is a general summary of present law, which is subject to prospective and retroactive change. It is not intended as tax advice, does not consider any investor’s particular circumstances, and does not consider tax consequences other than those arising under Cayman Islands law.

Payments of dividends and capital in respect of our securities will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of the securities nor will gains derived from the disposal of the securities be subject to Cayman Islands income or corporation tax.

The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciation and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to us levied by the Government of the Cayman Islands except for stamp duties which may be applicable on instruments executed in, or brought within, the jurisdiction of the Cayman Islands . The Cayman Islands is a party to a double tax treaty entered with the United Kingdom in 2010 but is otherwise not party to any double tax treaties that are applicable to any payments made to or by our Company. There are no exchange control regulations or currency restrictions in the Cayman Islands. No stamp duty is payable in respect of the issue of our securities or on an instrument of transfer in respect of our securities.

The Cayman Islands enacted the International Tax Co-operation (Economic Substance) Act (Revised) together with the Guidance Notes published by the Cayman Islands Tax Information Authority from time to time. Our Company is required to comply with the economic substance requirements from July 1, 2019 and make an annual report in the Cayman Islands as to whether or not it is carrying on any relevant activities and if it is, it must satisfy an economic substance test.

Material U.S. Federal Income Tax Considerations for U.S. Holders

The following discussion describes the material U.S. federal income tax consequences relating to the ownership and disposition of our Ordinary Shares by U.S. Holders (as defined below). This discussion applies to U.S. Holders that purchase our Ordinary Shares pursuant to this offering and hold such Ordinary Shares as capital assets. This discussion is based on the U.S. Internal Revenue Code of 1986, as amended, U.S. Treasury regulations promulgated thereunder and administrative and judicial interpretations thereof, all as in effect on the date hereof and all of which are subject to change, possibly with retroactive effect. This discussion does not address all of the U.S. federal income tax consequences that may be relevant to specific U.S. Holders in light of their particular circumstances or to U.S. Holders subject to special treatment under U.S. federal income tax law (such as certain financial institutions, insurance companies, dealers or traders in securities or other persons that generally mark their securities to market for U.S. federal income tax purposes, tax-exempt entities or governmental organizations, retirement plans, regulated investment companies, real estate investment trusts, grantor trusts, brokers, dealers or traders in securities, commodities, currencies or notional principal contracts, certain former citizens or long-term residents of the United States, persons who hold our Ordinary Shares as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or integrated investment, persons that have a “functional currency” other than the U.S. dollar, persons that own directly, indirectly or through attribution 10% or more of the voting power of our Ordinary Shares, corporations that accumulate earnings to avoid U.S. federal income tax, partnerships and other pass-through entities, and investors in such pass-through entities). This discussion does not address any U.S. state or local or non-U.S. tax consequences or any U.S. federal estate, gift or alternative minimum tax consequences.

As used in this discussion, the term “U.S. Holder” means a beneficial owner of our Ordinary Shares who is, for U.S. federal income tax purposes, (i) an individual who is a citizen or resident of the United States, (ii) a corporation (or entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof, or the District of Columbia, (iii) an estate the income of which is subject to U.S. federal income tax regardless of its source or (iv) a trust (x) with respect to which a court within the United States is able to exercise primary supervision over its administration and one or more United States persons have the authority to control all of its substantial decisions or (y) that has elected under applicable U.S. Treasury regulations to be treated as a domestic trust for U.S. federal income tax purposes.

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If an entity treated as a partnership for U.S. federal income tax purposes holds our Ordinary Shares, the U.S. federal income tax consequences relating to an investment in such Ordinary Shares will depend in part upon the status and activities of such entity and the particular partner. Any such entity should consult its own tax advisor regarding the U.S. federal income tax consequences applicable to it and its partners of the purchase, ownership and disposition of our Ordinary Shares.

Persons considering an investment in our Ordinary Shares should consult their own tax advisors as to the particular tax consequences applicable to them relating to the purchase, ownership and disposition of our Ordinary Shares including the applicability of U.S. federal, state and local tax laws and non-U.S. tax laws.

Passive Foreign Investment Company Consequences

In general, a corporation organized outside the United States will be treated as a PFIC for any taxable year in which either (i) at least 75% of its gross income is “passive income”, or the PFIC income test, or (ii) on average at least 50% of its assets, determined on a quarterly basis, are assets that produce passive income or are held for the production of passive income, or the PFIC asset test. Passive income for this purpose generally includes, among other things, dividends, interest, royalties, rents, and gains from the sale or exchange of property that gives rise to passive income. Assets that produce or are held for the production of passive income generally include cash, even if held as working capital or raised in a public offering, marketable securities, and other assets that may produce passive income. Generally, in determining whether a non-U.S. corporation is a PFIC, a proportionate share of the income and assets of each corporation in which it owns, directly or indirectly, at least a 25% interest (by value) is taken into account.

Although PFIC status is determined on an annual basis and generally cannot be determined until the end of a taxable year, based on the nature of our current and expected income and the current and expected value and composition of our assets, we do not presently expect to be a PFIC for our current taxable year or the foreseeable future. However, there can be no assurance given in this regard because the determination of whether we are or will become a PFIC is a fact-intensive inquiry made on an annual basis that depends, in part, upon the composition of our income and assets. In addition, there can be no assurance that the IRS will agree with our conclusion or that the IRS would not successfully challenge our position.

If we are a PFIC in any taxable year during which a U.S. Holder owns our Ordinary Shares, the U.S. Holder could be liable for additional taxes and interest charges under the “PFIC excess distribution regime” upon (i) a distribution paid during a taxable year that is greater than 125% of the average annual distributions paid in the three preceding taxable years, or, if shorter, the U.S. Holder’s holding period for our Ordinary Shares, and (ii) any gain recognized on a sale, exchange or other disposition, including a pledge, of our Ordinary Shares, whether or not we continue to be a PFIC. Under the PFIC excess distribution regime, the tax on such distribution or gain would be determined by allocating the distribution or gain ratably over the U.S. Holder’s holding period for our Ordinary Shares. The amount allocated to the current taxable year (i.e., the year in which the distribution occurs or the gain is recognized) and any year prior to the first taxable year in which we are a PFIC will be taxed as ordinary income earned in the current taxable year. The amount allocated to other taxable years will be taxed at the highest marginal rates in effect for individuals or corporations, as applicable, to ordinary income for each such taxable year, and an interest charge, generally applicable to underpayments of tax, will be added to the tax.

If we are a PFIC for any year during which a U.S. Holder holds our Ordinary Shares, we must generally continue to be treated as a PFIC by that holder for all succeeding years during which the U.S. Holder holds such Ordinary Shares, unless we cease to meet the requirements for PFIC status and the U.S. Holder makes a “deemed sale” election with respect to our Ordinary Shares. If the election is made, the U.S. Holder will be deemed to sell our Ordinary Shares it holds at their fair market value on the last day of the last taxable year in which we qualified as a PFIC, and any gain recognized from such deemed sale would be taxed under the PFIC excess distribution regime. After the deemed sale election, the U.S. Holder’s Ordinary Shares would not be treated as shares of a PFIC unless we subsequently become a PFIC.

If we are a PFIC for any taxable year during which a U.S. Holder holds our Ordinary Shares and one of our non-United States subsidiaries is also a PFIC (i.e., a lower-tier PFIC), such U.S. Holder would be treated as owning a proportionate amount (by value) of the shares of the lower-tier PFIC and would be taxed under the PFIC excess distribution regime on distributions by the lower-tier PFIC and on gain from the disposition of shares of the lower-tier PFIC even though such U.S. Holder would not receive the proceeds of those distributions or dispositions. Any of our non-United States subsidiaries that have elected to be disregarded as entities separate from us or as partnerships for U.S. federal income tax purposes would not be corporations under U.S. federal income tax law and accordingly, cannot be classified as lower-tier PFICs. However, non-United States subsidiaries that have not made the election may be classified as a lower-tier PFIC if we are a PFIC during your holding period and the subsidiary meets the PFIC income test or PFIC asset test. Each U.S. Holder is advised to consult its tax advisors regarding the application of the PFIC rules to any of our non-United States subsidiaries.

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If we are a PFIC, a U.S. Holder will not be subject to tax under the PFIC excess distribution regime on distributions or gain recognized on our Ordinary Shares if a valid “mark-to-market” election is made by the U.S. Holder for our Ordinary Shares. An electing U.S. Holder generally would take into account as ordinary income each year, the excess of the fair market value of our Ordinary Shares held at the end of such taxable year over the adjusted tax basis of such Ordinary Shares. The U.S. Holder would also take into account, as an ordinary loss each year, the excess of the adjusted tax basis of such Ordinary Shares over their fair market value at the end of the taxable year, but only to the extent of the excess of amounts previously included in income over ordinary losses deducted as a result of the mark-to-market election. The U.S. Holder’s tax basis in our Ordinary Shares would be adjusted to reflect any income or loss recognized as a result of the mark-to-market election. Any gain from a sale, exchange or other disposition of our Ordinary Shares in any taxable year in which we are a PFIC would be treated as ordinary income and any loss from such sale, exchange or other disposition would be treated first as ordinary loss (to the extent of any net mark-to-market gains previously included in income) and thereafter as capital loss. If, after having been a PFIC for a taxable year, we cease to be classified as a PFIC because we no longer meet the PFIC income or PFIC asset test, the U.S. Holder would not be required to take into account any latent gain or loss in the manner described above and any gain or loss recognized on the sale or exchange of the Ordinary Shares would be classified as a capital gain or loss.

A mark-to-market election is available to a U.S. Holder only for “marketable stock.” Generally, stock will be considered marketable stock if it is “regularly traded” on a “qualified exchange” within the meaning of applicable U.S. Treasury regulations. A class of stock is regularly traded during any calendar year during which such class of stock is traded, other than in de minimis quantities, on at least fifteen (15) days during each calendar quarter.

Our Ordinary Shares will be marketable stock as long as they remain listed on the Nasdaq Capital Market and are regularly traded. A mark-to-market election will not apply to the Ordinary Shares for any taxable year during which we are not a PFIC, but will remain in effect with respect to any subsequent taxable year in which we become a PFIC. Such election will not apply to any of our non-U.S. subsidiary. Accordingly, a U.S. Holder may continue to be subject to tax under the PFIC excess distribution regime with respect to any lower-tier PFICs notwithstanding the U.S. Holder’s mark-to-market election for the Ordinary Shares.

The tax consequences that would apply if we are a PFIC would also be different from those described above if a U.S. Holder were able to make a valid qualified electing fund, or QEF, election. As we do not expect to provide U.S. Holders with the information necessary for a U.S. Holder to make a QEF election, prospective investors should assume that a QEF election will not be available.

The U.S. federal income tax rules relating to PFICs are very complex. Prospective U.S. investors are strongly urged to consult their own tax advisors with respect to the impact of PFIC status on the purchase, ownership and disposition of our Ordinary Shares, the consequences to them of an investment in a PFIC, any elections available with respect to the Ordinary Shares and the IRS information reporting obligations with respect to the purchase, ownership and disposition of Ordinary Shares of a PFIC.

Distributions

Subject to the discussion above under “— Passive Foreign Investment Company Consequences,” a U.S. Holder that receives a distribution with respect to our Ordinary Shares generally will be required to include the gross amount of such distribution in gross income as a dividend when actually or constructively received to the extent of the U.S. Holder’s pro rata share of our current and/or accumulated earnings and profits (as determined under U.S. federal income tax principles). To the extent a distribution received by a U.S. Holder is not a dividend because it exceeds the U.S. Holder’s pro rata share of our current and accumulated earnings and profits, it will be treated first as a tax-free return of capital and reduce (but not below zero) the adjusted tax basis of the U.S. Holder’s Ordinary Shares. To the extent the distribution exceeds the adjusted tax basis of the U.S. Holder’s Ordinary Shares, the remainder will be taxed as capital gain. Because we may not account for our earnings and profits in accordance with U.S. federal income tax principles, U.S. Holders should expect all distributions to be reported to them as dividends.

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Distributions on our Ordinary Shares that are treated as dividends generally will constitute income from sources outside the United States for foreign tax credit purposes and generally will constitute passive category income. Such dividends will not be eligible for the “dividends received’’ deduction generally allowed to corporate shareholders with respect to dividends received from U.S. corporations. Dividends paid by a “qualified foreign corporation’’ to certain non-corporate U.S. Holders may be are eligible for taxation at a reduced capital gains rate rather than the marginal tax rates generally applicable to ordinary income provided that a holding period requirement (more than sixty (60) days of ownership, without protection from the risk of loss, during the 121-day period beginning sixty (60) days before the ex-dividend date) and certain other requirements are met. Each U.S. Holder is advised to consult its tax advisors regarding the availability of the reduced tax rate on dividends to its particular circumstances. However, if we are a PFIC for the taxable year in which the dividend is paid or the preceding taxable year (see discussion above under “— Passive Foreign Investment Company Consequences’’), we will not be treated as a qualified foreign corporation, and therefore the reduced capital gains tax rate described above will not apply.

Dividends will be included in a U.S. Holder’s income on the date of the depositary’s receipt of the dividend. The amount of any dividend income paid in British Virgin Islands dollars will be the U.S. dollar amount calculated by reference to the exchange rate in effect on the date of receipt, regardless of whether the payment is in fact converted into U.S. dollars. If the dividend is converted into U.S. dollars on the date of receipt, a U.S. Holder should not be required to recognize foreign currency gain or loss in respect to the dividend income. A U.S. Holder may have foreign currency gain or loss if the dividend is converted into U.S. dollars after the date of receipt.

A non-United States corporation (other than a corporation that is classified as a PFIC for the taxable year in which the dividend is paid or the preceding taxable year) generally will be considered to be a qualified foreign corporation with respect to any dividend it pays on Ordinary Shares that are readily tradable on an established securities market in the United States.

Sale, Exchange or Other Disposition of Our Ordinary Shares

Subject to the discussion above under “— Passive Foreign Investment Company Consequences,’’ a U.S. Holder generally will recognize capital gain or loss for U.S. federal income tax purposes upon the sale, exchange or other disposition of our Ordinary Shares in an amount equal to the difference, if any, between the amount realized (i.e., the amount of cash plus the fair market value of any property received) on the sale, exchange or other disposition and such U.S. Holder’s adjusted tax basis in the Ordinary Shares. Such capital gain or loss generally will be long-term capital gain taxable at a reduced rate for non-corporate U.S. Holders or long-term capital loss if, on the date of sale, exchange or other disposition, the Ordinary Shares were held by the U.S. Holder for more than one year. Any capital gain of a non-corporate U.S. Holder that is not long-term capital gain is taxed at ordinary income rates. The deductibility of capital losses is subject to limitations. Any gain or loss recognized from the sale or other disposition of our Ordinary Shares will generally be gain or loss from sources within the United States for U.S. foreign tax credit purposes.

Medicare Tax

Certain U.S. Holders that are individuals, estates or trusts and whose income exceeds certain thresholds generally are subject to a 3.8% tax on all or a portion of their net investment income, which may include their gross dividend income and net gains from the disposition of our Ordinary Shares. If you are a United States person that is an individual, estate or trust, you are encouraged to consult your tax advisors regarding the applicability of this Medicare tax to your income and gains in respect of your investment in our Ordinary Shares.

Information Reporting and Backup Withholding

U.S. Holders may be required to file certain U.S. information reporting returns with the IRS with respect to an investment in our Ordinary Shares, including, among others, IRS Form 8938 (Statement of Specified Foreign Financial Assets). As described above under “Passive Foreign Investment Company Consequences”, each U.S. Holder who is a shareholder of a PFIC must file an annual report containing certain information. U.S. Holders paying more than $100,000 for our Ordinary Shares may be required to file IRS Form 926 (Return by a U.S. Transferor of Property to a Foreign Corporation) reporting this payment. Substantial penalties may be imposed upon a U.S. Holder that fails to comply with the required information reporting.

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Dividends on and proceeds from the sale or other disposition of our Ordinary Shares may be reported to the IRS unless the U.S. Holder establishes a basis for exemption. Backup withholding may apply to amounts subject to reporting if the holder (i) fails to provide an accurate U.S. taxpayer identification number or otherwise establish a basis for exemption, or (ii) is described in certain other categories of persons. However, U.S. Holders that are corporations generally are excluded from these information reporting and backup withholding tax rules.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules generally will be allowed as a refund or a credit against a U.S. Holder’s U.S. federal income tax liability if the required information is furnished by the U.S. Holder on a timely basis to the IRS.

U.S. Holders should consult their own tax advisors regarding the backup withholding tax and information reporting rules.

EACH PROSPECTIVE INVESTOR IS URGED TO CONSULT ITS OWN TAX ADVISOR ABOUT THE TAX CONSEQUENCES TO IT OF AN INVESTMENT IN OUR ORDINARY SHARES IN LIGHT OF THE INVESTOR’S OWN CIRCUMSTANCES.

Prospective investors should consult their professional advisers on the possible tax consequences of buying, holding or selling any Ordinary Shares under the laws of their country of citizenship, residence or domicile.

The following is a discussion on certain Cayman Islands and Hong Kong income tax consequences of an investment in the Ordinary Shares. The discussion is a general summary of present law, which is subject to prospective and retroactive change. It is not intended as tax advice, does not consider any investor’s particular circumstances, and does not consider tax consequences other than those arising under Cayman Islands and Hong Kong laws.

Cayman Islands Taxation

The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains, or appreciation, and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to us levied by the government of the Cayman Islands except for stamp duties that may be applicable on instruments executed in, or, after execution, brought within the jurisdiction of the Cayman Islands. The Cayman Islands is a party to a double tax treaty entered with the United Kingdom in 2010, but is not otherwise party to any double-tax treaties that are applicable to any payments made to or by our Company. There are no exchange control regulations or currency restrictions in the Cayman Islands.

Taxation in Hong Kong

Under Hong Kong tax laws, payments of dividends from our Hong Kong subsidiaries to us are not subject to any withholding tax in Hong Kong. See “Dividend Policy” for further details on our dividend policy.

See Note 12 of the notes to the consolidated financial statements included elsewhere in this prospectus for a discussion of taxation.

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UNDERWRITING

Under the terms and subject to the conditions of an underwriting agreement dated the effective date of this registration statement with the underwriters named below, for whom Cathay Securities, Inc. (and its affiliates) is acting as the representative of the underwriters with respect to the Ordinary Shares in this offering (the “Underwriting Agreement”). Under the terms and subject to the conditions contained in the Underwriting Agreement, we agree to issue and sell to the underwriters the number of shares indicated below:

Name	Number of Ordinary Shares
Cathay Securities, Inc.
Total

The underwriters are offering the Ordinary Shares subject to its acceptance of the Ordinary Shares from us and subject to prior sale. The Underwriting Agreement provides that the obligations of the underwriters to pay for and accept delivery of the Ordinary Shares offered by this prospectus are subject to the approval of certain legal matters by their counsel and to certain other conditions. The underwriters are obligated to take and pay for all of the Ordinary Shares offered by this prospectus if any such shares are taken.

Certain of the underwriters are expected to make offers and sales both inside and outside the U.S. through their respective selling agents. Any offers or sales in the U.S. will be conducted by broker-dealers registered with the SEC.

Over-Allotment Option

We agree to grant to the underwriters an option, exercisable for 45 days from the closing of this offering, to purchase up to 15% additional Ordinary Shares at the initial public offering price listed on the cover page of this prospectus, less underwriting discounts. The underwriters may exercise this option solely for the purpose of covering over-allotments, if any, made in connection with the offering contemplated by this prospectus. To the extent the option is exercised, each underwriter will become obligated, subject to certain conditions, to purchase about the same percentage of the additional Ordinary Shares as the number listed next to the underwriters’ name in the preceding table.

Fees, Commissions and Expense Reimbursement

The underwriting discounts and commissions are equal to seven percent (7.0%) of the initial public offering price set forth on the cover of this prospectus. The underwriters propose initially to offer the Ordinary Shares to the public at the offering price set forth on the cover page of this prospectus and to dealers at those prices less the aforesaid fee (“underwriting discounts”) set forth on the cover page of this prospectus. If all of the Ordinary Shares offered by us are not sold at the offering price, the underwriters may change the offering price and other selling terms by means of a supplement to this prospectus.

The following table shows the underwriting fees/commission payable to the Underwriters, assuming an initial public offering price of $         per share (which is the midpoint of the estimated range of the initial public offering price shown on the cover page of this prospectus):

	Per Ordinary Share		Total Without Over-Allotment Option		Total With Full Over-Allotment Option
Public offering price	$	[*]	$	[*]	$	[*]
Underwriting discounts (7.0%)(1)	$	[*]	$	[*]	$	[*]
Proceeds, before expenses, to us	$	[*]	$	[*]	$	[*]

(1) The fees do not include the expense reimbursement as described below.

We agree to reimburse the representative up to $270,000 for out-of-pocket and accountable expenses, including, but not limited to travel, due diligence expenses, reasonable fees and expenses of its legal counsel, roadshow and background check of the Company’s principals. In addition, at the closing of the offering, we will reimburse the representative 1.0% of the offering proceeds as a non-accountable allowance.

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We have agreed to pay an advanced expense of $145,000 to the representative for the representative’s anticipated out-of-pocket expenses, with $75,000 due upon execution of its engagement letter with the representative, $20,000 due upon receipt of FINRA “no objection” letter and $50,000 due upon first public filing of the registration statement with the SEC. Any expense deposits will be returned to us to the extent the representative’s out-of-pocket accountable expenses are not actually incurred in accordance with FINRA Rule 5110(g)(4)(A).

Except as disclosed in this prospectus, the representative has not received and will not receive from us any other item of compensation or expense in connection with this offering considered by FINRA to be underwriting compensation under FINRA Rule 5110.

Right of First Refusal

In addition, the Company agrees to grant the representative a right of first refusal (the “Right of First Refusal”), exercisable at the sole discretion of the representative for twelve (12) months from the closing of this offering, to provide investment banking service to the Company on an exclusive basis and on terms that are the same or more favorable to the Company comparing to terms offered to the Company by other underwriters or placement agents. For these purposes, the investment banking service includes, without limitation, (a) acting as lead manager for any underwritten public offering and (b) acting as placement agent or initial purchaser in connection with any private offering of securities of the Company. The Right of First Refusal shall be subject to FINRA Rule 5110(g)(6).

Lock-up Agreements

We and each of our Directors, officers and holders of more than 5% of our securities (including warrants, options, convertible securities and Ordinary Shares) have agreed with the underwriters, for a period of six (6) months from the closing of this offering, subject to certain exceptions, not to (i) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, or file with the SEC a registration statement under the Securities Act relating to, any Ordinary Share or any securities convertible into or exercisable or exchangeable for Ordinary Shares, or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Ordinary Shares or any such other securities.

Tail Financing

We have granted the representative the right, for a period of twelve (12) months after the termination of our engagement letter with the representative, to receive compensation calculated in the manner set forth herein if we complete an offering with an investor introduced to us by the representative and not-known to us before such introduction regarding an offering prior to the termination or expiration of our engagement letter with the representative, provided that the representative provides a list of such identified investors to us and proof of such communication in connection with this offering.

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Pricing of the Offering

Prior to this offering, there has been no public market for any of our securities. The initial public offering price for our Ordinary Shares was determined by negotiations between us and the underwriters. In determining the initial public offering price, the underwriter and we considered a number of factors, including:

●	the information set forth in this prospectus and otherwise available to the underwriters;

●	our prospects and the history and prospects for the industry in which we compete;

●	an assessment of our management;

●	our prospects for future earnings;

●	the general condition of the securities markets at the time of this offering;

●	the recent market prices of, and demand for, publicly traded securities of generally comparable companies; and

●	other factors deemed relevant by the underwriters and us.

The initial public offering price set forth on the cover page of this prospectus is subject to change due to market conditions and other factors. Neither the underwriters nor we can assure investors that an active trading market will develop for our Ordinary Shares or that the Shares will trade in the public market at or above the initial public offering price.

Indemnification

We agree to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act. If we are unable to provide this indemnification, we will contribute to payments that the underwriters may be required to make for these liabilities.

Listing

We have applied to list our Ordinary Shares on the Nasdaq Capital Market under the symbol “KPL.” We make no representation that our Ordinary Shares will continue to trade on such market either now or at any time in the future; notwithstanding the foregoing, we will not close this offering unless such Ordinary Shares remain so listed at completion of this offering.

Electronic Distribution

A prospectus in electronic format may be made available on websites or through other online services maintained by representative or by its affiliates. Other than the prospectus in electronic format, the information on the representative’s website and any information contained in any other website maintained by it is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the representative in its capacity as an underwriter, and should not be relied upon by investors. The Ordinary Shares to be sold pursuant to internet distributions will be allocated on the same basis as other allocations.

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No Prior Public Market

Prior to this offering, there has been no public market for our securities and the public offering price for our Ordinary Shares was determined through negotiations between us and the representative. Among the factors to be considered in these negotiations will be prevailing market conditions, our financial information, market valuations of other companies that we and the representative believe to be comparable to us, estimates of our business potential, the present state of our development and other factors deemed relevant. The offering price for our Ordinary Shares in this offering was arbitrarily determined by the Company in its negotiations with the underwriters and does not necessarily bear any direct relationship to the assets, operations, book or other established criteria of value of the Company.

Offers Outside the U.S.

Other than in the U.S., no action has been taken by us or the underwriters that would permit a public offering of the Ordinary Shares offered by this prospectus in any jurisdiction where action for that purpose is required. The Ordinary Shares offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such Shares be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any Ordinary Shares offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Price Stabilization, Short Positions

In connection with this offering, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of our Ordinary Shares. Specifically, the underwriters may sell more shares than they are obligated to purchase under the underwriting agreement, creating a naked short position. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the Shares in the open market after pricing that could adversely affect investors who purchase in the offering.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter or dealer repays selling concessions allowed to it for distributing our Ordinary Shares in this offering because such underwriter repurchases those shares in stabilizing or short covering transactions.

Finally, the underwriters may bid for, and purchase, our Ordinary Shares in market making transactions, including “passive” market making transactions as described below.

These activities may stabilize or maintain the market price of our Ordinary Shares at a price that is higher than the price that might otherwise exist in the absence of these activities. The underwriters are not required to engage in these activities, and may discontinue any of these activities at any time without notice. These transactions may be effected on the Nasdaq Capital Market, in the over-the-counter market, or otherwise.

Selling Restrictions

No action may be taken in any jurisdiction (except in the U.S.) that would permit a public offering of the Ordinary Shares, or the possession, circulation or distribution of this prospectus in any jurisdiction where action for that purpose is required. Accordingly, the Ordinary Shares may not be offered or sold, directly or indirectly, and neither this prospectus nor any other offering material or advertisements in connection with the Ordinary Shares may be distributed or published, in or from any country or jurisdiction except under circumstances that will result in compliance with any applicable laws, rules and regulations of any such country or jurisdiction.

In addition to the public offering of the Ordinary Shares in the U.S., the underwriters may, subject to applicable foreign laws, also offer the Ordinary Shares in certain countries and regions.

Australia. This prospectus is not a product disclosure statement, prospectus or other type of disclosure document for the purposes of Corporations Act 2001 (Commonwealth of Australia) (the “Act”) and does not purport to include the information required of a product disclosure statement, prospectus or other disclosure document under Chapter 6D.2 of the Act. No product disclosure statement, prospectus, disclosure document, offering material or advertisement in relation to the offer of the Ordinary Shares has been or will be lodged with the Australian Securities and Investments Commission or the Australian Securities Exchange.

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Accordingly, (1) the offer of the Ordinary Shares under this prospectus may only be made to persons: (i) to whom it is lawful to offer the Ordinary Shares without disclosure to investors under Chapter 6D.2 of the Act under one or more exemptions set out in Section 708 of the Act, and (ii) who are “wholesale clients” as that term is defined in section 761G of the Act, (2) this prospectus may only be made available in Australia to persons as set forth in clause (1) above, and (3) by accepting this offer, the offeree represents that the offeree is such a person as set forth in clause (1) above, and the offeree agrees not to sell or offer for sale any of the Ordinary Shares sold to the offeree within 12 months after their issue except as otherwise permitted under the Act.

British Virgin Islands. No invitation, whether directly or indirectly, may be made to the public in the British Virgin Islands to subscribe for our Ordinary Shares. This prospectus does not constitute a public offer of the Ordinary Shares or Ordinary Shares, whether by way of sale or subscription, in the British Virgin Islands. Each underwriter has represented and agreed that it has not offered or sold, and will not offer or sell, directly or indirectly, any Ordinary Shares to any member of the public in the British Virgin Islands.

Canada. The Ordinary Shares may not be offered, sold or distributed, directly or indirectly, in any province or territory of Canada other than the provinces of Ontario and Quebec or to or for the benefit of any resident of any province or territory of Canada other than the provinces of Ontario and Quebec, and only on a basis that is pursuant to an exemption from the requirement to file a prospectus in such province, and only through a dealer duly registered under the applicable securities laws of such province or in accordance with an exemption from the applicable registered dealer requirements.

European Economic Area. In relation to each Member State of the European Economic Area that has implemented the Prospectus Directive, or a Relevant Member State, from and including the date on which the Prospectus Directive is implemented in that Relevant Member State, or the Relevant Implementation Date, an offer of the Ordinary Shares to the public may not be made in that Relevant Member State prior to the publication of a prospectus in relation to the Ordinary Shares that has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and the competent authority in that Relevant Member State has been notified, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of the Ordinary Shares to the public in that Relevant Member State at any time,

●	to legal entities that are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

●	to any legal entity that has two or more of (1) an average of at least 250 employees during the last financial year, (2) a total balance sheet of more than €43,000,000, and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

●	to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive); or

●	in any other circumstances that do not require the publication by the company of a prospectus pursuant to Article 3 of the Prospectus Directive;

provided that no such offer of Ordinary Shares shall result in a requirement for the publication by the company of a prospectus pursuant to Article 3 of the Prospectus Directive.

For purposes of the above provision, the expression “an offer of ordinary shares to the public” in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Ordinary Shares to be offered so as to enable an investor to decide to purchase or subscribe the Ordinary Shares, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

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Hong Kong. The Ordinary Shares may not be offered or sold by means of this document or any other document other than (i) in circumstances that do not constitute an offer or invitation to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Chapter 32 of the Laws of Hong Kong) (“Companies (WUMP) Ordinance”) or the Securities and Futures Ordinance (Chapter 571 of the Laws of Hong Kong) (“SFO”), or (ii) to “professional investors” within the meaning of the SFO and any rules made thereunder, or (iii) in other circumstances that do not result in the document being a “prospectus” within the meaning of the Companies (WUMP) Ordinance, and no advertisement, invitation or document relating to the Ordinary Shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), that is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to Ordinary Shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the SFO and any rules made thereunder.

Malaysia. The Ordinary Shares have not been and may not be approved by the Securities Commission Malaysia (“SC”), and this document has not been and will not be registered as a prospectus with the SC under the Capital Markets and Services Act of 2007 (“CMSA”). Accordingly, no securities or offer for subscription or purchase of our securities or invitation to subscribe for or purchase of our securities are being made to any person in or from within Malaysia under this document except to persons falling within any of paragraphs 2(g)(i) to (xi) of Schedule 5 of the CMSA and distributed only by a holder of a capital markets services license who carries on the business of dealing in securities and subject to the issuer having lodged this prospectus with the SC within seven days from the date of the distribution of this prospectus in Malaysia. The distribution in Malaysia of this document is subject to Malaysian laws. Save as aforementioned, no action has been taken in Malaysia under its securities laws in respect of this document. This document does not constitute and may not be used for the purpose of a public offering or an issue, offer for subscription or purchase, invitation to subscribe for or purchase any securities requiring the approval of the SC or the registration of a prospectus with the SC under the CMSA.

People’s Republic of China. This prospectus may not be circulated or distributed in the PRC and the Ordinary Shares may not be offered or sold, and will not offer or sell to any person for re-offering or resale directly or indirectly to any resident of the PRC except pursuant to applicable laws and regulations of the PRC. For the purpose of this paragraph, PRC does not include Taiwan and the special administrative regions of Hong Kong and Macau.

Singapore. This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of our Ordinary Shares may not be circulated or distributed, nor may our Ordinary Shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined under Section 4A of the Securities and Futures Act, Chapter 289 of Singapore (“SFA”)) pursuant to Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to conditions set forth in the SFA.

United Kingdom. An offer of the Ordinary Shares may not be made to the public in the United Kingdom within the meaning of Section 102B of the Financial Services and Markets Act 2000, as amended (“FSMA”), except to legal entities that are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities or otherwise in circumstances that do not require the publication by the company of a prospectus pursuant to the Prospectus Rules of the Financial Services Authority, (“FSA”).

An invitation or inducement to engage in investment activity (within the meaning of Section 21 of FSMA) may only be communicated to persons who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 or in circumstances in which Section 21 of FSMA does not apply to the Company.

All applicable provisions of the FSMA with respect to anything done by the underwriters in relation to the Ordinary Shares must be complied with in, from or otherwise involving the United Kingdom.

111

EXPENSES RELATED TO THIS OFFERING

Set forth below is an itemization of the total expenses, excluding the underwriting discounts and non-accountable expense allowance, which are expected to be incurred in connection with the sale of Ordinary Shares in this offering. With the exception of the registration fee payable to the SEC, the Nasdaq Capital Market listing fee and the filing fee payable to FINRA, all amounts are estimates.

SEC registration fee	$5,703
The Nasdaq Capital Market listing fee	5,000
FINRA filing fee	7,400
Printing and engraving expenses	20,800
Underwriter expenses	275,449
Legal fees and expenses	602,797
Accounting fees and expenses	770,492
Transfer agent and registrar fee and expenses	21,950
Miscellaneous	290,125
Total	1,999,716

112

LEGAL MATTERS

We are being represented by Loeb & Loeb LLP with respect to certain legal matters of U.S. federal securities. The validity of our shares underlying our Ordinary Shares and certain other matters of the Cayman Islands law will be passed upon for us by Ogier. Legal matters as to Hong Kong law will be passed upon for us by Kemp M.B. LLP. The underwriters are being represented by Ellenoff Grossman & Schole LLP with respect to certain legal matters as to United States federal securities and New York State law.

EXPERTS

The financial statements as of March 31, 2025 and 2024, and for each of the two years in the period ended March 31, 2025 included in this prospectus have been audited by Onestop Assurance PAC, an independent registered public accounting firm, as stated in their report appearing herein. Such financial statements have been so included in reliance upon the report of such firm given upon the authority of such firm as experts in accounting and auditing.

The office of Onestop Assurance PAC is located at 10 Anson Road, #21-14 International Plaza, Singapore 079903.

113

ENFORCEMENT OF LIABILITIES

Cayman Islands

We are incorporated under the laws of the Cayman Islands as an exempted company with limited liability. We are incorporated in the Cayman Islands in order to enjoy the following benefits: (a) political and economic stability; (b) an effective judicial system; (c) a favorable tax system; (d) the absence of exchange control or currency restrictions; and (e) the availability of professional and support services. However, certain disadvantages accompany incorporation in the Cayman Islands. These disadvantages include:

●	the Cayman Islands has a less exhaustive body of securities laws than the United States and these securities laws provide significantly less protection to investors; and

●	Cayman Islands companies may not have standing to sue before the federal courts of the United States.

Our constitutional documents do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, among us, our officers, directors and shareholders, be arbitrated.

We conduct a substantial amount of our operations in Hong Kong, and a substantial amount of our assets are located outside the United States. A majority our officers are nationals or residents of jurisdictions other than the United States and a substantial portion of their assets are located outside the United States. As a result, it may be difficult or impossible for a shareholder to effect service of process within the United States upon us or these persons, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. It may also be difficult for shareholder to enforce judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against us and our executive officers and directors.

We have appointed Cogency Global Inc. as our agent upon whom process may be served in any action brought against us under the securities laws of the United States.

We have been advised by Ogier, our Cayman Islands legal counsel that there is uncertainty as to whether the courts of the Cayman Islands would:

●	recognize or enforce against us judgments of courts of the United States based on certain civil liability provisions of U.S. securities laws; and

●	entertain original actions brought in the Cayman Islands against us or our Directors or officers predicated upon the securities laws of the United States or any state in the United States.

There is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, although the courts of the Cayman Islands will in certain circumstances recognize and enforce a foreign judgment, without any re-examination or re-litigation of matters adjudicated upon, provided such judgment:

(a)	is given by a foreign court of competent jurisdiction;

(b)	imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given;

(c)	is final;

(d)	is not in respect of taxes, a fine or a penalty;

(e)	was not obtained by fraud; and

(f)	is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands.

Subject to the above limitations, in appropriate circumstances, a Cayman Islands court may give effect in the Cayman Islands to other kinds of final foreign judgments such as declaratory orders, orders for performance of contracts and injunctions.

114

Hong Kong

There is uncertainty as to whether the courts of Hong Kong would (i) recognize or enforce judgments of United States courts obtained against us or our Directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States or (ii) entertain original actions brought in Hong Kong against us or our Directors or officers predicated upon the securities laws of the United States or any state in the United States.

A judgment of a court in the United States predicated upon U.S. federal or state securities laws may be enforced in Hong Kong at common law by bringing an action in a Hong Kong court on that judgment for the amount due thereunder, and then seeking summary judgment on the strength of the foreign judgment, provided that the foreign judgment, among other things, is (1) for a debt or a definite sum of money (not being taxes or similar charges to a foreign government taxing authority or a fine or other penalty) and (2) final and conclusive on the merits of the claim, but not otherwise. Such a judgment may not, in any event, be so enforced in Hong Kong if (a) it was obtained by fraud; (b) the proceedings in which the judgment was obtained were opposed to natural justice; (c) its enforcement or recognition would be contrary to the public policy of Hong Kong; (d) the court of the United States was not jurisdictionally competent; or (e) the judgment was in conflict with a prior Hong Kong judgment.

Hong Kong has no arrangement for the reciprocal enforcement of judgments with the United States. As a result, there is uncertainty as to the enforceability in Hong Kong, in original actions or in actions for enforcement, of judgments of United States courts of civil liabilities predicated solely upon the federal securities laws of the United States or the securities laws of any State or territory within the United States.

115

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement (including amendments and exhibits to the registration statement) on Form F-1 under the Securities Act. This prospectus, which forms a part of the registration statement, does not contain all of the information included in the registration statement and the exhibits and schedules to the registration statement. Certain information is omitted and you should refer to the registration statement and its exhibits and schedules for that information. If a document has been filed as an exhibit to the registration statement, we refer you to the copy of the document that has been filed. Each statement in this prospectus relating to a document filed as an exhibit is qualified in all respects by the filed exhibit.

The SEC maintains a website at www.sec.gov that contains reports, proxy and information statements and other information regarding issuers, like us, that file electronically with the SEC.

Upon completion of this offering, we will be subject to the information reporting requirements of the Exchange Act applicable to foreign private issuers. Accordingly, we will be required to file reports and other information with the SEC, including annual reports on Form 20-F and reports on Form 6-K. Those reports may be inspected without charge at the locations described above. As a foreign private issuer, we will be exempt from the rules under the Exchange Act related to the furnishing and content of proxy statements, and our officers, directors and principal shareholders will be exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

116

KEPLER GROUP LIMITED AND ITS SUBSIDIARIES

Consolidated Financial Statements

For the Years Ended March 31, 2025 and March 31, 2024

117

Unaudited Condensed Consolidated Financial Statements
For the Six Months Ended September 30, 2025 (Unaudited)

Unaudited Condensed Statements of Profit or loss and Other Comprehensive Income for the six months ended September 30, 2025 and 2024	F-58
Unaudited Condensed Consolidated Statements of Financial Position for the six months ended September 30, 2025 and March 31, 2024	F-60
Unaudited Condensed Consolidated Statements of Changes in Shareholders’ Equity for the six months ended September 30, 2025 and 2024	F-62
Unaudited Condensed Consolidated Statements of Cash Flows for the six months ended September 30, 2025 and 2024	F-63
Notes to Unaudited Condensed Consolidated Financial Statements	F-65

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and the Board of Directors of Kepler Group Limited

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated statements of financial positions of Kepler Group Limited and its Subsidiaries (collectively, the “Group”) as of March 31, 2025 and 2024, and the related consolidated statements of profit or loss, consolidated statements of comprehensive income, changes in shareholders’ equity, and cash flows for each of the two years in the period ended March 31, 2025, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Group as of March 31, 2025 and 2024, and the results of its operations and its cash flows for each of the two years in the period ended March 31, 2025, in conformity with International Financial Reporting Standards as issued by the International Accounting Standards Board.

Basis for Opinion

These consolidated financial statements are the responsibility of the Group’s management. Our responsibility is to express an opinion on the Group’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Group in accordance with the United States federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Group is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Group’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

We have served as the Group’s auditor since 2024.

/s/ Onestop Assurance PAC

Singapore

September 3, 2025

F-2

KEPLER GROUP LIMITED

CONSOLIDATED STATEMENTS OF PROFIT OR LOSS AND OTHER COMPREHENSIVE INCOME

For THE YEARS ENDED MARCH 31, 2025 AND 2024

		2025	2024
	Notes	HK$	HK$

Revenue	7	157,367,185	143,583,044
Cost of revenue		(136,258,875)	(126,332,459)

Gross profits		21,108,310	17,250,585
Other income	8	5,789,204	5,449,945
Other (loss)/gain	9	(11,430)	752,879
Administrative expenses		(18,104,835)	(13,695,827)
Finance costs	10	(243,687)	(196,272)

Profit before tax	11	8,537,562	9,561,310
Income tax expense	12	(1,948,838)	(1,596,991)

Profit for the year		6,588,724	7,964,319

Other comprehensive income/(expenses)
Items that maybe reclassified to profit or loss:
Currency translation differences rising from consolidation		-	6,513
Release of translation reserve upon disposal of a subsidiary		-	(10,964)
Other comprehensive income for the year, net of tax		-	(4,451)

Total comprehensive income for the year		6,588,724	7,959,868

Profit for the year attributable to:
Owners of the Company		6,588,724	7,989,537
Non-controlling interests		-	(25,218)

		6,588,724	7,964,319

Total comprehensive income for the year attributable to:
Owners of the Company		6,588,724	7,985,086
Non-controlling interests		-	(25,218)

Total comprehensive income for the year		6,588,724	7,959,868

F-3

KEPLER GROUP LIMITED

EARNINGS PER SHARE

	For the year ended March 31,
	2025	2024
	HK$	HK$

Earnings per share – Basic and Diluted	6,588,724	7,989,537

Weighted Average number of common shares	1	1

See the accompanying Notes, which are an integral part of these Consolidated Financial Statements.

F-4

KEPLER GROUP LIMITED

CONSOLIDATED STATEMENT OF FINANCIAL POSITION

FOR THE YEARS END MARCH 31, 2025 aND 2024

		2025	2024
	Notes	HK$	HK$

ASSETS
Current assets
Cash and bank balances	18	28,246,749	24,102,446
Trade and other receivables, prepayments and deposits	15	11,197,805	12,031,568
Deferred offering expenses	16	1,497,988	518,157
Amount due from related parties	17	-	44,805

Total current assets		40,942,542	36,696,976

Non-current assets
Property, plant and equipment	13	3,950,006	5,944,841
Deposits	15	556,252	536,765
Deferred tax assets	23	325,011	324,019

Total non-current assets		4,831,269	6,805,625

Total assets		45,773,811	43,502,601

LIABILITIES
Current liabilities
Commission and other payables	19	29,720,766	30,397,883
Lease liabilities	20	1,878,157	1,815,969
Tax payable		3,343,791	1,393,961
Bank borrowings	21	408,977	938,351

Total current liabilities		35,351,691	34,546,164

Non-current liabilities
Lease liabilities	20	1,953,378	3,831,534
Provision for reinstatement cost	22	929,714	897,137

Total non-current liabilities		2,883,092	4,728,671

Total liabilities		38,234,783	39,274,835

F-5

KEPLER GROUP LIMITED

CONSOLIDATED STATEMENT OF FINANCIAL POSITION– continued

as at March 31, 2025 aND 2024

		2025	2024
	Notes	HK$	HK$

Capital and reserves
Share capital	24	*	*
Merge reserve	24	1,683,089	1,683,089
Accumulated profits		5,855,939	2,544,677

Equity attributable to owners of the Company		7,539,028	4,227,766

Total liabilities and equity		45,773,811	43,502,601

*	On October 3, 2023, Kepler Group Limited was incorporated with issuance of one ordinary share at a par value of US$0.001 per share, which equivalent to below HK$1.

See the accompanying Notes, which are an integral part of these Consolidated Financial Statements.

F-6

KEPLER GROUP LIMITED

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

For THE YEARS ENDED MARCH 31, 2025 AND 2024

		Attributable to the owners of the Company					Attributable to
	Number of common shares	Share capital HK$	Merger reserve HK$	Exchange reserve HK$	Accumulated (loss)/profits HK$	Sub-total HK$	non-controlling interests HK$	Total HK$

At April 1, 2023	1	-	1,265,706	4,451	(2,709,172)	(1,439,015)	442,605	(996,410)

Adjustment for reorganization (Note 2)		-	(4)	-	-	(4)	-	(4)
Profit (loss) for the year		-	-	-	7,989,537	7,989,537	(25,218)	7,964,319
Other comprehensive expense (income) for the year		-	-	(4,451)	-	(4,451)	-	(4,451)
Dividends recognized as distribution (Note 25)		-	-	-	(2,735,688)	(2,735,688)	-	(2,735,688)
Equity transaction (Note 24(c))		-	417,387	-	-	417,387	(417,387)	-

At March 31, 2024	1	*	1,683,089	-	2,544,677	4,227,766	-	4,227,766

Profit for the year		-	-	-	6,588,724	6,588,724	-	6,588,724
Dividends recognized as distribution (Note 25)		-	-	-	(3,277,462)	(3,277,462)	-	(3,277,462)

At March 31, 2025	1	*	1,683,089	-	5,855,939	7,539,028	-	7,539,028

*	On October 3, 2023, Kepler Group Limited was incorporated with issuance of one ordinary share at a par value of US$0.001 per share, which equivalent to below HK$1.

See the accompanying Notes, which are an integral part of these Consolidated Financial Statements.

F-7

KEPLER GROUP LIMITED

CONSOLIDATED STATEMENTS OF CASH FLOWS

For THE YEARS ENDED MARCH 31, 2025 AND 2024

	For the year ended March 31,
	2025	2024
	HK$	HK$

OPERATING ACTIVITIES
Profit before taxation	8,537,562	9,561,310
Adjustment for:
Depreciation of property, plant and equipment	171,904	832,089
Depreciation of right-of-use assets	1,884,501	2,187,007
Gain on disposal of a subsidiary	-	(753,499)
Interest income	(36,619)	(35,091)
Finance cost	243,687	196,272

Operating cash flows before movements in working capital	10,801,035	11,988,088
Increase in prepayments and deposits	(1,598,870)	(652,901)
Decrease (increase) in trade receivables	2,432,633	(1,594,681)
Increase in deferred listing expenses	(979,831)	(518,157)
Increase in commission payables	332,770	20,165,496
(Decrease) increase in accruals and other payables	(1,020,526)	1,815,382
Decrease (increase) in amount due from related parties	44,805	(13,505)

NET CASH GENERATED FROM OPERATING ACTIVITIES	10,012,016	31,189,722

INVESTING ACTIVITIES
Interest received	17,132	17,747
Purchase of property, plant and equipment	(61,570)	-
Net cash inflow on disposal of a subsidiary	-	438,659

NET CASH (USED IN) GENERATED FROM INVESTING ACTIVITIES	(44,438)	456,406

FINANCING ACTIVITIES
Repayment of bank borrowings	(529,374)	(685,307)
Interest paid	(24,291)	(44,214)
Repayments of lease liabilities	(1,991,316)	(2,135,729)
Payment to a director	-	(2,653,268)
Dividend paid	(3,277,462)	(2,735,688)

NET CASH USED IN FINANCING ACTIVITIES	(5,822,443)	(8,254,206)

F-8

KEPLER GROUP LIMITED

CONSOLIDATED STATEMENTS OF CASH FLOWS - Continued

For THE YEARS ENDED MARCH 31, 2025 AND 2024

	For the year ended March 31,
	2025	2024
	HK$	HK$

NET INCREASE IN CASH AND CASH EQUIVALENTS	4,145,135	23,391,922

CASH AND CASH EQUIVALENTS AT THE BEGINNING OF THE YEAR	24,102,446	697,621
EFFECT OF FOREIGN EXCHANGE RATE	(832)	12,903

CASH AND CASH EQUIVALENTS AT THE END OF THE YEAR	28,246,749	24,102,446

See the accompanying Notes, which are an integral part of these Consolidated Financial Statements.

F-9

KEPLER GROUP LIMITED AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For THE YEARS ENDED MARCH 31, 2025 AND 2024

1.	DESCRIPTION OF BUSINESS AND NATURE OF OPERATIONS

The Company is a private limited company incorporated in Cayman Islands on October 3, 2023. The address of the registered office of the Company is 89 Nexus Way, Camana Bay, Grand Cayman, KY1-9009, Cayman Islands and the principal place of business of the Company is suite 3902-03, 39/F, Tower 6, Gateway, Tsim Sha Tsui, Hong Kong.

The principal activities of the Company and its subsidiaries (the “Group”) are engaged in provision of insurance brokering services and immigration services and software upgrade and maintenance business.

2.	GROUP REORAGANIZATION

Prior to group reorganization, Equator Asset Protection Limited (“Equator”) and Kepler Global Advisor Limited (“Kepler Global”) generate revenue for the Group. Equator commenced its business operations in 2015 and since then, the Company has engaged in provision of insurance brokering services. Kepler commenced its business operation in 2016 and since then, the Company has engaged in provision of commission and immigration services. Both of Equator and Kepler Global are under common control of ultimate shareholder.

Kepler Group Limited, or (“Kepler Group” or “the “Company”) was established, in the Cayman Islands on October 3, 2023 as a limited liability corporation under the laws of Cayman Islands.

On March 31, 2023, one of the subsidiaries, Equator Asset Protection Limited (“Equator”) allotted 25,300 ordinary shares of HK$275,000 (HK$10.8696 for one share). The share capital reclassed to merger reserve as the share allotment of subsidiary has been accounted for as merger accounting for business combination involving businesses under common control.

On December 22, 2023, one of the subsidiaries, Fo Shan City Ka Bu Le Information Consultant Limited Company, held by Kepler Global, was disposed to third parties with the consideration of HK$578,443. The disposal of subsidiaries was disclosed in Note 18.

On March 15, 2024, the Company acquired 100% interest in Equator of 531,300 ordinary shares with capital value at HK$1,735,000 by the consideration at HK$4. The difference between capital value of shares and consideration is recorded as merger reserve. The acquisition has been accounted for as merger accounting for business combination involving businesses under common control.

On May 16, 2024, the Company acquired 100% interest in Kepler Innovative Technology Limited (“Kepler Innovative”) and Kepler Global with the consideration at HK$1 respectively. The merger reserve is recorded as HK$20,000 for both the acquisition of Kepler Innovative and Kepler Global as they has been accounted for as merger accounting for business combination involving businesses under common control.

After the completion of the reorganization on May 16, 2024, Kepler Group has become the offshore holding company and has held Equator, Kepler Global and Kepler Innovative as subsidiaries directly since then.

The details of the subsidiaries held by the Company is disclosed in Note 31.

F-10

KEPLER GROUP LIMITED AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For THE YEARS ENDED MARCH 31, 2025 AND 2024

3.	BASIS OF PRESENTATION

These consolidated financial statements have been prepared in accordance with the International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”).

The consolidated financial statements have been prepared in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”). In prior financial years, the Group prepared its financial statements in accordance with Hong Kong Financial Reporting Standards (“HKFRS”). Based on a comparison of HKFRS and IFRS, management has concluded that there are no material differences between the two frameworks that would impact the Group’s financial reporting. Consequently, the Group did not apply IFRS 1, First-time Adoption of International Financial Reporting Standards, as HKFRS is substantially convergent with IFRS in terms of accounting policies, with only minor differences in transitional provisions and effective dates that are not material to the Group.

The preparation of consolidated financial statements in conformity with IFRS requires management to exercise its judgement in the process of applying the Group’s accounting policies. It also requires the use of certain critical accounting estimates and assumptions. The areas involving a higher degree of judgement or complexity, or areas where assumptions and estimates are significant to these consolidated financial statements are disclosed in Note 6.

The consolidated financial statements are presented in Hong Kong dollars (“HK$”), which is also the functional currency of the Company.

The Company has prepared the consolidated financial statements on the basis that it will continue to operate as a going concern.

4.	APPLICATION OF NEW AND AMENDMENTS TO THE INTERNATIONAL FINANCIAL REPORTING STANDARDS

Adoption of new and revised Standards

For the purpose of preparing and presenting the consolidated financial statements for the years ended March 31, 2025 and 2024, the Group has consistently applied the accounting policies which conform with International Financial Reporting Standards (“IFRS Accounting Standards”), which are effective for the accounting periods beginning on or after April 1, 2024.

Amendment to IFRS 16	Lease Liability in a Sale and Leaseback
Amendments to IAS 1	Classification of Liabilities as Current or Non-current
Amendments to IAS 1	Non-current Liabilities with Covenants
Amendments to IAS 7 and IFRS 7	Supplier Finance Arrangements

The application of the amendments to IFRSs in the current year has had no material impact on the Group’s financial positions and performance for the current and prior years and/or on the disclosures set out in these consolidated financial statements.

F-11

KEPLER GROUP LIMITED AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For THE YEARS ENDED MARCH 31, 2025 AND 2024

4	APPLICATION OF NEW AND AMENDMENTS TO THE INTERNATIONAL FINANCIAL REPORTING STANDARDS - continued

New and amendments to IFRSs issued but not yet effective

The Group has not early applied the following new and amendments to IFRSs that have been issued but are not yet effective:

Amendments to IFRS 10 and IAS 28	Sale or Contribution of Assets between an Investor and its Associate or Joint Venture[1]
Amendments to IAS 21	Lack of Exchangeability[2]
Amendments to IFRS 9 and IFRS 7	Amendments to the Classification and Measurement of Financial Instruments and Contracts Referencing Nature dependent Electricity (amendments)[3]
IFRS 1, IFRS 7, IFRS 9, IFRS 10 and IAS 7	Annual Improvements to IFRS Accounting Standards — Volume 11[3]
IFRS 18	Presentation and Disclosure in Financial Statements[4]

1 Effective for annual periods beginning on or after a date to be determined.

2 Effective for annual periods beginning on or after January 1, 2025.

3 Effective for annual periods beginning on or after January 1, 2026.

4 Effective for annual periods beginning on or after January 1, 2027.

The directors do not expect that the adoption of the Standards listed above will have a material impact on the consolidated financial statements of the Group in future periods.

F-12

KEPLER GROUP LIMITED AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For THE YEARS ENDED MARCH 31, 2025 AND 2024

5.	MATERIAL ACCOUNTING POLICY INFORMATION

The consolidated financial statements have been prepared on the historical cost basis as explained in the accounting policies set out below.

The principal accounting policies are set out below.

Basis of consolidation

The consolidated financial statements incorporate the financial statements of the Company and entities controlled by the Company and its subsidiaries. Control is achieved when the Company:

●	has power over the investee;
●	is exposed, or has rights, to variable returns from its involvement with the investee; and
●	has the ability to use its power to affect its returns.

The Group reassesses whether or not it controls an investee if facts and circumstances indicate that there are changes to one or more of the three elements of control listed above.

Consolidation of a subsidiary begins when the Group obtains control over the subsidiary and ceases when the Group loses control of the subsidiary. Specifically, income and expenses of a subsidiary acquired or disposed of during the year are included in the consolidated statement of profit or loss and other comprehensive income from the date the Group gains control until the date when the Group ceases to control the subsidiary.

Profit or loss and each item of other comprehensive income are attributed to the owners of the Company and to the non-controlling interests. Total comprehensive income of subsidiaries is attributed to the owners of the Company and to the non-controlling interests even if this results in the non-controlling interests having a deficit balance.

When necessary, adjustments are made to the financial statements of subsidiaries to bring their accounting policies in line with the Group’s accounting policies.

All intragroup assets and liabilities, equity, income, expenses and cash flows relating to transactions between members of the Group are eliminated in full on consolidation.

Non-controlling interests in subsidiaries are presented separately from the Group’s equity therein, which represent present ownership interests entitling their holders to a proportionate share of net assets of the relevant subsidiaries upon liquidation.

F-13

KEPLER GROUP LIMITED AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For THE YEARS ENDED MARCH 31, 2025 AND 2024

5.	MATERIAL ACCOUNTING POLICY INFORMATION - continued

Merger accounting for business combination involving businesses under common control

The consolidated financial statements incorporate the financial statements items of the combining businesses in which the common control combination occurs as if they had been combined from the date when the combining businesses first came under the control of the controlling party.

The net assets of the combining businesses are consolidated using the existing book values from the controlling party’s perspective. No amount is recognized in respect of goodwill or bargain purchase gain at the time of common control combination.

The consolidated statement of profit or loss and other comprehensive income includes the results of each of the combining businesses from the earliest date presented or since the date when the combining businesses first came under the common control, where this is a shorter period.

The comparative amounts in the consolidated financial statements are presented as if the businesses had been combined at the beginning of the previous reporting period or when they first came under common control, whichever is shorter.

Revenue from contracts with customers

The Group recognizes revenue from various streams based on the principles of IFRS 15, applying the 5-step process:

1. Identifying the contract with a customer

2. Identifying the performance obligations

3. Determining the transaction price

4. Allocating the transaction price to the performance obligations

5. Recognizing revenue when/as performance obligation(s) are satisfied

The Group recognizes revenue when (or as) a performance obligation is satisfied, i.e. when “control” of the goods or services underlying the particular performance obligation is transferred to the customer.

A performance obligation represents a good or service (or a bundle of goods or services) that is distinct or a series of distinct goods or services that are substantially the same.

Control is transferred over time and revenue is recognized over time by reference to the progress towards complete satisfaction of the relevant performance obligation if one of the following criteria is met:

●	the customer simultaneously receives and consumes the benefits provided by the Company’s performance as the Company performs;
●	the Company’s performance creates or enhances an asset that the customer controls as the Company performs; or
●	the Company’s performance does not create an asset with an alternative use to the Company and the Company has an enforceable right to payment for performance completed to date.

Otherwise, revenue is recognized at a point in time when the customer obtains control of the distinct good or service.

F-14

KEPLER GROUP LIMITED AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For THE YEARS ENDED MARCH 31, 2025 AND 2024

5.	MATERIAL ACCOUNTING POLICY INFORMATION - continued

Revenue from contracts with customers - continued

Principal versus agent

When another party is involved in providing goods or services to a customer, the Group determines whether the nature of its promise is a performance obligation to provide the specified goods or services itself (i.e. the Group is a principal) or to arrange for those goods or services to be provided by the other party (i.e. the Group is an agent).

The Group is a principal if it controls the specified good or service before that good or service is transferred to a customer.

The Group is an agent if its performance obligation is to arrange for the provision of the specified good or service by another party. In this case, the Group does not control the specified good or service provided by another party before that good or service is transferred to the customer. When the Group acts as an agent, it recognizes revenue in the amount of any fee or commission to which it expects to be entitled in exchange for arranging for the specified goods or services to be provided by the other party.

The Group recognizes revenue with the principles in IFRS 15 for the following major business lines:

Broker commission income

The Group has engaged in brokerage agreements with insurance companies and/or insurance brokerage companies, determining the commission rates through mutual agreement. There is only one performance obligation which promotes insurance products to prospective insured clients. Upon completion of the selling procedures to potential insured clients and prepares full set documents for insured client, these documents are forwarded to the insurance companies for underwriting processes and assessment. After the underwriting procedures, the commission income are paid by insurance companies based on predetermined commission rates of insurance premium for each insurance product, the Group recognized the revenue at the point of completion of underwriting procedures and satisfied twenty-one days cooling off period.

The Group is acting as an agent and the revenue is recognized as net basis, specifically the commission income received from insurance companies rather than insurance premiums. The management’s rationale is as follows:

i.	The Group does not assume the primary responsibility for fulfilling the insurance contract, instead its role is limited to promoting the insurance products to potential policyholders;
ii.	There is no inventory risk for the Group as the insurance companies assume all risks associated with the insurance products, including unsold insurance policies or the costs of claims linked to the policies; and
iii.	Revenue is derived from a predefined commission structure that has been mutually agreed upon with insurance companies.

F-15

KEPLER GROUP LIMITED AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For THE YEARS ENDED MARCH 31, 2025 AND 2024

5.	MATERIAL ACCOUNTING POLICY INFORMATION - continued

Revenue from contracts with customers - continued

Immigration service income

The Group has entered into an immigration service agreement with customers and pre-determined the transaction price through mutual agreement. There is only one performance obligation that the service provided the immigration service to customers. The Group recognized the revenue at the point of customers successfully obtained the right of abode.

The Group is acting as a principal and the revenue is recognized as gross basis, The management’s rationale is as follows:

i.	the Group has primary responsibility to perform the immigration services to the customers from preparation the documents for customers, submission the documents to authority and follow-up the status with authority;
ii.	the Group bears the performance risk for the entire immigration services whatever successful case or unsuccessful case; and
iii.	the Group has a full control in determining the transaction price for immigration services with customers.

Software upgrade and maintenance service income

The Group provided software upgrade and maintenance service income to customers.

Software Upgrade Revenue

Revenue from software upgrade services is recognized over time because the Group’s performance does not create an asset with an alternative use, and the Group has an enforceable right to payment for performance completed to date. Progress towards satisfaction of these performance obligations is measured using the input method, based on man hours incurred relative to the total estimated man hours.

IT Maintenance Service Revenue

Revenue from IT maintenance services is recognized at a point in time when the maintenance service is completed and delivered to the customer. The Group recognizes revenue upon completion of the service, as this is the point at which the customer has received and accepted the maintenance service performed.

The Group is acting as a principal and the revenue is recognized as gross basis, The management’s rationale is as follows:

i.	the Group has primary responsibility to perform the software upgrade and maintenance service to the customers from building up the software;
ii.	the Group bears the performance risk for the entire IT software upgrade and maintenance service; and
iii.	the Group has a full control in determining the transaction price for IT software upgrade and maintenance service with customers.

F-16

KEPLER GROUP LIMITED AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For THE YEARS ENDED MARCH 31, 2025 AND 2024

5.	MATERIAL ACCOUNTING POLICY INFORMATION - continued

Leases

Definition of a lease

A contract is, or contains, a lease if the contract conveys the right to control the use of an identified asset for a period of time in exchange for consideration.

For contracts entered into or modified on or after the date of initial application, the Group assesses whether a contract is or contains a lease based on the definition under IFRS 16 at inception, modification date or acquisition date, as appropriate. Such contract will not be reassessed unless the terms and conditions of the contract are subsequently changed.

Non-lease components are separated from lease component on the basis of their relative stand-alone prices.

F-17

KEPLER GROUP LIMITED AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For THE YEARS ENDED MARCH 31, 2025 AND 2024

5.	MATERIAL ACCOUNTING POLICY INFORMATION - continued

Leases - continued

The Group as a lessee

Short-term leases and leases of low-value assets

The Group applies the short-term lease recognition exemption to warehouse leases that have a lease term of 12 months or less from the commencement date and do not contain a purchase option. It also applies the recognition exemption for leases of low-value assets. Lease payments on short-term leases and leases of low-value assets are recognized as an expense on a straight-line basis over the lease term.

Right-of-use assets

The cost of right-of-use asset includes:

●	the amount of the initial measurement of the lease liability;
●	any lease payments made at or before the commencement date, less any lease incentives received;
●	any initial direct costs incurred by the Company; and
●	an estimate of costs to be incurred by the Company in dismantling and removing the underlying assets, restoring the site on which it is located or restoring the underlying asset to the condition required by the terms and conditions of the lease.

Right-of-use assets are measured at cost, less any accumulated depreciation and impairment losses, and adjusted for any remeasurement of lease liability.

Right-of-use assets in which the Group is reasonably certain to obtain ownership of the underlying leased assets at the end of the lease term is depreciated from commencement date to the end of the useful life. The remaining right-of-use assets are depreciated on a straight-line basis over the term of the leases.

The Group presents right-of-use assets as a separate line item in the consolidated statement of financial position.

Variable lease payments that do not depend on an index or a rate are not included in the measurement of lease liabilities and right-of-use assets, and are recognized as expense in the period on which the event or condition that triggers the payment occurs.

After the commencement date, lease liabilities are adjusted by interest accretion and lease payments.

The Group remeasures lease liabilities (and makes a corresponding adjustment to the related right-of-use assets) whenever the lease term has changed, in which case the related lease liability is remeasured by discounting the revised lease payments using a revised discount rate at the date of reassessment.

The Group presents lease liabilities as a separate line item in the consolidated statement of financial position.

F-18

KEPLER GROUP LIMITED AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For THE YEARS ENDED MARCH 31, 2025 AND 2024

5.	MATERIAL ACCOUNTING POLICY INFORMATION - continued

Leases - continued

The Group as a lessee - continued

Lease modifications

The Group accounts for a lease modification as a separate lease if:

●	the modification increases the scope of the lease by adding the right to use one or more underlying assets; and
●	the consideration for the leases increases by an amount commensurate with the stand-alone price for the increase in scope and any appropriate adjustments to that stand-alone price to reflect the circumstances of the particular contract.

For a lease modification that is not accounted for as a separate lease, the Group remeasures the lease liability, less any lease incentives receivable, based on the lease term of the modified lease by discounting the revised lease payments using a revised discount rate at the effective date of the modification.

The Group accounts for the remeasurement of lease liabilities by making corresponding adjustments to the relevant right-of-use assets.

Foreign currencies

In preparing the financial statements of each individual group entity, transactions in currencies other than the functional currency of the entity (“foreign currencies”) are recognized at the rates of exchanges prevailing on the dates of the transactions. At the end of the reporting period, monetary items denominated in foreign currencies are retranslated at the rates prevailing at that date. Non-monetary items carried at fair value that are denominated in foreign currencies are retranslated at the rates prevailing on the date when the fair value was determined. Non-monetary items that are measured in terms of historical cost in a foreign currency are not retranslated.

Exchange differences arising on the settlement of monetary items, and on the retranslation of monetary items, are recognized in profit or loss in the period in which they arise.

Government grants

Government grants are not recognized until there is reasonable assurance that the Group will comply with the conditions attaching to them and that the grants will be received.

Government grants related to income that are receivables as compensation for expenses or losses already incurred or for the purpose of giving immediate financial support to the Company with no future related costs are recognized in profit or loss in the period in which they become receivable. Such grants are presented under “other income”.

F-19

KEPLER GROUP LIMITED AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For THE YEARS ENDED MARCH 31, 2025 AND 2024

5.	MATERIAL ACCOUNTING POLICY INFORMATION - continued

Deferred listing expenses

An entity typically incurs various costs in issuing or acquiring its own equity instruments. Those costs might include registration and other regulatory fees, amounts paid to legal, accounting and other professional advisers, printing costs and stamp duties. The transaction costs of an equity transaction are accounted for as a deduction from equity to the extent they are incremental costs directly attributable to the equity transaction that otherwise would have been avoided. The costs of an equity transaction that is abandoned are recognized as an expense.

Transaction costs that relate to the issue of a compound financial instrument are allocated to the liability and equity components of the instrument in proportion to the allocation of proceeds. Transaction costs that relate jointly to more than one transaction (for example, costs of a concurrent offering of some shares and a stock exchange listing of other shares) are allocated to those transactions using a basis of allocation that is rational and consistent with similar transactions.

Borrowing costs

All borrowing costs are recognized in profit or loss in the period in which they are incurred.

Retirement benefit costs

Payments to the Mandatory Provident Fund Schemes, which are defined contribution schemes, are charged as an expense when employees have rendered service entitling them to the contributions.

Short-term employee benefits

Short-term employee benefits are recognized at the undiscounted amount of the benefits expected to be paid as and when employees rendered the services. All short-term employee benefits are recognized as an expense unless another IFRS requires or permits the inclusion of the benefit in the cost of an asset.

A liability is recognized for benefits accruing to employees (such as wages and salaries, annual leave and sick leave) after deducting any amount already paid.

Income Taxes

Income tax expense represents the sum of the tax currently payable and deferred tax.

The tax currently payable is based on taxable profit for the year. Taxable profit differs from “profit before tax” as reported in the statement of profit or loss and other comprehensive income because of income or expense that are taxable or deductible in other years and items that are never taxable or deductible. The Company’s current tax is calculated using tax rates that have been enacted or substantively enacted by the end of the reporting period.

Deferred tax is recognized on temporary differences between the carrying amounts of assets and liabilities in the financial statements and the corresponding tax bases used in the computation of taxable profit. Deferred tax liabilities are generally recognized for all taxable temporary differences. Deferred tax assets are generally recognized for all deductible temporary differences to the extent that it is probable that taxable profits will be available against which those deductible temporary differences can be utilized. Such deferred tax assets and liabilities are not recognized if the temporary difference arises from the initial recognition of assets and liabilities in a transaction that affects neither the taxable profit nor the accounting profit.

F-20

KEPLER GROUP LIMITED AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For THE YEARS ENDED MARCH 31, 2025 AND 2024

5.	MATERIAL ACCOUNTING POLICY INFORMATION - continued

Income Taxes - continued

Deferred tax liabilities are recognized for taxable temporary differences associated with investments in subsidiaries except where the Company is able to control the reversal of the temporary difference and it is probable that the temporary difference will not reverse in the foreseeable future. Deferred tax assets arising from deductible temporary differences associated with such investments are only recognized to the extent that it is probable that there will be sufficient taxable profits against which to utilize the benefits of the temporary differences and they are expected to reverse in the foreseeable future.

The carrying amount of deferred tax assets is reviewed at the end of the reporting period and reduced to the extent that it is no longer probable that sufficient taxable profits will be available to allow all or part of the asset to be recovered.

Deferred tax assets and liabilities are measured at the tax rates that are expected to apply in the period in which the liability is settled or the asset is realized, based on tax rate (and tax laws) that have been enacted or substantively enacted by the end of the reporting period.

The measurement of deferred tax liabilities and assets reflects the tax consequences that would follow from the manner in which the Company expects, at the end of the reporting period, to recover or settle the carrying amount of its assets and liabilities.

For the purposes of measuring deferred tax for leasing transactions in which the Group recognizes the right-of-use assets and the related lease liabilities, the Company first determines whether the tax deductions are attributable to the right-of-use assets or the lease liabilities.

For leasing transactions in which the tax deductions are attributable to the lease liabilities, the Group applies IAS 12 Income Taxes requirements to the leasing transaction as a whole. Temporary differences relating to right-of use assets and lease liabilities are assessed on a net basis. Excess of depreciation on right-of-use assets over the lease payments for the principal portion of lease liabilities resulting in net deductible temporary differences.

Current and deferred tax are recognized in profit or loss.

F-21

KEPLER GROUP LIMITED AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For THE YEARS ENDED MARCH 31, 2025 AND 2024

5.	MATERIAL ACCOUNTING POLICY INFORMATION - continued

Property, plant and equipment

Property, plant and equipment are stated in the statement of financial position at cost, less subsequent accumulated depreciation and subsequent accumulated impairment losses, if any.

Depreciation is recognized so as to write off the cost of items of property, plant and equipment, less their residual values over their estimated useful lives, using the straight-line method. The estimated useful lives, residual values and depreciation method are reviewed at the end of the reporting period, with the effect of any changes in estimate accounted for on a prospective basis.

An item of property, plant and equipment is derecognized upon disposal or when no future economic benefits are expected to arise from the continued use of the asset. Any gain or loss arising on the disposal or retirement of an item of property, plant and equipment is determined as the difference between the sales proceeds and the carrying amount of the asset and is recognized in profit or loss.

Leasehold improvements	Over the shorter of the term of the lease
Furniture and fixtures	5 years
Office equipment	5 years
Leased property	Over term of the lease

Impairment losses recognized on property, plant and equipment and right-of-use assets

At the end of the reporting period, the Group reviews the carrying amounts of its property, plant and equipment to determine whether there is any indication that those assets have suffered an impairment loss. If any such indication exists, the recoverable amount of the asset is estimated in order to determine the extent of the impairment loss, if any.

Recoverable amount is the higher of fair value less costs to sell and value in use. In assessing value in use, the estimated future cash flows are discounted to their present value using a pre-tax discount rate that reflects current market assessments of the time value of money and the risks specific to the asset for which the estimates of future cash flows have not been adjusted.

If the recoverable amount of an asset is estimated to be less than its carrying amount, the carrying amount of the asset is reduced to its recoverable amount. An impairment loss is recognized immediately in profit or loss.

Where an impairment loss subsequently reverses, the carrying amount of the asset is increased to the revised estimate of its recoverable amount, but so that the increased carrying amount does not exceed the carrying amount that would have been determined had no impairment loss been recognized for the asset in prior years. A reversal of an impairment loss is recognized as income immediately.

F-22

KEPLER GROUP LIMITED AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For THE YEARS ENDED MARCH 31, 2025 AND 2024

5.	MATERIAL ACCOUNTING POLICY INFORMATION - continued

Financial instruments

Financial assets and financial liabilities are recognized when the Group becomes a party to the contractual provisions of the instrument.

Financial assets and financial liabilities are initially measured at fair value except for trade receivables arising from contracts with customers which are initially measured in accordance with IFRS 15 Revenue from Contracts with Customers. Transaction costs that are directly attributable to the acquisition or issue of financial assets and financial liabilities are added to or deducted from the fair value of the financial assets or financial liabilities, as appropriate, on initial recognition. Transaction costs directly attributable to the acquisition of financial assets and financial liabilities at fair value through profit or loss are recognized immediately in profit or loss.

The effective interest method is a method of calculating the amortized cost of a financial asset or financial liability and of allocating interest income and interest expense over the relevant period. The effective interest rate is the rate that exactly discounts estimated future cash receipts and payments (including all fees and points paid or received that form an integral part of the effective interest rate, transaction costs and other premiums or discounts) through the expected life of the financial asset or financial liability, or, where appropriate, a shorter period, to the net carrying amount on initial recognition.

Financial assets

Classification and subsequent measurement of financial assets

Financial assets that meet the following conditions are subsequently measured at amortized cost:

●	the financial asset is held within a business model whose objective is to collect contractual cash flows; and
●	the contractual terms give rise on specified dates to cash flows that are solely payments of principal and interest on the principal amount outstanding.

Financial assets that meet the following conditions are subsequently measured at fair value through other comprehensive income (“FVTOCI”):

●	the financial asset is held within a business model whose objective is achieved by both collecting contractual cash flows and selling; and
●	the contractual terms give rise on specified dates to cash flows that are solely payments of principal and interest on the principal amount outstanding.

F-23

KEPLER GROUP LIMITED AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For THE YEARS ENDED MARCH 31, 2025 AND 2024

5.	MATERIAL ACCOUNTING POLICY INFORMATION - continued

Financial instruments - continued

Financial assets - continued

Classification and subsequent measurement of financial assets - continued

All other financial assets are subsequently measured at FVTPL except that at the date of initial application of IFRS 9/initial recognition of a financial asset the Company may irrevocably elect to present subsequent changes in fair value of an equity investment in other comprehensive income if that equity investment is neither held for trading nor contingent consideration recognized by an acquirer in a business combination to which IFRS 3 Business Combinations applies.

A financial asset is classified as held for trading if:

●	It has been acquired principally for the purpose of selling in the near term; or

●	On initial recognition it is a part of a portfolio of identified financial instruments that the Company manages together and has a recent actual pattern of short-term profit-taking; or

●	It is a derivative that is not designated and effective as hedging instrument.

In addition, the Group may irrevocably designate a financial asset that are required to be measured at the amortized cost or FVTOCI as measured at FVTPL if doing so eliminates or significantly reduces an accounting mismatch.

Amortized cost and interest income

Interest income is recognized using the effective interest method for financial assets measured subsequently at amortized cost. Interest income is calculated by applying the effective interest rate to the gross carrying amount of a financial asset, except for financial assets that have subsequently become credit-impaired. For financial assets that have subsequently become credit-impaired, interest income is recognized by applying the effective interest rate to the amortized cost of the financial asset from the next reporting period. If the credit risk on the credit-impaired financial instrument improves so that the financial asset is no longer credit-impaired, interest income is recognized by applying the effective interest rate to the gross carrying amount of the financial asset from the beginning of the reporting period following the determination that the asset is no longer credit impaired.

F-24

KEPLER GROUP LIMITED AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For THE YEARS ENDED MARCH 31, 2025 AND 2024

5.	MATERIAL ACCOUNTING POLICY INFORMATION - continued

Financial instruments - continued

Financial assets - continued

Impairment of financial assets

The Group performs impairment assessment under Expected Credit Loss (“ECL”) model on financial assets including trade receivables, deposits, amount due from relate parties and bank balances and cash which are subject to impairment under IFRS 9. The amount of ECL is updated at each reporting date to reflect changes in credit risk since initial recognition.

Lifetime ECL represents the ECL that will result from all possible default events over the expected life of the relevant instrument. In contrast, 12-month ECL (“12m ECL”) represents the portion of lifetime ECL that is expected to result from default events that are possible within 12 months after the reporting date. Assessment are done based on the Company’s historical credit loss experience, adjusted for factors that are specific to the debtors, general economic conditions and an assessment of both the current conditions at the reporting date as well as the forecast of future conditions.

The Group always recognizes lifetime ECL for trade receivables. The ECL on these assets are assessed individually for debtors with significant balances and/or collectively using a provision matrix based on appropriate groupings.

For all other instruments, the Group measures the loss allowance equal to 12m ECL, unless when there has been a significant increase in credit risk since initial recognition, the Company recognizes lifetime ECL. The assessment of whether lifetime ECL should be recognized is based on significant increases in the likelihood or risk of a default occurring since initial recognition.

(i)	Significant increase in credit risk

In assessing whether the credit risk has increased significantly since initial recognition, the Group compares the risk of a default occurring on the financial instrument as at the reporting date with the risk of a default occurring on the financial instrument as at the date of initial recognition. In making this assessment, the Group considers both quantitative and qualitative information that is reasonable and supportable, including historical experience and forward-looking information that is available without undue cost or effort.

F-25

KEPLER GROUP LIMITED AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For THE YEARS ENDED MARCH 31, 2025 AND 2024

5.	MATERIAL ACCOUNTING POLICY INFORMATION - continued

Financial instruments - continued

Financial assets - continued

Impairment of financial assets - continued

(i)	Significant increase in credit risk - continued

In particular, the following information is taken into account when assessing whether credit risk has increased significantly:

●	an actual or expected significant deterioration in the financial instrument’s external (if available) or internal credit rating;
●	significant deterioration in external market indicators of credit risk, e.g. a significant increase in the credit spread, the credit default swap prices for the debtor;
●	existing or forecast adverse changes in business, financial or economic conditions that are expected to cause a significant decrease in the debtor’s ability to meet its debt obligations;
●	an actual or expected significant deterioration in the operating results of the debtor; or
●	an actual or expected significant adverse change in the regulatory, economic, or technological environment of the debtor that results in a significant decrease in the debtor’s ability to meet its debt obligations.

Irrespective of the outcome of the above assessment, the Group presumes that the credit risk has increased significantly since initial recognition when contractual payments are past due, unless the Company has reasonable and supportable information that demonstrates otherwise.

The Group regularly monitors the effectiveness of the criteria used to identify whether there has been a significant increase in credit risk and revises them as appropriate to ensure that the criteria are capable of identifying significant increase in credit risk before the amount becomes past due.

(ii)	Definition of default

For internal credit risk management, the Group considers an event of default occurs when information developed internally or obtained from external sources indicates that the debtor is unlikely to pay its creditors, including the Group, in full (without taking into account any collaterals held by the Company).

F-26

KEPLER GROUP LIMITED AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For THE YEARS ENDED MARCH 31, 2025 AND 2024

5.	MATERIAL ACCOUNTING POLICY INFORMATION - continued

Financial instruments - continued

Financial assets - continued

Impairment of financial assets - continued

(iii)	Credit-impaired financial assets

A financial asset is credit-impaired when one or more events of default that have a detrimental impact on the estimated future cash flows of that financial asset have occurred. Evidence that a financial asset is credit-impaired includes observable data about the following events:

(a)	significant financial difficulty of the issuer or the borrower;
(b)	a breach of contract, such as a default or past due event;
(c)	the lender(s) of the borrower, for economic or contractual reasons relating to the borrower’s financial difficulty, having granted to the borrower a concession(s) that the lender(s) would not otherwise consider;
(d)	it is becoming probable that the borrower will enter bankruptcy or other financial reorganization; or
(e)	the disappearance of an active market for that financial asset because of financial difficulties.

(iv)	Impairment policy

The Group writes off a financial asset when there is information indicating that the counterparty is in severe financial difficulty and there is no realistic prospect of recovery. Financial assets written off may still be subject to enforcement activities under the Group’s recovery procedures, taking into account legal advice where appropriate. An impairment constitutes a derecognition event. Any subsequent recoveries are recognized in profit or loss.

(v)	Measurement and recognition of ECL

The measurement of ECL is a function of the probability of default, loss given default (i.e. the magnitude of the loss if there is a default) and the exposure at default. The assessment of the probability of default and loss given default is based on historical data adjusted by forward-looking information. Estimation of ECL reflects an unbiased and probability-weighted amount that is determined with the respective risks of default occurring as the weights.

F-27

KEPLER GROUP LIMITED AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For THE YEARS ENDED MARCH 31, 2025 AND 2024

5.	MATERIAL ACCOUNTING POLICY INFORMATION - continued

Financial instruments - continued

Financial assets - continued

Impairment of financial assets - continued

(v)	Measurement and recognition of ECL - continued

Where ECL is measured on a collective basis or cater for cases where evidence at individual instrument level may not yet be available, the financial instruments are grouped on the following basis:

●	Nature of financial instruments (i.e. the Group’s trade receivables and other receivables are each assessed as a separate group. Cash and amount due from directors/ related party are assessed for ECL on an individual basis);
●	Past-due status;
●	Nature, size and industry of debtors; and
●	External credit ratings where available.

The grouping is regularly reviewed by management to ensure the constituents of each group continue to share similar credit risk characteristics.

Interest income is calculated based on the gross carrying amount of the financial asset unless the financial asset is credit impaired, in which case interest income is calculated based on amortized cost of the financial asset.

The Group recognizes an impairment gain or loss in profit or loss for all financial instruments by adjusting their carrying amount, with the exception of trade receivables measured at amortized cost where the corresponding adjustment is recognized through a loss allowance account.

Derecognition of financial assets

The Group derecognizes a financial asset only when the contractual rights to the cash flows from the asset expire, or when it transfers the financial asset and substantially all the risks and rewards of ownership of the asset to another entity. If the Group neither transfers nor retains substantially all the risks and rewards of ownership and continues to control the transferred asset, the Group recognizes its retained interest in the asset and an associated liability for amounts it may have to pay. If the Group retains substantially all the risks and rewards of ownership of a transferred financial asset, the Group continues to recognize the financial asset and also recognizes a collateralized borrowing for the proceeds received.

On derecognition of a financial asset measured at amortized cost, the difference between the asset’s carrying amount and the sum of the consideration received and receivable is recognized in profit or loss.

F-28

KEPLER GROUP LIMITED AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For THE YEARS ENDED MARCH 31, 2025 AND 2024

5.	MATERIAL ACCOUNTING POLICY INFORMATION - continued

Financial instruments - continued

Financial liabilities and equity instruments

Classified as debt or equity

Debt and equity instruments issued by the Group are classified as either financial liabilities or as equity in accordance with the substance of the contractual arrangements and the definitions of a financial liability and an equity instrument.

Equity instruments

An equity instrument is any contract that evidences a residual interest in the assets of the Group after deducting all of its liabilities. Equity instruments issued by the Group are recorded at the proceeds received, net of direct issue costs.

Financial liabilities at amortized cost

Financial liabilities including commission payables, accrued charges and other payables, amount due to a director, bank borrowings and lease liabilities are subsequently measured at amortized cost, using the effective interest method.

Effective interest method

The effective interest method is a method of calculating the amortized cost of a financial liability and of allocating interest expense over the relevant period. The effective interest rate is the rate that exactly discounts estimated future cash payments (including all fees and points paid or received that form an integral part of the effective interest rate, transaction costs and other premiums or discounts) through the expected life of the financial liability, or, where appropriate, a shorter period, to the net carrying amount on initial recognition.

Interest expense is recognized on an effective interest basis.

Derecognition of financial liabilities

The Group derecognizes financial liabilities when, and only when, the Group’s obligations are discharged, cancelled or have expired. The difference between the carrying amount of the financial liability derecognized and the consideration paid and payable is recognized in profit or loss.

F-29

KEPLER GROUP LIMITED AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For THE YEARS ENDED MARCH 31, 2025 AND 2024

5.	MATERIAL ACCOUNTING POLICY INFORMATION - continued

Provisions

Provisions are recognized when the Group has a present obligation as a result of a past event, it is probable that the Group will be required to settle that obligation, and a reliable estimate can be made of the amount of the obligation.

The amount recognized as a provision is the best estimate of the consideration required to settle the present obligation at the end of the reporting period, taking into account the risks and uncertainties surrounding the obligation. When a provision is measured using the cash flows estimated to settle the present obligation, its carrying amount is the present value of those cash flows (where the effect of the time value of money is material).

6.	CRITICAL ACCOUNTING JUDGEMENTS AND KEY SOURCES OF ESTIMATION UNCERTAINTY

In the application of the Group’s accounting policies, which are described in Note 5, the directors of the Company are required to make judgements, estimates and assumptions about the carrying amounts of assets and liabilities that are not readily apparent from other sources. The estimates and associated assumptions are based on historical experience and other factors that are considered to be relevant. Actual results may differ from these estimates.

The estimates and underlying assumptions are reviewed on an on-going basis. Revisions to accounting estimates are recognized in the period in which the estimate is revised if the revision affects only that period, or in the period of the revision and future periods if the revision affects both current and future periods.

Critical judgements in applying accounting policies

The following are the critical judgements, apart from those involving estimations, that the directors of the Company have made in the process of applying the Company’s accounting policies and that have the most significant effect on the amounts recognized in the consolidated financial statements.

Principal versus agent consideration (agent)

The Group is considered as an agent for its contracts with customers relating to provision of insurance brokering services as the Group did not obtain the control over insurance contract before passing on to customers taking into consideration indicators such as the Group is not primarily responsible for fulfilling the promise and not exposed to inventory risk. When the Group satisfies the performance obligation, the Group recognizes commission income in the amount it expects to be entitled as specified in the contracts.

During the year ended March 31, 2025 and 2024, the Group recognized commission revenue relating to provision of insurance brokering services amounted to HK$149,640,421 and HK$137,637,952, respectively.

F-30

KEPLER GROUP LIMITED AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For THE YEARS ENDED MARCH 31, 2025 AND 2024

6.	CRITICAL ACCOUNTING JUDGEMENTS AND KEY SOURCES OF ESTIMATION UNCERTAINTY - continued

Key sources of estimation uncertainty

The following are the key assumptions concerning the future, and other key sources of estimation uncertainty at the end of the reporting period, that may have a significant risk causing a material adjustment to the carrying amounts of assets within the next financial year.

Provision of ECL for trade receivables

As at March 31, 2025 and 2024, the Group’s trade receivables amounted to HK$9,470,773 and HK$11,903,406 (Note 15), respectively.

Trade receivables with significant balances and credit-impaired are assessed for ECL individually. In addition, the Group uses practical expedient in estimating ECL on trade receivables which are not assessed individually using a provision matrix. The provision rates are based on past due aging of debtors as groupings of various debtors taking into consideration the Group’s historical default rates and forward-looking information that is reasonable and supportable available without undue costs or effort. At every reporting date, the historical observed default rates are reassessed and changes in the forward-looking information are considered.

For the year ended March 31, 2025 and 2024, no loss allowance of trade receivables were recognized.

Useful lives of property, plant and equipment

The Group’s management determines the estimated useful lives and related depreciation charges for its property, plant and equipment. This estimate is based on the historical experience of the actual useful lives of the property, plant and equipment of similar nature and functions. Management will change the depreciation charge where useful lives are different from the previously estimated lives. It will also write off or write down technically obsolete or non-strategic assets that have been abandoned or sold.

Determination on discount rates of lease contracts

The Group applies incremental borrowing rates as the discount rates of lease liabilities, which is similar to the current corporate borrowing rate from bank, the assessments in determining the discount rates involved management judgment, which may significantly affect the amount of lease liabilities and right-of-use assets. As at March 31, 2025, the carrying amounts of right-of-use assets and lease liabilities are HK$3,860,190 and HK$3,831,535 (2024: HK$5,744,691 and HK$5,647,503), respectively.

F-31

KEPLER GROUP LIMITED AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For THE YEARS ENDED MARCH 31, 2025 AND 2024

7.	REVENUE

The Group derives principal revenue from insurance brokerage service and immigration services at a point in time and software upgrade and maintenance service income at overtime in the following major product lines and geographical regions. Revenue is attributed to countries by location of customers.

Breakdown of revenue

	For the year ended March 31,
	2025	2024
	HK$	HK$

Types of services
Commission income
- Hong Kong	149,640,421	137,637,952

Immigration service income
- Hong Kong	7,403,239	5,550,200

Software upgrade and maintenance service income	323,525	394,892

Total	157,367,185	143,583,044

Timing of revenue recognition
At a point in time	157,043,660	143,188,152
At overtime	323,525	394,892

Total	157,367,185	143,583,044

F-32

KEPLER GROUP LIMITED AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For THE YEARS ENDED MARCH 31, 2025 AND 2024

8.	OTHER INCOME

		2025	2024
	Notes	HK$	HK$

Government grant	a	-	1,202,875
Bank interest income		17,132	12,747
Imputed interest income		19,487	17,344
Other interest income		-	5,000
Sponsorship income	b	631,987	47,800
Handling fee income	e	239,990	-
Consultancy fee income	c	1,249,896	1,194,405
Management fee income	d	2,766,156	2,969,774
Referral income	f	846,058	-
Sundry income		18,498	-

		5,789,204	5,449,945

Notes:

a.	For the year ended March 31, 2024, the Group recognized government grant of HK$1,202,875 related to Dedicated Fund on Branding, Upgrading and Domestic Sales of HK$693,675, Technology Voucher Programme of HK$363,750, and rental subsidy of HK$145,450 provided by the China Government. There was no government grant recognized for the year ended March 31, 2025.

b.	For the year ended March 31, 2025, the Group recognized the sponsorship income of HK$631,987 (2024: HK$47,800) from insurance companies for special bonus and supporting the Group’s marketing events.

c.	For the year ended March 31, 2025, the Group recognized the consultancy fee income of HK$1,249,896 (2024: HK$1,194,405) from third parties for providing the training services, financial analysis and recommendation in relation to insurance industry.

d.	For the year ended March 31, 2025, the Group received the management fee income of HK$2,766,156 (2024: HK$2,969,774) from third parties for providing the administrative services and office expense.

e.	For the year ended March 31, 2025, the Group recognized the handling fee income of HK$239,990 (2024:Nil) for providing administrative support to technical representatives.

f.	For the year ended March 31, 2025, the Group recognized the referral income of HK$846,058 (2024: Nil) for referral services provided to third party other than insurance brokerage services.

F-33

KEPLER GROUP LIMITED AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For THE YEARS ENDED MARCH 31, 2025 AND 2024

9.	OTHER (LOSS)/GAIN

	2025	2024
	HK$	HK$

Exchange (loss)/gain	(11,430)	(620)
Gain on disposal of a subsidiary	-	753,499

	(11,430)	752,879

10.	FINANCE COSTS

	2025	2024
	HK$	HK$

Interest on bank borrowings	24,291	44,214
Interest on other payables	11,471	8,332
Interest on reinstatement cost	32,577	30,709
Interest on lease liabilities	175,348	113,017

	243,687	196,272

11.	PROFIT BEFORE TAX

Profit before tax has been arrived at after charging:

	2025	2024
	HK$	HK$

Salaries and allowance for staff excluding directors	8,940,389	6,753,726
Retirement benefit scheme contributions for staff excluding directors	335,011	259,466

Total staff cost	9,275,400	7,013,192

Depreciation of property, plant and equipment	2,056,405	3,019,096
Listing expenses	3,831,685	1,316,579
Auditor’s remuneration	74,000	72,000

F-34

KEPLER GROUP LIMITED AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For THE YEARS ENDED MARCH 31, 2025 AND 2024

12.	INCOME TAX EXPENSE

	2025	2024
	HK$	HK$

Current tax:
Hong Kong profits tax	1,949,830	1,372,322

Deferred tax (Note 23)	(992)	224,669

Income tax expenses	1,948,838	1,596,991

The income tax expense can be reconciled to the profit before tax per the consolidated statement of profit or loss and other comprehensive income as follows:

	2025	2024
	HK$	HK$

Profit before tax	8,537,562	9,561,310
Income tax rate	16.5%	16.5%

National tax on profit before tax	1,408,698	1,577,616
Tax effect of income not taxable for tax purpose	(6,000)	(129,287)
Tax effect of expenses not deductible	675,106	319,662
Tax effect of tax losses not recognized	39,034	-
Income tax at concessionary rate	(165,000)	(165,000)
Income tax deduction	(3,000)	(6,000)

Income tax expense	1,948,838	1,596,991

Hong Kong profits tax is calculated at 16.5% on the estimated assessable profit for both years.

Under the two-tiered profits tax rates regime, the first HK$2 million of profits of the qualifying group entity will be taxed at 8.25%, and profits above HK$2 million will be taxed at 16.5%. The profits of group entities not qualifying for the two-tiered profits tax rates regime will continue to be taxed at a flat rate of 16.5%.

The Group’s subsidiaries operating in Hong Kong are eligible for certain tax concessions. The maximum tax concessions eligible for each subsidiary is HK$1,500 (2024: HK$3,000) for the year ended March 31, 2025.

F-35

KEPLER GROUP LIMITED AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For THE YEARS ENDED MARCH 31, 2025 AND 2024

13.	PROPERTY, PLANT AND EQUIPMENT

	Leased property	Furniture and Fixtures	Office equipment	Leasehold improvement	Total
	HK$	HK$	HK$	HK$	HK$
COST
At April 1, 2023	7,041,755	36,466	202,556	2,417,315	9,698,092
Lease modification	5,539,928	-	-	-	5,539,928
Disposal of a subsidiary (Note 18)	(544,990)	-	-	-	(544,990)
Currency translation differences	(25,507)	-	-	-	(25,507)

At March 31, 2024 and April 1, 2024	12,011,186	36,466	202,556	2,417,315	14,667,523
Additions	-	-	61,570	-	61,570

At March 31, 2025	12,011,186	36,466	264,126	2,417,315	14,729,093

DEPRECIATION
At April 1, 2023	4,596,263	36,466	117,140	1,470,492	6,220,361
Charged for the year	2,187,007	-	26,397	805,692	3,019,096
Disposal of a subsidiary (Note 18)	(499,574)	-	-	-	(499,574)
Currency translation differences	(17,201)	-	-	-	(17,201)

At March 31, 2024 and April 1, 2024	6,266,495	36,466	143,537	2,276,184	8,722,682
Charged for the year	1,884,501	-	30,773	141,131	2,056,405

At March 31, 2025	8,150,996	36,466	174,310	2,417,315	10,779,087

CARRYING VALUES
At March 31, 2025	3,860,190	-	89,816	-	3,950,006

At March 31, 2024	5,744,691	-	59,019	141,131	5,944,841

Right-of-use assets acquired under leasing arrangements are presented together with the owned assets of the same class. Details of such leased assets are disclosed in Note 14.

During the year ended March 31, 2024, the Group renegotiated and modified an existing lease contract for an office building by extending the lease term by 3 years at revised lease payments. As this extension is not part of the terms and conditions of the original lease contract, it is accounted for as a lease modification to the right-of-use assets, classified under ‘Property, plant and equipment’. The corresponding remeasurement was recorded to lease liabilities (Note 20). There was no lease modification for the year ended March 31, 2025.

Leasehold improvement represented the renovation of rental office.

The above items of property, plant and equipment are depreciated on a straight-line basis, after taking into account of their estimated residual values.

The Group has no pledged property, plant and equipment to secure general banking facilities granted to the Group.

F-36

KEPLER GROUP LIMITED AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For THE YEARS ENDED MARCH 31, 2025 AND 2024

14.	LEASES – THE GROUP AS A LESSEE

Nature of the Group’s leasing activities

Leased property

The Group leases office space for the purpose of business operations. During the current year, the Group renegotiated and modified an existing lease contract for an office building by extending the lease term by 3 years at revised lease payments.

a.	Carrying amounts

		2025	2024
	Note	HK$	HK$
Leased property	13	3,860,190	5,744,691

b.	Depreciation charge during the year

		2025	2024
	Note	HK$	HK$
Leased property	13	1,884,501	2,187,007

c.	Interest expense

		2025	2024
	Note	HK$	HK$
Interest on lease liabilities	10	175,348	113,017

d.	Total cash outflow for all the leases were HK$1,991,316 and HK$2,135,729 for the years ended March 31, 2025 and 2024, respectively.

e.	For the year ended March 31, 2024, the Group recognized lease modification of HK$5,539,928 due to the Group renegotiated and modified an existing lease contract for an office building by extending the lease term by 3 years at revised lease payments. As this extension is not part of the terms and conditions of the original lease contract, it is accounted for as a lease modification to the right-of-use assets. No lease modification was incurred for the year ended March 31, 2025.

f.	Right-of-use assets in which the Company is reasonably certain to obtain ownership of the underlying leased assets at the end of the lease term is depreciated from commencement date to the end of the useful life. The remaining right-of-use assets are depreciated on a straight-line basis over the terms of the leases.

g.	As at March 31, 2025 and 2024, the Company had no leases that are committed but not yet commenced.

F-37

KEPLER GROUP LIMITED AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For THE YEARS ENDED MARCH 31, 2025 AND 2024

15.	TRADE AND OTHER RECEIVABLES, PREPAYMENTS AND DEPOSITS

	2025	2024
	HK$	HK$

Trade receivables	9,470,773	11,950,329
Less: Provision for expected credit losses	-	(46,923)

	9,470,773	11,903,406

Prepayment	566,123	115,562
Other receivables and deposits	1,717,161	549,365

	2,283,284	664,927
Less: Receivables within twelve months shown under current assets	(1,727,032)	(128,162)

Rental deposits and other receivables shown under non-current assets	556,252	536,765

Receivables within twelve months shown under current assets	11,197,805	12,031,568

The credit terms of trade receivables is 30 days (2024: 30 days).

The following is an ageing analysis of trade receivables presented based on the revenue recognition date at the end of the reporting period.

	2025	2024
	HK$	HK$

Within 30 days	9,470,031	11,891,674
31 to 60 days	742	11,732

	9,470,773	11,903,406

The prepayment is comprised of prepaid administrative expenses, such as licence fee and insurance expenses. The deposits are comprised of electricity deposit and rental deposit for office. As of March 31, 2025, the leased office would be terminated over 12 months, and classified as non-current assets.

Details of impairment assessment of trade receivables for the years ended March 31, 2025 and 2024 are set out in Note 27(b).

F-38

KEPLER GROUP LIMITED AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For THE YEARS ENDED MARCH 31, 2025 AND 2024

16.	DEFERRED OFFERING EXPENSES

Deferred offering expenses included the costs that relate to the stock market listing and directly attributable to issuing new shares, the deferred offering expenses would be deducted from equity upon the Company being listing.

17.	RELATED PARTY TRANSACTIONS AND BALANCES

a)	Compensation of key management personnel of the Company:

	2025	2024
	HK$	HK$

Salaries, fees and other allowances	1,117,323	195,000
Commission	661,514	-
Retirement benefit scheme contributions	46,450	9,750

	1,825,287	204,750

The commission expense of HK$661,514 was paid to one of the Company’s key management personnel and has been recognized in cost of sales for the financial year ended March 31, 2025.

b)	Related party transactions

During the years ended March 31, 2025 and 2024, the Group has entered into the following transactions with related party:

Commission expense to related company

	Nature of	2025	2024
Relationship	transaction	HK$	HK$

Related company controlled by the Key Management’s Spouse	Commission expense	-	8,982,807

F-39

KEPLER GROUP LIMITED AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For THE YEARS ENDED MARCH 31, 2025 AND 2024

17.	RELATED PARTY TRANSACTIONS AND BALANCES - continued

c)	Amounts due from/to related companies

The related party balances are set out below:

	As at 31 March
	2025	2024
	HK$	HK$

Amount due from related companies
Kepler Group Limited *	-	42,300
Kepler Galaxy Culture and Entertainment Media Co. Limited	-	2,505

	-	44,805

Commission payables
Yean Limited	-	333,378

*	Kepler Group Limited was incorporated in Brith Virgin Island (“BVI”) on June 19, 2019, the shareholder and director of the Kepler Group Limited is Mr. KWOK Yu Hin.

The amounts from/to related companies are non-trade nature, the amounts are unsecured, interest-free and repayable on demand.

During the current year, the Company declared and paid interim and special dividends totaling HK$3,277,462 (2024: HK$2,735,688) to its shareholder. These amounts have been disclosed in the consolidated statement of cash flows as distribution.

F-40

KEPLER GROUP LIMITED AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED MARCH 31, 2025 AND 2024

18.	CASH AND BANK BALANCES

	2025	2024
	HK$	HK$

Cash at bank	28,238,349	24,094,046
Cash on hand	8,400	8,400

	28,246,749	24,102,446

Bank balances carried interest rates at prevailing market rates based on daily bank deposit rate for the years ended March 31, 2025 and 2024. The carrying amounts of the Group’s foreign currency denominated bank balances, as at the end of the reporting period are as follows:

	2025	2024
	HK$	HK$
HKD	27,621,098	23,756,604
USD	373,514	325,841
CNY	31,975	5,878
AUD	18	19
CAD	5,378	5,704
EUR	206,366	-

18.	CASH AND BANK BALANCE - continued

Disposal of a subsidiary

On December 22, 2023, the Group disposed of its wholly owned subsidiary, Fo Shan City Ka Bu Le Information Consultant Limited Company with the cash consideration of CNY500,000 (equivalent to HK$578,443). The effects of the disposal on the cash flows of the Group were:

At December 22,
2023
HK$

Carrying amounts of assets and liabilities as at the date of disposal:

Cash and bank balances	139,784
Property, plant and equipment	45,416
Deposits	43,340

Total assets	228,540

Accruals charges	43,340
Amounts due to director	140,325
Lease liability	125,936
Provision for reinstatement cost	83,031

Total liabilities	392,632

Net liabilities derecognized	(164,092)

Cash inflows arising from disposal:

Net liabilities disposed of (as above)	(164,092)
Reclassification of exchange reserve	(10,964)

Total liabilities	(175,056)
Gain on disposal	753,499

Cash proceeds on disposal	578,443
Less: Cash and bank balances in subsidiary disposed of	(139,784)

Net cash inflow on disposal	438,659

F-41

KEPLER GROUP LIMITED AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED MARCH 31, 2025 AND 2024

19.	COMMISSION AND OTHER PAYABLES

	2025	2024
	HK$	HK$

Commission payables	27,976,444	27,643,674
Other payables	1,264,826	1,263,887
Accrued charges	479,496	1,490,322

	29,720,766	30,397,883

Other payables were unsecured, interest bearing at 3.375% to 3.5% (2024: 1%) and repayable within one year. The other payables included the money advance from third parties of principal of HK$1,250,000 (2024: HK$1,255,555) and interest payables of HK$14,826 (2024: HK$8,332). Details of subsequent settlement of other payables for the year ended March 31, 2025 are set out in Note 34.

Accrued charges included accrued employee’s salaries and other administrative expenses, such as auditor’s remuneration, utilities expenses.

20.	LEASE LIABILITIES

(i)	Amounts recognized in the consolidated statement of financial position

The consolidated statement of financial position shows the following amounts relating to lease liabilities:

	2025	2024
	HK$	HK$

Lease liabilities
Current	1,878,157	1,815,969
Non-current	1,953,378	3,831,534

	3,831,535	5,647,503

The lease modification during the 2024 financial year was HK$5,572,431. No lease modification was recognized for the year ended March 31, 2025.

F-42

KEPLER GROUP LIMITED AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED MARCH 31, 2025 AND 2024

20.	LEASE LIABILITIES - continued

(ii)	Amounts recognized in the consolidated statement of profit or loss

The consolidated statement of profit or loss shows the following amounts relating to lease liabilities:

		2025	2024
	Note	HK$	HK$

Interest expense (included in finance cost)	10	175,348	113,017

The total cash outflow for leases is HK$1,991,316 (2024: HK$2,135,729).

The weighted average incremental borrowing rates applied to lease liabilities at 3.63% (2024: 3.63%).

The lease agreements do not impose any extension or termination options which are exercisable only by the Company and not by the respective lessors.

As at March 31, 2025 and 2024, the Group did not provide residual value guarantees in relation to leases arrangement. The lease agreements do not impose any covenants other than the security interests in the leased assets that are held by the lessor.

21.	BANK BORROWINGS

	2025	2024
	HK$	HK$

Unsecured and repayable on demand clause	408,977	938,351

Amounts due within one year, shown under current liabilities with repayment on demand	408,977	938,351

Repayment of bank borrowings	529,374	685,307

The bank borrowings were unsecured and personal guaranteed by Mr. KWOK Yu Hin, the director of the Group, and Ms. Chow Shui Yan, the former director of the Group’s subsidiary. The bank borrowings were carried variable market interest rate at 3.000% (2024: 3.625%) as at March 31, 2025 with repayable on demand clause. No additional bank borrowing was incurred for the year ended March 31, 2025 and 2024.

The variable market interest rate for March 31, 2025 and 2024:

Interest rate

For the year ended March 31, 2024	3.375% - 3.625%
For the year ended March 31, 2025	3.000% - 3.625%

F-43

KEPLER GROUP LIMITED AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED MARCH 31, 2025 AND 2024

22.	PROVISION FOR REINSTATEMENT COST

	2025	2024
	HK$	HK$

Non-current	929,714	897,137

Provision for reinstatement costs is recognized for the costs to be incurred for the reinstatement of the properties used by the Group for its operations upon expiration of the relevant leases. As at March 31, 2025, the Group expected that the total undiscounted costs required in the future would amount to approximately HK$1,000,000 (2024: HK$1,000,000). The Group contained one lease and remaining three years as at March 31, 2025 and 2024.

	2025	2024
	HK$	HK$

Beginning of financial year	897,137	1,056,553
Interest expense (included in finance cost)	32,577	30,709
Lease modification	-	(103,313)
Disposal of a subsidiary	-	(83,031)
Currency translation differences	-	(3,781)

End of financial year	929,714	897,137

23.	DEFERRED TAX ASSETS

The following is the major deferred tax assets recognized and movements thereon during the current and prior years:

	Accelerated tax depreciation	Tax loss	Total
	HK$	HK$	HK$

At April 1, 2023	203,685	345,003	548,688
Credit to profit or loss	119,929	(344,598)	(224,669)

At March 31, 2024 and April 1, 2024	323,614	405	324,019
Charge to profit or loss	1,397	(405)	992

At March 31, 2025	325,011	-	325,011

At the end of the reporting period, March 31, 2025, the Group has unused tax losses of approximately HK$236,572 (2024: Nil) available for offset against future profits. No deferred tax asset has been recognized in respect of the remaining approximately HK$236,572 (2024: Nil) due to the unpredictability of future profit streams and carried forward indefinitely.

F-44

KEPLER GROUP LIMITED AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED MARCH 31, 2025 AND 2024

24.	SHARE CAPITAL

a)	Authorized Share Capital

The Company’s authorized common shares were 100,000,000 with par value of HK$0.0078 (US$0.001).

b)	Issued Share Capital

	Number of shares	Amount HK$

Issued and fully paid:
Ordinary shares with no par value
At April 1, 2023, March 31, 2024 and March 31 2025	1	*

The Company was incorporated on October 3, 2023, with an issuance of one ordinary share at a par value of US$0.001 (HK$0.0078).

c)	Merger reserve

Merger reserve accounts for any differences between the book values of the transferred assets and liabilities and the consideration paid in a business acquisition under common control. On May 16, 2024, the Company completed the acquisition of Kepler Global Advisor Limited and Kepler Innovative Technology Limited commonly controlled by same individual.

On March 15, 2024, the Group changed interests in a subsidiary and the ultimate controlling interest was from 43.3% to 100%. The Group recognized a decrease in non-controlling interest and an increase in equity attributable to owners of the Company of approximately HK$417,387 respectively.

25.	DIVIDENDS

	2025	2024
	HK$	HK$

Dividends for ordinary shareholders of the Company recognized as distribution during the year:
2025 Interim – HK$365,300 (2024: Interim - HK202.6688) per share	365,300	2,026,688
Special dividend – HK$2,912,162 (2024: HK$70.90) per share	2,912,162	709,000

For the year ended March 31, 2024, one of the subsidiaries of the Group, Kepler Global Advisors Limited, has declared an interim dividend of HK$202.6688 per share to 10,000 shares and special dividend of HK$70.90 per share to 10,000 shares, totaling HK$2,735,688, which is recognized as distribution.

For the year ended March 31, 2025, the Company has declared an interim dividend of HK$365,300 per share to 1 shares and special dividend of HK$672,162 per share to 1 share and HK$2,240,000 per share to 1 share, totaling HK$3,277,462, which is recognized as distribution.

No final dividend was proposed for ordinary shareholders since the end of the reporting period (2024: Nil).

F-45

KEPLER GROUP LIMITED AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED MARCH 31, 2025 AND 2024

26.	CAPITAL RISK MANAGEMENT

The Group manages its capital to ensure that entities in the Group will be able to continue as a going concern while maximizing the return to shareholders through the optimization of the debt and equity balance. The Group’s overall strategy remains unchanged from prior year.

The capital structure of the Company consists of bank borrowings and lease liabilities disclosed in Note 21 and Note 20, respectively, net of cash and cash equivalents and equity attributable to owner of the Company, comprising issued share capital and accumulated losses.

The directors of the Company review the capital structure on an on-going basis. As part of this review, the directors consider the cost of capital and the risks associated with each class of capital.

Based on recommendations of the directors, the Company will balance its overall capital structure through new share issues as well as the issue of new debt.

27.	FINANCIAL INSTRUMENTS

a.	Categories of financial instruments

	2025	2024
	HK$	HK$

Financial assets
Amortized cost
Trade receivables	9,470,773	11,903,406
Other receivables and deposits	1,717,161	549,365
Amount due from related parties	-	44,805
Cash and bank balances	28,246,749	24,102,446

	39,434,683	36,600,022

Financial liabilities
Amortized cost
Commission payables	27,976,444	27,643,674
Accruals and other payables	1,744,322	2,754,209
Bank borrowings	408,977	938,351
Lease liabilities	3,831,535	5,647,503

	33,961,278	36,983,737

F-46

KEPLER GROUP LIMITED AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED MARCH 31, 2025 AND 2024

27.	FINANCIAL INSTRUMENTS - continued

b.	Financial risk management objectives and policies

The major financial instruments of the Group include trade receivables, other receivables and deposits, cash and bank balances, commission payables, accruals and other payables, amount due from related parties, bank borrowings and lease liabilities. Details of the financial instruments are disclosed in the respective notes. The risks associated with these financial instruments include market risk (represented by interest rate risk), credit risk and liquidity risk. The policies on how to mitigate these risks are set out below. The Group’s management manages and monitors these exposures to ensure appropriate measures are implemented in a timely and effective manner.

Market risk

Interest rate risk

The Group is exposed to fair value interest rate risk which arise from lease liabilities. The Group is exposed to cash flow interest rate risk in relation to variable-rate bank balances and variable rate bank borrowings due to the fluctuation of the prevailing market interest rate. The Company currently does not have a policy on hedging interest rate risk. However, the management of the Company monitors interest rate exposure and will consider hedging significant interest rate risk should the need arise.

Sensitivity analysis

No sensitivity analysis is presented since the directors of the Group consider that the Group’s exposure to interest rate risk is insignificant.

Credit risk and impairment assessment

As at March 31, 2025 and 2024, the Group’s maximum exposure to credit risk which will cause a financial loss due to failure to discharge an obligation by the counterparties is arising from the carrying amounts of the recognized financial assets as stated in the statement of financial position.

Trade receivables arising from contracts with customers

The Group has concentration of credit risk as 32.6% (2024: 0.1%) and 46.4% (2024: 39.9%) of the total trade receivables were due from the Group’s largest customer and the five largest customers respectively.

F-47

KEPLER GROUP LIMITED AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED MARCH 31, 2025 AND 2024

27.	FINANCIAL INSTRUMENTS - continued

b.	Financial risk management objectives and policies - continued

Credit risk and impairment assessment - continued

Trade receivables arising from contracts with customers- continued

In order to minimize the credit risk, management of the Group has delegated a team responsible for determination of credit limits, credit approvals and other monitoring procedures to ensure that follow-up action is taken to recover overdue debts. The Group only extends credit to customers based on careful evaluation of the customers’ financial conditions and credit history. The Group performs impairment assessment under ECL model upon application of IFRS 9 on trade receivables individually. In this regard, the directors of the Group consider that the Group’s credit risk is significantly reduced.

Amount due from related parties

The Company has considered that credit risks on amount due from related parties have not increased significantly since initial recognition and has assessed the ECL under 12-month ECL method based on the Company’s assessment in the risk of default of the respective counterparties.

Other receivables and deposits

For other receivables and deposits, the management makes periodic individual assessment on the recoverability of deposits based on historical settlement records, past experience, and also quantitative and qualitative information that is reasonable. The management believes that there are no significant increase in credit risk of these amounts since initial recognition and the Group provided impairment based on 12m ECL. For the year ended March 31, 2025 and 2024, the Group assessed the ECL for other receivables and deposits are insignificant and thus no loss allowance is recognized.

Bank balances

The credit risk on cash balances is limited because the counterparties are banks with high credit ratings assigned by international credit-rating agencies.

Significant concentration of credit risk

The Company’s concentration of credit risk on trade receivables by geographical locations is in Hong Kong. The Company has no other significant concentration of credit risk, with exposure spread over a number of counterparties.

F-48

KEPLER GROUP LIMITED AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED MARCH 31, 2025 AND 2024

27.	FINANCIAL INSTRUMENTS - continued

b.	Financial risk management objectives and policies - continued

Credit risk and impairment assessment - continued

The Company’s internal credit risk grading assessment on trade receivables and other financial assets comprise the following categories:

Internal credit rating	Description	Trade receivables	Other financial assets
Low risk	The counterparty has a low risk of default and does not have any past-due amounts	Lifetime ECL - not credit-impaired	12m ECL
Watch list	The counterparty has amounts past-due but is continuously settling after due date and with continuous business transactions with the Company	Lifetime ECL - not credit-impaired	12m ECL
Doubtful	There have been significant increases in credit risk since initial recognition through information developed internally or external resources while the counterparty is with continuous business transactions with the Company	Lifetime ECL - not credit-impaired	Lifetime ECL - not credit-impaired
Loss	There is evidence indicating the asset is credit-impaired	Lifetime ECL - credit-impaired	Lifetime ECL - credit-impaired
Write-off	There is evidence indicating that the debtor is in severe financial difficulty and the Company has no realistic prospect of recovery	Amount is written off	Amount is written off

The table below details the credit risk exposures of the Company’s financial assets, which are subject to ECL assessment:

			Gross carrying amount
	Internal		For the year ended March 31,
	Credit rating	12m or Lifetime ECL	2025 HK$	2024 HK$

Trade receivables	Low risk	Lifetime ECL -	9,470,773	11,950,329
		not credit-impaired

Other receivables and deposits	Low risk	12m ECL	1,717,161	549,365

Amount due from related parties	Low risk	12m ECL	-	44,805

Bank balances	Low risk	12m ECL	28,238,349	24,094,046

F-49

KEPLER GROUP LIMITED AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For THE YEARS ENDED MARCH 31, 2025 AND 2024

27.	FINANCIAL INSTRUMENTS - continued

b.	Financial risk management objectives and policies - continued

Credit risk and impairment assessment - continued

The following table shows the movement in lifetime ECL that has been recognized for trade receivables under the simplified approach.

Lifetime ECL (not credit-impaired) HK$

As at April 1, 2023 and March 31, 2024	46,923
Write-offs	(46,923)

As at March 31, 2025	-

Liquidity risk

In management of the liquidity risk, the Group monitors and maintains a level of cash and cash equivalents deemed adequate by management to finance the Group’s operations and mitigate the effects of fluctuations in cash flows. The management monitors the utilization of bank borrowings.

The following table details the Group’s remaining contractual maturity for its financial liabilities. The table has been drawn up based on the undiscounted cash flows of the financial liabilities based on the earliest date on which the Group can be required to pay. Specifically bank borrowings with a repayment on demand clause are included in the earliest time band regardless of the probability of the banks choosing to exercise their rights. The maturity dates for other non-derivative financial liabilities are based on the agreed repayment dates.

The table includes both interest and principal cash flows. To the extent that interest flows are floating rate, the undiscounted amounts is derived from the interest rate at the end of the reporting period.

2025	Weighted average interest rate	On demand or less than 1 month	1 -3 months	3 months to 1 year	1 year to 5 years	Over 5 years	Total undiscounted cash flows	Carrying amount at March 31, 2024
	%	HK$	HK$	HK$	HK$	HK$	HK$	HK$

Non-derivative financial liabilities
Commission payables		27,976,444	-	-	-	-	27,976,444	27,976,444
Accruals and other payables		1,744,322	10,781	3,594	-	-	1,758,697	1,744,322
Bank borrowings	3.00	408,977	-	-	-	-	408,977	408,977
Lease liabilities	3.63	165,943	331,886	1,493,487	1,991,316	-	3,982,632	3,831,535

		30,295,686	342,667	1,497,081	1,991,316	-	34,126,750	33,961,278

F-50

KEPLER GROUP LIMITED AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED MARCH 31, 2025 AND 2024

27.	FINANCIAL INSTRUMENTS - continued

b.	Financial risk management objectives and policies - continued

2024	Weighted average interest rate	On demand or less than 1 month	1 -3 months	3 months to 1 year	1 year to 5 years	Over 5 years	Total undiscounted cash flows	Carrying amount at March 31, 2024
	%	HK$	HK$	HK$	HK$	HK$	HK$	HK$

Non-derivative financial liabilities
Commission payables		27,643,674	-	-	-	-	27,643,674	27,643,674
Accruals and other payables		2,754,209	-	-	-	-	2,754,209	2,754,209
Bank borrowings	3.63	938,351	-	-	-	-	938,351	938,351
Lease liabilities	3.63	165,943	331,886	1,493,487	3,982,632	-	5,973,948	5,647,503

		31,502,177	331,886	1,493,487	3,982,632	-	37,310,182	36,983,737

Liquidity risk - continued

Bank borrowings with a repayment on demand clause are included in the “on demand or less than 1 month” time band in the above maturity analysis. As at March 31, 2025, the aggregate principal amounts of these bank borrowings were amounted to HK$414,134 (2024: HK$969,939). Taking into account the Group’s financial position, the directors do not believe that it is probable that the banks and the third-party lenders will exercise their discretionary rights to demand for immediate repayment. The directors believe that such loans will be repaid eight years after the end of the reporting period in accordance with the scheduled repayment dates set out in the loan agreements, details of which are set out in the table below. The aggregate principal and interest cash outflows of bank and other borrowings with a repayment on demand clause are amounted to HK$408,977 (2024: HK$938,351).

Maturity Analysis – Bank borrowings with a repayment on demand clause based on scheduled repayments

	Weighted average interest rate	Less than 1 year	1 -2 years	More than 2 years	Total undiscounted cash flows	Carrying amount
	%	HK$	HK$	HK$	HK$	HK$

March 31, 2025	3.00	414,134	-	-	414,134	408,977

March 31, 2024	3.63	554,181	415,758	-	969,939	938,351

The amounts included above for variable interest rate instruments are subject to change if changes in variable interest rates differ to those estimates of interest rates determined at the end of the reporting period.

F-51

KEPLER GROUP LIMITED AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED MARCH 31, 2025 AND 2024

27.	FINANCIAL INSTRUMENTS - continued

c.	Fair value measurements of financial instruments

IFRS 7 Financial Instruments: Disclosures establishes a fair value hierarchy that prioritizes the inputs to valuation technique used to measure fair value as follows:

●	Level 1 – quoted prices (unadjusted) in active markets for identical assets or liabilities;
●	Level 2 – inputs other than quoted prices included in Level 1 that are observable for the assets or liability either directly or indirectly; and
●	Level 3 – inputs for the asset or liability that are not based on observable market data (unobservable inputs)

28.	RECONCILIATION OF LIABILITIES ARISING FROM FINANCING ACTIVITIES

The table below details changes in the Company’s liabilities arising from financing activities, including both cash and non-cash changes. Liabilities arising from financing activities are those for which cash flow were, or future cash flows will be classified in the Company’s statement of cash flows as cash flows from financing activities.

	Bank borrowings	Lease liabilities	Amount due to a director	Total
	HK$	HK$	HK$	HK$

At April 1, 2023	1,623,658	2,234,417	3,526,336	7,384,411

Repayment of bank borrowings	(685,307)	-	-	(685,307)
Interest paid	(44,214)	-	-	(44,214)
Repayments of lease liabilities	-	(2,135,729)	-	(2,135,729)
Lease modification	-	5,572,431	-	5,572,431
Interest expense	44,214	113,017	-	157,231
Payment to a director	-	-	(2,653,268)	(2,653,268)
Received on behalf of the Group	-	-	(800,000)	(800,000)
Expenses paid on behalf of the Group	-	-	60,690	60,690
Disposal of a subsidiary	-	(125,936)	(140,325)	(266,261)
Foreign exchange movement	-	(10,697)	6,567	(4,130)

At March 31, 2024	938,351	5,647,503	-	6,585,854

Repayment of bank borrowings	(529,374)	-	-	(529,374)
Interest paid	(24,291)	-	-	(24,291)
Repayments of lease liabilities	-	(1,991,316)	-	(1,991,316)
Interest expense	24,291	175,348	-	199,639

At March 31, 2025	408,977	3,831,535	-	4,240,512

F-52

KEPLER GROUP LIMITED AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED MARCH 31, 2025 AND 2024

29.	SEGMENT INFORMATION

The Group determines its operating and reportable segments based on the reports, reviewed by the chief operating decision-maker, that are used for resources allocation and assessment of performance focusing specifically on the revenue analysis by principal categories of the Group’s business and the profit of the Group as a whole. For the year ended March 31, 2025, the Group has three operating and reportable segments – (i) insurance brokerage service, (ii) immigration service and (iii) software upgrade and maintenance service. These segments are managed separately as they belong to different industries and require different operating systems and strategies.

Segment revenues and results and segment assets and liabilities

The following table is an analysis of the Group’s revenue and results and assets and liabilities by operating and reportable segment.

For the year ended March 31, 2025

	Insurance brokerage service	Immigration service	Software upgrade and maintenance service	Total
	HK$	HK$	HK$	HK$

Total segment revenue	254,776,434	7,403,238	323,525	262,503,197
Inter-company revenue	(105,136,012)	-	-	(105,136,012)

Revenue to external parties	149,640,422	7,403,238	323,525	157,367,185

Cost of revenue	(238,228,203)	(2,875,594)	(291,090)	(241,394,887)
Inter-company cost of revenue	105,136,012	-	-	105,136,012

Cost of revenue from external parties	(133,092,191)	(2,875,594)	(291,090)	(136,258,875)

Gross profit	16,548,231	4,527,644	32,435	21,108,310

Other income	3,666,734	-	178	3,666,912

Segment profit	20,214,965	4,527,644	32,613	24,775,222

Unallocated other income (Note 1)				2,122,292
Unallocated other loss (Note 2)				(11,430)
Unallocated administrative expenses (Note 3)				(18,104,835)
Unallocated finance costs (Note 4)				(243,687)

Group’s profit before tax				8,537,562

F-53

KEPLER GROUP LIMITED AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED MARCH 31, 2025 AND 2024

29.	SEGMENT INFORMATION - continued

For the year ended March 31, 2025 - continued

	Insurance brokerage service	Immigration service	Software upgrade and maintenance service	Total
	HK$	HK$	HK$	HK$

ASSETS
Segment assets	39,041,077	-	226,984	39,268,061
Unallocated corporate assets (Note 5)				6,505,750

Consolidated assets				45,773,811

LIABILITIES
Segment liabilities	(34,291,554)	-	(21,000)	(34,312,554)
Unallocated corporate liabilities (Note 6)				(3,922,229)

Consolidated liabilities				(38,234,783)

Note 1:	Unallocated other income included the bank interest income and consultancy fee income from Kepler Global Advisors Limited (“Kepler Global”), and bank interest income.

Note 2:	Unallocated other gain included the exchange difference for the year ended March 31, 2025.

Note 3:	Unallocated administrative expenses included the depreciation expenses for right-of-use asset, staff cost, other office expenses and the listing expenses incurred for the Group.

Note 4:	Unallocated finance costs included the interest expenses on lease liability, provision for re-instatement cost and interest on bank borrowings.

Note 5:	Unallocated corporate assets included deferred offering expenses from the Company, and bank and cash of Kepler Global.

Note 6:	Unallocated corporate liabilities included the accruals and other payables and tax payable from Kepler Global and accrued expenses from the Company.

For the year ended March 31, 2024

	Insurance brokerage service	Immigration service	Software upgrade and maintenance service	Total
	HK$	HK$	HK$	HK$

Total segment revenue	235,906,834	5,550,200	394,892	241,851,926
Inter-company revenue	(98,268,882)	-	-	(98,268,882)

Revenue to external parties	137,637,952	5,550,200	394,892	143,583,044

Cost of revenue	(223,184,353)	(1,041,036)	(375,952)	(224,601,341)
Inter-company cost of revenue	98,268,882	-	-	98,268,882

Cost of revenue from external parties	(124,915,471)	(1,041,036)	(375,952)	(126,332,459)

Gross profit	12,722,481	4,509,164	18,940	17,250,585

Other income	4,572,343	-	20	4,572,343

Segment profit	17,294,824	4,509,164	18,960	21,822,948

Unallocated other income (Note 1)				877,582
Unallocated other gain (Note 2)				752,879
Unallocated administrative expenses (Note 3)				(13,695,827)
Unallocated finance costs (Note 4)				(196,272)

Group’s profit before tax				9,561,310

F-54

KEPLER GROUP LIMITED AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For THE YEARS ENDED MARCH 31, 2025 AND 2024

29.	SEGMENT INFORMATION - continued

For the year ended March 31, 2024 - continued

	Insurance brokerage service	Immigration service	Software upgrade and maintenance service	Total
	HK$	HK$	HK$	HK$

ASSETS
Segment assets	18,167,919	2,921,200	45,926	21,135,045
Unallocated corporate assets (Note 5)				22,367,556

Consolidated assets				43,502,601

LIABILITIES
Segment liabilities	(35,291,547)	(765,050)	(66,000)	(36,122,597)
Unallocated corporate liabilities (Note 6)				(3,152,238)

Consolidated assets				(39,274,835)

Other Segment Information

Major amounts included in the measure of segment results and segment assets

	Insurance brokerage service	Immigration service	Software upgrade and maintenance service	Total
	HK$	HK$	HK$	HK$

For the year ended March 31, 2025

Depreciation of property, plant and equipment	2,056,405	-	-	2,056,405

For the year ended March 31, 2024

Depreciation of property, plant and equipment	2,888,788	-	130,308	3,019,096

F-55

KEPLER GROUP LIMITED AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED MARCH 31, 2025 AND 2024

29.	SEGMENT INFORMATION - continued

Note 1:	Unallocated other income included the bank interest income and consultancy fee income from Kepler Global Advisors Limited (“Kepler Global”), and bank interest and government grant from a subsidiary, Fo Shan City Ka Bu Le Information Consultant Limited Company (“Fo Shan”) in the PRC, which is inactive for both years. The company was disposed during the year ended March 31, 2024.

Note 2:	Unallocated other gain included the exchange difference from Fo Shan for both years, and the gain on disposal of a subsidiary, Fo Shan, for the year ended March 31, 2024.

Note 3:	Unallocated administrative expenses included the depreciation expenses for right-of-use asset, staff cost, other office expenses and the listing expenses incurred for the Group.

Note 4:	Unallocated finance costs included the interest expenses on lease liability and provision for re-instatement cost for Fo Shan.

Note 5:	Unallocated corporate assets included deferred offering expenses from the Company, and bank and cash of Fo Shan and Kepler Global.

Note 6:	Unallocated corporate liabilities included the accruals and other payables and tax payable from Kepler Global and accrued expenses from the Company and accrued operating expense, lease liabilities and provision for reinstatement cost for Fo Shan.

Major customers

The revenue from major customers individually contributed over 10% of total revenue of the Group for the years ended March 31, 2025 and 2024 is as follows:

	2025	2024
	HK$	HK$

Customer A	15,889,669	N/A*
Customer B	59,543,966	14,692,961
Customer C	15,883,770	N/A*
Customer D	N/A*	41,028,163
Customer E	N/A*	19,917,190
Customer F	N/A*	15,442,919
Customer G	N/A*	14,374,827

*The corresponding revenue did not contribute over 10% of the total revenue of the Group.

F-56

KEPLER GROUP LIMITED AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED MARCH 31, 2025 AND 2024

30.	MAJOR NON-CASH TRANSACTIONS

During the year ended March 31, 2024, the Group entered into renewed lease agreements for extending the use of leased properties for 3 years. On the lease modification date, the Group recognized right-of-use assets and lease liabilities of HK$5,539,928 and HK$5,572,431, respectively.

31.	PARTICULARS OF SUBSIDIARIES OF THE COMPANY

Details of the subsidiaries directly and indirectly held by the Company are set out below:

	Place of Incorporation/	Class of	Paid up issued/registered	Proportion of ownership interest held by the Company
Name of subsidiary	registered	shares held	capital	2025	2024	Principal activities
				%	%

Equator Asset Protection Limited	Hong Kong	Ordinary shares	HK$1,735,000	100	100	Insurance brokerage services
Kepler Global Advisors Limited	Hong Kong	Ordinary shares	HK$10,000	100	-	Insurance brokerage services and provision of immigration services
Kepler Innovative Technology Limited	Hong Kong	Ordinary shares	HK$10,000	100	-	Provision of technology advisory services and development of software

32.	CAPITAL MANAGEMENT

The primary objective of the Group’s capital management is to ensure that it maintains a strong credit rating and net current asset position in order to support its business and maximize shareholder value. The capital structure of the Group comprises issued share capital and retained earnings.

The Group manages its capital structure and makes adjustments to it, in light of changes in economic conditions. To maintain or adjust the capital structure, the Group may adjust the dividend payment to shareholders, return capital to shareholders or issue new shares. The Group is not subject to any externally imposed capital requirements. No changes were made to the objectives, policies or processes during the financial years ended March 31, 2025 and 2024.

33.	COMMITMENT AND CONTINGENT LIABILITIES

As at March 31, 2025 and 2024, the Group did not have any commitment and significant contingent liabilities.

34.	SUBSEQUENT EVENT

Management has evaluated subsequent events through the date these consolidated financial statements were available to be issued.

On June 30, 2025, the Company entered into a new engagement letter and appointed the new underwriter for its initial public offering. On that date, the Company was obligated to pay one-time termination fee of US$110,000 (equivalent to HK$858,000) to prior underwriter. As of March 31, 2025, the Group recognized deferred listing expense of HK$234,360 under consolidated statement of financial position and would be expense off on the date of new underwriter appointment.

In August 2025, the Group has settled the money advance from third of principal HK$1,250,000 with its interest, in total of HK$1,288,906.

Based on our evaluation, except for aforementioned above, there are no subsequent events that would require disclosure in these consolidated financial statements.

F-57

KEPLER GROUP LIMITED

UNAUDITED CONDENSED STATEMENTS OF PROFIT OR LOSS AND OTHER COMPREHENSIVE INCOME FOR THE SIX MONTHS ENDED SEPTEMBER 30, 2025 AND 2024

		For the six months ended
		September 30, 2025	September 30, 2024
		HK$	HK$
	Notes	(Unaudited)	(Unaudited)

Revenue	4	191,642,232	71,866,939
Cost of revenue		(167,945,427)	(59,976,715)

Gross profit		23,696,805	11,890,224
Other income	5	688,470	2,397,003
Other gains (losses)	6	20,650	(618)
Administrative expenses		(13,348,257)	(9,593,555)
Finance costs	7	(108,157)	(141,239)

Profit before tax	8	10,949,511	4,551,815
Income tax expense	9	(2,527,027)	(895,416)

Profit and total comprehensive income for the period		8,422,484	3,656,399

F-58

KEPLER GROUP LIMITED

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF PROFIT OR LOSS AND OTHER COMPREHENSIVE INCOME FOR THE SIX MONTHS ENDED SEPTEMBER 30, 2025 AND 2024 - continued

EARNINGS PER SHARE

	For the six months ended
	September 30, 2025	September 30, 2024
	HK$	HK$
		(Restated)
	(Unaudited)	(Unaudited)

Earnings per share - Basic and Diluted	2.30	1.46

Weighted average number of common shares	3,659,221	2,512,500

See the accompanying Notes, which are an integral part of these Unaudited Condensed Consolidated Financial Statements.

F-59

KEPLER GROUP LIMITED

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION FOR THE FINANCIAL PERIOD ENDED SEPTEMBER 30, 2025 AND MARCH 31, 2025

		September 30, 2025	March 31, 2025
		HK$	HK$
	Notes	(Unaudited)	(Audited, restated)

ASSETS
Current assets
Cash and bank balances	14	64,133,527	28,246,749
Trade receivables, prepayments and deposits	12	19,165,517	11,197,805
Deferred offering expenses	13	2,192,147	1,497,988

Total current assets		85,491,191	40,942,542

Non-current assets
Property, plant and equipment	11	3,045,697	3,950,006
Deposits	12	566,209	556,252
Deferred tax assets	21	310,548	325,011

Total non-current assets		3,922,454	4,831,269

Total assets		89,413,645	45,773,811

Current liabilities
Commission and other payables	15	65,169,638	29,720,766
Contract liabilities	20	1,298,376	-
Lease liabilities	18	1,913,450	1,878,157
Tax payable		2,865,188	3,343,791
Bank borrowing	17	137,336	408,977

Total current liabilities		71,383,988	35,351,691

Non-current liabilities
Lease liabilities	18	985,383	1,953,378
Provision for reinstatement cost	19	946,360	929,714

Total non-current liabilities		1,931,743	2,883,092

Total liabilities		73,315,731	38,234,783

F-60

KEPLER GROUP LIMITED

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION FOR THE FINANCIAL PERIOD ENDED SEPTEMBER 30, 2025 AND MARCH 31, 2025 - continued

		September 30, 2025	March 31, 2025
		HK$	HK$
	Notes	(Unaudited)	(Audited, restated)

Capital and reserves
Share capital	22	156,000	*19,598
Merger reserve	22	1,663,491	*1,663,491
Retained profits		14,278,423	5,855,939

Total equity		16,097,914	7,539,028

Total liabilities and equity		89,413,645	45,773,811

*	Comparative share capital and merger reserve have been retrospectively adjusted for the September 2025 recapitalization. Please refer to Notes 1 and 22 for further details.

See the accompanying Notes, which are an integral part of these Unaudited Condensed Consolidated Financial Statements.

F-61

KEPLER GROUP LIMITED

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY FOR THE SIX MONTHS ENDED SEPTEMBER 30, 2025 AND 2024

	Number of common shares	Share capital HK$	Merger reserve HK$	Accumulated (losses)/ Retained profits HK$	Sub-total HK$

At March 31, 2024 (Audited, restated) (Note 1)	2,512,500	19,598	1,663,491	2,544,677	4,227,766

Profit for the period		-	-	3,656,399	3,656,399
Dividends recognized as distribution (Note 10)		-	-	(365,300)	(365,300)

At September 30, 2024 (Unaudited)	2,512,500	19,598	1,663,491	5,835,776	7,518,865

At March 31, 2025 (Audited, restated) (Noted 1)	2,512,500	19,598	1,663,491	5,855,939	7,539,028

Profit for the period			-	8,422,484	8,422,484
Capitalization issue	17,487,500	136,402	-	-	136,402

At September 30, 2025 (Unaudited)	20,000,000	156,000	1,663,491	14,278,423	16,097,914

See the accompanying Notes, which are an integral part of these Unaudited Condensed Consolidated Financial Statements.

F-62

KEPLER GROUP LIMITED

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS FOR THE SIX MONTHS ENDED SEPTEMBER 30, 2025 AND 2024

	For the six months ended
	September 30, 2025	September 30, 2024
	HK$	HK$
	(Unaudited)	(Unaudited)

OPERATING ACTIVITIES
Profit before tax	10,949,511	4,551,815
Adjustments for:
Depreciation of property, plant and equipment	18,209	154,330
Depreciation of right-of-use assets	939,212	942,251
Interest income	(10,515)	(21,405)
Finance costs	108,157	141,239

Operating cash flows before movements in working capital	12,004,574	5,768,230
Increase in prepayments and deposits	(1,977,021)	(257,909)
(Increase) decrease in trade receivables	(5,854,289)	832,427
Increase in deferred listing expenses	(694,159)	(502,672)
Increase (decrease) in commission payables	36,930,656	(5,040,293)
Decrease in amount due from related companies	-	44,805
Increase in contract liabilities	1,298,376	-
(Decrease) increase in accrued charges and other payables	(1,505,864)	118,277

Cash generated from operations	40,202,273	962,865
Income tax paid	(2,991,167)	-

NET CASH GENERATED FROM OPERATING ACTIVITIES	37,211,106	962,865

INVESTING ACTIVITIES
Interest received	558	12,524
Purchase of property, plant and equipment	(53,112)	-

NET CASH GENERATED FROM INVESTING ACTIVITIES	(52,554)	12,524

F-63

KEPLER GROUP LIMITED

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS FOR THE SIX MONTHS ENDED SEPTEMBER 30, 2025 AND 2024 - Continued

	For the six months ended
	September 30, 2025	September 30, 2024
	HK$	HK$
	(Unaudited)	(Unaudited)

FINANCING ACTIVITIES
Repayment of borrowing	(271,641)	(261,935)
Interest paid	(4,474)	(15,156)
Repayment of lease liabilities	(995,659)	(995,658)
Dividend paid	-	(365,300)

CASH USED IN FINANCING ACTIVITIES	(1,271,774)	(1,638,049)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	35,886,778	(662,660)

CASH AT THE BEGINNING OF THE FINANCIAL PERIOD	28,246,749	24,102,446

CASH AT THE END OF THE FINANCIAL PERIOD	64,133,527	23,439,786

See the accompanying Notes, which are an integral part of these Unaudited Condensed Consolidated Financial Statements.

F-64

KEPLER GROUP LIMITED

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED SEPTEMBER 30, 2025 AND 2024

(Expressed in Hong Kong Dollars)

1.	DESCRIPTION OF BUSINESS AND NATURE OF OPERATIONS

Kepler Group Limited (the “Company”) is a private limited company incorporated in Cayman Islands on October 3, 2023. The address of the registered office of the Company is 89 Nexus Way, Camana Bay, Grand Cayman, KY1-9009, Cayman Islands and the principal place of business of the Company is suite 3902-03, 39/F, Tower 6, Gateway, Tsim Sha Tsui, Hong Kong.

The principal activities of the Company and its subsidiaries (the “Group”) are provision of insurance brokering services, immigration services and software upgrade and maintenance business.

In connection with the Group’s pre-initial public offering (“pre-IPO”) corporate reorganization, on September 2, 2025, the Company issued an aggregate of 2,512,499 ordinary shares at par value of HK$0.0078 per share, comprising (i) 2,499,999 ordinary shares issued pursuant to the share swap and (ii) 12,500 ordinary shares issued by subscription. Following these transactions and the related share transfers among shareholders, Mr. KWOK Yu Hin remained the controlling shareholder of the Company.

On September 19, 2025, the Company further issued 17,487,500 ordinary shares at par value of HK$0.0078 per share to existing shareholders on a pro-rata basis by way of a capitalization issue (the “Capitalization Issue”). The value of Capitalization Issue is HK$136,402.

For consolidated financial statement presentation purpose, the effects of the September 2025 recapitalization have been reflected in these unaudited condensed consolidated financial statements as a reclassification from merger reserve to share capital, amounting in aggregate to HK$19,598.

Following completion of the above recapitalization, the total number of issued ordinary shares of the Company became 20,000,000, and Mr. KWOK Yu Hin remained the controlling shareholder of the Company.

As the above recapitalization represents a share restructuring with no change in the economic resources of the Group, the financial statements have been retrospectively restated, where appropriate, to reflect the revised share structure as if it had been in place at the beginning of the earliest period presented. Accordingly, all share numbers, share capital, merger reserve and per share amounts presented in these unaudited condensed consolidated financial statements have been adjusted retrospectively. See Note 22 for further details.

2.	BASIS OF PRESENTATION

The accompanying interim condensed consolidated financial statements have been prepared in accordance with International Financial Reporting Standards (“IFRS”), as issued by the International Accounting Standards Board (“IASB”), applicable to the preparation of interim financial statements, including International Accounting Standard (“IAS”) 34, Interim Financial Reporting (“IAS 34”), and should be read in conjunction with the Company’s annual consolidated financial statements for the year ended March 31, 2025.

The preparation of interim unaudited condensed financial statements in accordance with IAS 34 requires the use of certain critical accounting estimates and the exercise of management’s judgment in applying the Company’s accounting policies. Areas involving a high degree of judgment or complexity and areas where assumptions and estimates are significant to the Group’s interim unaudited condensed consolidated financial statements which were the same as those described in the Group’s annual consolidated financial statements as at and for the year ended March 31, 2025.

The unaudited condensed consolidated financial statements are presented in Hong Kong dollars (“HK$”), which is also the functional currency of the Company.

The Group has prepared the unaudited condensed consolidated financial statements on the basis that it will continue to operate as going concern.

New, revised or amended Accounting Standards and Interpretations adopted

The Group has adopted all of the new, revised or amended Accounting Standards and Interpretations issued by the IASB that are mandatory for the current reporting period.

Other new standards did not have any impact on the Group’s accounting policies and did not require retrospective adjustments.

Any new, revised or amended Accounting Standards or Interpretations that are not yet mandatory have not been adopted early.

F-65

KEPLER GROUP LIMITED

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED SEPTEMBER 30, 2025 AND 2024

(Expressed in Hong Kong Dollars)

3.	MATERIAL ACCOUNTING POLICY INFORMATION

The unaudited condensed consolidated financial statements have been prepared on the historical cost basis as explained in the accounting policies set out below.

The principal accounting policies are set out below.

Basis of consolidation

The unaudited condensed consolidated financial statements incorporate the financial statements of the Company and entities controlled by the Company and its subsidiaries. Control is achieved when the Company:

●	has power over the investee;
●	is exposed, or has rights, to variable returns from its involvement with the investee; and
●	has the ability to use its power to affect its returns.

The Group reassesses whether or not it controls an investee if facts and circumstances indicate that there are changes to one or more of the three elements of control listed above.

Consolidation of a subsidiary begins when the Group obtains control over the subsidiary and ceases when the Group loses control of the subsidiary. Specifically, income and expenses of a subsidiary acquired or disposed of during the year are included in the unaudited condensed consolidated statements of profit or loss and other comprehensive income from the date the Group gains control until the date when the Group ceases to control the subsidiary. Profit or loss and each item of other comprehensive income are attributed to the owners of the Company and to the non-controlling interests. Total comprehensive income of subsidiaries is attributed to the owners of the Company and to the non-controlling interests even if this results in the non-controlling interests having a deficit balance.

When necessary, adjustments are made to the financial statements of subsidiaries to bring their accounting policies in line with the Group’s accounting policies.

All intragroup assets and liabilities, equity, income, expenses and cash flows relating to transactions between members of the Group are eliminated in full on consolidation.

F-66

KEPLER GROUP LIMITED

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED SEPTEMBER 30, 2025 AND 2024

(Expressed in Hong Kong Dollars)

3.	MATERIAL ACCOUNTING POLICY INFORMATION - continued

Merger accounting for business combination involving businesses under common control

The unaudited condensed consolidated financial statements incorporate the financial statements items of the combining businesses in which the common control combination occurs as if they had been combined from the date when the combining businesses first came under the control of the controlling party.

The net assets of the combining businesses are consolidated using the existing book values from the controlling party’s perspective. No amount is recognized in respect of goodwill or bargain purchase gain at the time of common control combination.

The unaudited condensed consolidated statements of profit or loss and other comprehensive income includes the results of each of the combining businesses from the earliest date presented or since the date when the combining businesses first came under the common control, where this is a shorter period.

The comparative amounts in the unaudited condensed consolidated financial statements are presented as if the businesses had been combined at the beginning of the previous reporting period or when they first came under common control, whichever is shorter.

Revenue from contracts with customers

The Group recognizes revenue from various streams based on the principles of IFRS 15, applying the 5-step process:

1. Identifying the contract with a customer

2. Identifying the performance obligations

3. Determining the transaction price

4. Allocating the transaction price to the performance obligations

5. Recognizing revenue when/as performance obligation(s) are satisfied

The Group recognizes revenue when (or as) a performance obligation is satisfied, i.e. when “control” of the goods or services underlying the particular performance obligation is transferred to the customer.

A performance obligation represents a good or service (or a bundle of goods or services) that is distinct or a series of distinct goods or services that are substantially the same.

Control is transferred over time and revenue is recognized over time by reference to the progress towards complete satisfaction of the relevant performance obligation if one of the following criteria is met:

●	the customer simultaneously receives and consumes the benefits provided by the Company’s performance as the Company performs;
●	the Company’s performance creates or enhances an asset that the customer controls as the Company performs; or
●	the Company’s performance does not create an asset with an alternative use to the Company and the Company has an enforceable right to payment for performance completed to date.

F-67

KEPLER GROUP LIMITED

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED SEPTEMBER 30, 2025 AND 2024

(Expressed in Hong Kong Dollars)

3.	MATERIAL ACCOUNTING POLICY INFORMATION - continued

Revenue from contracts with customers - continued

Otherwise, revenue is recognized at a point in time when the customer obtains control of the distinct good or service.

The Group recognizes revenue with the principles in IFRS 15 for the following major business lines:

Broker commission income

The Group has engaged in brokerage agreements with insurance companies, determining the commission rates through mutual agreement. There is only one performance obligation which promotes insurance products to prospective insured clients. Upon completion of the selling procedures to potential insured clients and prepares full set documents for insured client, these documents are forwarded to the insurance companies for underwriting processes and assessment. After the underwriting procedures, the commission income are paid by insurance companies based on predetermined commission rates of insurance premium for each insurance product, the Group recognized the revenue at the point of completion of underwriting procedures and satisfied twenty-one days cooling off period.

The Group is acting as an agent and the revenue is recognized as net basis, specifically the commission income received from insurance companies rather than insurance premiums. The management’s rationale is as follows:

iv.	The Group does not assume the primary responsibility for fulfilling the insurance contract, instead its role is limited to promoting the insurance products to potential policyholders;
v.	There is no inventory risk for the Group as the insurance companies assume all risks associated with the insurance products, including unsold insurance policies or the costs of claims linked to the policies; and
vi.	Revenue is derived from a predefined commission structure that has been mutually agreed upon with insurance companies.

F-68

KEPLER GROUP LIMITED

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED SEPTEMBER 30, 2025 AND 2024

(Expressed in Hong Kong Dollars)

3.	MATERIAL ACCOUNTING POLICY INFORMATION - continued

Revenue from contracts with customers - continued

Immigration service income

The Group has entered into an immigration service agreement with customers and pre-determined the transaction price through mutual agreement. There are two performance obligations that (i) the Group provided the immigration service to customers which recognized the revenue at the point of customers successfully obtained the right of abode; and (ii) the Group provided the annual immigration advisory service to customers which recognized the revenue over time due to the customer simultaneously receives and consumes the service as the Group performs the service.

The Group is acting as a principal and the revenue is recognized as gross basis, The management’s rationale is as follows:

iv.	the Group has primary responsibility to perform the immigration services to the customers from preparation the documents for customers, submission the documents to authority and follow-up the status with authority;
v.	the Group bears the performance risk for the entire immigration services whatever successful case or unsuccessful case; and
vi.	the Group has a full control in determining the transaction price for immigration services with customers.

Software upgrade and maintenance service income

The Group provided software upgrade and maintenance service income to customers.

Software Upgrade Revenue

Revenue from software upgrade services is recognized over time because the Group’s performance does not create an asset with an alternative use, and the Group has an enforceable right to payment for performance completed to date. Progress towards satisfaction of these performance obligations is measured using the input method, based on man hours incurred relative to the total estimated man hours.

IT Maintenance Service Revenue

Revenue from IT maintenance services is recognized at a point in time when the maintenance service is completed and delivered to the customer. The Group recognizes revenue upon completion of the service, as this is the point at which the customer has received and accepted the maintenance service performed.

The Group is acting as a principal and the revenue is recognized as gross basis, The management’s rationale is as follows:

iv.	the Group has primary responsibility to perform the software upgrade and maintenance service to the customers from building up the software;
v.	the Group bears the performance risk for the entire IT software upgrade and maintenance service; and
vi.	the Group has a full control in determining the transaction price for IT software upgrade and maintenance service with customers.

F-69

KEPLER GROUP LIMITED

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED SEPTEMBER 30, 2025 AND 2024

(Expressed in Hong Kong Dollars)

3.	MATERIAL ACCOUNTING POLICY INFORMATION - continued

Revenue from contracts with customers - continued

Principal versus agent

When another party is involved in providing goods or services to a customer, the Group determines whether the nature of its promise is a performance obligation to provide the specified goods or services itself (i.e. the Group is a principal) or to arrange for those goods or services to be provided by the other party (i.e. the Group is an agent).

The Group is a principal if it controls the specified good or service before that good or service is transferred to a customer.

The Group is an agent if its performance obligation is to arrange for the provision of the specified good or service by another party. In this case, the Group does not control the specified good or service provided by another party before that good or service is transferred to the customer. When the Group acts as an agent, it recognizes revenue in the amount of any fee or commission to which it expects to be entitled in exchange for arranging for the specified goods or services to be provided by the other party.

F-70

KEPLER GROUP LIMITED

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED SEPTEMBER 30, 2025 AND 2024

(Expressed in Hong Kong Dollars)

3.	MATERIAL ACCOUNTING POLICY INFORMATION - continued

Leases

Definition of a lease

A contract is, or contains, a lease if the contract conveys the right to control the use of an identified asset for a period of time in exchange for consideration.

For contracts entered into or modified or arising from business combinations on or after the date of initial application, the Group assesses whether a contract is or contains a lease based on the definition under IFRS 16 at inception, modification date or acquisition date, as appropriate. Such contract will not be reassessed unless the terms and conditions of the contract are subsequently changed.

Non-lease components are separated from lease component on the basis of their relative stand-alone prices.

The Group as a lessee

Short-term leases and leases of low-value assets

The Group applies the short-term lease recognition exemption to warehouse leases that have a lease term of 12 months or less from the commencement date and do not contain a purchase option. It also applies the recognition exemption for leases of low-value assets. Lease payments on short-term leases and leases of low-value assets are recognized as an expense on a straight-line basis over the lease term.

Right-of-use assets

The cost of right-of-use asset includes:

●	the amount of the initial measurement of the lease liability;

●	any lease payments made at or before the commencement date, less any lease incentives received;

●	any initial direct costs incurred by the Group; and

●	an estimate of costs to be incurred by the Group in dismantling and removing the underlying assets, restoring the site on which it is located or restoring the underlying asset to the condition required by the terms and conditions of the lease.

Right-of-use assets are measured at cost, less any accumulated depreciation and impairment losses, and adjusted for any remeasurement of lease liability.

F-71

KEPLER GROUP LIMITED

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED SEPTEMBER 30, 2025 AND 2024

(Expressed in Hong Kong Dollars)

3.	MATERIAL ACCOUNTING POLICY INFORMATION - continued

Leases - continued

The Group as a lessee - continued

Right-of-use assets – continued

Right-of-use assets in which the Group is reasonably certain to obtain ownership of the underlying leased assets at the end of the lease term is depreciated from commencement date to the end of the useful life. The remaining right-of-use assets are depreciated on a straight-line basis over the term of the leases.

The Group presents right-of-use assets in “property, plant and equipment”, the same line item within which the corresponding underlying assets would be presented if they were owned.

Variable lease payments that do not depend on an index or a rate are not included in the measurement of lease liabilities and right-of-use assets, and are recognized as expense in the period on which the event or condition that triggers the payment occurs.

After the commencement date, lease liabilities are adjusted by interest accretion and lease payments.

The Group remeasures lease liabilities (and makes a corresponding adjustment to the related right-of-use assets) whenever the lease term has changed, in which case the related lease liability is remeasured by discounting the revised lease payments using a revised discount rate at the date of reassessment.

The Group presents lease liabilities as a separate line item in the unaudited condensed consolidated statement of financial position.

Lease modifications

The Group accounts for a lease modification as a separate lease if:

●	the modification increases the scope of the lease by adding the right to use one or more underlying assets; and

●	the consideration for the leases increases by an amount commensurate with the stand-alone price for the increase in scope and any appropriate adjustments to that stand-alone price to reflect the circumstances of the particular contract.

For a lease modification that is not accounted for as a separate lease, the Group remeasures the lease liability, less any lease incentives receivable, based on the lease term of the modified lease by discounting the revised lease payments using a revised discount rate at the effective date of the modification.

The Group accounts for the remeasurement of lease liabilities by making corresponding adjustments to the relevant right-of-use assets.

F-72

KEPLER GROUP LIMITED

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED SEPTEMBER 30, 2025 AND 2024

(Expressed in Hong Kong Dollars)

3.	MATERIAL ACCOUNTING POLICY INFORMATION - continued

Foreign currencies

In preparing the unaudited condensed consolidated financial statements of each individual group entity, transactions in currencies other than the functional currency of the entity (“foreign currencies”) are recognized at the rates of exchanges prevailing on the dates of the transactions. At the end of the reporting period, monetary items denominated in foreign currencies are retranslated at the rates prevailing at that date. Non-monetary items carried at fair value that are denominated in foreign currencies are retranslated at the rates prevailing on the date when the fair value was determined. Non-monetary items that are measured in terms of historical cost in a foreign currency are not retranslated.

Exchange differences arising on the settlement of monetary items, and on the retranslation of monetary items, are recognized in profit or loss in the period in which they arise.

Deferred listing expenses

An entity typically incurs various costs in issuing or acquiring its own equity instruments. Those costs might include registration and other regulatory fees, amounts paid to legal, accounting and other professional advisers, printing costs and stamp duties. The transaction costs of an equity transaction are accounted for as a deduction from equity to the extent they are incremental costs directly attributable to the equity transaction that otherwise would have been avoided. The costs of an equity transaction that is abandoned are recognized as an expense.

Transaction costs that relate to the issue of a compound financial instrument are allocated to the liability and equity components of the instrument in proportion to the allocation of proceeds. Transaction costs that relate jointly to more than one transaction (for example, costs of a concurrent offering of some shares and a stock exchange listing of other shares) are allocated to those transactions using a basis of allocation that is rational and consistent with similar transactions.

F-73

KEPLER GROUP LIMITED

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED SEPTEMBER 30, 2025 AND 2024

(Expressed in Hong Kong Dollars)

3.	MATERIAL ACCOUNTING POLICY INFORMATION - continued

Borrowing costs

All borrowing costs are recognized in profit or loss in the period in which they are incurred.

Retirement benefit costs

Payments to the Mandatory Provident Fund Schemes, which are defined contribution schemes, are charged as an expense when employees have rendered service entitling them to the contributions.

Short-term employee benefits

Short-term employee benefits are recognized at the undiscounted amount of the benefits expected to be paid as and when employees rendered the services. All short-term employee benefits are recognized as an expense unless another IFRS requires or permits the inclusion of the benefit in the cost of an asset.

A liability is recognized for benefits accruing to employees (such as wages and salaries, annual leave and sick leave) after deducting any amount already paid.

Income Taxes

Income tax expense represents the sum of the tax currently payable and deferred tax.

The tax currently payable is based on taxable profit for the year. Taxable profit differs from “profit before tax” as reported in the statement of profit or loss and other comprehensive income because of income or expense that are taxable or deductible in other years and items that are never taxable or deductible. The Group’s current tax is calculated using tax rates that have been enacted or substantively enacted by the end of the reporting period.

Deferred tax is recognized on temporary differences between the carrying amounts of assets and liabilities in the financial statements and the corresponding tax bases used in the computation of taxable profit. Deferred tax liabilities are generally recognized for all taxable temporary differences. Deferred tax assets are generally recognized for all deductible temporary differences to the extent that it is probable that taxable profits will be available against which those deductible temporary differences can be utilized. Such deferred tax assets and liabilities are not recognized if the temporary difference arises from the initial recognition of assets and liabilities in a transaction that affects neither the taxable profit nor the accounting profit.

F-74

KEPLER GROUP LIMITED

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED SEPTEMBER 30, 2025 AND 2024

(Expressed in Hong Kong Dollars)

3.	MATERIAL ACCOUNTING POLICY INFORMATION - continued

Income Taxes - continued

Deferred tax liabilities are recognized for taxable temporary differences associated with investments in subsidiaries except where the Group is able to control the reversal of the temporary difference and it is probable that the temporary difference will not reverse in the foreseeable future. Deferred tax assets arising from deductible temporary differences associated with such investments are only recognized to the extent that it is probable that there will be sufficient taxable profits against which to utilize the benefits of the temporary differences and they are expected to reverse in the foreseeable future.

The carrying amount of deferred tax assets is reviewed at the end of the reporting period and reduced to the extent that it is no longer probable that sufficient taxable profits will be available to allow all or part of the asset to be recovered.

Deferred tax assets and liabilities are measured at the tax rates that are expected to apply in the period in which the liability is settled or the asset is realized, based on tax rate (and tax laws) that have been enacted or substantively enacted by the end of the reporting period.

The measurement of deferred tax liabilities and assets reflects the tax consequences that would follow from the manner in which the Company expects, at the end of the reporting period, to recover or settle the carrying amount of its assets and liabilities.

For the purposes of measuring deferred tax for leasing transactions in which the Group recognizes the right-of-use assets and the related lease liabilities, the Group first determines whether the tax deductions are attributable to the right-of-use assets or the lease liabilities.

For leasing transactions in which the tax deductions are attributable to the lease liabilities, the Group applies IAS 12 Income Taxes requirements to the leasing transaction as a whole. Temporary differences relating to right-of use assets and lease liabilities are assessed on a net basis. Excess of depreciation on right-of-use assets over the lease payments for the principal portion of lease liabilities resulting in net deductible temporary differences.

Current and deferred tax are recognized in profit or loss.

F-75

KEPLER GROUP LIMITED

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED SEPTEMBER 30, 2025 AND 2024

(Expressed in Hong Kong Dollars)

3.	MATERIAL ACCOUNTING POLICY INFORMATION - continued

Property, plant and equipment

Property, plant and equipment are stated in the statement of financial position at cost, less subsequent accumulated depreciation and subsequent accumulated impairment losses, if any.

Depreciation is recognized so as to write off the cost of items of property, plant and equipment, less their residual values over their estimated useful lives, using the straight-line method. The estimated useful lives, residual values and depreciation method are reviewed at the end of the reporting period, with the effect of any changes in estimate accounted for on a prospective basis.

An item of property, plant and equipment is derecognized upon disposal or when no future economic benefits are expected to arise from the continued use of the asset. Any gain or loss arising on the disposal or retirement of an item of property, plant and equipment is determined as the difference between the sales proceeds and the carrying amount of the asset and is recognized in profit or loss.

Leasehold improvements	Over the term of the lease
Furniture and fixtures	5 years
Office equipment	5 years
Leased property	Over the term of the lease

Impairment losses recognized on property, plant and equipment and right-of-use assets

At the end of the reporting period, the Group reviews the carrying amounts of its property, plant and equipment and right-of-use assets to determine whether there is any indication that those assets have suffered an impairment loss. If any such indication exists, the recoverable amount of the asset is estimated in order to determine the extent of the impairment loss, if any.

Recoverable amount is the higher of fair value less costs to sell and value in use. In assessing value in use, the estimated future cash flows are discounted to their present value using a pre-tax discount rate that reflects current market assessments of the time value of money and the risks specific to the asset for which the estimates of future cash flows have not been adjusted.

If the recoverable amount of an asset is estimated to be less than its carrying amount, the carrying amount of the asset is reduced to its recoverable amount. An impairment loss is recognized immediately in profit or loss.

Where an impairment loss subsequently reverses, the carrying amount of the asset is increased to the revised estimate of its recoverable amount, but so that the increased carrying amount does not exceed the carrying amount that would have been determined had no impairment loss been recognized for the asset in prior years. A reversal of an impairment loss is recognized as income immediately.

F-76

KEPLER GROUP LIMITED

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED SEPTEMBER 30, 2025 AND 2024

(Expressed in Hong Kong Dollars)

3.	MATERIAL ACCOUNTING POLICY INFORMATION - continued

Financial instruments

Financial assets and financial liabilities are recognized when the Group becomes a party to the contractual provisions of the instrument.

Financial assets and financial liabilities are initially measured at fair value except for trade receivables arising from contracts with customers which are initially measured in accordance with IFRS 15 Revenue from Contracts with Customers. Transaction costs that are directly attributable to the acquisition or issue of financial assets and financial liabilities are added to or deducted from the fair value of the financial assets or financial liabilities, as appropriate, on initial recognition. Transaction costs directly attributable to the acquisition of financial assets and financial liabilities at fair value through profit or loss are recognized immediately in profit or loss.

The effective interest method is a method of calculating the amortized cost of a financial asset or financial liability and of allocating interest income and interest expense over the relevant period. The effective interest rate is the rate that exactly discounts estimated future cash receipts and payments (including all fees and points paid or received that form an integral part of the effective interest rate, transaction costs and other premiums or discounts) through the expected life of the financial asset or financial liability, or, where appropriate, a shorter period, to the net carrying amount on initial recognition.

Financial assets

Classification and subsequent measurement of financial assets

Financial assets that meet the following conditions are subsequently measured at amortized cost:

●	the financial asset is held within a business model whose objective is to collect contractual cash flows; and
●	the contractual terms give rise on specified dates to cash flows that are solely payments of principal and interest on the principal amount outstanding.

Financial assets that meet the following conditions are subsequently measured at fair value through other comprehensive income (“FVTOCI”):

●	the financial asset is held within a business model whose objective is achieved by both collecting contractual cash flows and selling; and
●	the contractual terms give rise on specified dates to cash flows that are solely payments of principal and interest on the principal amount outstanding.

F-77

KEPLER GROUP LIMITED

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED SEPTEMBER 30, 2025 AND 2024

(Expressed in Hong Kong Dollars)

3.	MATERIAL ACCOUNTING POLICY INFORMATION - continued

Financial instruments - continued

Financial assets - continued

Classification and subsequent measurement of financial assets - continued

All other financial assets are subsequently measured at fair value through profit or loss (“FVTPL”) except that at the date of initial application of IFRS 9/initial recognition of a financial asset the Company may irrevocably elect to present subsequent changes in fair value of an equity investment in other comprehensive income if that equity investment is neither held for trading nor contingent consideration recognized by an acquirer in a business combination to which IFRS 3 Business Combinations applies.

A financial asset is classified as held for trading if:

●	It has been acquired principally for the purpose of selling in the near term; or

●	On initial recognition it is a part of a portfolio of identified financial instruments that the Company manages together and has a recent actual pattern of short-term profit-taking; or

●	It is a derivative that is not designated and effective as hedging instrument.

In addition, the Group may irrevocably designate a financial asset that are required to be measured at the amortized cost or FVTOCI as measured at FVTPL if doing so eliminates or significantly reduces an accounting mismatch.

Amortized cost and interest income

Interest income is recognized using the effective interest method for financial assets measured subsequently at amortized cost. Interest income is calculated by applying the effective interest rate to the gross carrying amount of a financial asset, except for financial assets that have subsequently become credit-impaired. For financial assets that have subsequently become credit-impaired, interest income is recognized by applying the effective interest rate to the amortized cost of the financial asset from the next reporting period. If the credit risk on the credit-impaired financial instrument improves so that the financial asset is no longer credit-impaired, interest income is recognized by applying the effective interest rate to the gross carrying amount of the financial asset from the beginning of the reporting period following the determination that the asset is no longer credit impaired.

F-78

KEPLER GROUP LIMITED

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED SEPTEMBER 30, 2025 AND 2024

(Expressed in Hong Kong Dollars)

3.	MATERIAL ACCOUNTING POLICY INFORMATION - continued

Financial instruments - continued

Financial assets - continued

Impairment of financial assets

The Group performs impairment assessment under Expected Credit Loss (“ECL”) model on financial assets including trade and other receivables, amount due from related parties and cash which are subject to impairment under IFRS 9. The amount of ECL is updated at each reporting date to reflect changes in credit risk since initial recognition.

Lifetime ECL represents the ECL that will result from all possible default events over the expected life of the relevant instrument. In contrast, 12-month ECL (“12m ECL”) represents the portion of lifetime ECL that is expected to result from default events that are possible within 12 months after the reporting date. Assessment are done based on the Company’s historical credit loss experience, adjusted for factors that are specific to the debtors, general economic conditions and an assessment of both the current conditions at the reporting date as well as the forecast of future conditions.

The Group always recognizes lifetime ECL for trade receivables. The ECL on these assets are assessed individually for debtors with significant balances and/or collectively using a provision matrix based on appropriate groupings.

For all other instruments, the Group measures the loss allowance equal to 12m ECL, unless when there has been a significant increase in credit risk since initial recognition, the Company recognizes lifetime ECL. The assessment of whether lifetime ECL should be recognized is based on significant increases in the likelihood or risk of a default occurring since initial recognition.

(i)	Significant increase in credit risk

In assessing whether the credit risk has increased significantly since initial recognition, the Group compares the risk of a default occurring on the financial instrument as at the reporting date with the risk of a default occurring on the financial instrument as at the date of initial recognition. In making this assessment, the Group considers both quantitative and qualitative information that is reasonable and supportable, including historical experience and forward-looking information that is available without undue cost or effort.

F-79

KEPLER GROUP LIMITED

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED SEPTEMBER 30, 2025 AND 2024

(Expressed in Hong Kong Dollars)

3.	MATERIAL ACCOUNTING POLICY INFORMATION - continued

Financial instruments - continued

Financial assets - continued

Impairment of financial assets - continued

(i)	Significant increase in credit risk - continued

In particular, the following information is taken into account when assessing whether credit risk has increased significantly:

●	an actual or expected significant deterioration in the financial instrument’s external (if available) or internal credit rating;
●	significant deterioration in external market indicators of credit risk, e.g. a significant increase in the credit spread, the credit default swap prices for the debtor;
●	existing or forecast adverse changes in business, financial or economic conditions that are expected to cause a significant decrease in the debtor’s ability to meet its debt obligations;
●	an actual or expected significant deterioration in the operating results of the debtor; or
●	an actual or expected significant adverse change in the regulatory, economic, or technological environment of the debtor that results in a significant decrease in the debtor’s ability to meet its debt obligations.

Irrespective of the outcome of the above assessment, the Group presumes that the credit risk has increased significantly since initial recognition when contractual payments are past due, unless the Company has reasonable and supportable information that demonstrates otherwise.

The Group regularly monitors the effectiveness of the criteria used to identify whether there has been a significant increase in credit risk and revises them as appropriate to ensure that the criteria are capable of identifying significant increase in credit risk before the amount becomes past due.

(ii)	Definition of default

For internal credit risk management, the Group considers an event of default occurs when information developed internally or obtained from external sources indicates that the debtor is unlikely to pay its creditors, including the Group, in full (without taking into account any collaterals held by the Company).

F-80

KEPLER GROUP LIMITED

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED SEPTEMBER 30, 2025 AND 2024

(Expressed in Hong Kong Dollars)

3.	MATERIAL ACCOUNTING POLICY INFORMATION - continued

Financial instruments - continued

Financial assets - continued

Impairment of financial assets - continued

(iii)	Credit-impaired financial assets

A financial asset is credit-impaired when one or more events of default that have a detrimental impact on the estimated future cash flows of that financial asset have occurred. Evidence that a financial asset is credit-impaired includes observable data about the following events:

(a)	significant financial difficulty of the issuer or the borrower;
(b)	a breach of contract, such as a default or past due event;
(c)	the lender(s) of the borrower, for economic or contractual reasons relating to the borrower’s financial difficulty, having granted to the borrower a concession(s) that the lender(s) would not otherwise consider;
(d)	it is becoming probable that the borrower will enter bankruptcy or other financial reorganization; or
(e)	the disappearance of an active market for that financial asset because of financial difficulties.

(iv)	Impairment policy

The Group writes off a financial asset when there is information indicating that the counterparty is in severe financial difficulty and there is no realistic prospect of recovery. Financial assets written off may still be subject to enforcement activities under the Group’s recovery procedures, taking into account legal advice where appropriate. An impairment constitutes a derecognition event. Any subsequent recovery is recognized in profit or loss.

(v)	Measurement and recognition of ECL

The measurement of ECL is a function of the probability of default, loss given default (i.e. the magnitude of the loss if there is a default) and the exposure at default. The assessment of the probability of default and loss given default is based on historical data adjusted by forward-looking information. Estimation of ECL reflects an unbiased and probability-weighted amount that is determined with the respective risks of default occurring as the weights.

F-81

KEPLER GROUP LIMITED

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED SEPTEMBER 30, 2025 AND 2024

(Expressed in Hong Kong Dollars)

3.	MATERIAL ACCOUNTING POLICY INFORMATION - continued

Financial instruments - continued

Financial assets - continued

Impairment of financial assets - continued

(v)	Measurement and recognition of ECL - continued

Where ECL is measured on a collective basis or cater for cases where evidence at individual instrument level may not yet be available, the financial instruments are grouped on the following basis:

●	Nature of financial instruments (i.e. the Group’s trade receivables and other receivables are each assessed as a separate group. Cash and amount due from directors/ related party are assessed for ECL on an individual basis);
●	Past-due status;
●	Nature, size and industry of debtors; and
●	External credit ratings where available.

The grouping is regularly reviewed by management to ensure the constituents of each group continue to share similar credit risk characteristics.

Interest income is calculated based on the gross carrying amount of the financial asset unless the financial asset is credit impaired, in which case interest income is calculated based on amortized cost of the financial asset.

The Group recognizes an impairment gain or loss in profit or loss for all financial instruments by adjusting their carrying amount, with the exception of trade receivables measured at amortized cost where the corresponding adjustment is recognized through a loss allowance account.

Derecognition of financial assets

The Group derecognizes a financial asset only when the contractual rights to the cash flows from the asset expire, or when it transfers the financial asset and substantially all the risks and rewards of ownership of the asset to another entity. If the Group neither transfers nor retains substantially all the risks and rewards of ownership and continues to control the transferred asset, the Group recognizes its retained interest in the asset and an associated liability for amounts it may have to pay. If the Group retains substantially all the risks and rewards of ownership of a transferred financial asset, the Group continues to recognize the financial asset and also recognizes a collateralized borrowing for the proceeds received.

On derecognition of a financial asset measured at amortized cost, the difference between the asset’s carrying amount and the sum of the consideration received and receivable is recognized in profit or loss.

F-82

KEPLER GROUP LIMITED

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED SEPTEMBER 30, 2025 AND 2024

(Expressed in Hong Kong Dollars)

3.	MATERIAL ACCOUNTING POLICY INFORMATION - continued

Financial instruments - continued

Financial liabilities and equity instruments

Classified as debt or equity

Debt and equity instruments issued by the Group are classified as either financial liabilities or as equity in accordance with the substance of the contractual arrangements and the definitions of a financial liability and an equity instrument.

Equity instruments

An equity instrument is any contract that evidences a residual interest in the assets of the Group after deducting all of its liabilities. Equity instruments issued by the Group are recorded at the proceeds received, net of direct issue costs.

Financial liabilities at amortized cost

Financial liabilities including commission payables, accrued charges and other payables, amount due to a director, bank borrowing and lease liabilities are subsequently measured at amortized cost, using the effective interest method.

Effective interest method

The effective interest method is a method of calculating the amortized cost of a financial liability and of allocating interest expense over the relevant period. The effective interest rate is the rate that exactly discounts estimated future cash payments (including all fees and points paid or received that form an integral part of the effective interest rate, transaction costs and other premiums or discounts) through the expected life of the financial liability, or, where appropriate, a shorter period, to the net carrying amount on initial recognition.

Interest expense is recognized on an effective interest basis.

Derecognition of financial liabilities

The Group derecognizes financial liabilities when, and only when, the Group’s obligations are discharged, cancelled or have expired. The difference between the carrying amount of the financial liability derecognized and the consideration paid and payable is recognized in profit or loss.

F-83

KEPLER GROUP LIMITED

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED SEPTEMBER 30, 2025 AND 2024

(Expressed in Hong Kong Dollars)

3.	MATERIAL ACCOUNTING POLICY INFORMATION - continued

Provision

Provisions are recognized when the Group has a present obligation as a result of a past event, it is probable that the Group will be required to settle that obligation, and a reliable estimate can be made of the amount of the obligation.

The amount recognized as a provision is the best estimate of the consideration required to settle the present obligation at the end of the reporting period, taking into account the risks and uncertainties surrounding the obligation. When a provision is measured using the cash flows estimated to settle the present obligation, its carrying amount is the present value of those cash flows (where the effect of the time value of money is material  )

Contract liabilities

Contract liabilities are recognized when consideration is received from a customer, or when consideration is due, before the Group transfers the related goods or services to the customer. Contract liabilities are recognized as revenue when the Group satisfies the related performance obligations by transferring control of the goods or services to the customer.

4.	REVENUE

The Group derives a principal revenue from insurance brokerage service, immigration services and software upgrade and maintenance service income in the following major product lines and geographical regions. Revenue is attributed to countries location of customers.

Breakdown of revenue

	For the six months ended
	September 30, 2025	September 30, 2024
	HK$	HK$
	(Unaudited)	(Unaudited)

Type of services
Commission income
- Hong Kong	190,989,113	66,814,147

Immigration service income
- Hong Kong	653,119	4,772,150

Software upgrade and maintenance service income	-	280,642

Total	191,642,232	71,866,939

Timing of revenue recognition
At a point in time	191,495,903	71,586,297
At overtime	146,329	280,642

Total	191,642,232	71,866,939

F-84

KEPLER GROUP LIMITED

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED SEPTEMBER 30, 2025 AND 2024

(Expressed in Hong Kong Dollars)

5.	OTHER INCOME

		For the six months ended	For the six months ended
		September 30, 2025	September 30, 2024
		HK$	HK$
	Notes	(Unaudited)	(Unaudited)

Bank interest income		558	12,524
Imputed interest income		9,957	8,881
Handling fee income	a	118,667	-
Sponsorship income		-	124,000
Consultancy fee income		-	788,700
Management fee income	b	558,000	1,358,146
Sundry income		1,288	104,752

		688,470	2,397,003

Note:

a.	For the six months ended September 30, 2025, the Group recognized the handling fee income of HK$118,667 (for the six months ended September 30, 2024: Nil) for providing administrative support to internal technical representatives.

b.	For the six months ended September 30, 2025, the Group received the management fee income of HK$558,000 (for the six months ended September 30, 2024: HK$1,358,146) from third parties for providing the administrative services and office expense.

6.	OTHER GAINS (LOSS)

	For the six months ended	For the six months ended
	September 30, 2025	September 30, 2024
	HK$	HK$
	(Unaudited)	(Unaudited)

Exchange gain/(loss)	20,650	(618)

F-85

KEPLER GROUP LIMITED

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED SEPTEMBER 30, 2025 AND 2024

(Expressed in Hong Kong Dollars)

7.	FINANCE COSTS

	For the six months ended	For the six months ended
	September 30, 2025	September 30, 2024
	HK$	HK$
	(Unaudited)	(Unaudited)

Interest on bank borrowing	4,474	15,156
Interest on other borrowings (Note 15)	24,080	4,166
Interest on reinstatement cost (Note 19)	16,646	17,690
Interest on lease liabilities (Note 18 (ii))	62,957	104,227

	108,157	141,239

8.	PROFIT BEFORE TAX

Profit before tax has been arrived at after charging:

	For the six months ended	For the six months ended
	September 30, 2025	September 30, 2024
	HK$	HK$
	(Unaudited)	(Unaudited)

Salaries and allowance for staff excluding directors	6,447,375	3,945,161
Retirement benefit scheme contributions for staff excluding directors	282,594	157,873

Total staff cost	6,729,969	4,103,034

Depreciation of property, plant and equipment	18,209	154,330
Depreciation of right-of-use assets	939,212	942,251

F-86

KEPLER GROUP LIMITED

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED SEPTEMBER 30, 2025 AND 2024

(Expressed in Hong Kong Dollars)

9.	INCOME TAX EXPENSE

	For the six months ended	For the six months ended
	September 30, 2025	September 30, 2024
	HK$	HK$
	(Unaudited)	(Unaudited)

Current tax
– Hong Kong Profits Tax	2,512,564	911,933

Deferred tax	14,463	(16,517)

	2,527,027	895,416

Hong Kong Profits Tax is calculated at 16.5% of the estimated assessable profit for both periods.

Under the two-tiered profits tax rates regime, the first HK$2 million of profits of the qualifying group entity will be taxed at 8.25%, and profits above HK$2 million will be taxed at 16.5%. The profits of group entities not qualifying for the two-tiered profits tax rates regime will continue to be taxed at a flat rate of 16.5%.

10.	DIVIDEND

The Board does not recommend the payment of an interim dividend   for the six months ended September 30, 2025 (for the six months ended September 30, 2024: HK$365,300).

11.	MOVEMENT IN PROPERTY, PLANT AND EQUIPMENT AND RIGHT-OF-USE ASSETS

The Group has acquisition of property, plant and equipment of HK$53,112 for the six months ended September 30, 2025 (for the six months ended September 30, 2024: Nil). The depreciation expenses on property, plant and equipment was approximately HK$18,209 (for the six months ended September 30, 2024: HK$154,330).

The Group had no new lease for the six months ended September 30, 2025 and 2024. The depreciation expenses on right-of-use assets were approximately HK$939,212 for the six months ended 30 September 2025 (for the six months ended September 30, 2024: HK$942,251).

F-87

KEPLER GROUP LIMITED

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED SEPTEMBER 30, 2025 AND 2024

(Expressed in Hong Kong Dollars)

12.	TRADE RECEIVABLES, PREPAYMENTS AND DEPOSITS

	September 30, 2025	March 31, 2025
	HK$	HK$
	(Unaudited)	(Audited)

Trade receivables	15,325,062	9,470,773
Less: Provision for expected credit losses	-	-

	15,325,062	9,470,773

Prepayments	1,660,938	566,123
Other receivables	2,166,919	-
Deposits	578,807	1,717,161

Total	4,406,664	2,283,284
Less: Receivables within twelve months shown under current assets	(3,840,455)	(1,727,032)

Rental deposits shown under non-current assets	566,209	556,252

Receivables within twelve months shown under current assets	19,165,517	11,197,805

The credit terms of trade receivables is 30 days (March 31, 2025: 30 days).

The following is an ageing analysis of accounts receivables presented based on the revenue recognition date at the end of the reporting period.

	September 30, 2025	March 31, 2025
	HK$	HK$
	(Unaudited)	(Audited)

Within 30 days	15,314,534	9,470,031
31 to 60 days	-	742
60 to 90 days	-	-
Over 90 days	10,528	-

	15,325,062	9,740,773

Prepayments mainly comprised prepaid immigration service expense, prepaid commission expense, prepaid licence fees and other operating prepayments as of September 30, 2025. Included in prepayments was prepaid directors’ remuneration of HK$198,500 arising from an inadvertent duplicate payment during the period, which was fully recovered subsequent to the period end.

The other receivables as at September 30, 2025 mainly represents an amount of HK$1,798,406 paid to a third party, HK YC Group Keji Company Limited, pursuant to a Technical Service Agreement dated May 1, 2025 for an internal insurance process IT platform. On February 1, 2026, the service agreement with the third party was terminated early as the software development did not meet the Group’s requirements. The full refund of HK$1,798,406 was received on March 25, 2026.

The deposits are comprised of electricity deposit and rental deposit for office. As of September 30, 2025, the leased office would be expired over 12 months, and classified as non-current assets.

F-88

KEPLER GROUP LIMITED

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED SEPTEMBER 30, 2025 AND 2024

(Expressed in Hong Kong Dollars)

13.	DEFERRED OFFERING EXPENSES

Deferred offering expenses included the costs that relate to the stock market listing and directly attributable to issuing new shares, the deferred offering expenses would be deducted from equity upon the Company being listing.

14.	CASH AND BANK BALANCES

	September 30, 2025	March 31, 2025
	HK$	HK$
	(Unaudited)	(Audited)

Cash at bank	64,116,850	28,238,349
Cash on hand	16,677	8,400

	64,133,527	28,246,749

Bank balances carried interest rates at prevailing market rates based on daily bank deposit rate for the six months period ended September 30, 2025 and the year ended March 31, 2025.

15.	COMMISSION AND OTHER PAYABLES

	September 30, 2025	March 31, 2025
	HK$	HK$
	(Unaudited)	(Audited)

Commission payables	64,907,100	27,976,444
Other payables	-	1,264,826
Accrued charges	262,538	479,496

	65,169,638	29,720,766

  As at March 31, 2025, other payables mainly represented unsecured advances from third parties of HK$1,250,000, which bore interest at rates ranging from 3.375% to 3.5% per annum and were repayable within one year. As at September 30, 2025, the Company had fully settled this payable balance, comprising principal of HK$1,250,000 together with related interest payables of HK$38,906, which interest payables of HK$24,080 incurred for the six months ended September 30, 2025.

Accrued charges included accrued employee’s salaries and other administrative expenses, such as auditor’s remuneration, utilities expenses.

16.	RELATED PARTY DISCLOSURES

a)	Compensation of key management personnel of the Group.

	For the six months ended	For the six months ended
	September 30, 2025	September 30, 2024
	HK$	HK$
	(Unaudited)	(Unaudited)

Salaries, fees and other allowance	1,867,693	1,574,350
Retirement benefit scheme contribution	27,000	19,450

	1,894,693	1,593,800

F-89

KEPLER GROUP LIMITED

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED SEPTEMBER 30, 2025 AND 2024

(Expressed in Hong Kong Dollars)

16.	RELATED PARTY DISCLOSURES - continued

b)	Related party transactions

During the six months ended September 30, 2025 and 2024, the Group had entered into the following transactions with related parties:

Commission expense to related parties

		For the six months ended	For the six months ended
		September 30, 2025	September 30, 2024
Relationship	Nature of transaction	HK$	HK$

Related company controlled by the key management’s spouse	Commission expense	-	442,480

Key management personnel	Commission expense	169,693	-

c)	Related party

The related companies, including Kepler   Group Limited (BVI), Kepler Galaxy Culture and Entertainment Media Co. Limited, and GBL Consultancy Company Limited are owned by Mr. KWOK Yu Hin, and Yean Limited is controlled by the spouse of key management, Mr. TAM King Yeung Alvin. During the period, there was no transaction with these related parties for the six months ended September 30, 2025.

17.	BANK BORROWING

	September 30, 2025	March 31, 2025
	HK$	HK$
	(Unaudited)	(Audited)

Unsecured and repayable on demand clause	137,336	408,977

Amounts due within one year, shown under current liabilities with repayable on demand	137,336	408,977

Repayment of bank borrowing	271,641	529,374

The bank borrowing was unsecured and personal guaranteed by Mr. KWOK Yu Hin, the director and Chief Executive Officer of the Company, and Ms. Chow Shui Yan, the former director of the Company’s subsidiary. The bank borrowing carried variable market interest rate at 2.875% (March 31, 2025: 3.000%) as at September 30, 2025, with repayable on demand clause. The bank borrowing will be matured on December 2, 2025 and was fully repaid on that date.   There is no renewal of bank borrowing thereafter.

The variable market interest rate for September 30, 2025 and March 31, 2025:

Interest rate
For the year ended March 31, 2025	3.000%

For the six months ended September 30, 2025	2.875%

F-90

KEPLER GROUP LIMITED

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED SEPTEMBER 30, 2025 AND 2024

(Expressed in Hong Kong Dollars)

18.	LEASE LIABILITIES

(i)	Amounts recognized in the unaudited condensed consolidated statement of financial position

The unaudited condensed consolidated statement of financial position shows the following amounts relating to lease liabilities:

	September 30, 2025	March 31, 2025
	HK$	HK$
	(Unaudited)	(Audited)

Lease liabilities
Current	1,913,450	1,878,157
Non-current	985,383	1,953,378

	2,898,833	3,831,535

(ii)	Amounts recognized in the unaudited condensed consolidated statement of profit or loss

The unaudited condensed consolidated statement of profit or loss shows the following amounts relating to lease liabilities:

	September 30, 2025	September 30, 2024
	HK$	HK$
	(Unaudited)	(Unaudited)

Interest expenses (included in finance costs)	62,957	104,227

The total cash outflow for leases is HK$995,659   (for the six months ended September 2024: HK$995,658).

As this is a period amount, the comparative should be the six months ended September 30, 2024 rather than March 31, 2025.

The weighted average incremental borrowing rates applied to lease liabilities at 3.63% (March 31, 2025: 3.63%).

The lease agreements do not impose any extension or termination options which are exercisable only by the Company and not by the respective lessors.

As at September 30, 2025 and March 31, 2025, the Company did not provide residual value guarantees in relation to leases arrangement. The lease agreements do not impose any covenants other than the security interests in the leased assets that are held by the lessor.

F-91

KEPLER GROUP LIMITED

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED SEPTEMBER 30, 2025 AND 2024

(Expressed in Hong Kong Dollars)

19.	PROVISION FOR REINSTATEMENT COST

	September 30, 2025	March 31, 2025
	HK$	HK$
	(Unaudited)	(Audited)

Non-current	946,360	929,714

Provision for reinstatement cost is recognized for the costs to be incurred for the reinstatement of the office premises used by the Group for its operations upon expiration of the relevant leases. As at September 30, 2025, the Group expected that the total undiscounted costs required in the future would amount to approximately HK$1,000,000 (March 31, 2025: HK$1,000,000). The Group contained one lease and remaining one and half years as at September 30, 2025 (March 31, 2025: one lease and remaining two years).

	September 30, 2025	March 31, 2025
	HK$	HK$
	(Unaudited)	(Audited)

Beginning of financial year	929,714	897,137
Interest expense (included in finance cost)	16,646	32,577

End of financial year	946,360	929,714

20.	CONTRACT LIABILITIES

	September 30, 2025	March 31, 2025
	HK$	HK$
	(Unaudited)	(Audited)

Contract liabilities	1,298,376	-

The contract liabilities arising from immigration services. The Group received deposits of HK$1,298,376 from customers. This will give rise to contract liabilities until the Group satisfies the performance obligations. The management expects that the unsatisfied performance obligations of HK$1,298,376 will be recognized as revenue within one year according to the contract period.

20.	CONTRACT LIABILITIES

	September 30, 2025	March 31, 2025
	HK$	HK$
	(Unaudited)	(Audited)

Contract liabilities	1,298,376	-

Contract liabilities of HK$1,298,376 (March 31, 2025: nil) represent advance payments received from customers for immigration services for which the related performance obligations remained unsatisfied as at September 30, 2025. The full amount is expected to be recognised as revenue within one year.

F-92

KEPLER GROUP LIMITED

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED SEPTEMBER 30, 2025 AND 2024

(Expressed in Hong Kong Dollars)

21.	DEFERRED TAX ASSETS

The following is the major deferred tax assets recognized and movements thereon during the current and prior years:

	Accelerated tax depreciation	Tax loss	Total
	HK$	HK$	HK$

At April 1, 2024 (Audited)	323,614	405	324,019
Credit/(charge) to profit or loss	1,397	(405)	992

At March 31, 2025 (Audited) and April 1, 2025 (Audited)	325,011	-	325,011
Charge to profit or loss	(14,463)	-	(14,463)

At September 30, 2025 (Unaudited)	310,548	-	310,548

F-93

KEPLER GROUP LIMITED

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED SEPTEMBER 30, 2025 AND 2024

(Expressed in Hong Kong Dollars)

22.	SHARE CAPITAL AND MERGER RESERVE

a)	Authorised Share Capital

The Company’s authorized common shares were 100,000,000 with par value of HK$0.0078 (US$0.001).

b)	Issued Share Capital

The following table presents the movement in issued share capital. As described in Note 1, the September 2025 recapitalisation has been reflected retrospectively as if it had occurred at the beginning of the earliest period presented. The table below sets out the previously reported amounts, the retrospective restatement arising from the recapitalisation, and the restated amounts for all periods presented.

	Number of shares	Amount HK$	Note
At April 1, 2024 (Audited)
As originally reported	1	*
Retrospective restatement — Recapitalisation	2,512,499	19,598	(i)
As restated	2,512,500	19,598
At September 30, 2024 (Unaudited)
As originally reported	1	*
Retrospective restatement — Recapitalisation	2,512,499	19,598	(i)
As restated	2,512,500	19,598
At March 31, 2025 (Audited)
As originally reported	1	*
Retrospective restatement — Recapitalisation	2,512,499	19,598	(i)
As restated	2,512,500	19,598
At September 30, 2025 (Unaudited)
Opening balance (restated)	2,512,500	19,598
Movement during the period	17,487,500	136,402	(ii)
Closing balance	20,000,000	156,000

(i)	The retrospective restatement reflects the recapitalisation described in Note 1, the share swap allotment and subscription of 2,512,499 ordinary shares at HK$0.0078 per share, amounting to HK$19,598. Accordingly, the total retrospective adjustment to issued share capital was HK$19,598, resulting in 2,512,500 ordinary shares and issued share capital of HK$19,598 on a restated basis.

(ii)	On September 19, 2025, the Company further issued ordinary shares at par to existing shareholders (“Capitalization Issue”), in aggregate of 17,487,500 ordinary shares. The value of Capitalization Issue is HK$136,402. The balance of HK$136,402 has not yet paid up as of September 30, 2025 and recognised under “other receivables” in the unaudited condensed consolidated statement of financial position. Subsequent to the reporting date, the outstanding balance has been fully settled.

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c)	Merger reserve

Merger reserve represents the difference between the consideration transferred and the carrying values of the assets and liabilities of the entities acquired in a business combination under common control. On May 16, 2024, the Company completed the acquisition of Kepler Global Advisor Limited and Kepler Innovative Technology Limited, which were under the common control of the same controlling shareholder, resulting in merger reserve of HK$1,683,089.

Following the retrospective restatement of the September 2025 recapitalisation as described in Notes 1 and 22(b), the merger reserve has been restated to reflect the reclassification of HK$19,598 arising from the share swap allotment on September 2, 2025. The table below presents the reconciliation between the previously reported and restated merger reserve balances..

	September 30, 2025 HK$ (Unaudited)	March 31, 2025 HK$ (Audited, restated)	September 30, 2024 HK$ (Unaudited, restated)
Reconciliation to restated balance
As originally reported	1,683,089	1,683,089	1,683,089
Retrospective restatement — reclassification to share capital	(19,598)	(19,598)	(19,598)
Restated opening balance	1,663,491	1,663,491	1,663,491

Movement during the period	—	—	—

Closing balance (restated)	1,663,491	1,663,491	1,663,491

23.	SUBSEQUENT EVENT

Management has evaluated subsequent events through the date these unaudited condensed consolidated financial statements were available to be issued.

1.	On October 2, 2025, the Company approved an IPO of up to 1,400,000 shares plus over-allotment of 210,000 shares.

2.	On October 1, 2025, the Company entered into independent director agreements with Mr. AU YEUNG Po Fung, Mr. CHUNG Kwok Mo John and Mr. TSE Kwok On Ernest to act as independent directors of the Company and serving as chairman of the Audit Committee, chairman of the Nominating Committee and chairman of the Compensation Committee respectively.

3.	On October 1, 2025, Mr. KWOK Yu Hin was appointed as chief executive officer and the chairman of the Board and CHENG Chak Ho Tony was appointed as the chief financial officer of the Company.

4.	On October 2, 2025, the Directors appointed Cogency Global Inc. as the agent for service of process and the duly authorized representative in the United States and appointed VStock Transfer, LLC as the transfer agent of the Company.

Except as disclosed in the notes to the unaudited condensed consolidated financial statements above, there were no subsequent events that would require disclosure in these unaudited condensed consolidated financial statements.

F-95

Kepler Group Limited

Ordinary Shares

PROSPECTUS

                , 2026

Until and including        , 2026 (twenty-five (25) days after the date of this prospectus), all dealers that buy, sell or trade our Ordinary Shares, whether or not participating in this offering, may be required to deliver a prospectus. This delivery requirement is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6. Indemnification of Directors and Officers.

Our post-offering Memorandum and Articles, which will become effective immediately upon completion of this offering, will empower us to indemnify our Directors and officers against certain liabilities they incur by reason of their being a director or officer of our Company.

We have entered into agreements with each of our Directors and executive officers in connection with this offering. Under these agreements, we have agreed to indemnify our Directors and executive officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being a director or officer of our Company.

We intend to obtain directors’ and officer’s liability insurance coverage that will cover certain liabilities of directors and officers of our Company arising out of claims based on acts or omissions in their capacities as directors or officers.

Item 7. Recent Sales of Unregistered Securities.

Set forth below is information regarding Ordinary Shares issued by us during the last three years. None of the below described transactions involved any underwriters, underwriting discounts and commissions or commissions, or any public offering.

On October 3, 2023, our Company issued and allotted one Ordinary Share to Ogier Global Subscriber (Cayman) Limited for a consideration of US$0.001. The issuances of such Ordinary Shares described above were made in reliance on the exemption contained in Section 4(a)(2) of the Securities Act and Rule 506 promulgated thereunder, on the basis that the transaction did not involve a public offering. On October 17, 2023, Ogier Global Subscriber (Cayman) Limited transferred the 1 Ordinary Share to Mr. KWOK Yu Hin.

On September 2, 2025, the sole director of our Company resolved, approved and ratified share swap between the Company and three Hong Kong companies, namely Equator Asset Protection Limited, Kepler Global Advisors Limited and Kepler Innovative Technology Limited (the “Share Swap”) as part of our Company’s recapitalization prior to the listing. Pursuant to the Share Swap, the Company acquired the entire share capital of (i) Equator Asset Protection Limited (the “Equator”) jointly held by Mr. KWOK Yu Hin, Ms. ZHU Meizhen and Mr. TAM King Yeung Alvin, being all of the then shareholders of Equator; (ii) Kepler Global Advisors Limited (the “Kepler Global”) held by Mr. KWOK Yu Hin being the then sole shareholder of Kepler Global and (iii) Kepler Innovative Technology Limited (the “Kepler Innovation”) held by Mr. KWOK Yu Hin being the then sole shareholder of Kepler Innovation; and in consideration therefor, the Company issued the Company issued an aggregate of 2,499,999 Ordinary Shares to the shareholders of Equator, Kepler Global and Kepler Innovation, among which (i) 2,237,859 Ordinary Shares were issued to Mr. KWOK Yu Hin, (ii) 155,000 Ordinary Shares were issued to Ms. ZHU Meizhen and (iii) 107,140 Ordinary Shares were issued to Mr. TAM King Yeung Alvin.

On the same day, the Company further issued an aggregate of 12,500 Ordinary Shares to Mr. KWOK Yu Hin at par value per share. Upon completion of the Share Allotments, our Company had 2,512,500 Ordinary Shares in issue and outstanding.

Immediately following the Share Allotments, Mr. KWOK Yu Hin transferred a portion of the shareholding held by him in our Company to various parties as recognition of their contributions to the development of our Group over the years and to several investors of our Company. On September 2, 2025, Mr. KWOK Yu Hin transferred an aggregate of 537,730 Ordinary Shares, among which (i) 2,730 Ordinary Shares were transferred to Mr. Yang Liu; (ii) 120,000 Ordinary Shares were transferred to Ms. Sun Xiaodi; (iii) 124,000 Ordinary Shares were transferred to Mr. Kwok Yu Fung; (iv) 123,500 Ordinary Shares were transferred to Mr. Luo Sen; (v) 25,000 Ordinary Shares were transferred to Mr. Wong Lap Ip Alan; (vi) 25,000 Ordinary Shares were transferred to Mr. Shin Yick Fabian; (vii) 3,000 Ordinary Shares were transferred to Choi Man Hin; (viii) 100,000 Ordinary Shars were transferred to Yang Boyi, (ix) 2,000 Ordinary Shares were transferred to Wu Wenda; (x) 5,500 Ordinary Shares were transferred to Ng Lee Fan; (xi) 2,000 Ordinary Shares were transferred to Chen Yanjun; and (xii) 5,000 Ordinary Shares were transferred to Xu Ying (the “Share Transfers”). Following the completion of the Share Transfers, the Company had 2,512,500 Ordinary Shares in issue and outstanding, 1,712,630 of which were held Mr. KWOK Yu Hin and the remaining 799,870 Ordinary Shares were held by the remaining 11 shareholders.

On September 19, 2025, our Company further issued an aggregate of 17,487,500 Ordinary Shares to our shareholders at par value per share (the “Capitalization Issue”). Upon completion of the Capitalization Issue, our Company has in total 20,000,000 Ordinary Shares in issue and outstanding, 13,632,876 of which are held by Mr. KWOK Yu Hin and the remaining 6,367,124 are held by the remaining 11 shareholders.

Item 8. Exhibits and Financial Statement Schedules

(a) Exhibits

See the Exhibit Index attached to this registration statement, which is incorporated by reference herein.

(b) Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or has been included in the consolidated financial statements or notes thereto.

Item 9. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

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(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	If the registrant is relying on Rule 430B:

(A)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

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(ii)	If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6 hereof, or otherwise, the registrant has been advised that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d)	The undersigned registrant hereby undertakes that:

(1)	For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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EXHIBIT INDEX

Exhibit Number	Description of Exhibit
1.1*	Form of Underwriting Agreement
3.1*	Memorandum and Articles of Association, as currently in effect
3.2*	Form of Amended and Restated Memorandum and Articles of Association (to be effective in connection with the completion of this offering)
4.1*	Specimen certificate evidencing Ordinary Shares
5.1*	Opinion of Ogier regarding the validity of the ordinary shares being registered
8.1*	Opinion of Ogier regarding certain Cayman Islands tax matters (included in Exhibit 5.1)
8.2*	Opinion of Kemp M.B. LLP regarding certain Hong Kong tax matters
10.1*	Director Agreement, by and between Mr. KWOK Yu Hin and the registrant, dated as of October 1, 2025
10.2*	Director Agreement, by and between Mr. TAM King Yeung Alvin and the registrant, dated as of September 3, 2025
10.3*	Executive Officer Agreement, by and between Dr. CHENG Chak Ho Tony and the registrant, dated as of October 1, 2025
10.4*	Form of Independent Director Agreement by and between the registrant and its independent Directors
10.5*	Form of Indemnification Agreement
10.6*	Broker agreement with Manulife
21.1*	List of Subsidiaries
23.1*	Consent of Onestop Assurance PAC, an independent registered public accounting firm
23.2*	Consent of Ogier (included in Exhibit 5.1)
23.3*	Consent of Kemp M.B. LLP (included in Exhibit 8.2)
24.1*	Power of Attorney (included on signature page to the initial filing of the Registration Statement on Form F-1)
99.1*	Code of Business Conduct and Ethics
99.2*	Form of Audit Committee Charter
99.3*	Form of Compensation Committee Charter
99.4*	Form of Nominating and Corporate Governance Committee Charter
99.5*	Consent of China Insights Consultancy
99.6*	Consent of Mr. James Zhu, an Independent Director Nominee
99.7*	Representation Letter Pursuant to Item 8.A.4 of Form 20-F
107*	Filing Fee Table

*	Filed herein.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hong Kong, on May 22, 2026.

Kepler Group Limited

By:	/s/ Kwok Yu Hin
Name:	Kwok Yu Hin
Title:	Chief Executive Officer

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Mr. Kwok Yu Hin as his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for and in his or her name, place and stead, in any and all capacities, to (1) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this Registration Statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (2) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (3) act on and file any supplement to any prospectus included in this Registration Statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (4) take any and all actions which may be necessary or appropriate to be done, as fully for all intents and purposes as he or she might or could do in person, hereby approving, ratifying and confirming all that such agent, proxy and attorney-in-fact or any of his or her substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Kwok Yu Hin	Director, Chief Executive Officer	May 22, 2026
Kwok Yu Hin	(Principal Executive Officer)

/s/ Cheng Chak Ho Tony	Chief Financial Officer	May 22, 2026
Cheng Chak Ho Tony	(Principal Financial and Accounting Officer)

/s/ Tam King Yeung Alvin	Director	May 22, 2026
Tam King Yeung Alvin

/s/ Au Yeung Po Fung	Independent Director	May 22, 2026
Au Yeung Po Fung

/s/ Chung Kwok Mo John	Independent Director	May 22, 2026
Chung Kwok Mo John

/s/ Tse Kwok On Ernest	Independent Director	May 22, 2026
Tse Kwok On Ernest

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SIGNATURE OF AUTHORIZED UNITED STATES REPRESENTATIVE OF THE REGISTRANT

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Kepler Group Limited has signed this registration statement or amendment thereto in New York on May 22, 2026.

Authorized U.S. Representative Cogency Global Inc.

By:	/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Senior Vice President on behalf of Cogency Global Inc.

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